As filed with the U.S. Securities and Exchange Commission on January 24, 2024

Registration No. 333-261752

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1/A

Amendment No. 11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BERONI GROUP LIMITED

(Name of Issuer in Its Charter)

3841	Australia	Not Applicable
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Chief Financial Officer

Beroni Group Limited

Level 16, 175 Pitt Street

Sydney NSW 2000

Australia

Telephone: +61 2 9159 1827

Email: peter.wong@beronigroup.com

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group P.C.

500 Fifth Ave, Suite 938

New York, NY 10110

Phone: (646) 861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq. Joe Laxague, Esq. Cassiopeia Olson, Esq. The Crone Law Group P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Phone: (646) 861-7891 jlaxague@cronelawgroup.com	Joel D. Mayersohn, Esq. Dickinson Wright LLP 350 East Las Olas Blvd Suite 1750 Fort Lauderdale, Fl 33301 Phone: (954) 991-5426 JMayersohn@dickinsonwright.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards * provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

As of January 23, 2024 the market price of Beroni Group Limited on the OTCQB for our Ordinary Shares was $9.64 per share and the market price on the National Stock Exchange in Australia was AUD 3.96 per share. Beroni completed a 4:1 reverse stock split on November 24, 2023.

* The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is preliminary, not complete and may be changed. These securities may not be resold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion — Dated [   ], 2024

PROSPECTUS

[  ] Ordinary Shares

This is a firm commitment initial public offering of ordinary shares of Beroni Group Limited (the “Ordinary Shares”). Our Ordinary Shares are presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “BNIGF.” Our Ordinary Shares are also listed on the National Stock Exchange in Australia under the symbol “BTG.” We anticipate that the initial public offering price of our shares will be $     per share.

We have applied to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “BRNI”. This offering will occur only if Nasdaq approves the listing of our Ordinary Shares.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 25 of this prospectus for more information.

As of January 23, 2024 the market price of Beroni Group Limited on the OTCQB for our Ordinary Shares was $9.64 per share and the market price on the National Stock Exchange in Australia was AUD3.96 per share . Beroni Group was traded on OTCQX until September 8, 2023 and thereafter the trading was moved to OTCQB. Beroni completed a 4:1 reverse stock split on November 24, 2023.

Beroni Group is an Australian holding company that conducts its operations through its wholly owned and majority owned subsidiaries. The majority of our principal businesses are located and conducted outside China. Specifically, (i) the three out of our four principal business activities of the Company, which are research and development of anti-cancer drugs, cell therapies and detection and diagnosis of infectious diseases, are conducted through its subsidiaries in Australia, Japan and the USA respectively; (ii) the main places of business of these business activities are laboratories and offices located outside China. Our corporate structure does not contain any variable interest entities. Investors in this offering will receive Ordinary Shares in Beroni Group Limited, the Australian holding company, and will not hold direct investments in our Chinese operating companies, Tianjin Beroni Biotechnology Co., Ltd (Beroni Tianjin) which is a wholly owned subsidiary of Beroni Hong Kong Ltd and in turn, is wholly owned by the Australian holding company and Beroni Pharmaceuticals (Guangdong) Co., Ltd (Beroni Guangdong) which is majority (80%) owned by the Australian holding company. Beroni Tianjin is incorporated and domiciled in Tianjin, China where all its assets are held and its operations are conducted. Beroni Guangdong is newly established in Zhuhai, Guangdong, China on November 26, 2021 and intends to be dedicated to drug research and development business in the future, but currently has not actually carried out any R&D activities.

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct shareholding structure, that is, the overseas entity to be listed in the U.S., Beroni Group, directly controls Beroni Pharmaceuticals (Guangdong) Co. Ltd, Beroni Biotech Inc., Beroni Hong Kong Ltd, PENAO Pty Ltd. and Beroni USA Corp. Tianjin Beroni Biotechnology Co., Ltd is directly controlled by Beroni Hong Kong Ltd., See “Corporate History and Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter the Company at the close of this Offering, the funds can be directly transferred to our PRC subsidiaries, Tianjin Beroni Biotechnology Co., Ltd, and Beroni Pharmaceuticals (Guangdong) Co. Ltd., or other future PRC subsidiaries through the WFOE structure.

3. If the Company intends to distribute dividends to its shareholders, the Company will transfer the dividends from the operating subsidiaries in accordance with the laws and regulations of the PRC and other countries. Then the subsidiaries will transfer the dividends to Beroni, and the dividends will be distributed from Beroni to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

A summary of material funds transfers to date between Beroni Group and its subsidiaries is as follows:

●	In 2017, Beroni Group transferred AUD500,000 from Australia to its Chinese subsidiary, Tianjin Beroni Biotechnology Co., Ltd. These funds were a portion of the Company’s proceeds from its Australian IPO listing in May 2017.

●	In 2018, Beroni Group transferred funds from Australia for its investment in its Japanese affiliate Dendrix (JPY200 million), and in the Youtokukai Foundation in Japan (JPY100 million).

●	In 2018 and 2019, Beroni Group made transfers of JPY13.97 million and JPY6.57 million respectively, to Beroni Japan to fund the Japanese operations.

●	In 2020, AUD3.15 million was transferred from Japan to Beroni Group; these funds were proceeds from the US$2.97 million raised from the issuance of convertible notes to 2 Japanese investors.

●	In 2020, Beroni Group invested AUD1.05 million into PENAO Pty Ltd to fund clinical trials for new drug development.

●	In 2021, Beroni Group invested another AUD1.30 million into PENAO Pty Ltd as additional funding for the clinical trials of the new drug development.

●	In 2021, AUD1.82 million was transferred from Japan to Beroni Group; these funds were proceeds of the issuance of US$2 million in convertible notes to a Japanese investor.

●	In February 2022, another AUD0.43 million was transferred from Japan to Beroni Group; these funds were proceeds of the previous issuance of convertible notes to the Japanese investors.

●	In February 2022, Beroni Group transferred US$100,000 to Beroni Guangdong as equity capital injection.

●	Between February and October 2022, Beroni Tianjin has transferred a net total of RMB4,000,000 to Beroni Guangdong to pay for the renovation of the R&D centre developed by the latter company.

●	In November 2022, PENAO transferred AUD150,000 to Beroni Group for working capital needs.

●	In February 2023, Beroni Biotech Japan transferred USD50,000 or AUD72,548 to Beroni Group; these funds were proceeds of the previous issuance of convertible notes to the Japanese investors.

●	In September 2023, Beroni Biotech Japan transferred USD50,000 or AUD77,268 to Beroni Group; these funds were proceeds of the previous issuance of convertible notes to the Japanese investors.

Our PRC subsidiaries are subject to certain restrictions on currency exchange and certain capital controls imposed by the PRC government. The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. To the extent that our PRC subsidiaries generate revenues in RMB, the prior approval of the PRC’s SAFE may be required in some cases where RMB is to be converted into foreign currency and remitted out of China, which may limit our ability to utilize our revenues effectively.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends. However, approval from or registration with appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies or to make other capital expenditure payments outside China in a currency other than RMB. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, the Company may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Ordinary Shares. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ potential future dividends and other distributions may be subject to tightened scrutiny in the future.

Additionally, certain capital controls in the PRC may limit our PRC subsidiaries’ ability to pay dividends. Our PRC subsidiaries’ ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to its shareholder only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, according to the Company Law of the PRC (Amended in 2018) promulgated and became effective on October 26, 2018, our PRC subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. In addition, the Comments Solicited for the Company Law (Draft Revision) was promulgated on December 24, 2021, although there are no significant changes in the provisions on capital control, it is still uncertain whether the effective version will contain more new rules.

The majority of our principal businesses are conducted outside China. Though only one of our businesses is conducted in China namely e-commerce sales of pharmaceutical and healthcare products, the majority of the Company’s revenues in the last three years are from China. China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Further, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. Any actions by the Chinese government to exert more oversight and control over this offering, or any of our business operations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may intervene or influence the operation of our PRC operating entities and may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

Recent statements by the Chinese government have indicated their intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. Any future action or control by the Chinese government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the People’s Republic of China (“PRC” or “China”) government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. These statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations or detailed implementation rules and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange.

(1)	On December 28, 2021, the Cyberspace Administration of China (“CAC”) adopted and promulgated the Cybersecurity Review Measures (2021), which became effective on February 15, 2022. This regulation provides that any “online platform operators” controlling the personal information of more than one million users which seek to list on a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. It is uncertain that whether Tianjin Beroni Biotechnology Co., Ltd. (“Beroni Tianjin”) will be deemed as the “online platform operators” as mentioned above, even though Beroni Tianjin does not operate any online platforms. Beroni Pharmaceuticals (Guangdong) Co., Ltd. (“Beroni Guangdong”) was incorporated on November 26, 2021 and has not started its operation. We do not believe that our PRC subsidiaries are directly subject to these regulatory actions or statements, as (a) the Company does not have a variable interest entity structure, and this listing does not refer to the case of an overseas special purpose company directly or indirectly controlled by Chinese companies or individuals controlling the Chinese domestic companies via contractual arrangements; (b) the business of our PRC subsidiaries has not involved the collection of user data, implicate cybersecurity, or involve any other type of restricted industry.

(2)	The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the Standing Committee of the National People’s Congress which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (“SAMR”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State. In addition, PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. China has recently witnessed landscape reform in the antitrust regime at the end of 2021: the draft amendment (“Draft Amendment”) to the Anti-Monopoly Law was published for public comments on 23 October and the national anti-monopoly bureau (“Anti-monopoly Bureau”) was inaugurated in Beijing on 18 November. With the law amendment and the institutional reshuffle, some widely held perception of antitrust practice in China should be refreshed. Among other things, all types of monopoly agreements can be exempted if the market share threshold is met, which will be stipulated by the authority in separate regulations. Also, abuse of data, algorithm, technologies, and platform rules that leading to imposition of unfair restrictions on undertakings is expressly listed as abuse of dominant market position. In addition, the Draft Amendment expressly prohibit hub-and-spoke cartel and provide for the same legal liabilities for both the hub and spoke. China is determined to strengthen enforcement against monopolistic practices in all industries.
(3)	On December 24, 2021, China Securities Regulatory Commission, or the China Securities Regulatory Commission (the “CSRC”) issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), which were published for comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listings, and clarify the determination criteria for indirect overseas listing in overseas market. On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five relevant guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect:
(i)	50% or more of any of each indicator of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies (“financial condition”); and

(ii)	the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China (“business condition”).

Since the Trial Measures have come into effect as of the date of this prospectus, under the currently effective PRC laws and regulations, we have been advised by our PRC counsel, Celue Law Firm, whose opinion we have relied upon, that no filing with the CSRC is required. The majority of our principal businesses are located and conducted outside China. Specifically, (i) the three out of four principal business activities of the Company, which are research and development of anti-cancer drugs, cell therapies and detection and diagnosis of infectious diseases, are conducted through its subsidiaries in Australia, Japan and the USA respectively; (ii) the main places of business of these business activities are laboratories and offices located outside China; (iii) of the seven (7) key management personnel, four (4) of them are not Chinese citizens and are domiciled outside the PRC and also the majority of the senior management of the Company’s subsidiaries are not Chinese citizens nor domiciled in PRC. Therefore, although the Company derives most of its revenues from the e-commerce sales of pharmaceutical and healthcare products in China, the majority of its principal business activities are conducted outside China and the majority of its senior managers are non-Chinese nor domiciled in China. As such, Beroni Group does not meet the second condition i.e. the business condition as prescribed in the Trial Measures. Given that the two conditions are not both met, Beroni does not need to fulfil the CSRC filing procedure.

However, there remains some uncertainty as to how the Trial Measures will be interpreted and if the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, we still may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, be prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a description of relevant PRC-related risks to this offering. See “Risk Factors — Risks Related to Doing Business in China — Although we are currently not required to obtain approval from any of the PRC central or local government to obtain any approval in connection with this offering, our operations may be adversely affected in the future, directly or indirectly, by existing or future relevant laws and regulations if the PRC government takes the view that its approval is required”

The audit report included in this prospectus was issued by UHY Haines Norton (“UHY”) an Australian based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing UHY in the future or of engaging any auditor not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 13 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(1)
Initial public offering price	$	[ ]	$	[ ]
Underwriting Discounts and Commissions (1)	$	[ ]	$	[ ]
Proceeds, before expenses, to us	$	[ ]	$	[ ]

(1)	See “Underwriting” beginning on page 134 for disclosure regarding compensation payable to the underwriters.

The underwriters may also purchase up to an additional 15% of Ordinary Shares from us at the public offering price, less than the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the Shares against payment in U.S. dollars to purchasers on or about____________, 2023.

Joseph Stone Capital, LLC
Lead Book Running Manager

The date of this prospectus is ____________, 2023

You should rely only on the information contained in this prospectus and in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Until and including __________, 2023 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Ordinary Shares. You should carefully read the entire prospectus. In particular, attention should be directed to the sections entitled “Risk Factors”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein before making an investment decision.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

“AUD” refer to the legal currency of Australia;

“Beroni” are to Beroni Group Limited, the Australian holding company;

“Beroni Biotech” are to Beroni Biotech Inc., the wholly owned subsidiary of Beroni, incorporated and domiciled in Japan, where all its assets are held and its operations are conducted;

“Beroni Hong Kong”, are to Beroni Hong Kong Ltd, the wholly owned subsidiary of Beroni, incorporated and domiciled in Hong Kong, China, where all its assets are held and its operations are conducted;

“PENAO” are to PENAO Pty Ltd., the majority owned subsidiary of Beroni, incorporated and domiciled in Sydney Australia, where all its assets are held and its operations are conducted;

“Beroni USA” are to Beroni USA Corp, the wholly owned subsidiary of Beroni, incorporated and domiciled in Delaware, USA, where all its assets are held and its operations are conducted;

“Beroni Tianjin” are to Tianjin Beroni Biotechnology Co., Ltd, the wholly owned subsidiary of Beroni Hong Kong, and in turn, Beroni, incorporated and domiciled in Tianjin, China, where all its assets are held and its operations are conducted;

“Beroni Guangdong” are to Beroni Pharmaceuticals (Guangdong) Co., Ltd., which is directly controlled by Beroni, incorporated and domiciled in Zhuhai, Guangdong, China. Beroni Guangdong is newly established on November 26, 2021 and intends to be dedicated to drug research and development business in the future, but currently has not actually carried out any R&D activities.

“Beroni Group,” “we,” “us,” “our Company,” “the Company,” and “our” are to Beroni Group Limited, an Australian public company limited by shares, and its subsidiaries and consolidated entities;

“China” or the “PRC” are to the People’s Republic of China, including, for the purpose of this prospectus only, Hong Kong, and Macau;

“MOFCOM” are to the Ministry of Commerce of the PRC;

“Ordinary Share(s)” are our Ordinary Shares of no par value;

“Product Candidate” A pharmaceutical or biopharmaceutical substance in any phase of research and development between initial research and the completion of the clinical trials and market approval;

“SAFE” are to the State Administration of Foreign Exchange;

“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States;

“WFOE” are Wholly Foreign-Owned Enterprise.

“IFRS” are to International Financial Reporting Standards.

Our reporting currency is the AUD as we are incorporated in Australia and all of our revenues are denominated in AUD. This prospectus contains translations of AUD amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of AUD into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from AUD to U.S. dollars and from U.S. dollars to AUD in this prospectus were made at a rate of US$0.7518 to AUD$1, the exchange rate on June 30, 2021 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any AUD or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or AUD, as the case may be, at any particular rate, the rates stated below, or at all.

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct shareholding structure, that is, the overseas entity to be listed in the U.S., Beroni Group, directly controls Beroni Pharmaceuticals (Guangdong) Co., Ltd, Beroni Biotech Inc., Beroni Hong Kong Ltd, PENAO Pty Ltd. and Beroni USA Corp. Tianjin Beroni Biotechnology Co., Ltd is directly controlled by Beroni Hong Kong Ltd.

1

Beroni Biotech is the wholly owned subsidiary of Beroni, incorporated and domiciled in Japan, where all its assets are held and its operations are conducted. Beroni Hong Kong is the wholly owned subsidiary of Beroni, incorporated and domiciled in Hong Kong, China, where all its assets are held and its operations are conducted. PENAO is the majority owned subsidiary of Beroni, incorporated and domiciled in Sydney Australia, where all its assets are held and its operations are conducted. Beroni USA Corp is the wholly owned subsidiary of Beroni, incorporated and domiciled in Delaware, USA, where all its assets are held and its operations are conducted. Tianjin Beroni Biotechnology Co., Ltd, the wholly owned subsidiary of Beroni Hong Kong, and in turn, Beroni, is incorporated and domiciled in Tianjin, China, where all its assets are held and its operations are conducted. Beroni Pharmaceuticals (Guangdong) Co., Ltd, directly controlled by Beroni, incorporated and domiciled in Zhuhai, Guangdong, China, intends to be dedicated to drug research and development business in the future, but currently has not actually carried out any R&D activities. See “Corporate History and Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter the Company at the close of this Offering, the funds can be directly transferred to our PRC subsidiaries, Tianjin Beroni Biotechnology Co., Ltd, Beroni Pharmaceuticals (Guangdong) Co., Ltd or other future PRC subsidiaries through the WFOE structure.

3. If the Company intends to distribute dividends to its shareholders, the Company will transfer the dividends from the operating subsidiaries in accordance with the laws and regulations of the PRC and other countries. Then the subsidiaries will transfer the dividends to Beroni, and the dividends will be distributed from Beroni to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

As a smaller business, the Company does not have specific cash management policies and procedures that dictate how funds are transferred throughout the organization. The Company’s general policy, however, has been to keep funds within the entities where they are raised or generated in order to support the local entity’s operations. For example, if the funds are generated in a PRC subsidiary in China, then the Company’s general approach will be to use those funds to support the Chinese entity’s operations, with the exception of required funding for capital investments and clinical trials.

The Company does not have any contractual agreements in place with any of its partially or wholly owned subsidiaries that establishes control over said subsidiaries. The Company controls each of its subsidiaries by virtue of holding the majority of voting interest in that subsidiary.

The China Cybersecurity Law released in July 2021 requires platforms that contain data of 1 million or more users to undergo a cybersecurity review if they plan to list overseas. Beroni Tianjin and Beroni Guangdong do not collect and store consumer data as it does not have its own e-commerce platform. It also does not have more than 1 million users and, as such, is not required to undergo any review or obtain any form of permission. As our PRC subsidiaries have not been involved in the collection of user data, implicate cybersecurity, or involve any other type of restricted industry, it is not required to seek permission or filing requirements from the CAC.

The Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) published by the CSRC in February 2023 came into effect on March 31, 2023. We have been advised by Celue Law Firm, our legal counsel in the PRC and whose opinion we have relied upon, that no filing with the CSRC is required.

We have two PRC subsidiaries, i.e. Beroni Tianjin and Beroni Guangdong. We also have another subsidiary in Hong Kong, China which has not carried on any business or operation since incorporation.

Beroni Tianjin, a biotechnology company, is mainly engaged in the following businesses:

(1)	independent manufacture and sale of Nicobloc, which is a product used as smoking control aids. Currently, according to PRC laws and regulations, such product does not require specific permits or licenses.

(2)	export of the antigen and antibody detection kits which are CE certified.

(3)	development and sale of certain health food products, including BeiLemei, BeiFeiqing, BeiJingli and etc.. Beroni Tianjin has obtained the food operation license, which is still valid.

(4)	sale of cosmetic products, such as facial mask, including Odd Beroni AGG Skin Rejuvenation and wrinkle care facial mask (“Odd Mask”) and etc.. Inter alia, Odd Mask is mainly imported from Japan. The imported ordinary cosmetics in China shall be filed for the record with the drug regulatory department under the State Council prior to import. Beroni Tianjin has already obtained the import filing certificate of nonspecial purpose cosmetics.

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Beroni Guangdong currently has not carried out any R&D activities.

To sum up, based on the current business conducted by our PRC subsidiaries, the Company and our PRC subsidiaries: (i) are not required to obtain any other permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required for approval of our PRC subsidiaries’ operations, and (iii) have not received or were denied such permissions by any PRC authorities.

Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether the Company, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, our PRC subsidiaries have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for our business operations in the future. If our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are required to obtain such permissions or approvals in the future, our PRC subsidiaries could be subject to fines, legal sanctions or an order to suspend the our PRC subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of our operations. As a result, the value of our securities could significantly decline or become worthless.

The majority of our principal businesses are conducted outside China. Though only one of our businesses is conducted in China namely e-commerce sales of pharmaceutical and healthcare products, the majority of the Company’s revenues in the last three years are derived from China. China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Further, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. Any actions by the Chinese government to exert more oversight and control over this offering, or any of our business operations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

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Business Overview

Beroni Group Limited (“Beroni Group”) is a diversified global biopharmaceutical enterprise with subsidiaries in the US, Australia, China, Hong Kong and Japan. It is currently listed on National Stock Exchange of Australia (“NSX”) under the symbol “BTG” and traded on OTCQB (USA) under the symbol “BNIGF”.

The Company has two main business divisions:

●	an innovation pathway comprised of research studies into anti-cancer drugs, cell therapies and detection and treatment of infectious diseases. It has established international scientific and research collaborations with renowned universities such as Columbia University in the United States, Nankai University in China and University of New South Wales (“UNSW”) in Australia.

●	an e-commerce platform focused on sales of a diverse range of pharmaceutical and healthcare products.

Beroni Group currently has four core businesses – cell therapies, developing new anti-cancer drugs, e-commerce platform for pharmaceutical and healthcare products, and detection & diagnosis of infectious diseases.

BERONI GROUP - LIST OF PHARMACEUTICAL PRODUCTS

Product Name	Type of Product	Jurisdiction	Regulatory Registration*	Quality Accreditation **
				Yes / No	Independent Assessor

Nicobloc	Anti-Smoking	China	SAMR	Yes	Yunnan Tongchuan Testing Technology

Fogibloc	Air Filter	China	SAMR	Yes	Guangzhou Industrial Microbiology Testing Center

BeiFeiqing	Health Supplement	China	SAMR, NMPA	Yes	Zhongke Youwei (Tianjin) Pharmaceutical Technology

BeiJingli	Health Supplement	China	SAMR, NMPA	Yes	Zhongke Youwei (Tianjin) Pharmaceutical Technology

BeiLeMei	Health Supplement	China	SAMR, NMPA	Yes	Zhongpu Anxin (Qingdao) Testing Technology

Sophie Elisabeth Beauty Essence	Cosmetics	China	SAMR, NMPA	Yes	Dongguan Zhongding Testing Technology

Sophie Elisabeth Beauty Mask	Cosmetics	China	SAMR, NMPA	Yes	Inspection and Quarantine Technology Center of Ningbo

Sophie Elisabeth Rejuvenation Fluid	Cosmetics	China	SAMR, NMPA	Yes	Inspection and Quarantine Technology Center of Ningbo

ODd Beroni Beauty Facial Mask	Cosmetics	China, Japan	SAMR, NMPA, GAC	Yes	Beijing Institute for Drug Control

ODd Beroni Skin Repair Fluid	Cosmetics	China, Japan	SAMR, NMPA, GAC	Yes	Beijing Institute for Drug Control

CII-ArboViroPlex rRT-PCR Assay	Viral diagnostic kit	USA, Europe	FDA EUA, CE Mark	No	-

SARS-CoV-2 Antibody Test Kit	Viral diagnostic kit	Europe, UK, Japan	BOC, SMAR, CCCM HPIE, NMPA, GAC, CE Mark	No	-

SARS-CoV-2 Antigen Test Kit	Viral diagnostic kit	Europe, UK, Japan	BOC, SMAR, CCCM HPIE, NMPA, GAC, CE Mark	No	-

* Abbreviations

SAMR = State Administration for Market Regulation (China)

NMPA = National Medical Products Administration (China)

GAC = General Administration of Customs (China)

BOC = Bureau of Commerce (China)

CCCM HPIE = China Chamber of Commerce for Import & Export of Medicines & Health Products

FDA EUR = FDA Emergency Use Authorization (USA)

CE Mark = CE Marking (European Union)

** Quality Accreditation - Beroni Tianjin has submitted its products to reputable and independent assessment companies for attestation of product quality. A test report is issued by the assessor after payment of the testing fee. Although such accreditation is not required for product commercialization, they are done to substantiate the product benefits claims.

In Australia, there is no IND system. The Therapeutic Goods Administration (TGA; the Australian RA/CA) uses a Clinical Trial Notification (CTN) process instead. The EC/IRB and RA/CA approvals (technically, an acknowledgement from the RA/CA) are obtained sequentially. First EC/IRB approval is required and then the CTN is submitted to the RA/CA. To complete a CTN various approvals are required: the sponsor, the EC/IRB and the study site’s RGO (to ensure the study is a good fit for their institution).

PENAO has successfully completed the CTN process prior to commencing the PENAO-01 clinical trial. There are no other INDs for any other clinical trials that are not in Australia as they are still at the pre-clinical stage. The Company will apply for IND at the appropriate time once clinical trials begin.

Strategy

Our vision is to develop and commercialize innovative drugs and therapies to address significant unmet medical needs worldwide and to improve overall human health. We also aim to develop, manufacture and commercialize a portfolio of new drugs and therapies for treatment of cancer and infectious diseases using the latest technologies.

To achieve our vision, we will implement the following strategies:

●	Advance key product candidates with a focus on cancer and infectious diseases

●	Identify and develop additional product candidates through clinical development in order to expand our current pipeline

●	Strengthen our position in the development of innovative drugs and therapies

●	Expand our e-commerce business by growing our portfolio of pharmaceutical and health products

●	Identify, evaluate and pursue strategic merger and acquisition opportunities in new markets like EU and the Middle East to expand our global footprint

●	Develop a culture of scientific excellence to drive future innovations

Competitive Strengths

●	We have built an international management team with years of industry experience and expertise.

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●	We have access to scientific and research resources through our business presence in four different countries namely USA, China, Japan and Australia.

●	We have established an e-commerce distribution network in Japan and China for the sale of our proprietary pharmaceutical and health products.

●	We are developing a robust and growing pipeline of product candidates addressing immuno-oncology and treatment of infectious diseases including COVID-19.

●	We adopt GMP standards for the manufacturing of our products for both in-house and outsourced manufacturing.

●	We have established strategic alliances to conduct clinical development, manufacturing and commercial capabilities.

Research and Development

Our R&D plan includes:

●	Delivering a pipeline of oncology and immunotherapy for cancer treatments;

●	Developing new detection methods and treatments of infectious diseases especially the family of coronaviruses; and

●	Advancing new creative, flexible and efficient models for partnerships with research institutions and scientists to seek innovative medical solutions.

We expect a number of important clinical and commercial milestone events to occur over the next 2 years:

●	We expect to conduct our Phase II clinical trial of PENAO, a new anti-cancer drug in Australia, China and possibly Japan.

●	We aim to commence our Phase I clinical trial of Gamma Delta T Cell therapy for cancer treatment.

●	We aim to develop a medical treatment for COVID-19 based on single-domain antibody technology.

●	We plan to commence our clinical study of Dendritic Cells (DC) Vaccine Therapy.

●	We expect to embark on commercial-scale production for the viral detection kit developed by Columbia University targeting the global markets. As we do not currently have the manufacturing capability to produce the viral detection kits, we intend to outsource the production to a good manufacturing practices (GMP) certified manufacturer as soon as practicable.

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We intend to devote a significant percentage of our resources, including a substantial portion of the proceeds of this offering, to the advancement of our four lead clinical candidates – PENAO Cancer Drug, Gamma Delta T Cell Therapy, DC Vaccine Therapy and COVID-19 Single-domain Antibody Medical Solution which are described in further detail in the Business Description Section.

Summary of Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider these risks, including all of the risks discussed in the section entitled “Risk Factors” beginning on page 13 of this prospectus, before investing in our Ordinary Shares.

●

Though only one of our businesses is conducted in China namely e-commerce sales of pharmaceutical and healthcare products, the majority of our revenues in the last three years are derived from China. Therefore our business is subject to the complex and rapidly evolving laws and regulations there. Please see risk factor (9) in the section entitled “Risks Related to Doing Business in China”.

●	China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business. Please see risk factors (1) and (4) in the section entitled “Risks Related to Doing Business in China”.
●	The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Please see risk factor (9) in the section entitled “Risks Related to Doing Business in China”.
●

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please see risk factors (10) and (11) in the section entitled “Risks Related to Doing Business in China”.

●	We have been advised by our PRC counsel, Celue Law firm, and whose opinion we have relied upon, that we are not required to make such a filing with the CSRC under the Trial Measure section 15. Beroni does not meet the business condition prescribed in the Trial Measure, i.e., the definition of an indirect overseas listing. Since the financial condition and business condition under Trial Measure section 15 are not both met, it does not have to seek approval from the CSRC before it can list its Ordinary Shares on Nasdaq. However, there remains some uncertainty as to how the Trial Measures will be interpreted and we still may be subject to risk related to non-compliance of filing requirement if the PRC government takes the view that its approval is required Please see risk factor (12) in the section entitled “Risks Related to Doing Business in China”.
●	Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us. Please see risk factor (13) in the section entitled “Risks Related to Doing Business in China”.
●

The PRC government exerts substantial influence over the manner in which we must conduct our business activities in China. Please see risk factor (14) in the section entitled “Risks Related to Doing Business in China”.

●	Six of our seven directors are non-residents of the United States. Three reside in China and substantially all of their assets are located outside the United States. Beroni Tianjin and Beroni Guangdong are entities with local management located in China. As a result, it may be difficult or impossible for you to enforce any judgments obtained from foreign courts against such persons and entities compared to other non-U.S. jurisdictions.
●	Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions, pay dividends to you and otherwise fund and conduct our business. Please see risk factors (5) and (17) in the section entitled “Risks Related to Doing Business in China”.
●

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Please see risk factor (19) in the section entitled “Risks Related to Doing Business in China”.

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●	Potential liquidity risks arising from regulations applicable to our PRC subsidiaries, including potential limitations on dividends and distributions from our PRC subsidiaries, and governmental controls on currency conversions. Please see risk factors (5), (6), (7) and (15) in the section entitled “Risks Related to Doing Business in China”.
●	Inadequate segregation of duties with respect to internal control over financial reporting, given we have limited accounting personnel to enable and sufficiently evidence an independent review of complex financial reporting matters.
●	The continued progress of our research and development programs as it pertains to our ability to engage in clinical trials on new cell drugs and cell therapies;
●	Significantly increased expenses associated with the dual listing of the Company on the Australian and OTC markets;
●	Significant increase in provisions for bad debts for the aged customer receivables of Beroni Tianjin after taking into account the market uncertainty and slowing economy in China;
●	Credit loss for the investment in Youtokukai Fund due to uncertainty of recovery in the current market condition in Japan;
●	Potential adverse effects on existing business relationships with suppliers and customers;
●	Deteriorating market conditions in Japan affecting our business and also our investment in Dendrix Inc. and
●	There is substantial doubt about our ability to continue as a going concern.

Beroni Group is an Australian-based issuer with the majority of its principal businesses conducted outside China. Though only one of our businesses is conducted in China namely e-commerce sales of pharmaceutical and healthcare products, the majority of its revenues in the last three years are derived from China. As such, the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our Ordinary Shares.

For the six months ended June 30, 2023 and June 30, 2022, the Company incurred total comprehensive losses of AUD5. 19 million and AUD3.70 million respectively, and net cash outflows from operations of AUD0.86 million and AUD1.47 million respectively. For the years ending December 31, 2022, December 31, 2021 and December 31, 2020, the Company incurred total comprehensive losses of AUD8.51 million, AUD3.25 million and AUD5.25 million respectively, and net cash outflows from operations of AUD2.68 million, AUD1.35 million and AUD1.35 million respectively. As of June 30, 2023 and December 31, 2022, the Company held total cash and cash equivalents of AUD2.08 million and AUD2.58 million respectively. We expect to continue to incur losses and cash outflows for the foreseeable future as we continue to invest resources in expanding the research and development activities in support of the distribution of existing and new products. This raises substantial doubt on our ability to continue as a going concern. We are dependent on our ability to raise additional financing, to meet expected sales forecasts, to be able to reduce expenditure accordingly if required in order to meet our debts and commitments as they fall due. The report of our independent registered public accounting firm on our financial statements for the year ended 31 December 2022 and 2021 and for the year ended 31 December 2021 and 2020 included an explanatory paragraph on the doubt of our ability to continue as a going concern in order to draw prospective investors’ attention to the relevant note in the financial statements for the year ended 31 December 2022 and 2021 and for the year ended 31 December 2021 and 2020.

In June 2019, Beroni signed a shareholder agreement to acquire 40% of the total share capital of PENAO Pty Ltd with NewSouth Innovations Pty Limited (NSI) owning the other 60%. NSI is the subsidiary arm of the University of New South Wales. PENAO Pty Ltd is a company recently set up to take over from Cystemix Pty Ltd the development of the anti-cancer drug called PENAO for treatment of cancer tumours. In January 2021, PENAO Pty Ltd and NSI entered into a licensing agreement wherein it purchased license rights to the development of PENAO drug. In December 2020, Beroni and NSI agreed to vary the original shareholding agreement whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. Under the shareholding variation agreement, when new shares are issued to Beroni and NSI upon additional payments from the former, convertible notes will also be issued to NSI which will automatically be converted to shares upon the occurrence of key milestone events.

Beroni has so far paid AUD2.35 million to NSI for this investment and will pay a further AUD7.5 million over the next 2 years. In the event Beroni is not able to pay the additional AUD7.5 million, then PENAO Pty Ltd can issue on the same terms to NSI the shares which were to be issued to Beroni and Beroni will grant NSI an option to purchase all of the shares then held by Beroni for the lesser of the following and at NSI’s sole discretion:

●	the price per share paid by a genuine third-party investor for shares in PENAO Pty Ltd; or
●	at a 20% discount on the price paid by Beroni for the Beroni shares

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The China subsidiaries, Beroni Tianjin and Beroni Guangdong are wholly foreign owned enterprises (WFOE) and cash flows to and from the China subsidiaries are subject to the foreign exchange restrictions of China. The China regulations restrict the ability of our China subsidiaries to make dividends and other payments to the offshore parent company. China restrictions permit payments of dividends by our China subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with China accounting standards and regulations. Our China subsidiaries are also required under China laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with China generally accepted accounting principles to a statutory general reserve fund until the amounts in such fund reach 50% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our China subsidiaries to transfer funds to us outside the country could materially limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Since the initial public offering of Beroni Group in Australia, we have remitted AUD500,000 (in June 2017) to our China subsidiary, Beroni Tianjin from the Australian holding company. Beroni Tianjin has, however, not paid any dividends or remitted other payments to the parent company or other subsidiaries due to the fact that it has not generated any after-tax profits after the Group was formed. Given the recent operating losses and the need to invest in other entities and clinical trials, Beroni Group has not declared or distributed any dividends to its shareholders. The Group has made cross-border payments between Australia, Japan and the USA for purposes of investment and working capital injection without restrictions and limitations.

The PRC government also imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Our PRC subsidiary, Beroni Tianjin receives revenues in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our Company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future.

Recent Developments

1.	Termination of Underwriting Relationship with Maxim Group

On October 10, 2022, Maxim Group, LLC (“Maxim”) delivered notice, effective as of the same date, to Beroni of the mutual termination of Maxim’s role as financial advisor and lead managing underwriter and book runner to Beroni.

Certain provisions of the Company’s engagement letter with Maxim appointing it as lead underwriter survive the termination thereof. These provisions include customary obligations with respect to use of information, indemnification, and contribution under the Maxim Engagement Letter. For example, (i) Maxim will be entitled to customary indemnification from Beroni, (ii) the interpretation of the engagement letter will be governed by, construed and enforced in accordance with the laws of the State of New York, (iii) the engagement of Maxim will not be deemed to be on behalf of, and is not intended to confer rights upon any shareholder, partner, member or other owner or security holder of Beroni or any other person not a party to the engagement agreement as against Maxim or any of its affiliates or any of their respective directors, officers, agents, employees or representatives, and (iv) disclosure obligations, in that Maxim may acquire information of interest to Beroni, which it shall have no obligation to disclose. Beroni does not expect any of the provisions of the engagement letter identified above to give rise to any material obligations of Beroni.

Following the termination, neither the Company nor Maxim has any obligation outstanding under the engagement letter. No fees are, or will be, due to Maxim in connection with this offering.

2.	Extension of Convertible Notes maturing on 28 January 2023

The 5,000 convertible notes issued to the Chinese investor on 28 January 2022 matured on 28 January 2023. Upon maturity, the Company must convert all convertible notes which are not yet converted to shares. As each $100 note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$7 per share (pre reverse stock split) or US$28 (post reverse stock split), a total of 71,429 shares (pre reverse stock split) or 17,857 shares (post reverse stock split) will be issued to the investor. However, in March 2023, the investor agreed to extend the maturity date of the convertible notes to the official date of listing of the Company on the Nasdaq stock market. In accordance with the convertible note agreement, the conversion price has a price protection that if, upon the listing of the Company on the Nasdaq Stock Market or the New York Stock Exchange, the initial public offering price is lower than the US$7 (pre reverse stock split) or US$28 (post reverse stock split) conversion price, then the Company must issue such number of additional shares to the investor that would have been issued if the convertible notes were issued at the initial public offering price instead of the conversion price.

3.	Issuance of new Convertible Loans

On April 18, 2023, the Company entered into unsecured and interest-free convertible loan agreements with two investors for an aggregate principal loan amount of US$291,545. The loans are convertible at US$1.50 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchanger prior to the repayment date. The loans are repayable on April 18, 2024 unless converted earlier. However letters have been obtained from the noteholders to extend these to 18 October 2024, if the Nasdaq listing is further delayed. The Company has paid introductory fees of US$16,035 to the advisors for raising these two convertible loans.

On July 11, 2023, the Company entered into an unsecured interest-free convertible loan agreement with another investor for a principal loan amount of US$27,778. The loan is convertible at US$2.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 11 January 2025 unless converted earlier.

4. Issue of new Ordinary Shares

On June 30, 2023, the Company issued 3,305,000 (pre reverse stock split) or 826,250 (post reverse stock split) new Ordinary Shares to its directors and senior employees as a reward for their performance in the past financial year. In addition, another 110,000 (pre reverse stock split) or 27,500 (post reverse stock split) shares were issued on July 10, 2023 to the Crone Law Group, PC as part payment of legal fees for assisting with the preparation and filing of the Company’s registration statement on Form F-1.

5. Issuance of New Convertible Loan

On September 22, 2023, the Company entered into an unsecured and interest free convertible loan agreement with an investor for a principal loan amount of US$205,679. The loan is convertible at US$1.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 18 September 2024 unless converted earlier. The Company has paid introductory fees of US$11,312 to the advisors for raising these two convertible loans.

6. Reverse Stock Split

On 16 October 2023, the Company announced its decision to reverse stock split its share capital on a 4:1 basis. The shareholders have granted approval for the 4:1 reverse stock split at a general meeting on 22 May 2023. As of September 30, 2023, the Company has 80,053,372 shares on issue. As the stock split applies equally to all shareholders, individual shareholdings will be reduced in the same ratio as the total number of shares. Accordingly, the stock split will have no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company will be adjusted accordingly. The reverse stock split was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the split.

7. Issuance of New Convertible Loans

On 10 October 2023, the Company entered into two unsecured and interest free convertible loan agreements for aggregate principal loan amount of US$2 million. The loan is convertible at US$1.00 per share (post-reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 10 October 2024 unless converted earlier. The Company has paid US$110,000 in cash and will issue 150,000 shares at AUD3.96 per share (post reverse stock split) to the advisors as introductory fees for raising these two convertible loans.

8. Issuance of New Convertible Loan

On 8 November 2023, the Company entered into an unsecured and interest free convertible loan agreement with a group of investors for a principal loan amount of US$410,397. The loan is convertible at US$1.00 per share (post-reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 8 November 2024 unless converted earlier. In addition to the cash payment of US$22,572, the Company will issue 50,000 shares at AUD 3.96 per share (post reverse stock split) to the advisors as introductory fees for raising the convertible loan.

Corporate Information

Beroni Group Limited was incorporated on June 17, 2016 in Australia. It has subsidiaries in China, Hong Kong, Japan and USA. In addition, it has invested in 17.92% of the shares of Dendrix Inc, a stem cell therapy company based in Tokyo, Japan and 60% in the shares of PENAO Pty Ltd, an Australian company set up to develop a new anti-cancer drug.

Pursuant to the investment agreement the Company executed with Dendrix, Dendrix must support Beroni in its efforts to register the IPs in China, the USA and Europe. Beroni has subsequently registered the DC vaccine IP in China in its own name (under the application number CN201811103108) as we intend to use this IP technology to conduct clinical trials in both China and Japan. These clinical trials will not involve Dendrix, or require Dendrix’s approval, and there is minimal limitation on the Company’s ability to commercialize the product candidates.

The Company made the decision in 2021 to fully impair the value of its investment in Dendrix Inc. Beroni management, having reviewed the 2021 financial statements of Dendrix Inc. noted that the company has shown a significant deterioration in its financial performance resulting in a negative shareholders’ equity. Given the negative equity and the worsening financial results, the remaining value of AUD1.3 million of the investment in Dendrix was written off in the financial accounts of the Company.

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The existing group structure of Beroni Group is illustrated below:

Corporate Structure

Beroni Group Ltd.1
(Australia)
80%
Beroni Pharma Guangdong
(China)
17.92%
Dendrix Inc.
(Japan)
100%
Beroni Hongkong Ltd.
(Hong Kong, China)
100%
Tianjin Beroni
Biotechnology Co., Ltd.
(China)
100%
BERONI BIOTECH INC.
(Japan)
60%
PENAO Pty Ltd.2
(Australia)
100%
Beroni USA Co.
(USA)
Cell Therapy
E-Commerce
Cancer Treatment
Virus Detection

1. Currently, management and insiders hold 68% of Beroni shares, public shareholders own 32%.
2. NewSouth Innovations Pty Ltd. owns the other 40% of PENAO Pty Ltd.

BERONI GROUP
1

Our group share ownership structure is detailed below.

Our registered office in Australia is Level 16, 175 Pitt Street, Sydney NSW 2000, Australia. Our telephone number is +61 2 9159 1827.

Our PENAO office is located at Suite 506, Level 5, 50 Clarence Street, Sydney NSW 2000, Australia.

Our China Tianjin office is located at Level 10, Building 11, Zhong Bei High Technology Industrial Park, Xiqing District, Tianjin 300380, People’s Republic of China. Our telephone number is +86 22 5995 5753.

Our China Guangdong office is located on 1001-7, No. 46 Zhigu Street, Tangjiawan Town, High-tech Zone, Zhuhai, China. Our telephone number is +86 756 3639171.

Our Japan office is located at Level 32, Shinjuku Nomura Building, 1-26-2 Nishi Shinjuku Shinjuku-ku, Tokyo 163-0532 Japan. Our telephone number is +81 3 5322 2900.

Our USA office is located at 2083 Center Avenue #3A, Fort Lee, New Jersey 07024, United States of America. Our telephone number is +1 214 762 2888.

Our website is http://www.beronigroup.com. The information contained on our website is not a part of this prospectus.

9

The Offering

Ordinary Shares offered by us	Ordinary Shares.

Underwriters’ over-allotment option	We have granted to the underwriters an option to purchase up to an additional 15% Ordinary Shares to cover over-allotment, which is exercisable at any time within 45 days after the date of this prospectus.

Ordinary Shares outstanding immediately before this offering	20,013,441 Ordinary Shares (80,053,372 Ordinary Shares before the reverse stock split was completed on 24 November 2023).

Ordinary Shares outstanding immediately after this offering	Ordinary Shares, or Ordinary Shares if the underwriters exercise their over-allotment option in full.

Lock-up agreements	Each of the Company, our directors and executive officers holding our Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, encumber or otherwise dispose of any of our ordinary shares or securities convertible into ordinary shares for a period of twelve (12) months after the date of this prospectus, without the prior written consent of the underwriters. Substantially Shareholders holding more than 1% of our Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, encumber or otherwise dispose of any of our ordinary shares or securities convertible into ordinary shares for a period of two hundred and seventy (270) days after the date of this prospectus, without the prior written consent of the underwriters. See “Shares Eligible for Future Sales” and “Underwriting.”

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $[  ] million (or $[  ] million if the underwriters exercise their over-allotment option in full), based on an assumed offering price of $[  ] and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

● approximately $[10] million to commence our currently planned phase II clinical trials for the PENAO product candidate which will be conducted in Australia and China;

● approximately $[10] million to advance gamma delta T-cell therapy through phase I and II clinical trials in China and Japan; and

● the remainder $[ ] million of the net proceeds from this offering, as well as our existing cash and cash equivalents, for general corporate purposes, which may include working capital needs, improvement of corporate facilities, other general and administrative matters including strategic acquisitions, investments and alliances.

In addition, we may use a portion of the net proceeds to acquire or invest in complementary businesses, services, technologies or intellectual property rights. Further, subject to satisfaction of the use of proceeds mentioned above, and at the discretion of management, we may utilize the offering proceeds to pay the remainder of the purchase price of $9.2 million to Medicine Plus Co., Ltd. However, we do not have any agreements or commitments with respect to any such acquisitions or investments at this time. For more information on the use of proceeds, see “Use of Proceeds.”

10

Underwriter’s Warrants	We have agreed to issue, on the closing date of this offering, warrants (the “underwriters’ warrants”) to the underwriters, in an amount equal to 6% of the aggregate number of Ordinary Shares sold by us in this offering. The exercise price of the underwriters’ warrants is equal to 115% of the price of our Ordinary Shares offered hereby. The underwriters’ warrants are exercisable for a period of five years within six months from the effective date of the registration statement of which this prospectus forms a part and will terminate on the fifth anniversary of the effective date of the registration statement.

Proposed Nasdaq Listing:	We intend to apply to have our Ordinary Shares listed on the Nasdaq Capital Market in connection with this offering. No assurances can be given that the listing will be approved and, in the event Nasdaq does not approve the listing, the offering will not occur.

Proposed Nasdaq symbol:	BRNI

Risk factors:	Investing in our Ordinary Shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13.

Summary Historical Consolidated Financial Data

Balance Sheet Data (Presented in AUD except share information)

(in thousands except share information)

Balance Sheet Data	Six Months Ended June 30, 2023 (unaudited)
Cash	2,076
Total current assets	4,039
Intangible assets	3,154
Total assets	9,019
Trade and other payables	730
Convertible notes / loans – liability	1,195
Total current liabilities	3,004
Total liabilities	3,553
Shareholders’ equity	5,466
Share capital	34,058
Number of Ordinary Shares (pre reverse stock split)	79,943,372
Number of Ordinary Shares (post reverse stock split)	19,985,843

Balance Sheet Data	Fiscal Year Ended December 31, 2022 (audited)	Fiscal Year Ended December 31, 2021 (audited)	Fiscal Year Ended December 31, 2020 (audited)
Cash	2,578	5,745	4,769
Total current assets	5,244	8,222	6,184
Intangible assets	3,190	3,253	3,342
Total assets	10,382	11,909	11,573
Trade and other payables	588	22	19
Convertible notes – liability	726	2,858	2,489
Total current liabilities	2,284	3,568	3,713
Total liabilities	2,799	3,602	4,002
Shareholders’ equity	7,583	8,307	7,571
Share capital	30,786	30,766	26,973
Number of Ordinary Shares (pre reverse stock split)	76,638,372	76,618,372	75,722,348
Number of Ordinary Shares (post reverse stock split)	19,159,593	19,154,593	18,930,587

11

(in thousands except earnings per share) Statement of Operations Data	Six Months Ended June 30, 2023 (unaudited)	Six Months Ended June 30, 2022 (unaudited)
Sales revenue	405	241
Cost of sales	222	92
Gross profit	183	149
Other income	104	159
Selling and distribution expenses	(214)	(155)
General and administration costs	(5,119)	(3,642)
Operating loss	(5,046)	(3,489)
Finance expense	(55)	(25)
Finance income	19	4
Realized foreign exchange gain / (loss)	13	64
Unrealized foreign exchange (loss) / gain	(36)	(167)
Loss before income tax	(5,105)	(3,613)
Income tax	-	-
Net loss	(5,105)	(3,613)
Other comprehensive income / (loss)	(88)	(89)
Total comprehensive loss for the period	(5,193)	(3,702)
Comprehensive loss attributable to equity holders of the parent	(5,100)	(3,601)
Basic (loss) per common share in cents (post reverse stock split)	(26.15)	(18.34)
Diluted (loss) per common share in cents (post reverse stock split)	(26.15)	(18.34)

Statements of Operations Data (Presented in AUD except share information)

(in thousands except earnings per share) Statement of Operations Data	Fiscal Year Ended December 31, 2022 (audited)	Fiscal Year Ended December 31, 2021 (audited)	Fiscal Year Ended December 31, 2020 (audited)
Sales revenue	862	2,197	1,793
Cost of sales	311	400	1,085
Gross profit	551	1,797	708
Other income	299	463	139
Selling and distribution expenses	(479)	(359)	(321)
General and administration costs	(8,307)	(5,095)	(5,915)
Impairment gains / (losses) on receivables and prepayments	(217)	508	12
Operating loss	(8,153)	(2,686)	(5,377)
Finance expense	(64)	(40)	(60)
Finance income	13	7	6
Share of loss of associate	-	-	(80)
Unrealized foreign exchange gain / (loss)	(167)	(166)	502
Realized foreign exchange gain / (loss)	89	45	(441)
Fair value gain on revaluation of investment in associate	-	-	240
Loss before income tax	(8,282)	(2,840)	(5,210)
Income tax	(1)	(43)	(1)
Net loss from continuing operations	(8,283)	(2,883)	(5,211)
Net loss from discontinued operations	-	-	(197)
Other comprehensive income / (loss)	(231)	(364)	159
Total comprehensive loss for the period	(8,514)	(3,247)	(5,249)
Comprehensive loss attributable to equity holders of the parent	(8,331)	(3,027)	(5,149)
Basic (loss) per common share in cents (restated post reverse stock split)	(42.28)	(14.05)	(28.49)
Diluted (loss) per common share in cents (restated post reverse stock split)	(42.28)	(14.05)	(28.49)

Exchange Rate Information

Our financial statements are presented in AUD. The following table sets forth information concerning exchange rates between the AUD and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

(US$ per AUD 1)

Period	Period End	Period Average
Year ended December 31, 2020	0.7702	0.6906
Year ended December 31, 2021	0.7256	0.7514
Six months ended June 30, 2022	0.6889	0.7195
Year ended December 31, 2022	0.6775	0.6947
Six months ended June 30, 2023	0.6630	0.6764

Source: Reserve Bank of Australia

12

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

13

Risks Relating to Doing Business in China

(1)	Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the PRC government have had a positive effect on the economic development of the country. The reformed economic infrastructure and legal systems, however, may be subject to abrupt adjustments by the government. These adjustments, especially in the following areas, could either benefit or damage our operations and profitability:

●	Level of government involvement in the economy;
●	Control of foreign exchange;
●	Methods of allocating resources;
●	International trade restrictions; and
●	International conflict.

The PRC economy differs from the economies of most member countries of the Organization for Economic Cooperation and Development, or the OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the PRC economy was similar to those of the OECD member countries.

Furthermore, due to the existence of unpublished rules and policies, and since newly issued PRC laws and regulations may have expected and unexpected retrospective effects, we may not be aware of a violation of certain PRC laws, regulations, policies or rules until after the event.

(2)	Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely.

The audit report included in this prospectus was issued by UHY Haines Norton (“UHY”) an Australian-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing UHY in the future or of engaging any auditor not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

(3)	Although the audit report included in this prospectus was issued by Australian auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.

The audit report included in this prospectus was issued by UHY Haines Norton, an Australian-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing UHY in the future or of engaging any auditor not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the Australia to undergo regular inspections to assess its compliance with the laws of the Australia and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is Australian-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

Before December 2022, the PCAOB was unable to conduct inspections in China without the approval of Chinese government authorities. If the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

14

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Under a Statement of Protocol signed in August 2022 by the PCAOB with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, the PCAOB and the PRC created a framework for compliance with the HFCA Act that allows the PCAOB sole discretion to select audit firms for review, provides PCAOB inspectors and investigators access to complete audit work papers and gives the PCAOB the ability to directly interview and take testimony from audit personnel. From September to November 2022, PCAOB staff conducted inspections and investigations in China and Hong Kong to verify that the access provided by the Statement of Protocol was sufficient to establish compliance with the HFCA Act.

On December 15, 2022, the PCAOB announced that it was able to inspect and investigate issuer audit engagements of PCAOB-registered accounting firms headquartered in the PRC and Hong Kong in a manner consistent with the Holding Foreign Companies Accountable Act (HFCA Act). As a result, China-based issuers will have continued access to U.S. capital markets while compliance is maintained.

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers of our PRC subsidiaries, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities.

(4)	China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

The bulk of our net revenues are derived from customers where the subsidiary is located in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations. If the PRC government determines that the arrangements constituting part of our corporate structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our Ordinary Shares may decline in value or become worthless if we are unable to assert our control rights over the assets of our PRC subsidiaries.

(5)	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

In China, for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside the PRC, is subject to the foreign exchange control.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange (“SAFE”), have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future.

15

Any loans to our PRC subsidiaries in China, which is treated as a foreign-invested enterprise under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiaries in China to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties.

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China.

(6)	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an Australian holding company conducting some of our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiaries in China.

Any loans to our PRC subsidiaries in China, which is treated as a foreign-invested enterprise under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiaries in China to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

16

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

(7)	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Our PRC subsidiary, Beroni Tianjin receives revenues in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares.

(8)	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the SAFE Circular 37 on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 and its implementing rules require PRC residents to register with banks designated by local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with the PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.”

Mr. Jacky Boqing Zhang, together with other PRC residents, who are our beneficial owners, have filed the above-mentioned foreign exchange registration. However, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners, and there can be no assurance that all of our PRC-resident beneficial owners will comply with relevant SAFE regulations. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject the beneficial owners or our PRC subsidiaries to fines and legal sanctions.

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Furthermore, since it is unclear how those SAFE regulations, and any future regulation concerning offshore or cross-border transactions, will be further interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

(9)	Because most of our revenues are derived from China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

We are subject to a variety of laws and regulations that involve matters important to, or may otherwise impact, our business, including, among others, provision of biomedical services, talent intermediary services, information security and censorship, foreign exchange and taxation. The introduction of new products and services may subject us to additional laws, regulations, or other government scrutiny.

These laws and regulations are continually evolving and may change significantly. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the rapidly evolving industry in which we operate. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. These laws and regulations may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development of new services,
●	Result in negative publicity, increase out operating costs,
●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practice.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products and services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as the value of our Ordinary Shares.

Any actions that may be taken by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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(10)	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022. Pursuant to Article 2 of Measures for Cybersecurity Review (2021 version), the purchase of network products and services by critical information infrastructure operator and the data processing activities carries out online platform operators, which affects or may affect national security, shall be subject to cybersecurity review in accordance with the present Measures. Pursuant to Article 7, an online platform operator who possesses the personal information of more than 1 million users shall declare to the Office of Cybersecurity Review for cybersecurity review.

On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments). Article 13 of the Network Internet Data Protection Draft Regulations (draft for comments) reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review in compliance with relevant national regulations.

Beroni Tianjin does not have its own e-commerce platform. It sells products through third-party e-commerce platforms, such as JD.com, Tmall, Douyin and WeChat. Therefore, Beroni Tianjin is not among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. Beroni Guangdong has not started its R&D business and its intended business scope does not contain e-commerce matter. Therefore, the business of our PRC subsidiaries does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. However, since the Measures for Cybersecurity Review (2021 version) just became effective on February 15, 2022, it is unclear on how it will be interpreted and implemented by the relevant PRC authorities. In addition, since the deadline for feedback of the Network Internet Data Protection Draft Regulations (draft for comments) is December 13, 2021 and the formal Network Internet Data Protection Regulations is not promulgated, it is unclear on how it will be amended by the relevant PRC authorities. As of the date of this prospectus, our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the relevant PRC authorities, and has not received any requirements to obtain permissions from relevant PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by relevant PRC authorities.

(11)	If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing which stipulate that the China-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

Beroni Group Limited is an Australian holding company that conducts its operations through its wholly owned and majority owned subsidiaries and is already listed on the National Stock Exchange in Australia and OTCQB in the USA. In February 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) which came into effect on March 31, 2023. We have been advised by our PRC counsel, Celue Law Firm, whose opinion we have relied upon, that we are not required to make such a filing with the CSRC. For further details, please refer to risk factor (12) in this section.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022. Pursuant to Article 2 of Measures for Cybersecurity Review (2021 version), the purchase of network products and services by critical information infrastructure operator and the data processing activities carries out online platform operators, which affects or may affect national security, shall be subject to cybersecurity review in accordance with the present Measures. Pursuant to Article 7, an online platform operator who possesses the personal information of more than 1 million users shall declare to the Office of Cybersecurity Review for cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments). Article 13 of the Network Internet Data Protection Draft Regulations (draft for comments) reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review in compliance with relevant national regulations.

As of the date of this prospectus, our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to non-PRC investors or were denied such permissions by any PRC authorities.

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(12)	Although we are currently not required to obtain approval from any of the PRC central or local government to obtain any approval in connection with this offering, our operations may be adversely affected in the future, directly or indirectly, by existing or future relevant laws and regulations if the PRC government takes the view that its approval is required.

We are and will be subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The Chinese government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. The Chinese government’s exertion of more control over overseas listing of, offerings conducted overseas by and/or foreign investment in China-based companies could result in a material change in our operations, significantly limit or completely hinder our abilities to offer or continue to offer securities to foreign investors, and cause the value of our Ordinary Shares to significantly decline or be worthless.

On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) which took effect on March 31, 2023. Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall also be subject to filing requirement within three business days after the completion of the offering. In connection with the Trial Measures, on February 17, 2023 the CSRC also published the Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises (the “Notice on Filing Management Arrangements”). According to the Notice on Filing Management Arrangements, issuers that have already been listed in an overseas market before March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering.

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According to the Notice on Filing Management Arrangements, the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023 shall not be required to perform filing procedures for the completed overseas securities issuance and listing.

Under the Trial Measure section 15, filing with the CSRS is required for indirect overseas listing offerings and listings, if both of the following conditions are met:

(i) 50% or more of any of the indicators of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and

(ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

Based on our understanding of the current PRC laws and regulations, no prior permission for this offering is required under the PRC laws on the basis that Beroni Group has the majority of its principal business activities conducted outside China. Specifically, the three out of our four principal business activities of the Company, which are research and development of anti-cancer drugs and cell therapies and detection and diagnosis of infectious diseases, are conducted through its subsidiaries in Australia, Japan and the USA respectively; (ii) the main places of business, which are laboratories and offices, are located outside China; (iii) the Company has seven (7) key management personnel who are in charge of the business operations and management of the Company and four (4) of them are not Chinese citizens and are domiciled outside the PRC. Also, majority of the senior managers of the Company’s subsidiaries are not Chinese citizens nor domiciled in PRC. Therefore, although majority of the Company’s revenues are from China due to e-commerce sales of pharmaceutical and healthcare products, the majority of its principal business activities are not conducted in China and also the majority of its senior managers are non-Chinese nor domiciled in China. As such, Beroni Group does not meet the second (ii) condition, i.e. the business condition as prescribed in the Trial Measures. Given that the two conditions are not both met, Beroni does not need to fulfil the CSRC filling procedure.

As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities.

As advised by the PRC counsel Celue Law Firm, Beroni does not meet the definition of an indirect overseas listing and as such, it does not have to seek approval from the CSRC before it can list its Ordinary Shares on Nasdaq. However, there remains some uncertainty as to how the Trial Measures will be interpreted and if the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC governmental authorities. According to the Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 (approximately US$139,946) and RMB10,000,000 (approximately US$ 1,399,462). Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 (approximately US$ 69,973) to RMB5,000,000 (approximately US$ 699,731). Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000. These risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

(13)	Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct some of our business through our operating subsidiaries in China. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

(14)	The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

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Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy and any regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

(15)	Restrictions on currency exchange may limit our ability to use our revenue effectively.

Presently, our sales are mainly denominated in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or other payments in U.S. dollars. Although the PRC government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investments and loans, is subject to governmental approval and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Further, any significant change in the value of the Australian dollar may have a material adverse effect on the value of our products in U.S. dollars. More specifically, if we decide to convert our Australian dollars into U.S. dollars for any business purpose, appreciation of the U.S. dollar against the Australian dollar would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our initial public offering into Australian dollars for our operations, appreciation of the Australian dollar against the U.S. dollar would have an adverse effect on the Australian dollar amount we would receive from the conversion. Consequently, appreciation or depreciation in the value of the Australian dollar relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As a result of such foreign currency fluctuations, it could be more difficult to detect underlying trends in our business and results of operations.

(16)	Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our Ordinary Shares will be indirectly affected by the foreign exchange rate among the U.S. dollar, AUD and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividends we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

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Since July 2005, RMB has no longer been pegged to U.S. dollars. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, RMB may appreciate or depreciate significantly in value against U.S. dollars in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Currently, some of our raw materials and major equipment are imported. In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increases on to our customers, our profitability and operating results will suffer. In addition, if our sales to international customers grow, we will be increasingly subject to the risk of foreign currency depreciation.

(17)	Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions, pay dividends to you and otherwise fund and conduct our business.

Our PRC subsidiary, Beroni Tianjin is still incurring operating losses at this stage. The PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to our offshore parent company and other subsidiaries. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10.0% of their annual after-tax profits determined in accordance with PRC generally accepted accounting principles to a statutory general reserve fund until the amounts in such fund reach 50.0% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Since the initial public offering of Beroni Group in Australia, we have remitted AUD500,000 (in June 2017) to our China subsidiary from the Australian holding company. Beroni Tianjin has, however, not paid any dividends or remitted other payments to the parent company or other subsidiaries due to the fact that it has not generated any after-tax profits since the Group was formed. Given the recent operating losses and the need to invest in other entities and clinical trials, Beroni Group has not declared or distributed any dividends to its shareholders. The Group has made cross-border payments between Australia, Japan and the USA for purposes of investment and working capital injection without restrictions and limitations.

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(18)	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit the ability of our PRC subsidiaries to distribute profits to us or otherwise materially adversely affect us.

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicle, or Circular 37, which was promulgated by SAFE, and became effective on July 4, 2014, (1) a PRC resident must register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or an Overseas SPV, that is directly established or controlled by the PRC resident for the purpose of conducting investment or financing; and (2) following the initial registration, the PRC resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change in the Overseas SPV’s PRC resident shareholder, name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division.

We have requested the beneficial holders of our Ordinary Shares who are PRC residents to register with the relevant branch of SAFE in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries pursuant to Circular 37 or the predecessor regulation of Circular 37, namely the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, as the case may be. Because of uncertainty over how Circular 37 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.

In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 37. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures.

(19)	We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Circular 7. Pursuant to Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to Circular 7, where the payor fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises.

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(20)	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other U.S. laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the relevant statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. PRC anti-corruption laws also strictly prohibit bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors may engage in conduct for which we might be held responsible. Particularly, most of the hospitals and inoculation centers in China are state-owned entities, whose employees may be recognized as foreign government officials for the purpose of FCPA. Therefore, any payments, expensive gifts or other benefits provided to an employee of the state-owned hospital or inoculation center may be deemed violation of FCPA. Violations of FCPA or PRC anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, prospects, operating results and financial condition. In addition, the U.S. government may seek to hold us liable for successor liability under FCPA violations committed by companies in which we invest or that we acquire.

(21)	Implications of Being an Emerging Growth Company, a Foreign Private Issuer, and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act”, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not decided whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our Ordinary Shares less attractive as a result. The result may be a less active trading market for our Ordinary Shares and the price of our Ordinary Shares may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt in” to such extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed US$1.07 billion, (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

We are incorporated in Australia, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. As a foreign private issuer, we may take advantage of certain provisions in the NASDAQ listing rules that allow us to follow Australian law for certain corporate governance matters. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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Risks Related to our Business

The requirements to obtain regulatory approval of the U.S. FDA and regulators in other jurisdictions can be costly, time-consuming, and unpredictable. If we or our collaborators are unable to obtain timely regulatory approval for our product candidates, our business may be substantially harmed.

The Company has positioned itself as an international biopharmaceutical enterprise dedicated to the innovation and commercialization of drugs and therapies to combat various global diseases such as cancer and infectious diseases. Its diversified portfolio now comprises a US FDA approved virus diagnostic kit, an e-commerce distribution network for the sale of pharmaceutical products and a development pipeline targeting oncology and cell therapies.

In the USA, the Company has been working on the commercialization of the diagnostic kit developed by Columbia University for detecting zika, dengue, chikungunya and west Nile viruses. The product is now ready for mass production and the Company intends to promote it to countries with severe outbreaks in the past few years.

The regulatory approval process is expensive, and the time and resources required to obtain approval from the FDA or other regulatory authorities in other jurisdictions to sell any product candidate is uncertain and approval may take years. Whether regulatory approval will be granted is unpredictable and depends upon numerous factors, including the discretion of the regulatory authorities. For example, governing legislation, approval policies, regulations, regulatory policies, or the type and amount of preclinical and clinical data necessary to gain approval may change during the course of a product’s clinical development and may vary among jurisdictions.

Further, regulatory requirements have changed frequently and may continue to change in the future. Any regulatory review committees and advisory groups and any contemplated new guidelines may lengthen the regulatory review process, require us to perform additional studies, increase our development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of our product candidates or lead to significant post-approval limitations or restrictions. As we advance our products, we will be required to consult with these regulatory and advisory groups and comply with applicable guidelines. If we fail to do so, we may be required to delay or discontinue development of our products and therapies. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a product to market could decrease our ability to generate sufficient revenue to maintain our business.

Our products could fail to receive regulatory approval for many reasons, including the following:

●	we may be unable to successfully complete our ongoing and future clinical trials;

●	we may be unable to demonstrate to the satisfaction of the FDA or other regulatory authorities that a product is safe, pure, and potent for any or all of a product’s proposed indications;

●	we may be unable to demonstrate that a product or therapy’s benefits outweigh the risk associated with each;

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●	the FDA or other regulatory authorities may disagree with the design or implementation of our clinical trials;

●	the results of clinical trials may not meet the level of statistical significance required by the FDA or other regulatory authorities for approval;

●	the FDA or other regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

●	a decision by the FDA, other regulatory authorities or us to suspend or terminate a clinical trial at any time;

●	the approval policies or regulations of the FDA or other regulatory authorities outside of the United States may significantly change in a manner rendering our clinical data insufficient for approval.

Our inability to successfully research and develop new products could have an adverse effect on our future growth.

We believe that the successful development of products can be affected by many factors. Products that appear to be promising in the early phases of research and development may fail to be commercialized for various reasons, including the failure to obtain the necessary regulatory approvals. In addition, the research and development cycle for any new medicine is a relatively lengthy process. Also, we cannot guarantee that we will receive the necessary approvals from relevant authorities for the production of our newly developed products. Even if such products could be successfully commercialized, we cannot assure you that they will be accepted by the market as anticipated.

In China, as mandated by a National Medical Products Administration (NMPA) (formerly known as CFDA) notice promulgated on July 22, 2015, all pharmaceutical enterprises that are in the process of registration application are required to inspect the data from the clinical trials and report the inspection results to the NMPA and to withdraw the registration application should any deficiency surface from such inspection.

From July 22, 2015 to August 25, 2015, 1,622 registration applications underwent self-inspection, after which 67% continued with data submission, 20% were withdrawn, and 12% were accompanied by a request to waive the clinical trials.

The three typical reasons for application withdrawals include:

●	insufficiency of application documents;

●	quality issue uncovered from trial data;

●	voluntary withdrawal to improve the quality of clinical trial data.

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Given the uncovered quality issues and rising costs for clinical trials, certain small drug manufacturers may face increased difficulty in submitting new registration applications, which could accelerate the NMPA’s overall review process. We cannot assure you, however, that our registration applications will benefit from this new NMPA practice. The new product launches by Beroni Tianjin may be delayed or aborted and any forced or voluntary withdrawal of our other products in the process of registration application in the future should quality issues be uncovered from the inspection of the relevant clinical trial data. Such delay or abortion could have a material adverse effect on our results of operations, financial condition and prospects.

Risks associated with clinical trials

Clinical trials are expensive, time consuming and difficult to design and implement. Even if the results of our clinical trials are favorable, the clinical trials are expected to continue for several years and may take significantly longer to complete.

Regulatory authorities may suspend, delay or terminate the clinical trials at any time for various reasons, including, but not limited to:

●	changes in applicable regulatory policies and regulations;
●	failure to design appropriate clinical trial protocols, or regulatory concerns with the product candidate;
●	failure to obtain appropriate ethics approval for the clinical trial; discovery of serious or unexpected toxicities or side effects experienced by trial participants;
●	lack of effectiveness of any product during clinical trials;
●	unfavorable results from ongoing pre-clinical studies and clinical trials;
●	failure by the Company, trial operators, its employees, or contractors to comply with all applicable regulatory requirements relating to the conduct of clinical trials,

any of which could have a material adverse effect on the Company’s business, results of operations and financial condition.

In addition, the outcome of early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results.

It is difficult to predict the time and cost of product candidate development and subsequently obtaining regulatory approval.

The clinical trial requirements of the US FDA and comparable foreign regulatory authorities and the criteria used by these regulators to determine safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of such product candidates. We, and our current collaborators, or any future collaborators, may never receive approval to market and commercialize our PENAO product candidate in Australia or other countries. Even if we or a collaborator obtain regulatory approval, the approval may be for disease indications or patient populations that are not as broad as we intended or desired and may require labeling that includes significant use or distribution restrictions or safety warnings

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Our product candidate treats patients who are extremely ill, and patient deaths that occur in our clinical trials could negatively impact our business even if they are not shown to be related to our product candidates

In Australia, we are developing PENAO, which focusses on the treatment of cancer tumors. The patients who receive our product candidates are very ill due to their underlying diseases.

Generally, patients remain at high risk following their treatment with our product candidates and may more easily acquire infections or other common complications during the treatment period, which can be serious and life threatening. As a result, we may observe severe adverse outcomes during our Phase II trials for this product candidate, including patient death. If a significant number of study subject deaths were to occur, regardless of whether such deaths are attributable to our product candidate, our ability to obtain regulatory approval for the applicable product candidate may be adversely impacted and our business could be materially harmed.

Our inability to protect our systems and data from continually evolving cybersecurity risks or other technological risks, including as a result of breaches of our associated third parties, could affect our ability to conduct our business.

In conducting our business, we may process, transmit and store sensitive business information and personal information about our customers, vendors, and other parties. Some of this information is also processed and stored by our third-party service providers to whom we outsource certain functions and other agents, including our customers, which we refer to collectively as our associated third parties.

We may be a target of malicious third-party attempts to identify and exploit system vulnerabilities, and/or penetrate or bypass our security measures, in order to gain unauthorized access to our networks and systems or those of our associated third parties. In the context of the COVID-19 pandemic, the risk of such threats and attacks has increased, as virtual and remote working has become more widely used, and sensitive data is accessed by employees working in less secure, home-based environments. Such unauthorized access could lead to the compromise of sensitive, business, personal or confidential information. As a result, we proactively employ multiple methods at different layers of our systems to defend our systems against intrusion and attack and to protect the data we collect. However, we cannot be certain that these measures will be successful and will be sufficient to counter all current and emerging technology threats that are designed to breach our systems in order to gain access to confidential information.

Risks Related to Commercialization of Our Products

Our future commercial success depends upon attaining significant market acceptance of our products, if approved, among physicians, patients and healthcare payors.

Even when product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our products by physicians, payors and patients. Many potential market participants have limited knowledge of, or experience with, diagnostic kit products, so gaining market acceptance and overcoming any safety or efficacy concerns may be more challenging than for more traditional therapies. Our efforts to educate the medical community and third-party payors on the benefits of our products may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by the conventional therapies marketed by our competitors. We cannot assure you that our products will achieve the expected market acceptance and revenue if and when they obtain the requisite regulatory approvals. Alternatively, even if we obtain regulatory approval, that approval may be for indications or patient populations that are not as broad as intended or desired or may require labeling that includes significant will depend on a number of factors, including:

●	acceptance by physicians and patients of the product as a safe and effective treatment;

●	the cost, safety and efficacy of treatment in relation to alternative treatments;

●	the continued projected growth of markets for our various indications;

●	relative convenience and ease of administration;

●	the prevalence and severity of adverse side effects; and

●	the effectiveness of our, and our collaborators’, sales and marketing efforts.

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Market acceptance is critical to our ability to generate significant revenue. Any product candidate, if approved and commercialized, may be accepted in only limited capacities or not at all. If any approved products are not accepted by the market to the extent that we expect, we may not be able to generate significant revenue and our business would suffer.

Adverse economic conditions in our current markets, or internationally may harm our business, results of operations and financial condition.

Our principal sale activities are the sales of smoking control product (NicoBloc), air purifier, water filter, healthcare products and supplements, and cosmetics in China and Japan. Any future deterioration in the economy or the financial condition or performance of our customer base in these markets may materially and adversely affect our business, results of operations and financial condition. Any uncertainty arising out of economic conditions may affect our ability to manage normal relationships with our customers, suppliers and creditors and adversely affect our results of operations, cash flows and financial condition, or those of our customers, suppliers and creditors. Current or worsening economic conditions may adversely affect the ability of our customers to pay for our products and curtail their spending on healthcare generally. This could result in a decrease in the demand for our products, declining cash flows, longer sales cycles, slower adoption of new technologies and increased price competition. These conditions may also adversely affect certain of our suppliers, which could cause a disruption in our production capacities. Such reductions and disruptions could have a material adverse effect on our business operations. Additionally, our business may also be negatively affected by changes in economic conditions in other markets, particularly the United States and Europe, as well as by trends in the global economy. Geopolitical issues, such as recent trade conflicts, including uncertainty regarding trade tensions between the United States and China and resulting trade restrictions such as tariffs, have recently contributed to increasing uncertainties in global markets, and increases in protectionist trade policies more generally may also contribute to slower global macroeconomic growth. Epidemics such as virus outbreaks, including a further escalation of the recent outbreak of the novel coronavirus COVID-19, or seasonal influenza may also negatively affect economic conditions in the global economy. Because the components of our planning and forecasting depend upon estimates of economic activity in the markets that we serve, increasing economic uncertainties make it more difficult than usual to estimate our future revenue and required expenditures. If unexpected changes in economic conditions occur in the future, we may not be able to respond appropriately to the changing market conditions.

Ethical and other concerns surrounding the use of stem cells in cosmetics may negatively affect regulatory approval or public perception.

The use of stem cells has been the subject of considerable public debate, with many people voicing ethical, legal and social concerns related to their collection and use. Negative public attitudes toward stem cell therapy could also result in greater governmental regulation of stem cell therapies, which could harm our business. The use of these cells could give rise to ethical and social commentary adverse to us, which could harm the market demand for new products and depress the price of our Ordinary Shares.

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Additional government-imposed restrictions on, or concerns regarding possible government regulation of, the use of stem cells in research, development and commercialization could also cause an adverse effect on us by harming our ability to establish important partnerships or collaborations, delaying or preventing the development of certain products and therapies and causing a decrease in the price of our Ordinary Shares or by otherwise making it more difficult for us to raise additional capital. For example, concerns regarding such possible regulation could impact our ability to attract collaborators and investors. Also, existing and potential government regulation of stem cells may lead researchers to leave the field of stem cell research altogether in order to assure that their careers will not be impeded by restrictions on their work. This may make it difficult for us to find and retain qualified scientific personnel.

Our operating and financing activities expose us to foreign currency exchange and interest rate risks, which may adversely affect our revenues and profitability.

We are exposed to risks of foreign currency exchange rate fluctuations, particularly for the Chinese RMB against the AUD. Our consolidated financial statements, which are presented in AUD, are affected by fluctuations in foreign exchange rates. Changes in exchange rates affect the value of our equity investments and monetary assets and liabilities arising from business transactions in foreign currencies. They also affect the costs and sales proceeds of products or services that are denominated in foreign currencies. Despite measures undertaken by us to reduce or mitigate foreign currency exchange risks, foreign exchange rate fluctuations may hurt our business, results of operations and financial condition. Despite measures undertaken by us to mitigate our exposure against interest rate fluctuations, such fluctuations, whether due to ordinary course market movements or actions by central banks, may increase our operational costs, reduce the value of our financial assets or increase the value of our liabilities.

We may not be able to carry on our business if we lose any of the required permits and licenses.

Beroni Tianjin is required to obtain from various PRC governmental authorities certain permits and licenses, including permits for manufacturing and GMP certificates for each of our production facilities, as well as distribution permits.

Beroni Tianjin has obtained permits and licenses and GMP certificates as well as MDMEL required for the manufacturing and sales of our products. Our permits and licenses are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities, and the compliance standards may be subject to change from time to time. We intend to apply for the renewal of such permits and licenses when required by applicable laws and regulations. However, we cannot guarantee that Beroni Tianjin will be able to renew such permits and licenses in a timely manner, or at all. If we are unable to renew our permits and licenses or fail an inspection which would impair our permits and licenses, our business, prospects, financial condition and results of operations may be materially and adversely affected.

In addition, any changes in compliance standards, or any new laws or regulations that may prohibit or restrict our business activities or increase our compliance costs may adversely affect our operations and profitability.

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We do not have discretion to increase the prices of certain of our products, which are subject to the regional government tendering mechanism and/or reimbursement ceilings.

Prices of certain pharmaceutical products were subject to various price-related regulations. Effective on June 1, 2015, the NDRC removed the retail price ceilings for all drug products (except for anesthetics and category I antipsychotics) in China. However, even after the NDRC removed the price ceiling, the pricing of our products is still subject to provincial and local tendering mechanisms where we compete with other manufacturers in the price and quality of our products. In 2017, PRC central government implemented a series of healthcare reform measures, and regional governments adopted various forms of tendering policies accordingly. We have experienced significant delay in tendering progress in certain regions, primarily due to post-tender price negotiation at city-level hospitals. To date, the respective tendering in the two regional markets where we have the most presence has not been completed yet. Although currently there is no standardized tendering rule for plasma products across the country, some provinces may adopt a policy of on-line disclosure of tendering prices, which may narrow the differences in tenders among different provinces and make the tendering practice more uniform across the country. This may increase the price pressure since provinces intend to benchmark to the lowest nationwide prices.

In addition, retail prices of products fully or partially covered under the national insurance system are also affected by the reimbursement ceilings set out in the NDRL, which may be adjusted by the NDRC from time to time. A new edition of NDRL was launched in February 2017.

Because of the tender process and the reimbursement ceiling for certain of our products, we do not have discretion to increase the prices we charge our customers and distributors for such products above certain levels. We may not be able to increase our prices even if the cost of manufacturing our products increases as a result of increases in the cost of raw materials or other costs, and, our revenue and profitability would be adversely affected. If the margin of any of these products becomes prohibitively low, we may stop manufacturing such product, which may further adversely affect our revenue and profitability.

Our ability to increase the prices of our products is limited by general market conditions and intense competition.

Our pricing practices may also be affected by general market conditions and intense competition. To the extent the demand for our products declines or competition intensifies, we may decide to respond by reducing our prices in order to capture the declining market demand and maintain the competitiveness of our products. A change in our competitive environment could adversely affect our profitability and prospects” below. If the margin of any of our products becomes prohibitively low, we may stop manufacturing such product, which may further adversely affect our revenue and profitability.

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Our financial position and operations may be materially and adversely affected if our product liability insurance does not sufficiently cover our liabilities.

The use of our products in clinical trials and the sale of any products for which we obtain marketing approval exposes us to the risk of product liability claims. Product liability claims might be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our products and product candidates. If we cannot successfully defend against product liability claims, we could incur substantial liability and costs.

In addition, regardless of merit or eventual outcome, product liability claims may result in:

●	impairment of our business reputation;

●	withdrawal of clinical trials;

●	costs due to related litigation;

●	distraction of management’s attention from our primary business;

●	substantial monetary awards to patients or other claimants;

●	the inability to commercialize our products

The Product Quality Law of the PRC, or the Product Quality Law, was enacted in 1993 and revised in 2000. The Product Quality Law was enacted to protect the rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. Under the Product Quality Law, manufacturers who produce defective products may be subject to fines and production suspension, and in severe cases, be subject to criminal liability and may have their business licenses revoked.

The PRC Law on the Protection of the Rights and Interests of Consumers, or the Consumers’ Rights Law, was enacted in 1993 to further protect the legal rights and interests of consumers in connection with the purchase or use of goods and services. All businesses, including our business, must observe and comply with the Consumers’ Rights Law.

Part VII of Civil Law on Tort Liability was enacted in January 2021, which imposes liability on manufacturers for damages caused by defects in their products. If the defects are caused by third parties such as transporters or storekeepers, manufacturers may be entitled to claim for indemnification or contribution from such third parties for making compensation to the customers.

If the products sold by Beroni Tianjin are found to be defective and our insurance coverage is insufficient to cover a successful claim against us, our financial position and operations may be materially and adversely affected.

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We are subject to intense competition and may encounter increased competition from both local and overseas enterprises if PRC regulators relax the approval process for our products or international trade restrictions. A change in our competitive environment could adversely affect our profitability and prospects.

Beroni Tianjin faces intense competition from local and foreign entities that manufacture and sell products that compete with ours in China. These competitors may have more capital, better research and development resources, expanded manufacturing and marketing capabilities and more experience than we do. The biopharmaceutical manufacturing industry in China is highly regulated, and although we believe that compliance with the regulatory requirements pose a competitive barrier to enter into the Chinese market, over time, however, there may be new entrants. If the government relaxes these restrictions and allows more competitors to enter into the market, these competitors may have more capital, better research and development resources, more manufacturing and marketing capability and experience than us. Our operating results and financial condition may be adversely affected if competition intensifies, competitors reduce prices to gain market share, or competitors develop new products having comparable medicinal applications or therapeutic effects which are more effective or less costly than ours.

Beroni Tianjin also faces competition from imported products. In addition, we compete with foreign manufacturers that set up production facilities in China and compete directly with us. The increased supply of both domestic and foreign products in China may result in lower sales or lower prices for our products. We cannot assure you that we will remain competitive or that our profitability and prospects will not be adversely affected.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our success, to a certain extent, is attributable to the expertise and experience of our senior management and key research and technical personnel who carry out key functions in our operation. If we lose the service of any of our senior management or key research or technical personnel or fail to attract additional personnel with suitable experience and qualification, our business operations and research capability may be adversely affected.

Additionally, six of our seven directors are non-residents of the United States. Three directors reside in China and three reside in Australia. Substantially all of their assets are located outside the United States. Beroni Tianjin and Beroni Guangdong are entities with local management located in China. As a result, it may be difficult or impossible for you to enforce any judgments obtained from foreign courts against such persons and entities compared to other non-U.S. jurisdictions.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional companies, products or technologies. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management. The diversion of our management’s attention and any difficulties encountered in any integration process could have an adverse effect on our ability to manage our business. Future acquisitions would expose us to potential risks, including risks associated with the integration of new operations, technologies and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, relationships with employees, customers and suppliers as a result.

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We may lose our competitive advantage and our operations may suffer if we fail to prevent the loss or misappropriation of, or disputes over, our intellectual property or proprietary information.

We regard our intellectual property, particularly our patents and trade secrets, to be of considerable value and importance to our business and our success. We rely on a combination of patent, trademark and trade secret laws, as well as confidentiality agreements to protect our intellectual property rights. Failure to protect our intellectual property rights could harm our brands and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our patents and trade secrets, could result in the expenditure of significant financial and managerial resources.

A disruption in the supply of utilities, fire or other calamity at our manufacturing plant would disrupt production of our products and adversely affect our business.

The Nicobloc product sold by Beroni Tianjin is manufactured at our GMP facility in Tianjin, China. Other products that are sold are outsourced to various OEM manufacturers in China. For stem-cell cosmetic products, they are produced in Japan by a Japanese OEM manufacturer for Beroni customers in China and Japan. While we have not in the past experienced any calamities which disrupted production, any disruption in the supply of utilities, in particular, electricity or power supply, or any outbreak of fire, flood or other calamity resulting in significant damage at our facilities would severely affect our production and have a material adverse effect on our business, financial condition and results of operations.

We do not have insurance coverage for our products and our inventories of raw materials or business interruption. We cannot assure you that our insurance would be sufficient to cover all of our potential losses.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting. In addition, an attestation report on internal control over financial reporting issued by our independent registered public accounting firm may be required. While we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. Specifically, the Company has restated its consolidated financial statements for the financial years ended December 31, 2022 and 2021 and financial years ended December 31, 2021 and 2020 to reflect the impacts of the share consolidation completed in November 2023 in the statement of profit and loss and other comprehensive income for each year, and associated notes to the consolidated financial statements. The Company evaluated the cause for this restatement and determined that there was a material weakness in the controls over financial reporting. Additionally, the Company did not maintain an adequate segregation of duties with respect to internal control over financial reporting, given we have limited accounting personnel to enable and sufficiently evidence an independent review of complex financial reporting matters. There is also a lack of sufficient documentation surrounding our key investment assets.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of our shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the shares may not be able to remain listed on the Nasdaq Capital Market

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We face risks related to health epidemics and other outbreaks, including the coronavirus (COVID-19), which may cause business disruptions, resulting in a material, adverse impact to our financial condition and results of operations.

In recent years, there have been outbreaks of epidemics in various countries, including China (SARS), Middle East (MERS) and U.S. (Swine Flu). Recently, there was an outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world, including the U.S. and Europe. In March 2020, the World Health Organization declared the COVID-19 a pandemic. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of office buildings and facilities in many parts of the world.

Presently our revenues and our sales are mainly concentrated in China. Consequently, our results of operations may be adversely, and may be materially, affected, to the extent that the COVID-19 or any other epidemic harms the Chinese and global economy. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control. Potential impacts include, but are not limited to, the following:

●	temporary closure of offices, travel restrictions, cancellation of marketing and promotion activities and in person meetings or suspension of transportation of collectibles and artworks between our customers and our warehouse;
●	our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to market or invest in collectibles and artwork, which may materially adversely impact our revenue;
●	our customers may require additional time to pay us or fail to pay us at all, which could significantly increase the amount of accounts receivable and require us to record additional allowances for doubtful accounts. We have provided and may continue to provide significant incentives to existing and potential customers, which may in turn materially adversely affect our financial condition and operating results;
●	the operations of our business partners, such as appraisal firms and express delivery companies have been and could continue to be negatively impacted by the outbreak, which may negatively impact our services to our customers, or result in loss of customers or disruption of our business, which may in turn materially adversely affect our financial condition and operating results;
●	many of our customers and business partners are individuals and small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to a pandemic outbreak and slowing macroeconomic conditions. If the SMEs that we work with cannot weather the COVID-19 and the resulting economic impact, or cannot resume business as usual after a prolonged outbreak, our revenues and business operations may be materially and adversely impacted; and
●	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak, which could materially adversely affect our stock price.

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Because of the uncertainty surrounding the COVID-19 outbreak, the financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time, but our consolidated results for the first and second quarters of 2020 were adversely affected. Our total revenues in the last two quarters of 2020 have improved, and our total revenues in 2021 continued to improve over those in 2020 despite the global challenges posed by the recent outbreaks of the Delta/Omicron virus variants. However, in the first half of 2022, our sales in China were adversely affected by the COVID-19 lockdowns in various parts of China which had disrupted supply chains and forced factories to halt operations. China dismantled its zero-COVID policy and relaxed many restrictions in late 2022. Its borders were opened up in January 2023 and there are signs that its economy may be recovering. But there is no guarantee that our total revenues will grow or remain at the similar level year over year in 2023 and beyond if the pandemic is prolonged.

In general, our business could be adversely affected by the effects of epidemics or pandemic, including, but not limited to, the COVID-19, avian influenza, severe acute respiratory syndrome (SARS), the influenza A virus, Ebola virus, or other outbreaks. In response to an epidemic or other outbreaks, government and other organizations may adopt regulations and policies that could lead to severe disruption to our daily operations, including temporary closure of our offices and other facilities. These severe conditions may cause us and/or our partners to make internal adjustments, including but not limited to, temporarily closing down business, limiting business hours, and setting restrictions on travel and/or visits with clients and partners for a prolonged period of time. Various impacts arising from a severe condition may cause business disruptions, resulting in a material, adverse impact to our financial condition and results of operations.

If we are unable to satisfy our repayment obligations under certain convertible notes, we may be subject to litigation for collection of the amount due, or shareholders may face substantial dilution upon conversion of these notes.

In May 2020, we issued convertible promissory notes to one Japanese investor in the total principal amount of $2,073,600. These notes, which do not bear interest, are convertible to our Ordinary Shares at a conversion price of $1.728 per share (pre reverse stock split) or $6.912 per share (post reverse stock split). The notes were originally due in May of 2021, but the maturity date has been extended by agreement until May 2022 with an additional 5% shares to be issued to the investor upon conversion.

If we are unable to repay these notes in full on or before the extended maturity date, we may be subject to collection litigation. In the alternative, the noteholder may choose to exercise their conversion rights under the notes. If the notes were converted in their entirety, a total of approximately 315,000 Ordinary Shares (post reverse stock split) would be issuable to the noteholder, resulting in substantial dilution to our existing shareholders.

Subsequently on May 16, 2022, the Japanese investor has agreed to extend the maturity date to the official date of listing of the Company on the Nasdaq stock market and to convert all the convertible notes to Ordinary Shares upon maturity.

In January 2022, we issued convertible promissory notes to one Chinese investor for $500,000. These notes, which do not bear interest, are convertible to our Ordinary Shares at a conversion price of $7 per share (pre reverse stock split) or $28 (post reverse stock split). Conversion may occur at any time between the date of issue and the maturity date. The maturity date is one year and upon maturity, the Company must convert all convertible notes which are not yet converted to shares. The conversion price for the convertible notes has a price protection that if, upon the listing of the Company on the Nasdaq Stock Market or the New York Stock Exchange, the initial public offering price is lower than the US$7 (pre reverse stock split) or US$28 (post reverse stock split) conversion price, then the Company must issue such number of additional shares to the investor that would have been issued if the convertible notes were issued at the initial public offering price instead of the conversion price. The conversion of these notes would result in further dilution to our existing shareholders. However, in March 2023 the investor agreed to extend the maturity date of the convertible notes to the date of effectiveness of the Company’s listing of its Ordinary Shares on the Nasdaq Capital Market.

In April 2023, the Company entered into unsecured and interest-free convertible loan agreements with two investors for an aggregate principal loan amount of US$291,545. The loans are convertible at US$1.50 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchanger prior to the repayment date. The loans are repayable on 18 April 2024 unless converted earlier. The conversion of these loans would result in further dilution to our existing shareholders as 194,364 shares (post reverse stock split) would be issued to these investors. These convertible loans are to be repaid on April 18, 2024, however letters have been obtained from the noteholders in July 2023 to extend these to 18 October 2024, if the Nasdaq listing is further delayed. If we are unable to repay these notes in full on or before the extended maturity date, we may be subject to collection litigation. In the alternative, the lenders may choose to exercise their conversion rights under the loans. If the loans were converted in their entirety, a total of approximately 194,363 Ordinary Shares (post reverse stock split) would be issuable to the lenders, resulting in further dilution to our existing shareholders.

In July 2023, the Company entered into an unsecured interest-free convertible loan agreement with another investor for a principal loan amount of US$27,778. The loan is convertible at US$2.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchanger prior to the repayment date. The loan is repayable on 11 January 2025 unless converted earlier. If the loan was converted in its entirety, a total of approximately 13,889 Ordinary Shares (post reverse stock split) would be issuable to the lender, resulting in further dilution to our existing shareholders.

In September 2023, the Company entered into an unsecured and interest free convertible loan agreement with an investor for a principal loan amount of US$205,679. The loan is convertible at US$1.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 18 September 2024 unless converted earlier. If the loan was converted in its entirety, a total of approximately 205,679 Ordinary Shares (post reverse stock split) would be issuable to the lender, resulting in further dilution to our existing shareholders.

In October 2023, the Company entered into unsecured and interest free convertible loan agreements with investors for a total loan amount of US$2,000,000. The loan is convertible at US$1.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 10 October 2024 unless converted earlier. If the loans were converted in their entirety, a total of approximately 2,000,000 Ordinary Shares (post reverse stock split) would be issuable to the lenders, resulting in further dilution to our existing shareholders.

And in November 2023, the Company entered into another unsecured and interest free convertible loan agreement with a group of investors for a principal loan amount of US$410,397. The loan is convertible at US$1.00 per share (post-reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 8 November 2024 unless converted earlier. If the loan was converted in its entirety, a total of approximately 410,397 Ordinary Shares (post reverse stock split) would be issuable to the lender, resulting in further dilution to our existing shareholders.

If we are unable to make certain required milestone payments under our Shareholders Agreement with NewSouth Innovations Pty Limited (NSI) and PENAO Pty Ltd, our licensing rights to the PENAO cancer drug candidate could be jeopardized.

In June 2019, Beroni signed a shareholder agreement to acquire 40% of the total share capital of PENAO Pty Ltd with NewSouth Innovations Pty Limited (NSI) owning the other 60%. NSI is the subsidiary arm of the University of New South Wales. PENAO Pty Ltd is a company recently set up to take over from Cystemix Pty Ltd the development of the anti-cancer drug called PENAO for treatment of cancer tumours. In January 2021, PENAO Pty Ltd and NSI entered into a licensing agreement wherein it purchased license rights to the development of PENAO drug. In December 2020, Beroni and NSI agreed to vary the original shareholding agreement whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. Under the shareholding variation agreement, when new shares are issued to Beroni and NSI upon additional payments from the former, convertible notes will also be issued to NSI which will automatically be converted to shares upon the occurrence of key milestone events.

Beroni has so far paid AUD2.35 million to NSI for this investment and will pay a further AUD7.5 million over the next 2 years. In the event Beroni is not able to pay the additional AUD7.5 million, then PENAO Pty Ltd can issue on the same terms to NSI the shares which were to be issued to Beroni and Beroni will grant NSI an option to purchase all of the shares then held by Beroni for the lesser of the following and at NSI’s sole discretion:

●	the price per share paid by a genuine third-party investor for shares in PENAO Pty Ltd; or
●	at a 20% discount on the price paid by Beroni for the Beroni shares

If we are unable to satisfy our payment obligations under the Shareholders Agreement when due, our ownership of PENAO Pty Ltd, and by extension, our licensing rights to the PENAO cancer drug candidate, could be jeopardized.

There is substantial doubt about our ability to continue as a going concern

Our audited financial statements for the years ended 31 December 2022 and 2021, and 31 December 2021 and 2020 were prepared assuming that we will continue as a going concern. The Company has suffered recurring losses from operations in the past few years. These conditions raise substantial doubt on our ability to continue as a going concern. The report of our independent registered public accounting firm on our financial statements for the years ended 31 December 2022 and 2021 and also the report for the years ended 31 December 2021 and 2020 included an explanatory paragraph on the doubt of our ability to continue as a going concern in order to draw prospective investors’ attention to the relevant note in the financial statements for the years ended 31 December 2022 and 2021 and 31 December 2021 and 2020.

As discussed in Note 2 of the financial statements for the years ended 31 December 2022 and 2021, in Note 2 of the financial statements for the years ended 31 December 2021 and 2020, and in Note 2 of the interim condensed consolidated financial statements for the half years ended 30 June 2023 and 2022, our ability to continue as a going concern will be dependent upon management’s plans and execution, which includes raising additional capital either through the proposed public offering or raising funds through private equity, meeting expected sales forecasts, and that if in the event of not raising sufficient funds to meet its current cash flow forecasts, the Group will be able to reduce expenditure accordingly and negotiate loan extensions beyond September, October and November 2024, to be able to pay its debts as and when they fall due. If we are unable to close this offering, fail to meet our sales forecasts, or fail to extend our convertible loans or fail to raise additional capital in debt or equity financing on terms favorable to us, then we may be unable to achieve our objectives.

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Risks Relating to Doing Business in Japan

Japan is an emerging market in terms of revenue, and our current business and future growth could be materially and adversely affected if we experience a decline in engagement in Japan.

The Company sells stem-cell based cosmetic products and cell therapies through its subsidiary in Japan. Japan is an emerging market in terms of revenue. We generated 2.2%, 0.5% and 0.4% of our revenues in Japan in 2018, 2019 and 2020 respectively. In late 2019, our Japanese subsidiary sold stem-cell cosmetics worth about AUD 740,000 to our Chinese subsidiary which, in turn, sold them to the Chinese consumers in 2020.

As we move forward, we expect to derive a larger portion of our revenues from Japan in the near future. Our continuing growth will be dependent, at least in part, on maintaining or increasing revenues from consumers. In recent quarters, our consumer growth rate in Japan has slowed. Our current business and future growth could be materially and adversely affected if we experience a continued decline in consumers and engagement in Japan. Due to the importance of the Japanese market to our business, we are also subject to macroeconomic risks specific to Japan.

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In 2018, Beroni invested JPY100 million (AUD1.22 million) into a capital fund; the Youtokukai Foundation which was set up to fund the establishment and development of the Tokyo Ginza International Medical Clinic to be operated by Youtokukai, a medical group based in Japan specializing in regenerative medicine technology such as gene therapy, immune cell therapy, and stem cell therapy. The investment was to be fully redeemed after 30 June 2021. Due to the investment terms not being met by Youtokukai, Beroni has decided to withdraw from this investment and is seeking a refund for the full payment. In January 2020, Beroni has obtained a court injunction against Youtokukai to repay JPY130 million over 14 months. The repayment is guaranteed by a medical doctor of Youtokukai. Despite the court injunction, Youtokukai has missed the first 2 payments in January and February 2020. In view of the uncertainty of recovery and market condition in Japan, Beroni has decided to make a 100% credit loss provision against the debt. Any subsequent repayments received from Youtokukai will be taken as a reversal of expected credit loss provision.

Pursuant to a share subscription agreement signed with Dendrix Inc. on 8 April 2018, Beroni acquired 10,000 Ordinary Shares at an issue price of 20,000 Japanese Yen (JPY) per share, for a total investment of 200 million JPY (approximately AUD2.43 million dollars), representing 17.92% of the total share capital of Dendrix Inc. (Beroni did not subscribe to the second issue of 10,000 Ordinary Shares in Dendrix Inc. as provided in the share subscription agreement due to the latter company not fulfilling the pre-conditions for the second subscription.) Dendrix Inc. is a company based in Tokyo, Japan and was established in December 2012 to provide immune cell culture for treatment against malignant tumors. Due to a downturn in business, our investment in Dendrix Inc. has declined to a fair value of AUD1.30 million. Nevertheless, Beroni will continue to work with Dendrix Inc. to develop the cell therapy business in Japan. Subsequently in 2021, having considered its business prospects, we have decided to fully write off our investment in Dendrix Inc.

Risks Relating to our Ordinary Shares

The market price of our Ordinary Shares is volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings.

The market price of our Ordinary Shares is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of our Ordinary Shares to fluctuate significantly. These factors include, among others:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
●	changes in financial estimates by us or by any securities analysts who might cover our stock;
●	speculation about our business in the press or the investment community, including negative publicity and short seller reports that make allegations against us, even if unfounded;
●	significant developments relating to our relationships with our customers or suppliers;
●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
●	customer demand for our products;
●	investor perceptions of our industry in general and our Company in particular;
●	the operating and stock performance of comparable companies;
●	general economic conditions and trends;
●	major catastrophic events;

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●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
●	changes in accounting standards, policies, guidance, interpretation or principles;
●	loss of external funding sources;
●	sales of our Ordinary Shares, including sales by our directors, officers or significant shareholders in the future;
●	additions or departures of key personnel; and
●	investor perception of litigation, investigation or other legal proceedings involving us or certain of our individual shareholders or their family members;

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources. Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. For example, in July 2008, the securities markets in the United States, China and other jurisdictions experienced the largest decline in share prices since September 2001. These market fluctuations may adversely affect the price of our Ordinary Shares and other interests in our Company at a time when you want to sell your interest in us.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. However, the lapse or waiver of the lock up restrictions discussed elsewhere in this prospectus or any sale or perception of a possible sale by our shareholders, and any related decline in the market price of our ordinary shares, could impair our ability to raise capital. Separately, additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to ordinary shareholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our ordinary shares. If we issue additional equity securities, existing shareholders will experience dilution, and the new equity securities could have rights senior to those of our ordinary shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future securities offerings reducing the market price of our ordinary shares and diluting their interest.

An active trading market for our Ordinary Shares may not develop or be liquid enough for you to sell your Ordinary Shares quickly or at market price.

If an active public market in the United States for the Ordinary Shares does not develop after this offering, the market price and liquidity of the Ordinary Shares may be adversely affected. While we intend to apply for the listing of the Ordinary Shares on NASDAQ, a liquid public market in the United States for the Ordinary Shares may not develop or be sustained after this offering. The price at which the Ordinary Shares are traded after this offering may decline below the initial public offering price, which means you may experience a decrease in the value of your Ordinary Shares regardless of our operating performance or prospects. In the past, following periods of volatility in the market price of a company’s securities, shareholders often instituted securities class action litigation against that company. If we were involved in a class action suit, it could divert the attention of senior management and, if adversely determined, could have cause us significant financial harm.

Investors purchasing the Ordinary Shares will suffer immediate and substantial dilution.

We may also issue additional Ordinary Shares and other securities in the future that may result in further dilution of your Ordinary Shares. See “Dilution” for a calculation of the extent to which your investment will be diluted.

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As a foreign private issuer, we are permitted to file less information with the SEC than a company incorporated in the United States. Accordingly, there may be less publicly available information concerning us than there is for companies incorporated in the United States.

As a foreign private issuer, we are exempt from certain rules under the Exchange Act, that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as a company that files as a U.S. company whose securities are registered under the Exchange Act, nor are we required to comply with the SEC’s Regulation FD, which restricts the selective disclosure of material non-public information. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a domestic issuer.

Stock prices of companies that have business operations in China have fluctuated widely in recent years, and the trading prices of our Ordinary Shares are likely to be volatile, which could result in substantial losses to investors.

The trading prices of our Ordinary Shares are likely to be volatile and could fluctuate widely in response to factors beyond our control. For example, if one or more of the industry analysts or ratings agencies who cover us downgrades us or our Ordinary Shares, or publishes unfavorable research about us, the price of our Ordinary Shares may decline. If one or more of these analysts or agencies cease to cover our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares or trading volume to decline. In addition, the performance and fluctuation of the market prices of other companies that have some China-based, U.S.-listed healthcare activities may affect the volatility in the price of and trading volume for our Ordinary Shares. In recent years, a number of PRC companies that have some operations in China have listed their securities or are in the process of preparing for listing their securities, on U.S. stock markets. Some of these companies have experienced significant volatility, including significant price declines following their initial public offerings. The trading performances of the securities of these companies’ securities at the time of or after their offerings may affect the overall investor sentiment towards companies that have some operations in China and have listed in the United States and consequently may affect the trading performance of our Ordinary Shares. These broad market and industry factors may significantly affect the market price and volatility of our Ordinary Shares, regardless of our actual operating performance.

Stock prices of companies with business operations primarily in Australia have fluctuated widely in recent years, and the trading prices of our Ordinary Shares are likely to be volatile, which could result in substantial losses to investors.

The trading prices of our Ordinary Shares are likely to be volatile and could fluctuate widely in response to factors beyond our control. For example, if one or more of the industry analysts or ratings agencies who cover us downgrades us or our ordinary share, or publishes unfavorable research about us, the price of our Ordinary Shares may decline. If one or more of these analysts or agencies cease to cover our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares or trading volume to decline. In addition, the performance and fluctuation of the market prices of other Australia-based, U.S.-listed healthcare companies may affect the volatility in the price of and trading volume for our Ordinary Shares. In recent years, a number of Australia-based companies have listed their securities or are in the process of preparing for listing their securities, on U.S. stock markets. Some of these companies have experienced significant volatility, including significant price declines following their initial public offerings. The trading performances of the securities of these Australia-based companies’ securities at the time of or after their offerings may affect the overall investor sentiment towards Australia-based companies listed in the United States and consequently may affect the trading performance of our Ordinary Shares. These broad market and industry factors may significantly affect the market price and volatility of our Ordinary Shares, regardless of our actual operating performance.

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In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for specific business reasons. Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. We cannot assure you that these factors will not occur in the future again. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. If we were involved in a class action lawsuit, it could divert the attention of senior management, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Doing Business in Australia

Anti-takeover provisions in our constitution and our right to issue preference shares could make a third-party acquisition of us difficult

Some provisions of our Constitution may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that only require one-third of our board of directors to be elected annually and, subject to the Corporations Act and NSX Listing Rules while listed on the NSX, authorize our board of directors to issue an unlimited number of shares of capital stock and preference shares in one or more series and to designate the price, rights, preferences, privileges, conditions or restrictions (whether in regard to dividend, voting, return of capital or otherwise) of such preference shares as set out in our Constitution or in a Special Resolution. In addition, while listed on the NSX, the NSX Listing Rules prevent a company from issuing more than 15% of its issued capital in a 12 month period without obtaining shareholders approval.

Australian takeover laws may discourage takeover offers being made for us or may discourage the acquisition of a large number of shares

We are incorporated in Australia and are subject to the takeover laws of Australia. Among other things, we are subject to the Corporations Act, 2001 (Corporations Act). Subject to a range of exceptions, the Corporations Act prohibits the acquisition of a direct or indirect interest in our issued voting shares if the acquisition of that interest will lead to a person’s voting power in us increasing to more than 20%, or increasing from a starting point that is above 20% and below 90%. Australian takeover laws may discourage takeover offers being made for us and may discourage the acquisition of a significant position in our Ordinary Shares. This may have the ancillary effect of entrenching our board of directors and may deprive or limit our shareholders’ opportunity to sell their Ordinary Shares and may further restrict the ability of our shareholders to obtain a premium from such transactions.

Our constitution and Australian laws and regulations applicable to us may adversely affect our ability to take actions that could be beneficial to our shareholders

As an Australian company, we are subject to different requirements than a corporation organized under the laws of the United States. Our Constitution as well as the Corporations Act set out various rights and obligations that are unique to us as an Australian company. These requirements may operate differently than those of many US companies. Prior to investing in the Ordinary Shares, you should carefully review the summary of these matters set out under the section, “Description of Share Capital” as well as our Constitution, which is included as an annexure to this registration statement to which this prospectus forms a part.

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Australian companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests

Australian companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedure and defenses that may be available in respect to any such action, may result in the rights of shareholders of an Australian company being more limited than those of shareholders organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

You may have difficulty enforcing judgments against us.

We are a company incorporated under the laws of Australia. Though only one of our businesses is conducted in China, namely e-commerce sales of pharmaceutical and healthcare products, the majority of our revenues in the last three years are derived from China. In addition, most of our directors and officers are nationals and residents of countries other than the United States and substantially all the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States against the Company or its directors or to enforce against them any of the judgments, including those obtained in original actions or in actions to enforce judgements of the U.S Courts, predicated upon the civil liability provisions of the federal or state securities laws of the United States.

Australian courts are unlikely to recognize or enforce against us judgements of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against us, in original actions brought in Australia, based on certain liability provisions of US Securities laws that are penal in nature. There is no statutory recognition in Australia of judgements obtained in the United States, although the courts of Australia may recognize and enforce the non-penal judgement of a foreign court of competent jurisdiction without retrial on the merits, upon being satisfied about all the relevant circumstances in which that judgment was obtained.

There is also uncertainty as to whether the PRC courts would recognize or enforce judgments of U.S. courts. Although recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law, recognition and enforcement of a foreign judgment by PRC courts depend on treaties or reciprocity between China and the country where the judgment is made. The recognition and enforcement of foreign judgments in China are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in Australia. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against a company in the PRC for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of Australia and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Ordinary Shares. Accordingly, investors must be prepared to rely on sales of their Ordinary Shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Ordinary Shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As an Australian company, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NASDAQ corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy under NASDAQ corporate governance listing standards.

As an Australian company listed on NASDAQ, we are subject to NASDAQ corporate governance listing standards. However, NASDAQ rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in Australia, which is our home country, may differ significantly from NASDAQ corporate governance listing standards. For example, neither the Corporations Act nor our Constitution requires a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. Except as disclosed in “Item Schedule 1 6(b) of our Corporate Governance Plan”, we have not taken any exemption from the NASDAQ corporate governance rules to follow our home country practices. However, if we choose to follow any home country practice in the future, our shareholders may be afforded less protection than they otherwise would under NASDAQ corporate governance listing standards applicable to U.S. domestic issuers.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;
●	fluctuations in interest rates;
●	our expectations regarding demand for and market acceptance of our products;
●	competition in our industry; and
●	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the shared workspace and consulting services marketplace industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$   million after deducting underwriting discounts and commissions, expense allowance, and the estimated offering expenses payable by us and based upon an assumed initial public offering price of $   per Ordinary Share (excluding any exercise of the underwriters’ over-allotment option).

We currently intend to use the net proceeds from this offering as follows:

●	approximately $[10] million to commence our currently planned phase II clinical trials for the PENAO product candidate which will be conducted in Australia and China;

●	approximately $[10] million to advance gamma delta T-cell therapy through phase I and II clinical trials in China and Japan;

●	We expect to use the remainder $[ ] million of the net proceeds from this offering, as well as our existing cash and cash equivalents, for general corporate purposes, which may include working capital needs, improvement of corporate facilities, other general and administrative matters including strategic acquisitions, investments and alliances;

Our expected use of net proceeds from this offering represents our current intentions based on our present plans and business condition and are subject to change as our plans and business conditions evolve. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the progress of our clinical development of our product candidates, including our ongoing clinical trials. As a result, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. Our management will have broad discretion in the application of the net proceeds from this offering.

Subject to satisfaction of the use of proceeds mentioned above, and at the discretion of management, we may utilize the offering proceeds to pay the remainder of the purchase price of $9.2 million to Medicine Plus Co., Ltd.

We expect that we will continue to raise additional funds beyond this offering in order to continue to advance our growing pipeline. We may seek to raise capital through public or private equity or debt financing, government or other third-party grants or funding and profits generated from our commercial business or a combination of these approaches.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering—You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.”

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Approximately $[  ] million of the proceeds will be immediately remitted to Beroni Tianjin following the completion of this offering to fund our clinical trials in China. However, in using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions subject to the approval of government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to file documentation with MOFCOM or its local counterparts. If we provide funding to our wholly foreign-owned subsidiary through loans, the risk-weighted balance for cross-border financing shall not exceed the upper limit of the risk-weighted balance for cross-border financing. Such loans must be filed with SAFE or its local branches and update such loan and equity-related information annually. Even though the WFOE may settle the loan at will, we cannot assure you that we will be able to settle on a timely basis due to foreign control policies in China, if at all. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDENDS AND DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are incorporated in Australia. We rely principally on dividends from our overseas subsidiaries (including our PRC subsidiaries) for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “PRC Laws and Regulations Relating to Foreign Exchange—Dividend Distribution.”

Our board of directors has discretion as to whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. [Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.]

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EXCHANGE RATE INFORMATION

The Australian dollar is convertible into U.S. dollars at freely floating rates. There are no legal restrictions on the flow of Australian dollars between Australia and the United States. Any remittances of dividends or other payments by us to persons in the United States are not and will not be subject to any exchange controls.

Our consolidated financial statements are prepared and presented in Australian dollars.

The table below sets forth for the periods identified the number of U.S. dollars per Australian dollar as published by the Reserve Bank of Australia. We make no representation that any Australian dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Australian dollars, as the case may be, at any particular rate, the rates stated below, or at all.

(US$ per AUD 1)

Period	Period end	Average
Year ended December 31, 2020	0.7702	0.6906
Year ended December 31, 2021	0.7256	0.7514
Six months ended June 30, 2022	0.6889	0.7195
Year ended December 31, 2022	0.6775	0.6947
Six months ended June 30, 2023	0.6630	0.6764

Source: Reserve Bank of Australia

CAPITALIZATION AND INDEBTEDNESS

The following tables set forth our capitalization and indebtedness as of June 30, 2023:

●	on an actual basis; and
●	on an adjusted basis to reflect the sale of [ ] Ordinary Shares in this offering, at an assumed initial public offering price of $[ ] per share, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2023
	Actual	As Adjusted
(in thousands)	AUD	AUD
Cash and cash equivalents	2,076
Liabilities
Short term debt: convertible notes / loans – liabilities	1,195	1,195
Equity:
Ordinary Shares	34,058	[ ]
Convertible notes – equity	3,010	3,010
Reserves	4,486	4,486
Retained earnings / (losses)	(36,316)	(36,316)
Equity attributable to equity holders of the parent	5,238	[ ]
Non-controlling interests	228	228
Total equity	5,466	[ ]

Total capitalization	6,661	[ ]

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DILUTION

If you invest in our Ordinary Shares, you will incur immediate dilution since the initial public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

The net tangible book value of our Ordinary Shares as of June 30, 2023 was AUD2,311,432 or $1,532,479, or $0.019 per share, based on 79,943,372 Ordinary Shares (pre reverse stock split) or $0.077 per share based on 19,985,843 Ordinary Shares (post reverse stock split) outstanding as of June 30, 2023. Net tangible book value represents the amount of our total assets reduced by the amount of our total liabilities, and net intangible assets, divided by the total number of Ordinary Shares outstanding. Tangible assets equal our total assets less net intangible assets, and total liabilities.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the [  ] shares being sold pursuant to this offering at $[  ] per share and after deducting underwriting discounts and commissions payable by us in the amount of $[  ] million, non-accountable expense allowance payable by us in the amount of $______ million, and estimated offering expenses in the amount of approximately $_____, our pro forma net tangible book value would be approximately $[  ] million or $[  ] per share of Ordinary Shares. This represents an immediate increase in net tangible book value of $[  ] per share to existing shareholders and an immediate decrease in net tangible book value of $[  ] per share to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution:

Per ordinary share
Assumed initial public offering price	$	[ ]
Net tangible book value as of June 30, 2023		$1,532,479
Increase in the net tangible book value per share attributable to existing shareholders	$	[ ]
Pro forma as adjusted net tangible book value after this offering	$	[ ]
Dilution to purchasers per share to new investors	$	[ ]

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A $1.00 increase in the assumed initial public offering price would increase our pro forma net tangible book value after this offering by approximately $[  ] per share, and increase dilution to new investors by approximately $[  ] per share, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. An increase of 100,000 Ordinary Shares in the number of Ordinary Shares we are offering would increase our pro forma net tangible book value after this offering by approximately $[  ] per share, and would decrease dilution to new investors by approximately $[  ] per share, assuming the assumed initial public offering price per ordinary share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The following table sets forth, on an as adjusted basis as of December 31, 2022, the difference between the number of Ordinary Shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, using an assumed initial public offering price of $[  ] per ordinary share:

	Shares Purchased	Total Cash Consideration		Average Price Per Share

Existing Shareholders (pre reverse stock split)	79,943,372		$22,666,612		$0.284
Existing Shareholders (post reverse stock split)	19,985,843		$22,666,612		$1.134
New Investors from Public Offering		$		$
Total		$		$

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated statements of comprehensive income data for the six months ended June 30, 2023 and 2022 and the selected consolidated statement of financial position data as of June 30, 2023 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited financial statements. The selected consolidated statements of comprehensive income data for the years ended December 31, 2020, 2021 and 2022, selected consolidated balance sheet data as of December 31, 2020, 2021 and 2022 and selected consolidated statements of cash flow data for the years ended December 31, 2020, 2021 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with IFRS (International Financial Reporting Standards). Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

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Selected Consolidated Income Statements	Six Months Ended June 30 (unaudited)
(in thousands except for shares and per share data)	2023	2022
	AUD	AUD
Revenues	405	241
Cost of sales	(222)	(92)
Gross profit	183	149
Other income	104	159
Selling and distribution expenses	(214)	(155)
General and administrative expenses	(5,119)	(3,642)
Operating loss	(5,046)	(3,489)
Finance expense	(55)	(25)
Finance income	19	4
Unrealised foreign exchange (loss) / gain	(36)	(167)
Realized foreign exchange gain / (loss)	13	64
Loss before income tax	(5,105)	(3,613)
Income tax	-	-
Net loss	(5,105)	(3,613)
Other comprehensive income / (loss)	(88)	(89)
Total comprehensive loss for the period	(5,193)	(3,702)
Comprehensive loss attributable to equity holders of the parent	(5,100)	(3,601)
Comprehensive loss attributable to non-controlling interests	(93)	(101)
Basic earnings / (loss) per share in cents (post reverse stock split)	(26.15)	(18.34)
Diluted earnings / (loss) per share in cents (post reverse stock split)	(26.15)	(18.34)

Selected Consolidated Income Statements	Year Ended 31 December (audited)
(in thousands except for shares and per share data)	2022	2021	2020
	AUD	AUD	AUD
Revenues	862	2,197	1,793
Cost of sales	(311)	(400)	(1,085)
Gross profit	551	1,797	708
Other income	299	463	139
Selling and distribution expenses	(479)	(359)	(321)
General and administrative expenses	(8,307)	(5,095)	(5,915)
Impairment gains / (losses) on receivables and prepayments	(217)	508	12
Operating loss	(8,153)	(2,686)	(5,377)
Finance expense	(64)	(40)	(60)
Finance income	13	7	6
Share of loss of associate	-	-	(80)
Fair value gain on revaluation of associate	-	-	240
Unrealised foreign exchange (loss) / gain	(167)	(166)	502
Realized foreign exchange gain / (loss)	89	45	(441)
Loss before income tax	(8,282)	(2,840)	(5,210)
Income tax (expense) / benefit	(1)	(43)	(1)
Net loss from continuing operations	(8,283)	(2,883)	(5,211)
Net loss from discontinued operations	-	-	(197)
Other comprehensive income / (loss)	(231)	(364)	159
Total comprehensive loss for the period	(8,514)	(3,247)	(5,249)
Loss attributable to equity holders of the parent	(8,331)	(3,027)	(5,149)
Loss attributable to non-controlling interests	(183)	(220)	(100)
Basic earnings / (loss) per share in cents (restated post reverse stock split)	(42.28)	(14.05)	(28.49)
Diluted earnings / (loss) per share in cents (restated post reverse stock split)	(42.28)	(14.05)	(28.49)

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Selected Consolidated Statements of Financial Position	As of June 30, 2023 (unaudited)
(in thousands)	AUD
Cash and cash equivalents	2,076
Total assets	9,019
Convertible notes / loans - liability	1,195
Total liabilities	3,553

Share capital	34,058
Convertible notes – equity	3,010
Reserves	4,486
Accumulated losses	(36,316)
Non-controlling interests	228
Total equity	5,466

Selected Consolidated Statements of Financial Position	As of December 31 (audited)
(in thousands)	2022	2021	2020
	AUD	AUD	AUD
Cash and cash equivalents	2,578	5,745	4,769
Total assets	10,382	11,909	11,573
Convertible notes - liability	726	2,858	2,489
Total liabilities	2,799	3,602	4,002

Share capital	30,786	30,766	26,973
Convertible notes – equity	3,010	-	1,173
Reserves	4,770	275	(724)
Accumulated losses	(31,305)	(23,204)	(20,541)
Non-controlling interests	322	470	690
Total equity	7,583	8,307	7,571

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the Section entitled “Risk Factors”, and other documents we file with the Securities and Exchange Commission. Historical results are not necessarily indicative of future results.

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Overview

Beroni Group is an international biopharmaceutical enterprise dedicated to the innovation and commercialization of drugs and therapies to combat various global diseases such as cancer and infectious diseases. Its diversified portfolio is comprised of FDA / CE approved virus diagnostic kits, an e-commerce distribution network for the sale of pharmaceutical products and a developing pipeline targeting oncology and cell therapies. It is listed on the National Stock Exchange of Australia and traded on the OTC markets in the USA.

Since the founding of the predecessor company in China in 2014, Beroni Group has grown into an innovative biopharmaceutical company with business operations in Australia, China, USA and Japan. In addition to our commercial business in China, Japan and USA, we have assembled a growing pipeline of drug/therapy candidates in the fields of oncology, cell therapy and infectious diseases.

Basis of presentation

Our consolidated statements of operations data for the six months ended June 30, 2023 and 2022 and our consolidated statement of financial position data as of June 30, 2023 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited financial statements. Our consolidated statement of operations data for the years ended December 31, 2022, December 31, 2021 and 31 December 2020 and our consolidated statement of financial position data as of December 31, 2022, December 31, 2021 and December 31, 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with IFRS.

Key Factors Affecting our Results

We believe our ability to successfully develop drug candidates will be the primary factor affecting our long-term competitiveness, as well as our future growth and development. Developing high quality drug candidates requires a significant investment of resources over a prolonged period of time, and a core part of our strategy is to continue making sustained investments in this area. We also believe our ability to successfully commercialize our drug candidates will generate new revenue sources from the sales of the drug candidates.

In recent years, we have incurred operating losses due to our expansion into new markets and investment in new research and development programs. We expect to continue to incur significant expenses and operating losses for the foreseeable future as we expand our commercial activities and continue further with our research and development programs in preclinical development and clinical trials for our product candidates.

As a result, we will need substantial additional funding to support our continued operations and pursue our growth strategy. Until we can generate significant revenue from our pharmaceutical product sales, we expect to finance our operations through a combination of public or private equity offerings and debt financings.

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Results of Operations

Comparison of the Six Months Ended June 30, 2023 and 2022

Revenue

Our revenue is derived from the sale of pharmaceutical, health and cosmetic products which are smoking control products (NicoBloc), air purifiers, water filters, cosmetics, healthcare products, stem-cell therapies and viral diagnostic products. The products are sold on e-commerce websites and through third-party agents in China. We are making efforts to generate more sales and create new products in our existing markets in China and Japan. We are also working on establishing an international market for the sales of our diagnostic kit products.

Sales revenue has increased by 68% compared to the same period last year. This is mainly because of the opening of the China market in January 2023 after a year of strict COVID restrictions in 2022. Consumer spending has experienced a rebound in early 2023 after the COVID restrictions were lifted. The Company sold AUD150,000 worth of COVID test kits in January 2023 after the Chinese market re-opened again.

Cost of Sales

Our cost of sales are production-related costs such as materials, direct wages, QC costs, rental and utility expenses, and payments to third-party manufacturers.

Gross Profit

The gross profit margin has deteriorated from 62% to 45% in this period as the Company lowers its product margins to attract more sales. Health supplements and cosmetic products which used to fetch margins exceeding 80% in the past have seen a decline in profitability to around 60% in this half year period.

Other Income

Other income mainly represents an estimated refundable R&D tax incentive of AUD101,588 from the Australian government for the PENAO drug development program for the half year ending 30 June 2023. The lower tax incentive in this period is due to less expenses incurred.

Selling and Distribution Expenses

Our selling and distribution expenses comprise sales personnel’s salaries, sales commissions, advertising and promotion expenses, freight and packaging expenses and travel costs.

General and Administrative Expenses

General and administrative expenses consist mainly general wages and salaries, directors’ fees, office rents, legal and consultancy fees, insurance, listing fees, general research and development expenses, share-based compensation payments, depreciation and amortization, and impairment losses on receivables and prepayments. Every year, we grant shares or options to directors, management and scientists as recognition of their contributions. These share-based awards are measured at the grant date fair value and recognized as an expense immediately if no vesting conditions are required. For shares issued to non-employees such as advisors and consultants, they are accounted for based on the fair value at grant date which is normally the date on which the counterparty’s performance is completed. The expense is recognised in the same manner as if we had paid cash for the services provided by the non-employees.

The increase in general and administrative expenses is mainly due to the following:

●	In June 2023, the Company issued new shares to directors and employees instead of share options as it has done in the preceding 2 years. The shares were issued at AUD0.99 per share amounting to AUD3,271,950. The Company first issued share options in July 2021 but modified the milestone parameters and extended the vesting period by another year in May 2022. A total apportioned cost of AUD1,485,921 relating to the share options issued was reflected in the previous financial period. However in the current financial period, due to change of probabilities of the vesting milestones and expected vesting dates, there was an expense reversal of AUD195,379 relating to the cost apportionment of the share options.
●	An additional allowance of AUD560,471 for expected credit losses on trade and other receivables was provided in the current period whereas in the previous period, there was a smaller provision of AUD272,769 for impairment losses. The increase in expected credit losses is due to the deterioration in the recovery of the long outstanding debts as a result of the lacklustre performance of the Chinese economy.

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Comparison of the Years Ended December 31, 2022 and 2021

Revenue

Sales revenue has decreased by 60.8% from AUD2,196,766 in 2021 to AUD862,107 in 2022 due to the frequent COVID-19 lockdowns in many parts of China. The lockdowns have disrupted supply chains and forced factories to halt operations. Although China experienced a sharp slowdown in economic growth in 2022, its economy has started to recover in 2023 as the zero-COVID policy was abandoned in December 2022 and its borders re-opened in January 2023.

Nevertheless, the Company will continue to promote new products and open new e-commerce channels to increase its sales.

Cost of Sales

Our cost of sales are production-related costs such as materials, direct wages, QC costs, rental and utility expenses, and payments to third-party service providers and manufacturers.

Gross Profit

The overall gross profit margin has deteriorated from 82% to 64%% in this period due to the drop in sales of the heath supplements and cosmetic products which are highly profitable with gross margins exceeding 80% and the provision of the new technical advisory service which has a lower gross margin of 40%. The past average margin of the Company’s products is around 75%.

Other Income

The other income represents mainly the AUD290,741 R&D tax rebate received or receivable from the Australian government to support the PENAO drug research in Australia. This year’s R&D tax rebate was lower than the AUD457,863 received in 2021 due to the higher operating expenses in the previous year.

Selling and Distribution Expenses

Our selling and distribution expenses comprise sales personnel’s salaries, sales commissions, advertising and promotion expenses, freight and packaging expenses and travel costs.

General and Administrative Expenses

The increase in general and administrative expenses is mainly due to the following changes in share-based compensation expense and expected credit losses:

●	In July 2021, the Company issued share options to directors and employees instead of shares as in the preceding years. The cost of the share options in 2021 which amounted to AUD1,362,735 represented the cost for the second half of 2021 whereas that in 2022 represented the full year cost. Moreover, the Company varied the milestone parameters of the share options in May 2022 and extended the vesting period by another year. This resulted in an increase in the estimated cost of the revised share options. A total amount of AUD4,725,658 was reflected in this financial year.

●	An additional allowance of AUD217,504 for expected credit losses on trade receivables and prepayments was made in 2022 whereas in 2021, there was a reversal of AUD507,753 of impairment losses. The increase in expected credit losses is due to the deterioration in the recovery of the long outstanding debts as a result of the economy downturn in China caused by the frequent lockdowns.

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Comparison of the Years Ended December 31, 2021 and 2020

Revenue

Sales revenue has increased by 22.5% from AUD1,793,565 in 2020 to AUD2,196,766 in 2021 despite the ongoing COVID-19 pandemic and the social restrictions imposed in many parts of the world. This year continues to be a challenging one amid the slow recovery in the global economy. The improvement in sales is a result of the Company launching new products in the last 2 years to increase its market base. The COVID-19 test kits are the biggest contributor to the increase in sales as their sales have risen from AUD150,700 in 2020 to AUD954,628 in 2021. Health supplements have almost doubled in sales in 2021, up from AUD287,747 to AUD459,623. Other products such as Nicobloc and cosmetic products have, however, declined in sales.

Cost of Sales

Our cost of sales are production-related costs such as materials, direct wages, QC costs, rental and utility expenses, and payments to third-party manufacturers.

Gross Profit

The higher gross profit in 2021 is mainly attributed to the increase in sales of the viral diagnostic kits which fetched a high margin of more than 80%, whereas in 2020, the bulk of the cosmetics sales were stem-cell cosmetics which were sold at a much lower margin due to the higher cost of sales of the imported goods from Japan. Sales of the stem cell cosmetics have decreased in 2021. In general, the gross margin of the Company’s products averaged between 70% and 80%.

Other Income

The increase in other income is due to the AUD457,863 R&D tax rebate received or receivable from the Australian government to support the PENAO drug research in Australia. The R&D tax incentive application was approved by the Australian government in August 2021. The other income received in 2020 mainly represents business grants or subsidies provided by the local government in China during the pandemic lockdown.

Selling and Distribution Expenses

Our selling and distribution expenses comprise sales personnel’s salaries, sales commissions, advertising and promotion expenses, freight and packaging expenses and travel costs.

General and Administrative Expenses

The decrease in general and administrative expenses in 2021 is mainly due to the lower share-based compensation expense in 2021 compared to that in 2020. In 2020, 2,390,000 shares valued at AUD1 per share were issued to directors, senior managers and scientists incurring total share-based compensation expense of AUD2,390,000. In 2021, the Company embarked on a new share options plan and a total of 21,351,000 share options was granted to the management and scientific teams. The cost of the share options (based on its fair value) is allocated over a 3-year vesting period. An estimated cost of AUD1,362,735 was allocated to the 2021 financial year.

The AUD507,753 impairment gains on trade and other receivables in 2021 is mainly explained by the improvement in the recovery of the long outstanding debts owed by the agents and customers of the Chinese subsidiary.

Other Comprehensive Income / (Loss)

Included in other comprehensive loss in 2021 is a write-off of the remaining value of AUD1.30 million of the investment in the Japanese affiliate, Dendrix Inc. Beroni management, having reviewed the latest financial statements of Dendrix Inc. noted that the company has shown a significant deterioration in its 2021 financial performance resulting in a negative shareholders’ equity. Given the negative equity and the worsening financial results, it was decided to fully impair the value of the investment in Dendrix Inc.

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Liquidity and Capital Resources

We have historically funded our operations primarily from private placements of our Ordinary Shares, issuance of convertible notes which are converted into Ordinary Shares and net cash proceeds from our commercial operations. As of June 30, 2023, we had cash and cash equivalents of AUD2.08 million. Cash and cash equivalents are invested in accordance with our investment policy, primarily with a view to liquidity and capital preservation, and consist primarily of cash in banks and on hand and short-term deposits with an original maturity of three months or less, which are stated at fair value.

We have raised funds from the issuance of convertible notes totaling USD2.0736 million in May 2020 with a one-year maturity and a convertible share price of USD1.728 (pre reverse stock split) or USD6.912 (post reverse stock split). In May 2021, these convertible notes were extended for another 6 months until November 2021 and in November 2021, the convertible noteholder agreed to extend them a further 6 months until May 2022, with an additional 5% shares to be issued to the investor upon conversion. Subsequently in May 2022, the convertible noteholder agreed to extend the maturity date to the official date of listing of the Company on the Nasdaq stock market and to convert all outstanding convertible notes to Ordinary Shares upon maturity. The financial liability in this case has been extinguished as the substantial modification to the contractual obligation i.e. the obligation to repay in cash by the Company, has been cancelled. It is reclassified as equity on the basis that the redemption obligation has been extinguished and Company will deliver a fixed number of ordinary shares upon conversion.

In January 2022, we raised another USD0.5 million from the issuance of 5,000 convertible notes to a Chinese investor. Each note entitles the holder to convert to a fixed number of shares by dividing the face value USD100 of the note by the conversion price of US$7 per share (pre reverse stock split) or US$28 (post reverse stock split). Conversion may occur at any time between the date of issue and the maturity date. The maturity date is one year and upon maturity, the Company must convert all convertible notes which are not yet converted to shares. The conversion price for the convertible notes has a price protection that if, upon the listing of the Company on the Nasdaq Stock Market or the New York Stock Exchange, the initial public offering price is lower than the US$7 (pre reverse stock split) or US$28 (post reverse stock split) conversion price, then the Company must issue such number of additional shares to the investor that would have been issued if the convertible notes were issued at the initial public offering price instead of the conversion price. Subsequently in March 2023, the investor agreed to extend the maturity date of the convertible notes to the official date of listing of the Company on the Nasdaq stock market.

In April 2023, the Company entered into unsecured and interest-free convertible loan agreements with two investors for an aggregate principal loan amount of US$291,545. The loans are convertible at US$1.50 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchanger prior to the repayment date. The loans are repayable on 18 April 2024 unless converted earlier. However, letters have been obtained from the noteholders in July 2023 to extend these to 18 October 2024, if the Nasdaq listing is further delayed. The Company has paid introductory fees of US$16,035 to the advisors for raising these two convertible loans.

In July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is convertible at US$2.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 11 January 2025 unless converted earlier.

In September 2023, the Company entered into an unsecured and interest free convertible loan agreement with another investor for a principal loan amount of US$205,679. The loan is convertible at US$1.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 18 September 2024 unless converted earlier. The Company has paid introductory fees of US$11,312 to the advisors for raising these two convertible loans.

In October 2023, the Company entered into two unsecured and interest free convertible loan agreements for aggregate amount principal loan amount of US$2 million. The loan is convertible at US$1.00 per share (post-reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 10 October 2024 unless converted earlier. The Company has paid US$110,000 in cash and will issue 150,000 shares at AUD3.96 per share (post reverse stock split) to the advisors as introductory fees for raising these two convertible loans.

In November 2023, the Company entered into another unsecured and interest free convertible loan agreement with a group of investors for a principal loan amount of US$410,397. The loan is convertible at US$1.00 per share (post-reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 8 November 2024 unless converted earlier. In addition to the cash payment of US$22,572, the Company will issue 50,000 shares at AUD3.96 per share (post reverse stock split) to the advisors as introductory fees for raising the convertible loan.

Cash Flows

The following table summarizes the primary sources and uses of cash for each period presented:

	Six Months Ended June 30 (unaudited)
(in thousands)	2023	2022
Net cash flows from / (used in):
Operating activities	(858)	(1,471)
Investing activities	-	(681)
Financing activities	412	528
Exchange rate (loss) / gain	(55)	(47)
Total cash inflow / (outflow)	(501)	(1,671)

	Year Ended December 31 (audited)
(in AUD thousands)	2022	2021	2020
Net cash flows from / (used in):
Operating activities	(2,679)	(1,351)	(1,348)
Investing activities	(862)	(15)	(721)
Financing activities	442	2,121	3,890
Exchange rate (loss) / gain	(68)	221	(63)
Total cash inflow / (outflow)	(3,167)	976	1,758

Operating Activities

We derive cash flows from operations primarily from the sale of products and services rendered. Our cash flows from operating activities are significantly influenced by our use of cash for operating expenses and working capital to support the business. We have historically experienced negative cash flows from operating activities as we have invested in the development of our technologies and manufacturing capabilities, and expansion into new markets, as well as for general research and development activities.

Net cash used in operating activities for the six months ended June 30, 2023 was AUD0.86 million, comprising a loss before tax of AUD5.1 million, non-cash adjustments of AUD3.91 million, and a net positive change in assets and liabilities of AUD0.33 million. Non-cash items primarily included share-based compensation payments, depreciation and amortization. The net positive change in assets and liabilities was primarily due to a decrease in trade receivables and inventories and an increase in trade payables and other current liabilities.

Net cash used in operating activities for the year ended December 31, 2022 was AUD2.68 million, comprising a loss before tax of AUD8.28 million, non-cash adjustments of AUD5.36 million, and a net positive change in assets and liabilities of AUD0.24 million. Non-cash items primarily included share-based compensation payments and depreciation and amortization. The net positive change in assets and liabilities was primarily due to an increase in trade payables and other current liabilities.

Net cash used in operating activities for the year ended December 31, 2021 was AUD1.35 million, comprising a loss before tax of AUD2.88 million, non-cash adjustments of AUD1.97 million, and a net negative change in assets and liabilities of AUD0.44 million. Non-cash items primarily included depreciation and amortization, share-based compensation expenses, shares issued to service provider and unrealized foreign exchange gain or loss. The net negative change in assets and liabilities was primarily due to an increase in trade receivables and inventories.

Net cash used in operating activities for the year ended December 31, 2020 was AUD1.35 million, comprising a loss before tax of AUD5.21 million, non-cash adjustments of AUD2.68 million, and a net positive change in assets and liabilities of AUD1.18 million. Non-cash items primarily included depreciation and amortization, fair value gain on revaluation of investment in associate, share-based compensation expenses, share of loss of associate and unrealized foreign exchange gain or loss. The net positive change in assets and liabilities was primarily due to a decrease in trade receivables and inventories and an increase in payables and liabilities.

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Investing Activities

Net cash used in investing activities for the six months ended June 30, 2023 was insignificant.

Net cash used in investing activities for the year ended December 31, 2022 was AUD0.86 million, which was mainly attributable to the construction of the new R&D centre in Guangdong, China.

Net cash used in investing activities for the year ended December 31, 2021 was AUD0.02 million, which was mainly attributable to our investments in fixed assets and intangible assets.

Net cash used in investing activities for the year ended December 31, 2020 was AUD0.72 million, which was mainly attributable to our additional investment into the PENAO research program and the payments for patent costs associated with the ArboViroPlex rRT-PCR test kit license.

Financing Activities

Our primary financing activities consist of issuances of share capital, proceeds from borrowings and convertible notes and payments of finance lease liabilities.

During the six months ended June 30, 2023, we generated cash from financing activities of AUD0.41 million, primarily from the net proceeds from the issuance of new convertible loans of AUD0.43 million.

During the year ended December 31, 2022, the net cash generated from financing activities was AUD0.44 million, primarily from the issuance of convertible notes of AUD0.69 million less payments of the finance lease liabilities of AUD0.23 million.

During the year ended December 31, 2021, we generated cash from financing activities of AUD2.12 million, primarily from the net proceeds from the issuance of convertible notes of AUD2.35 million in May 2021 which were later converted to Ordinary Shares in December 2021.

During the year ended December 31, 2020, we generated cash from financing activities of AUD3.89 million, primarily from private placements of AUD0.29 million and net proceeds from the issuance of convertible notes of AUD3.88 million, and partially offset by the payment of finance lease liabilities in the amount of AUD0.24 million.

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Contractual Obligations

Operating leases as of June 30, 2023	AUD
(in thousands)

Payments due less than 1 year	216
Payments due more than 1 year	450
666

Operating leases represent lease agreements for our offices in China which will expire from 2024 to 2027.

Contingent liabilities

PENAO Pty Ltd

In June 2019, Beroni signed a shareholder agreement to acquire 40% of the total share capital of PENAO Pty Ltd with NewSouth Innovations Pty Limited (NSI) owning the other 60%. NSI is the subsidiary arm of the University of New South Wales. PENAO Pty Ltd is a company recently set up to take over from Cystemix Pty Ltd the development of the anti-cancer drug called PENAO for treatment of cancer tumours. In January 2021, PENAO Pty Ltd and NSI entered into a licensing agreement wherein it purchased license rights to the development of PENAO drug. In December 2020, Beroni and NSI agreed to vary the original shareholding agreement whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. Under the shareholding variation agreement, when new shares are issued to Beroni and NSI upon additional payments from the former, convertible notes will also be issued to NSI which will automatically be converted to shares upon the occurrence of key milestone events.

Beroni has so far paid AUD2.35 million to NSI for this investment and will pay a further AUD7.5 million over the next 2 years. In the event Beroni is not able to pay the additional AUD7.5 million, then PENAO Pty Ltd can issue on the same terms to NSI the shares which were to be issued to Beroni and Beroni will grant NSI an option to purchase all of the shares then held by Beroni for the lesser of the following and at NSI’s sole discretion:

●	the price per share paid by a genuine third-party investor for shares in PENAO Pty Ltd; or
●	at a 20% discount on the price paid by Beroni for the Beroni shares

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Beroni Tianjin

A claim for RMB1.4 million (approximately AUD 280,000) compensation was lodged by the deceased estate of a shareholder in the later part of 2020 against Beroni Tianjin. The claimant challenged that the share subscription agreement entered into between the Chinese subsidiary and the deceased shareholder in the pre-IPO period before Beroni Group Limited was listed on the National Stock Exchange of Australia was not valid and thereby sought a return of the share subscription money. Beroni Tianjin has strongly defended against the claim and provided evidence that the share subscription agreement was valid and effective.

In December 2020, the Chinese court issued a judgement dismissing the validity of the claim. After the court ruling, in February 2021, the deceased’s estate lodged an appeal. The first appeal hearing was conducted on April 29, 2021. Subsequently in August 2021, the appeal court having considered the case, dismissed the ruling of the first trial and requested a retrial. The first retrial was held on June 2, 2022 and later on 4 July 2022, the Chinese court issued a judgement rejecting the claim again and ruling in favour of the Chinese subsidiary. The claimant has however lodged a further appeal and a court hearing was attended by Beroni on 18 November 2022. In April 2023, the Chinese court dismissed the claim again and ruled in favour of Beroni.

Medicine Plus

In June 2018, Beroni entered into an agreement to acquire 100% of Medicine Plus Co., Ltd (“Medicine Plus”), a pharmaceutical company based in Osaka, Japan for JPY1.178 billion (about AUD14.37 million) via a combination of cash and shares. In October 2018, Beroni issued 2,067,900 shares at AUD1.75 to the owners of Medicine Plus as partial settlement for the acquisition of the company. The original settlement price of AUD14.37 million agreed in June 2018 was increased by 10% to approximately AUD15.81 million in October 2018 as a result of the owners of Medicine Plus agreeing to extend the settlement date to April 2019. However, the cash portion of the settlement has yet to be completed and Beroni’s management still intends to raise cash from the capital markets to complete this acquisition. Due to the long delay in the settlement, the cost of the shares issued to the owners of Medicine Plus have been recognised as an expense in the income statement in the 2019 financial year. In the event that the acquisition can be completed, the shares expense will be reversed accordingly. Beroni has no other financial commitments with respect to this acquisition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Currency Risk

We are subject to currency risk, as our income and expenditures are denominated in Renminbi (RMB), AUD, US$ and Japanese Yen (Yen). As such, we are exposed to exchange rate fluctuations between these currencies. We aim to match the cash inflows with cash outflows for each currency where possible, and we do not hedge the exposure. All of our current sales are received in RMB and our expenses are incurred mainly in RMB and AUD. If we increase sales of our products in other countries, we would expect to have significant increases in cash balances, revenues and sales and marketing expenses denominated in the currency of the other countries. At present, we expect the majority of our development and operating expenses to remain denominated in AUD and RMB.

We publish our consolidated financial statements in AUD. Revenue and expenses incurred in RMB, US$ and Yen will be translated into AUD when they are reported in our consolidated financial statements. As a result, any substantial future appreciation or decline of these currencies against the AUD could have a material effect on our revenue and profitability. As an example, if the RMB weakens by 10% against the AUD, cash and cash equivalents as of December 31, 2020 would decrease by AUD0.25 million, or 5.3%, as of December 31, 2021 would decrease by AUD0.28 million, or 4.9% as of December 31, 2022 would decrease by AUD0.13 million or 4.97% and as of June 30, 2023 would decrease by AUD0.12 million or 5.73%.

INDUSTRY

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We believe that such information and estimates are reasonable and reliable. We also believe the information extracted from publications of third-party sources has been accurately reproduced. However, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources.

BUSINESS

Beroni Group Limited was incorporated in Australia on June 17, 2016. Beroni Group Limited is an international biotechnological company with business presence in Australia, China, Japan and the United States. Our overall strategic goal is to become a world’s leading enterprise in the biotechnology, life sciences, and environmental science industries. And our vision is to develop and commercialize innovative drugs and therapies to address significant unmet medical needs worldwide and to improve overall human health. To realize our vision, we have adopted a bifurcated business model, as follows:

●	an INNOVATION pathway comprising research studies into oncology drugs, cell therapies and COVID-19 medical treatment. We have established close international scientific collaborations with renowned universities such as Columbia University in the US, Nankai University in China and UNSW in Australia.

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●	a COMMERCIAL pathway comprising the sales of a diverse range of pharmaceutical and healthcare products such as smoking control product, air purifier, water filter, healthcare products and supplements, cosmetic products and viral detection kits including coronavirus.

Based on this approach, our business model is organized into four core businesses:

●	Cell therapies
●	Anti-cancer drugs
●	Detection and treatment of infectious diseases
●	E-commerce sales of pharmaceutical and healthcare products

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Strategy

Our vision is to develop and commercialize innovative drugs and therapies to address significant unmet medical needs worldwide and to improve overall human health. We aim to develop, manufacture and commercialize a portfolio of new drugs and therapies for treatment of cancer and infectious diseases using the latest technologies. The critical components of our strategy include:

Key product candidates focusing on cancer and infectious diseases treatments

●	We seek to initiate phase II clinical trials with the new anti-cancer drug, PENAO in multiple locations i.e. Australia and China, and possibly Japan in 2024.
●	We seek to commence clinical trials on gamma delta T cell therapy in China and Japan with focus on cancer and HIV treatment.
●	We are conducting animal testing on the use of single-domain antibody technology for detecting and treating the COVID-19 virus. We seek to move to the clinical trial phase in 2024.
●	We will develop a commercial infrastructure to bring our product candidates to patients as fast as possible.

Identify and develop additional product candidates through clinical development in order to expand our pipeline

●	We will continue to evaluate our other research programs and may advance these programs into priority stage depending on merit of pre-clinical study data, market opportunity or collaboration opportunity.
●	We may conduct preliminary study on two product candidates, namely WT-1 tumor vaccine and Exosome delivery system to evaluate their potential and market opportunity. These two products will target lung and breast cancers.
●	We will also seek to identify potential product candidates focusing on cancer treatment and may pursue collaboration opportunities to develop new medicine.

Strengthen our competitive position in developing innovative drugs and therapies

●	Develop collaborations with international scientific and academic communities to tap into new technologies and scientific discoveries. We intend to continue to explore value added collaborations with leading industry players who can contribute their competencies and know-how to complement our existing skills and technologies to address challenging diseases and unmet medical needs.
●	We are in the process of setting up an international R&D center in a free trade zone in China for the purpose of conducting our clinical trials. We intend to conduct the clinical trials for our lead projects i.e. PENAO, gamma delta T cell therapy, COVID-19 single-domain antibody treatment and DC vaccine therapy at this international R&D center once the local regulatory approvals have been obtained. At the same time, we will use the international R&D center to attract physicians, scientists and innovators from around the world so as to develop a talented team with significant scientific and technological contributions.

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●	We are also at an early stage of negotiation with a Japan-listed cell therapy company to jointly develop the international R&D center.

Expand our e-commerce business by growing our portfolio of pharmaceutical and health products

●	With our established e-commerce distribution network, we will continue to expand our range of products by developing new products and distributing third party products.
●	When the opportunity arises, we plan to expand our commercial footprint by establishing operations in other parts of Asia and Europe in the next few years.
●	We will continue to invest in and scale up our in-house GMP manufacturing capabilities to support our growing portfolio of products.

Identify strategic merger, acquisition and alliance opportunities in new markets like EU and Middle East to expand our global footprint

●	We continue to seek merger and acquisition opportunities to expand into new markets or territories with the purpose of gaining a competitive edge, or acquiring new technologies and skillsets, or expanding our range of products.
●	We intend to maximize the potential and leverage our business presence in USA, China, Japan and Australia to explore various forms of growth strategies such as acquisitions, mergers, alliances, joint ventures and collaborations.

Develop a culture of scientific excellence to drive future innovation

●	We are committed to maintaining close ties to the international scientific and academic communities by fostering our long-standing relations with universities, research institutions and scientists around the world
●	We will continue to hold the annual international precision medicine forum in China (and possibly Japan at a later stage) for leading academicians and scientists to share ideas, knowledge and experience in new technologies and discoveries.

Our Competitive Strengths

Experienced management team

We have built a seasoned management team with industry experience and expertise. We work closely with some of the top scientists and universities in the world to develop new and innovative therapies and drugs.

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International Business Presence

We have business presence in 4 countries namely USA, China, Japan and Australia. USA, China and Japan are the 3 largest biopharmaceutical markets in the world. While Australia may not be as large as the other 3 markets, it is home to some of the world’s leading scientists, physicians and healthcare professionals and boasts a world-class medical research and healthcare infrastructure. We have access to renowned scientists, universities and pharmaceutical companies in these markets and have already established several strategic alliances to enhance our clinical development, manufacturing and commercial capabilities.

Established E-commerce Distribution Network

We have established an e-commerce distribution network in Japan and China for sale of a diverse range of pharmaceutical and healthcare products. We hope to use future profits generated from the e-commerce business to support our ongoing edge clinical trials. We aim to expand our commercial business to other markets in the next few years and establish ourselves as a truly global enterprise.

Innovative Portfolio of Product Candidates

We are developing a robust pipeline of innovative product candidates addressing immuno-oncology and treatment of infectious diseases including COVID-19. We aim to seek commercial success in regenerative medicine and treatment of infectious diseases.

GMP Accreditation

Our ability to develop, control and optimize our manufacturing process for our existing products is a core strategic pillar. Beroni Tianjin operates a GMP (Good Manufacturing Practice) facility in China whereby we use it to manufacture one of our key anti-smoking products, Nicobloc. For products outsourced to third party manufacturers, Beroni Tianjin uses only those which have GMP-certified manufacturing facilities.

Strategic Alliances

We have established strategic alliances to provide clinical development, manufacturing and commercial capabilities. Our key alliances are highlighted below:

●	Beroni has established a joint venture company with the University of New South Wales (UNSW) in Australia to develop the new anti-cancer drug, PENAO which will enter into phase II clinical trial in 2024 subject to availability of funds. Beroni presently owns 60% of the joint venture company.
●	Beroni has a 20-year global licensing agreement with Columbia University (USA) to distribute the multiple virus testing kit until April 2039.
●	Beroni Tianjin has signed a Memorandum of Understanding with Nankai University to develop medical treatments based on precision medicine and immunotherapy.

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●	Beroni Group is currently discussing with a Japanese cell therapy company to jointly conduct clinical trials in China and Japan including a new breakthrough cell therapy treatment for cancer using gamma delta T-cell technology.
●	Beroni Group has set up an international R&D center in China and will use it as our flagship site for conducting clinical trials.

Our Products

The Company sells a wide range of pharmaceutical and healthcare products in China and Japan. In China, its principal activities are the sales of its smoking control product (“NicoBloc”), air purifier (“Fogibloc”), water filter, cosmetics, health supplements whilst in Japan, it sells stem-cell based cosmetic products and cell therapies.

In addition, Beroni owns license rights granted by the US-based Columbia University to distribute the FDA-approved diagnostic kit, CII-ArboViroPlex rRT-PCR assay. According to the FDA EUA approval list, this is the only ZIKA EUA approved detection kit that can simultaneously differentiate between ZIKA and three other viruses, which are either closely related to ZIKA or could cause similar symptoms. The Company is now in the process of commercializing the diagnostic kit.

During the coronavirus pandemic, two new products, the SARS-Cov-2 antibody test kit and the SARS-CoV-2 antigen test kit were developed and are being marketed to several countries, including the UK, EU and Japan. The test kits are CE certified.

Our other products are mostly classified as health foods or everyday use products, which have been registered with the relevant regulators in China or Japan. These products have also been certified by independent testing organizations attesting their quality and effectiveness.

Our pharmaceutical products are tabulated as follows:

BERONI GROUP - LIST OF PHARMACEUTICAL PRODUCTS

Product Name	Type of Product	Jurisdiction	Regulatory Registration*	Quality Accreditation

				Yes / No	Independent Assessor

Nicobloc	Anti-Smoking	China	SAMR	Yes	Yunnan Tongchuan Testing Technology

Fogibloc	Air Filter	China	SAMR	Yes	Guangzhou Industrial Microbiology Testing Center

BeiFeiqing	Health Supplement	China	SAMR, NMPA	Yes	Zhongke Youwei (Tianjin) Pharmaceutical Technology

BeiJingli	Health Supplement	China	SAMR, NMPA	Yes	Zhongke Youwei (Tianjin) Pharmaceutical Technology

BeiLeMei	Health Supplement	China	SAMR, NMPA	Yes	Zhongpu Anxin (Qingdao) Testing Technology

Sophie Elisabeth Beauty Essence	Cosmetics	China	SAMR, NMPA	Yes	Dongguan Zhongding Testing Technology

Sophie Elisabeth Beauty Mask	Cosmetics	China	SAMR, NMPA	Yes	Inspection and Quarantine Technology Center of Ningbo

Sophie Elisabeth Rejuvenation Fluid	Cosmetics	China	SAMR, NMPA	Yes	Inspection and Quarantine Technology Center of Ningbo

ODd Beroni Beauty Facial Mask	Cosmetics	China, Japan	SAMR, NMPA, GAC	Yes	Beijing Institute for Drug Control

ODd Beroni Skin Repair Fluid	Cosmetics	China, Japan	SAMR, NMPA, GAC	Yes	Beijing Institute for Drug Control

CII-ArboViroPlex rRT-PCR Assay	Viral diagnostic kit	USA, Europe	FDA EUA, CE Mark	No	-

SARS-CoV-2 Antibody Test Kit	Viral diagnostic kit	Europe, UK, Japan	BOC, SMAR, CCCM HPIE, NMPA, GAC, CE Mark	No	-

SARS-CoV-2 Antigen Test Kit	Viral diagnostic kit	Europe, UK, Japan	BOC, SMAR, CCCM HPIE, NMPA, GAC, CE Mark	No	-

* Abbreviations

SAMR = State Administration for Market Regulation (China)

NMPA = National Medical Products Administration (China)

GAC = General Administration of Customs (China)

BOC = Bureau of Commerce (China)

CCCM HPIE = China Chamber of Commerce for Import & Export of Medicines & Health Products

FDA EUR = FDA Emergency Use Authorization (USA)

CE Mark = CE Marking (European Union)

Beroni Tianjin has submitted its products to reputable and independent assessment companies for attestation of product quality. A test report is issued by the assessor after payment of the testing fee. Although such accreditation is not required for product commercialization, they are done to substantiate the product benefits claims.

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Products shown above include NicoBloc, Beifeiqin, Beifeili, Beilemei, CII-ArboViroPlex rRT-PCR Assay, SARS-CoV-2 IgG/IgM Antibody Detection Kit, Kenbido Skin Repair Fluid and ODd Beroni Beauty Facial Mask

NicoBloc fluid is a smoking cessation/harm reduction product which stops tar and nicotine from reaching the smoker while the smoker continues to smoke normally. NicoBloc fluid (which was also previously called the “Accu Drop” and the “Rosen Fluid”) originated from a project started by the late William Rosen in the US in the late 1980’s. In 1995 the product was trialed in the Irish corporate sector as the Rosen Program and the first UK program started in 1998.

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One drop can trap approximately 30%, two drops 60% and three drops approximately 90% of tar and nicotine. Using as directed, smokers are able to gradually wean themselves off nicotine addiction and reduce consumption until they are ready to stop smoking altogether without experiencing the severe withdrawal symptoms usually associated with quitting smoking.

Based on the results of a test program conducted by Beroni Tianjin in 2015 involving some 2,000 volunteer participants

NicoBloc fluid represents a unique product offering in the smoking cessation marketplace. Furthermore, it does not require the smoker to consume nicotine in order to cease or reduce their smoking habit but rather it delivers a stepped reduction (initially 33% less, then 66% and finally up to 99% less) in nicotine, a drug more addictive than cocaine through a patented 100% natural fluid formula. The reduction in tar is also critical, as tar is the primary cause of 90% of all lung cancers in the world as well as emphysema and other lung conditions. No other product offers this joint reduction proposition in the marketplace today.

Nicobloc fluid has the following advantages:

●	NicoBloc uses a gradual reduction approach to smoking cessation.
●	NicoBloc prepares the smoker to give up nicotine and stop smoking at their own preferred time.
●	NicoBloc fluid changes the product and not the smoker – it does not rely on willpower alone or nicotine substitutes to reduce nicotine cravings.
●	NicoBloc is made from 100% FDA approved food grade ingredients, drug free and has no reported side effects.
●	Nicobloc fluid, due to its lack of adverse side effects, can be used by pregnant women, diabetics, patients with cardiovascular disease and other patients who may be at risk from using NRT products. Indeed, the product has received NHS ethical committee approval for use with pregnant women.
●	Nicobloc fluid can be used as an effective option in the smoking cessation market.

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Our strategy is to position NicoBloc fluid as a fast-moving consumer good via both pricing and mass accessibility within the general retail environment. On a pricing front, NicoBloc fluid represents a cost-effective solution which is priced to significantly lower a target customer’s cost of trial and repeat. In terms of accessibility, the natural, non-drug, non-prescription nature of NicoBloc fluid facilitates mass distribution in general retail and pharmacies.

The feature comparability of nicotine replacement therapy is set out below.

Nicotine Replacement Therapy (NRT) products typically have success rates of around 12% (up to 20% with counselling), while NicoBloc fluid has been tested to have typical success rates of 60% in Occupational Health stop smoking programs. The results were based on programs covering 680 smokers throughout the UK and Ireland over a two-year period.

In addition, according to an independent research conducted by Dr Alex Milne, an independent consultant who was engaged by NicoBloc to summarize published scientific data, the following conclusions were made about the NicoBloc product:

●	The fluid reduces the delivery of tar and nicotine.
●	Plasma nicotine boost from smoking is also reduced by use of the fluid.
●	Smokers reported no change in satisfaction or taste and no increased craving or withdrawal was experienced
●	With a quit rate of 42% under the Rosen program and 53% under the Gariti study, it could be useful adjunct to a quitting program
●	Through a slow reduction in the number of cigarettes smoked, it could result in decreasing the consumption of nicotine sufficiently slowly that cravings and other withdrawal symptoms either do not occur or are mild enough
●	In conjunction with the positive psychological and behavioral aspects of NicoBloc is an effective quitting aid.

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Fogibloc forms an important part of Beroni’s “Lung Cleansing” range of products. Fogibloc aims to tackle the worsening of air quality in cities of China. Fogibloc features 5 layers of filtration net and negative ion air purifying system and is a pioneer in the air purifying system industry.

Beroni’s nutrient supplement product range currently includes three products: BeiFeiqing, BeiJingli and BeiLeimei. BeiFeiqing’s formula uses liquorice, the root of balloon flower and tremella as its main ingredients and ingredients developed through the high-end purification technology of Chinese Academy of Sciences. It prevents infection of the respiratory system, reduces the symptoms of coughing and breathing difficulties and repairs the damaged cells of the respiratory system. BeiJingli is an auxiliary product of NicoBloc fluid and assists smokers to cleanse their lungs and enhance lung functions after they stop smoking. BeiLemei, a recently launched product, is a probiotics health product aimed at modulating the balance of human intestinal flora. It is formulated with 7 major active strains of probiotic cultures, including 3 strains of Bifidobacterium which may lower levels of inflammation, 3 strains of Lactobacillus which may fight Helicobacter pylori and a strain of Streptococcus, which may support digestive health. More than 30 billion live and active micro-organisms are contained in each dose. BeiLemei targets people with stomach ache, indigestion or other gastrointestinal diseases

Two stem cell-based cosmetic products – Kenbido Skin Repair Fluid and ODd Beroni Beauty Facial Mask – are being marketed in Japan and China since 2019. Both these products are made by using human stem cell culture solution as the core ingredient, and adopting exclusive patented concentration technology to incorporate various beauty ingredients. They are made from natural ingredients and are addictive free. Use of these products is effective for anti-aging and anti-inflammatory.

The CII-ArboViroPlex rRT-PCR assay is a multiplex in vitro reverse transcription real time polymerase chain reaction (rRT-PCR) test intended for the qualitative detection and differentiation of RNA from Zika virus (ZIKV), dengue virus (DENV), chikungunya virus (CHIKV), and West Nile virus (WNV) in serum, and for the qualitative detection of Zika virus RNA in urine. This product has been authorized by the US Food and Drug Administration (FDA) for emergency use and has also obtained EU CE certification. It is registered as a patent in the USA and has pending application in India and China. We do not currently have the manufacturing capability to produce the viral detection kits. We intend to outsource the production to a good manufacturing practices (GMP) certified manufacturer.

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The incidence rate of arboviruses has increased year by year, and even spread to temperate regions due to climate change. A method that is more effective, faster and more accurate is necessary to detect and identify common tropical viruses. CII-ArboViroPlex rRT - PCR assay is the only reagent that can simultaneously identify four viruses and can be used for timely diagnosis. It is anticipated that the CII-ArboViroPlex rRT-PCR assay will have great market potential in tropical regions and some temperate regions.

Since the outbreak of SARS-CoV-2 infection, the research team of Beroni Group has developed the easily operated rapid test kit, SARS-CoV-2 IgG/IgM Antibody Detection Kit (colloidal gold) with high detection performance. The detection kit is developed by the scientist team of Beroni Group. It relies on highly specific antigen-antibody interactions of highly sensitive patented markers, and immunochromatography technology to qualitatively detect presence of SARS-CoV-2 IgG/IgM antibodies in human serum, plasma, venous whole blood and “fingerstick” whole blood. The detection kit is suitable for clinical auxiliary diagnosis and epidemiological investigation and has the potential to effectively reduce false-negative problems of RT-PCR method. It not only could be used to rapidly detect suspected cases of COVID-19 in a large scale, but also could be a reconfirmation method of nucleic acid detection for discharged cases in combination with clinical manifestations, which helps avoid new transmission risks from discharged false-negative patients. IgM antibodies to SARS-CoV-2 are generally detectable in blood several days after initial infection, although levels over the course of infection are not well characterized. IgG antibodies to SARS-CoV-2 become detectable later following infection. In clinical test, the detection kit is proved to have a 97% accuracy rate which is based on 100% negative coincidence rate and more than 87.27% positive coincidence rate. And it’s intended for use in laboratories equipped to perform moderate or high complexity tests, including at the point of care.

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In December 2020, another new test kit for detecting the SARS-CoV-2 virus was launched by Beroni. The SARS-CoV-2 Antigen Test Kit (colloidal gold method) was prepared by colloidal gold solid-phase immunochromatography. A monoclonal antibody SARS-CoV-2 was pre-immobilized on the cellulose nitrate membrane. The monoclonal antibody against the core protein of SARS-CoV-2 was labeled on colloidal gold on the glass fiber membrane. The double antibody sandwich immunoassay was used to detect the monoclonal antibody against the core protein of the SARS-CoV-2. This reagent is used for in vitro qualitative test of SARS-CoV-2 antigen in human nose and throat samples. It is only used as a supplementary test indicator for suspected cases with negative result of SARS-CoV-2 test or combined with our SARS-CoV-2 IgG/IgM Antibody Test Kit for the auxiliary diagnosis of suspected cases. Like the SARS-CoV-2 IgG/IgM Antibody Test Kit, the SARS-CoV-2 Antigen Test Kit is also CE certified.

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Revenue

At present, the majority of Beroni’s sales are generated in China and a small amount in Japan. The half year sales for the six months ended June 30, 2023 and 2022 were AUD0.41 million and AUD0.24 million respectively. The sales for the years ended December 31, 2022, 2021, and 2020 were AUD0.86 million, AUD2.20 million, and AUD1.79 million respectively.

Principal markets, including a breakdown of total revenues by category of activity and geographic markets for each of the last 3 years are as follows:

Six Months ended June 30

	Revenue		Gross Profit
Product	2023	2022	2023	2022
(in thousands)	AUD	AUD	AUD	AUD
Nicobloc	131	51	60	22
Fogibloc air purifier	-	-	-	-
Olansi water filter	-	-	-	-
Health supplements	67	26	44	17
Cosmetic products	44	1	26	-
Viral diagnostic kits	152	-	23	-
All others	11	163	30	110
Total for all segments	405	241	183	149

Year ended December 31

Revenue

Product	2022	2021	2020
(in thousands)	AUD	AUD	AUD
Nicobloc	266	151	476
Fogibloc air purifier	-	-	-
Olansi water filter	-	2	2
Health supplements	96	460	288
Cosmetic products	31	383	817
Viral diagnostic kits	46	955	151
Technical advisory service	192	-
All others	231	246	60
Total for all segments	862	2,197	1,794

Gross Profit

Product	2022	2021	2020
(in thousands)	AUD	AUD	AUD
Nicobloc	96	66	330
Fogibloc air purifier	-	-	-
Olansi water filter	-	1	2
Health supplements	62	381	240
Cosmetic products	19	336	(7)
Viral diagnostic kits	15	850	117
Technical advisory service	88	-	-
All others	271	162	26
Total for all segments	551	1,796	708

Product revenue based on the geographical location of customers is as below:

Six months ended June 30

	2023	2022
(in thousands)	AUD	AUD
China	405	241
Japan	-	-
	405	241

Year ended December 31

	2022	2021	2020
(in thousands)	AUD	AUD	AUD
China	862	2,197	1,786
Japan	-	-	8
	862	2,197	1,794

Sales and Marketing

In China, Beroni Tianjin generates its sales revenue through online and offline channels. It uses sales agents to distribute some of its products to the Chinese market. It also has online stores on the popular e-commerce platforms such as JD.com, Tmall, Douyin and WeChat. Beroni Tianjin sells its products through television marketing and online marketing through social media such as Weibo and WeChat.

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Manufacturing

Beroni Tianjin has set up a GMP facility in Tianjin, China to manufacture the Nicobloc product. The raw materials are sourced from local suppliers. Other products like Fogibloc, cosmetics and health supplements are outsourced to local OEM manufacturers. With the large number of suppliers and manufacturers in the Chinese market, there are ample choices for sourcing raw materials or outsourcing product manufacturing. The business model adopted by Beroni Tianjin consists of the following:

●	sourcing and distributing products from local and overseas manufacturers;
●	developing and patenting Beroni-branded products;
●	establishing distribution networks in China to facilitate the sale of its products; and
●	promoting and marketing its products through television advertising and social media

The stem-cell based cosmetic products sold in Japan and China are produced by a large Japanese manufacturer.

Intellectual Property

Beroni Tianjin has legal or beneficial rights over 47 patents, 6 copyrights and 88 trademarks which are related to its current products and services, and the details are set out as follows:

Patents

Patents in China are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right. Beroni Tianjin has applied another 18 patents which are currently going through the relevant approval process. These applications together with other patents of the Group not listed above relate to pipeline products Beroni Tianjin is currently developing and which may be commercialized in the future.

In Australia, our subsidiary PENAO Pty Ltd has registered 16 patents and 1 pending application related to the PENAO drug in 14 countries.

Copyrights

Beroni Tianjin owns six registered copyrights in China. Beroni Tianjin owns copyrights related to its online shopping software called “Beicheng” and other software related to logistics, finances, and employee management. It has so far registered 6 software copyrights and 1 work registration certificate. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademarks

Beroni Tianjin has applied for a number of trademarks relevant to its Business, including its trading name “Beroni” and its product names “NICOBLOC” and “FOGIBLOC”. Beroni Tianjin has successfully registered 88 trademarks while another 9 have been submitted for approval.

Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the State Administration for Industry and Commerce. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use on the same or similar commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

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The following table illustrates Beroni Tianjin’s current patents:

Detailed List of Patent Application of Tianjin Beroni Biotechnology Co., Ltd.

Patent applicant:		Company name: Tianjin Beroni Biotechnology Co., Ltd.								Type of Patent
Certificate issued: 45		Invention patents: 9		Utility model patents: 33	Appearance design patents: 3	Appearance design patents: 3				Protection (Composition of Matter,
SN	Application Date	Application Number	Patent Type	Patent Name	Remarks	Authorization Date	Related Product(s)	Expiry Date	Owned/Licensed	Use or Process
1	8/2/2010	201010242994.X	Invention patent	Preparation of microencapsulated bacterial powder from Lactobacillus case by spray drying method	Original copy of patent register	May 30, 2012	probiotics (health supplement0	May 30, 2032	Owned	Process
2	1/29/2010	201010102415.1	Invention patent	Preparation of low allergen raw material from shrimp by enzymatic method	Original copy of patent register	May 30, 2012	raw materials of food and medicine (health supplement)	May 30, 2032	Owned	Process
3	9/19/2011	201110276942.9	Invention patent	A method for preparing hypoallergenic shrimps with high pressure combined with enzyme method	Original copy of patent register	January 2, 2013	raw materials of food and medicine (health supplement)	January 2, 2033	Owned	Process
4	7/26/2013	201310320019.X	Invention patent	Preparation and method of the composition for reducing total particulate matter tar and nicotine, and medical practical application	Beijing transferred to Tianjin Certificate available; E-cert	July 29, 2015	NicoBloc	July 29, 2035	Owned	Composition of Matter
5	9/4/2014	201420506813.3	Utility model patent	A disposable filter cigarette holder which can reduce the harm of cigarette	E-cert	February 25, 2015	cigarette holder (smoking related)	February 25, 2025	Owned	Use
6	12/29/2014	201420850585.1	Utility model patent	A smokeless electronic cigarette with rechargeable device	E-cert	June 10, 2015	electronic cigarette (smoking related)	June 10, 2025	Owned	Use
7	12/29/2014	201420850631.8	Utility model patent	The utility model relates to a cigarette box with a slot for neutralizing substances in cigarettes	E-cert	June 10, 2015	multifunctional cigarette case (smoking related)	June 10, 2025	Owned	Use
8	12/29/2014	201420849187.8	Utility model patent	A kind of ashtray	E-cert	June 10, 2015	multifunctional ashtray (smoking related)	June 10, 2025	Owned	Use
9	12/29/2014	201420853248.8	Utility model patent	A kind of cigarette smoke alarm	E-cert	June 10, 2015	cigarette smoke alarm (smoking related)	June 10, 2025	Owned	Use
10	12/29/2014	201420853147.0	Utility model patent	A kind of filter cigarette holder	E-cert	June 10, 2015	cigarette holder (smoking related)	June 10, 2025	Owned	Use
11	12/29/2014	201420852860.3	Utility model patent	A kind of cigarette filter tip with three-layer filter mechanism	E-cert	June 10, 2015	cigarette holder (smoking related)	June 10, 2025	Owned	Use
12	7/22/2010	201010234664.6	Invention patent	Preparation of polysaccharide extract from Sagittaria	Original copy of patent register	May 30, 2012	raw materials of food and medicine	May 30, 2032	Owned	Process
13	9/1/2015	201520672885.X	Utility model patent	A kind of porous water purification ball	E-cert	February 17, 2016	water purification ball (water filter)	February 17, 2026	Owned	Use
14	9/1/2015	201520672848.9	Utility model patent	A kind of antibacterial cotton filter screen	E-cert	February 17, 2016	FOGIBLOC Air Cleaner K03	February 17, 2026	Owned	Use
15	9/1/2015	201520671958.3	Utility model patent	A kind of automatic power-off protection device for air purifier	E-cert	February 17, 2016	FOGIBLOC Air Cleaner K03	February 17, 2026	Owned	Use
16	9/1/2015	201520675070.7	Utility model patent	Aluminum alloy filter screen for air purifier	E-cert	February 17, 2016	FOGIBLOC Air Cleaner K03	February 17, 2026	Owned	Use
17	9/1/2015	201520677827.6	Utility model patent	An intelligent air purifier with multi filter layers	E-cert	February 17, 2016	FOGIBLOC Air Cleaner K03	February 17, 2026	Owned	Use
18	9/1/2015	201530337641.1	Appearance patent	Purification ball	E-cert	September 1, 2015	Purification ball (water filter)	September 1, 2025	Owned	use
19	9/2/2015	201520673489.9	Utility model patent	A kind of ultraviolet sterilization device for air purifier	E-cert	February 17, 2016	FOGIBLOC Air Cleaner K03	February 17, 2026	Owned	Use
20	9/2/2015	201520674216.6	Utility model patent	A kind of damping and mute air duct of air purifier	E-cert	February 15, 2017	FOGIBLOC Air Cleaner K03	February 15, 2027	Owned	Use
21	12/10/2015	201521026698.0	Utility model patent	A kind of step filter for smoking cessation	E-cert	June 1, 2016	cigarette holder (smoking related)	June 1, 2026	Owned	Use
22	12/10/2015	201521027758.0	Utility model patent	A kind of compulsory smoking cessation assistant device	E-cert	June 1, 2016	cigarette holder (smoking related)	June 1, 2026	Owned	Use
23	12/9/2015	201521021311.2	Utility model patent	A portable auxiliary smoking cessation device which can release harmful substances from cigarettes	E-cert	June 1, 2016	cigarette case (smoking related)	June 1, 2026	Owned	Use
24	9/1/2015	201510555610.2	Invention patent	A kind of honeycomb activated carbon filter	Original copy of patent register	September 21, 2016	FOGIBLOC Air Cleaner K03	September 21, 2036	Owned	Use
25	6/15/2017	201720696407.1	Utility model patent	A kind of cover structure of electrostatic precipitator air purifier	Original certificate	January 19, 2018	FOGIBLOC Air Cleaner	January 19, 2028	Owned	Use
26	6/15/2017	201720695696.3	Utility model patent	Electrostatic precipitator chamber of air purifier	Original certificate	January 19, 2018	FOGIBLOC Air Cleaner	January 19, 2028	Owned	Use
27	9/1/2015	201510555291.5	Invention patent	A kind of cold catalyst filter screen for air purifier	Original certificate, original copy of patent register	March 27, 2018	醛之盾06C FOGIBLOC Air Cleaner 06c	March 27, 2038	Owned	Use
28	12/10/2015	201510924491.3	Invention patent	A compulsory smoking cessation assistant device with automatic spraying of smoke control liquid	Original certificate, original copy of patent register	March 13, 2018	multifunctional cigarette case (smoking related)	March 13, 2038	Owned	Use
29	6/15/2017	201720696019.3	Utility model patent	A kind of integrated disassembly structure of multilayer filter	Original certificate	March 13, 2018	霾之盾1MD/3MD FOGIBLOC Air Cleaner 1MD/3MD	March 13, 2028	Owned	Use
30	6/15/2017	201720696411.8	Utility model patent	An outlet structure of high efficiency air purifier	Original certificate	March 13, 2018	霾之盾1MD/3MD FOGIBLOC Air Cleaner 1MD/3MD	March 13, 2028	Owned	Use
31	6/15/2017	201720696020.6	Utility model patent	A kind of protective shell for power plug of air purifier	Original certificate	March 23, 2018	FOGIBLOC Air Cleaner	March 23, 2028	Owned	Use
32	6/15/2017	201720696041.8	Utility model patent	A commercial air purifier with no replacement filter screen	Original certificate	March 13, 2018	FOGIBLOC Air Cleaner	March 13, 2028	Owned	Use
33	7/25/2017	201720907781.1	Utility model patent	A kind of structure of washable filter element	Original certificate	March 13, 2018	Water filter	March 13, 2028	Owned	Use
34	7/25/2017	201720907083.1	Utility model patent	A kind of air purifier motor bracket	Original certificate	March 13, 2018	FOGIBLOC Air Cleaner	March 13, 2028	Owned	Use
35	7/25/2017	201720908378.0	Utility model patent	A kind of fixing device for filter screen of air purifier	Original certificate	March 13, 2018	FOGIBLOC Air Cleaner	March 13, 2028	Owned	Use
36	7/25/2017	201720907074.2	Utility model patent	The utility model relates to an auxiliary material fixing box for an air purifier	Original certificate	March 13, 2018	FOGIBLOC Air Cleaner	March 13, 2028	Owned	Use
37	7/25/2017	201720907081.2	Utility model patent	A kind of noise reduction structure of air purifier	Original certificate	March 23, 2018	霾之盾1MD/3MDFOGIBLOC Air Cleaner 1MD/3MD	March 23, 2028	Owned	Use
38	7/25/2017	201720907053.0	Utility model patent	A kind of filter element of air purifier	Original certificate	May 8, 2018	FOGIBLOC Air Cleaner	May 8, 2028	Owned	Use
39	7/25/2017	201720907070.4	Utility model patent	A kind of multi-effect air purifier	Original certificate	May 8, 2018	FOGIBLOC Air Cleaner	May 8, 2028	Owned	Use
40	7/25/2017	201720913720.6	Utility model patent	A kind of intelligent induction system for air purifier	Original certificate	March 9, 2018	霾之盾1MD/3MD FOGIBLOC Air Cleaner 1MD/3MD	March 9, 2028	Owned	Use
41	12/10/2015	201510923818.5	Invention patent	An air purifier with cigarette burning monitoring device	Original certificate	July 31, 2018	FOGIBLOC Air CleanerKJ800FG-08D	July 31, 2038	Owned	Use
42	7/25/2017	201720908377.6	Utility model patent	A kind of sensor installation structure of purifier	Original certificate	September 28, 2018	FOGIBLOC Air Cleaner	September 28, 2028	Owned	Use
43	7/2/2019	201930347603.2	Appearance patent	Dripper	Original certificate	January 24, 2020	NicoBloc	January 24, 2030	Owned	Use
44	7/2/2019	201921015816.6	Utility model patent	A kind of anti-overflow dropping bottle	Original certificate	May 5, 2020	NicoBloc	May 5, 2030	Owned	Use
45	7/2/2019	201930347604.7	Appearance patent	Dropping bottle	Original certificate	August 18 2020	NicoBloc	August 18, 2030	Owned	Use
46	3/15/2022	202220549258.7	Utility model patent	A kind of viral test kit	Original certificate	April 15, 2022	COVID-19 Test Kits	April 15, 2032	Owned	Use
47	3/15/2022	202220549259.1	Utility model patent	A kind of viral test kit	Original certificate	April 15, 2022	COVID-19 Test Kit	April 15, 2032	Owned	Use

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Licensing and Collaboration Arrangements

Licensing Agreement with Columbia University (USA)

In April 2019, Beroni signed a worldwide 20-year licensing agreement with Columbia University New York (“Columbia”) for ArboViroPlex rRT-PCR Test, a multiplex assay that can simultaneously test for Zika virus, all dengue virus serotypes, Chikungunya virus and West Nile virus, which was developed by Professor Walter Ian Lipkin. Beroni provided US$1 million funding to Columbia in March 2018 for the research of the CII-ArboViroPlex rRT-PCR Test and also paid approximately US$115,000 for patent application fees.

Under the agreement, Columbia grants to the Company, and any of its affiliates: (i) an exclusive license under the patents to discover, develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute, rent or lease Products in the Field and throughout the world (ii) a non-exclusive license to use Technical Information to discover, develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute, rent or lease Products in the Field and throughout the world, and (iii) an exclusive license to use Materials to discover, develop, manufacture, have made, use, sell, offer to sell, have sold, import, export, distribute, rent or lease Products in the Field and throughout the world.

Columbia further granted Beroni the right to grant sublicenses. All rights granted to Beroni were reserved to Columbia.

In consideration of the licenses granted the Company agreed to pay to Columbia certain royalty payments as follows: with respect to sales of Products by Company, a nonrefundable and non-recoverable royalty of (i) 5.75% of net sales of Patent Products; and (ii) 2.75% of net sales of Other Products.

No later than (10) days following the first bona fide commercial sale of a Product by Company, and the first business day of each January thereafter, the Company shall pay to Columbia a nonrefundable and non-recoverable minimum royalty payment in the amount of: (i) $50,000 due and payable on the first (1st) anniversary of first commercial sale of a Produce (ii) $100,000 due and payable on the second (2nd) and third (3rd) anniversaries of the first commercial sale of a Product, and (iii) $250,000 due and payable on the fourth (4th) anniversary and every year thereafter. Each such minimum royalty payment will be credited against earned royalties accrued during the same calendar year in which the minimum royalty payment is due and payable.

With respect to sales of Products by sublicensees, a nonrefundable and non-recoverable royalty of (i) 5.5% on Net Sales of Patent Products and (ii) 2.75% on Net Sales of Other Products, and (iii) 25% of all other gross revenues received by the Company from sublicensees.

The ArboViroPlex rRT-PCR Assay is probably the most advanced diagnostic kit in the market that can detect these 4 viruses simultaneously within a couple of hours. Beroni is now in the process of commercializing and distributing the diagnostic kit to the global markets especially countries with severe outbreaks in recent years such as Latin America, Southeast Asia and the Middle East.

Service Collaboration Agreement with Thorgene (China)

Beroni Tianjin provides diagnostic services for cancers and cardiovascular diseases through its collaboration with Thorgene, a medical laboratory center based in Beijing China. Beroni Tianjin entered into a two-year agreement with Thorgene on August 11, 2020, which will automatically renew if not terminated. Beroni Tianjin refers customers to Thorgene whereby Thorgene conducts testing for susceptibility to cancer tumors and cardiovascular diseases and issues the test results to the customers.

Thorgene is using some of the best laboratory resources to provide tumor diagnosis and liquid biopsy for patients for various diseases including cancer and cardiovascular.

Thorgene’s laboratory is staffed by some of the top scientists and is equipped with the most advanced facilities. It has registered many invention patents and software copyrights.

Research Collaboration Agreement with University of New South Wales (Australia)

In June 2019, Beroni signed a shareholder agreement to acquire 40% of the total share capital of PENAO Pty Ltd with NewSouth Innovations Pty Limited (NSI) owning the other 60%. NSI is the subsidiary arm of the University of New South Wales. PENAO Pty Ltd is a company recently set up to take over from Cystemix Pty Ltd the development of the anti-cancer drug called PENAO for treatment of cancer tumours. PENAO Pty Ltd will take over the licensing rights to the new drug. In December 2020, Beroni and NSI agreed to vary the original shareholding agreement whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. Under the shareholding variation agreement, when new shares are issued to Beroni and NSI upon additional payments from the former, convertible notes will also be issued to NSI which will automatically be converted to shares upon the occurrence of key milestone events.

Beroni has so far paid AUD2.35 million to NSI for this investment and will pay a further AUD7.5 million over the next 2 years. In the event Beroni is not able to pay the additional AUD7.5 million, then PENAO Pty Ltd can issue on the same terms to NSI the shares which were to be issued to Beroni and Beroni will grant NSI an option to purchase all of the shares then held by Beroni for the lesser of the following and at NSI’s sole discretion:

●	the price per share paid by a genuine third-party investor for shares in PENAO Pty Ltd; or
●	at a 20% discount on the price paid by Beroni for the Beroni shares

Research and Development

Our Research & Development Strategy

1.	Efficiently advance our R&D pipeline through to marketing approval

Our goal is to expedite our existing R&D pipeline and advance clinical trials that may be required by the regulatory bodies such as FDA, TGA, NMPA or PDMA prior to receiving market approval. In addition, we aim to minimize any duplication of effort when introducing our investigational medicinal product to a new region (new regulatory authority) by using existing and complete clinical data package and performing only the additional tests to determine the safety, efficacy, and dose response in a different region on a dissimilar ethnic population.

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2.	Find partners for out-licensing and asset sale agreements

While we continue with our goal of progressing our existing R&D pipeline through clinical trials, we may also seek to enter into transactions to sell or out-license existing R&D pipeline, or derivative product candidates or intellectual property that may be developed. This strategy will allow us to potentially create value for our shareholders ahead of our timelines.

3.	Maximize the therapeutic potential of our R&D pipeline with additional indications

We will continue to explore the potential for our R&D pipeline products to address additional indications, which will help us to maximize the therapeutic and commercial potential of our R&D pipeline.

4.	Deploy our value-driven approach to broaden our product portfolio

Our team has extensive experience in conducting clinical trials and a track record in cancer research, clinical trials and clinical management. Our team has plans to continue to develop additional indications, concomitant treatments with existing drugs, as well as develop derivatives for indications with unmet medical needs, and may seek to in-license from or collaborate with third parties to achieve this. Our scientifically rigorous approach to evaluating new opportunities includes a robust set of evaluation of key factors, including the specific unmet medical need, biological rationale, feasibility of clinical development, potential for accelerated development path, regulatory approval, intellectual property position, competitive landscape and commercial potential.

5.	Establish an international R&D center to develop future clinical trials

We are creating a center of excellence in China for conducting international clinical trials. Using state-of-the-art facilities, we hope to collaborate with other scientific institutions to develop innovative products and technologies.

Our Research and Development Pipeline

We currently have several promising projects in our R&D pipeline, two of which are already in clinical trials, a third one preparing for IND submission in 2024 and the fourth one undergoing preliminary study. These lead projects are (1) anti-cancer drug, PENAO, (2) gamma delta T cell therapy for cancer, (3) medical solution for treatment of coronavirus using single-domain antibody technology, and (4) DC vaccine therapy for immunotherapy.

In Australia, there is no IND system. We have filed the CTN (Australian equivalent of an IND) for PENAO phase I clinical trial. The Therapeutic Goods Administration (TGA; the Australian RA/CA) uses a Clinical Trial Notification (CTN) process instead. The EC/IRB and RA/CA approvals (technically, an acknowledgement from the RA/CA) are obtained sequentially. First EC/IRB approval is required and then the CTN is submitted to the RA/CA. To complete a CTN various approvals are required: the sponsor, the EC/IRB and the study site’s RGO (to ensure the study is a good fit for their institution). We intend to file the IND for PENAO with NMPA in China in the next few months. Based on ongoing research and development activities, we anticipate filing further PENAO patent applications directed to potential new intellectual property in areas such as: unique formulations, methods of manufacture, and use of PENAO and /or its novel derivatives in combination with other therapeutics.

There are no INDs for the other clinical trials as they are still at pre-clinical stage. But we will apply for IND once we kick-start the clinical trial.

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1. PENAO

In collaboration with the University of New South Wales (Australia), we are pursuing the development of a new class of treatment options for solid tumors with high medical impact to address critical and growing unmet needs such as gliomas and pancreatic cancers. Our current development strategy is focused on PENAO 4-(N-(S-penicillaminylacetyl)amino)phenylarsonous acid; also known as (S)-2-amino-3-(2-(4-arsonophenylamino)-2-oxoethylthio)-3-methylbutanoic acid, a cytotoxic investigational medicinal product for the potential treatment of certain cancers. PENAO functions by entering and accumulating in the mitochondria of cells, whereby it inactivates Adenine nucleotide translocase (ANT) a key transporter for energy production, resulting in proliferation arrest and then apoptotic cell death. We have already completed a phase I dose escalation clinical trial of PENAO (Universal Trial Number: U1111-1133-4715) where no other DLT or adverse safety signal was identified at any dose level used. We are currently preparing for a phase II clinical trials in Australia which is scheduled to begin in 2024 subject to availability of funding. To commence the phase II clinical trials in Australia, we will require at least $2 million to enter into contractual arrangements with certain drug manufacturers, CRO and clinical study sites. We intend to allocate approximately $10 million of the proceeds raised from the initial public offering to the PENAO project which will be used to fund further clinical trials and expansion of the clinical study into China and Japan.

In conjunction with the phase II clinical trials in Australia, we are also planning to obtain IND approval in China. We are currently conducting a gap analysis to determine what additional data may be required, in addition to existing phase I clinical trial data from Australia, to satisfy the requirements of the Chinese NMPA. We have appointed ICON PLC, an international CRO with a large operation in China, to assist with the IND application and we anticipate this process to be completed in 2024. Once IND and phase I clinical trial have been localized, we will carry out phase II clinical trials in China, with appropriate approvals from the NMPA. We have plans to similarly apply for phase I clinical trials for PENAO in Japan using existing clinical data and will identify suitable CROs in Japan in due course.

We aim to use the phase II clinical trial data from Australia to supplement or compliment that of the phase II clinical trials in China and Japan. By using existing clinical data already collected in Australia, we can significantly reduce the time and cost required for development.

Finally, we plan to initiate an international multicenter phase III clinical trials for PENAO with possible sites in the US, Australia, China and Japan in 2025 or early 2026, subject to approval to initiate these trials from the FDA and other applicable regulatory agencies. The IND application within China and Japan will hopefully accelerate the process for phase III multicenter clinical trial development. We anticipate that we may also require certain additional CMC, clinical and non-clinical work prior to the initiation of such trials.

The Mechanism of Action

PENAO enters tumor cells via an organic ion transporter and accumulates in the matrix of mitochondria where it cross-links Cys160 and Cys257 on the matrix face of ANT, which inactivates the transporter. PENAO blocks ANT delivery of ATP to mitochondrial-bound hexokinase II (HKII), thus inhibiting tumor catabolism of glucose. In addition, PENAO triggers the mitochondrial permeability transition pore to remain open, resulting in proliferation arrest and then apoptotic cell death.

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The above figure shows PENAO entering the mitochondria blocks ANT, which inhibits tumor cell catabolism of glucose, resulting in proliferation arrest and eventually apoptotic cell death. (Figure adapted from Dilda, J Med Chem 2009).

Advantages of PENAO

1.	Novel drug class. When developed, PENAO will be a novel, investigational medicinal product (IMP) and potential treatment for cancers that are unresponsive to standard treatment, or for which no standard treatment exists. It is not yet approved for commercial use.

2.	Dual mode of action. PENAO inhibits the proliferation of endothelial as well as tumor cells and has the potential to be an effective anti-angiogenic and anti-tumor agent

3.	Low drug resistance. Fast intracellular accumulation rate of PENAO in the mitochondria via an organic ion transporter and slow extrusion rate from cells via multidrug resistance protein 1 and multidrug resistance protein 2 could circumvent multidrug resistance

4.	Cross blood brain barrier. PENAO has the potential to be effective as a treatment for brain CNS cancers, as it can readily cross the blood brain barrier

5.	PENAO can be developed both as a monotherapy or be administered concomitantly with other anti-cancer treatments. Current pre-clinical studies suggest synergistic effects with mTOR inhibitors, which is part of the development plan to be evaluated in our phase II clinical trials.

6.	Wide clinical application. PENAO has the potential to be effective in all solid tumors. Through the upcoming phase II clinical trial, we expect to validate a number of disease indications, such as in brain CNS cancers such as glioma, pancreatic and hepatic cancers.

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Market

In 2017, 9.6 million people were estimated to have died from various forms of cancer, which equates to one in every 6 deaths in the world. Moreover, whilst the estimated global economic burden of cancer is unknown, in the US in 2017 alone, estimated cancer healthcare spending was US$161.2 billion; productivity loss from morbidity, US$30.3 billion; and premature mortality, US$150.7 billion. The economic burden of cancer in the US is approximately 1.8% of its gross domestic product (GDP). However, healthcare spending does not always translate into positive clinical outcomes.

According to the World Health organization and data from the Cancer Institute, pancreatic, liver, lung and brain CNS cancers all have relatively poor 5-year survival rates, indicating unmet medical needs or lack of effective treatments. PENAO has the potential to treat the cancers mentioned above. Pre-clinical studies demonstrated PENAO has the potential to greatly reduce cancer cell growth and development in cancer cell lines and animal models of various cancer types including pancreatic, sarcoma, brain CNS.

The above table shows the 5-year relative survival most common cancer types; source: data derived from national cancer institute seer cancer statistics review 1975-2016

Moreover, pancreatic, liver, lung and brain CNS cancers are also associated with overactivation of the mTOR pathway, thus the combination of mTOR and PENAO treatment to be evaluated in our upcoming phase II clinical trials will help to identify the cancer indication to be explored in phase III clinical trials. However, the current PENAO clinical trial strategy is designed to get to market as quickly as allowable. We are considering two cancer types with low incidence and poor 5-year relative survival rates.

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The global incidence of new brain CNS cancers in 2018 was 296,851 cases according to the WHO, and a 5-year survival rate of 32.9%. Whereas the global incidence of new pancreatic cancers in 2018 was 458,918 cases according to the WHO and a 5-year survival rate of 9.3%. Thus, by focusing initially on brain CNS and pancreatic cancers, we may significantly accelerate the development of PENAO, if orphan drug designation is approved by the relevant regulatory bodies.

Lead Scientist

Prof. Philip Hogg, whose work on chemical modifications of proteins forms the basis for the development of PENAO as a new potential cancer therapeutic, is the Chief Scientific Officer for the PENAO project. He is also a NHMRC Senior Principle Research Fellow at the University of New South Wales. He graduated with a PhD in biochemistry from the University of Queensland in 1987. His post-doctoral training was conducted in the USA and Sweden, followed by visiting professorships at Children’s Hospital, Harvard University and the Dunn School of Pathology, University of Oxford. He was the Inaugural Director of the Lowy Cancer Research Centre, Sydney, Australia.

Non-Clinical Data

The background basic-science studies which formed the basis of the pre-clinical studies and subsequent IND application for PENAO has been ongoing for over 10 years. The main driver of these studies is Professor Hogg, who is a key PI for the PENAO clinical studies team. He has demonstrated the effectiveness of PENAO in vitro in pancreatic, glioma and sarcoma cancer cell lines, as well as in vivo animal models.

The initial studies enabled the scientific team to determine the mechanisms of action of ANT inhibition, as well as its anti-cancer effects, which resulted in the first generation experimental product GSAO (4-(N-(S-glutathionylacetyl)amino) phenylarsonous acid) to be tested in a phase I clinical trial. However results indicated that the half-life of GSAO was too short (mean half-life of 10.1 min), therefore a second generation molecule, PENAO was developed. PENAO has been shown to accumulate in cells at a significantly faster rate than GSAO, as well as a significantly slower extrusion rate, which results in a 44-fold increased anti-proliferative activity and a ~20-fold increased anti-tumor efficacy in mice.

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The above figure shows PENAO rapidly accumulating in cells, and corresponding anti-proliferative and apoptotic effects of increasing concentrations of PENAO (Figure adapted from Dilda, J Med Chem 2009)

The mammalian target of rapamycin (mTOR) is a key regulator of cell growth and metabolism in response to changes in nutrients, growth factors, cellular energy, and stress. Its overactivation (including PI3K amplification/mutation, PTEN loss of function, AKT overexpression, and S6K1, 4EBP1 and eIF4E overexpression) has been reported in numerous cancers, such as breast, ovarian, renal, colon and head and neck cancers. Therefore, its inhibition has been explored for its anti-cancer capabilities, current mTOR inhibitors are rapamycin, a natural antifungal antibiotic and its analogues Temsirolimus and Everomlimus.

The non-clinical studies also included the exploration of the synergistic effects of PENAO in combination with mTOR inhibitor, Temsirolimus, which has been FDA approved for the treatment of renal cell carcinoma (RCC), progressive endocrine tumors of pancreatic origin (PNET) and subependymal giant cell astrocytoma (SEGA) associated with tuberous sclerosis (TS). Our study on Diffuse Intrinsic Pontine Gliomas (DIPG) cell lines that PENAO alone is comparable to Temsirolimus, however when both treatments are combined, there is a significant decrease in cancer cell viability and at significantly lower concentrations across all the DIPG cell lines tested, demonstrating a clear synergistic effect.

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The above figure shows the cytotoxic efficacy of PENAO combined with temsirolimus tested at IC50 fractions in 3 neurosphere-forming Diffuse Intrinsic Pontine Gliomas (DIPG) cell lines (adapted from Tsoli et al., Oncotargets, 2018)

Our study shows that in vitro PENAO is comparable to temsirolimus in anti-cancer effect using DIPG cell lines. We postulated that PENAO would have similar actions in other gliomas. Moreover that the synergistic effect of PENAO in combination with temsirolimus would translate into patients. Whilst mTOR inhibitors has already been approved for the treatment of some cancers by the FDA and other regulatory authorities, its effects predominantly lead to disease stabilization rather than tumor regression. Combination treatment of PENAO with temsirolimus may significantly improve outcome patients, and we are keen to test this synergistic effect in our upcoming phase II clinical trials.

Specific Development Strategy

Phase I Clinical Trial

A phase I dose escalation clinical trial of PENAO in 26 patients with advanced solid tumors was conducted in Australia from 2012 to 2015. Its Universal Trial Number is U1111-1133-4715. PENAO was considered to be well tolerated at all doses explored in the dose range 2.0 mg/m2/day (over 4 days) to 9.0 mg/m2/day (over 21 days), with only one Dose Limiting Toxicity (DLT) – fatigue - reported at the highest dose level. No other DLT or adverse safety signal was identified at any dose level. This data is believed to be sufficient such that phase II clinical trials preparation was subsequently initiated and planned for 2023. The phase I study also concluded that continuous dosing was not recommended and interval dosing (twice weekly) may be a better regimen in the phase II clinical trial.

At the moment, this data is currently being assessed to determine whether it satisfies the requirements to complete phase I clinical trials with the NMPA in China, and we have plans for a similar application for the PDMA in Japan. In China, we have engaged ICON PLC, to facilitate the localization of PENAO for the NMPA. ICON is an international contract research organization specializing in providing professional clinical study and technology services. We will also consider similar CROs for localization of PENAO with the PDMA in Japan. The goal is to use existing data, through meetings with the relevant regulatory authorities, to be exempt or to minimize the clinical data required. Gap analysis will be conducted with respect to each regulatory authority to determine if and what additional data is needed, and the timeframe and cost required for data supplementation.

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Phase II Clinical Trial

We may engage Scientia clinical research for PENAO phase II dose-finding clinical trial, which is planned to begin in 2023 or 2024 at multiple centers in Australia subject to availability of funds. This trial is expected to be a 16-week randomized study, including a 1-4 week screening period, eight weeks of treatment and four weeks of follow-up to evaluate the dose of PENAO in subjects with advanced solid tumors who also have the mammalian target of rapamycin (mTOR) mutation, with outcomes to measure anti-tumor activity at the Baseline compared to End of Treatment Visits. Anti-tumor effects of PENAO will be assessed using morphologic responses based on the radiological Response Evaluation Criteria in Solid Tumors (RECIST 1.1) and using molecular imaging surrogates including metabolic response (as measured by FDG-PET) and anti-proliferative effects (as measured by FLT-PET). We estimate the cost of the phase II clinical trials to be approximately 11 million USD with an estimated timeframe of 1.5 years.

The above is a pictorial depiction highlighting the phase II clinical trial for PENAO.

The clinical data generated by the Australian phase II clinical trial will serve as the basis for phase II applications in China and Japan, where bridging studies processes for pharmaceutical products do not exist. We will engage the services of ICON for CRO services to localize phase II clinical trial data for the NMPA in China. We note that currently in China, rapamycin analogues are approved for renal cell carcinomas only, therefore we may partner with Novartis, current holders of TORISEL (temsirolimus) in China in order to advance clinical trials of PENAO in combination with mTOR inhibitors in other cancer indications, such as brain CNS or pancreatic cancers. Therefore, we estimate that there will be need for additional clinical data to satisfy ethic sensitivity and other requirements for localization. We estimate that this localization and additional clinical trial studies will take 6 months and an estimated 2 million USD. A similar overall cost of 2.5 million USD and timeframe of 1.5 years for localization of PENAO phase I and phase II clinical trial data for localization of PENAO in Japan with the PDMA.

Once phase II clinical trials are completed in Australia, we would also proceed with bridging studies to localize PENAO with the FDA. We intend to engage a local CRO experience in providing professional clinical study and technology services in the United States to facilitate this process. We estimate this process to cost 3 million and take approximately 6 months. Our efforts to localize PENAO with the FDA, NMPA and PDMA would facilitate the establishment of an international phase III clinical trial.

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Phase III Clinical Trial

The phase III clinical trial for PENAO is planned to begin in late 2025 in Australia, following an interim review of the data from the phase II clinical trial in the second quarter of 2025. International clinical study sites in United States will be initiated in the second quarter of 2026 and in China and Japan to follow in the third quarter of 2026. Disease indication and dose for phase III clinical trials will be informed by the data collected in phase II clinical trials. We anticipate that PENAO would be effective in brain CNS cancers, pancreatic cancers, however we will also assess other mTOR activated cancers, such as lung and liver cancers all of which have low 5-year survival rates.

The phase III clinical trial for PENAO is a 16-week randomized double-blinded study and we intend to conduct it at multiple centers in the United States, Australia, Japan and China. As of now, the endpoints are expected to measure anti-tumor effects of PENAO using RECIST 1.1 and imaging surrogates including metabolic response (as measured by FDG-PET) and anti-proliferative effects (as measured by FLT-PET). This international multicenter strategy is critical to ensuring adequate patient recruitment to evaluate the effectiveness of PENAO for the treatment of rare diseases such as brain CNS cancers, pancreatic cancers.

The above is a pictorial depiction highlighting the phase III clinical trial for PENAO.

Following the start of the phase III clinical trial, planned for late 2025, we expect to receive results of the trial by early 2028. If such results are successful, as deemed by reverent regulatory authorities, such as the FDA, TGA, NMPA and PDMA, we would seek to obtain NDA approval in 2028.

Manufacturing and Suppliers

We do not own or operate manufacturing facilities for the production of PENAO and we currently rely and expect to continue to rely, on India-based Aurigene Pharmaceutical Services Limited, (“Aurigene”) a third party for the manufacturing, packaging, labeling of our product candidates for pre-clinical and clinical testing, as well as for future commercial manufacturing. The cost for manufacturing, packaging, labeling and shipping of PENAO for clinical trial use have been budgeted into the cost estimates for planned clinical trials. We do not currently have a formal agreement with Aurigene. Currently, Aurigene submits a proposal detailing any services to be performed and the costs thereof, which PENAO signs off on. This approach allows us to maintain a more cost-efficient infrastructure while enabling us to focus our expertise on developing and commercializing PENAO. We rely on Aurigene for our drug optimization for our phase I clinical trial in Australia and expect that process to be completed in 2023. We require all of our contract manufacturing organizations to conduct their manufacturing activities in compliance with GMP requirements.

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2. Allogeneic γδ T Cell Therapy

Background

Immunotherapy is a type of biological therapy, whereby the immune system of the patient is activated to target cancer cells. There are numerous classes of immunotherapy, which are divided into immune checkpoint inhibitors, T-Cell therapy, monoclonal antibody, treatment vaccines and immune system modulators. T-cell therapy utilizes the host’s own T-cells and select the most active T-cells against the host’s cancer cells which may be changed in the lab to enhance their anti-cancer activity and after large-scale expansion re-introduced back into the host. This is the basic concept of αβ T cells in CAR-T therapy. Unlike CAR-T therapies, we are developing Gamma Delta T cells (γδ T cells) which are subset of unique innate immune cells, accounting for 1–5% of lymphocytes in peripheral blood. The γδ T cells can quickly generate immune responses to a variety of invading pathogens and early changes of malignancy, which is likely to relate to non-MHC restricted antigen recognition. Therefore, γδ T cells, together with macrophages and neutrophils, contribute to the first line of defense against foreign infections. Upon activation, they can further promote the activation of adaptive immune cells, such as T cells and B cells, by secreting various cytokines. The γδ T cells are regarded as a bridge between innate immunity and acquired immunity. Previous studies have found that γδ T cells have powerful anti-tumor efficacy on a variety of tumors, such as breast cancer, colon cancer, lung cancer and others. The γδ T cells recognize tumors through T cell receptors (TCRs) and natural killer cell receptors (NKRs). On the one hand, γδ T cells can directly kill tumor cells through their strong cytotoxic effects, which usually depends on their production of interferon γ (IFNγ) and tumor necrosis factor-α (TNF-α). On the other hand, they can also indirectly exert anti-tumor effects by facilitating the function of other immune cells, such as enhancing the ability of dendritic cells (DCs) to present antigens or enhancing the ability of cytotoxic T cells to kill tumor cells.

Advantages of γδ T cell immune therapy

●	Part of innate immune response: Due to inherent cancer targeting abilities, γδ T cell-based immunotherapy are predicted to be less likely to trigger a cytokine storm or have off-target effects, therefore presents the potential for higher therapeutic doses.
●	Improved cancer recognition: Aside from tumor antigen recognition, γδ T cells also recognizes γδ T cell receptors (TCRs), natural killer cell receptors (NKRs), endothelial protein C receptors (EPCR), natural cytoxicity receptors (NCRs) and non-peptide phosophoantigens (pAg) such as isopentenyl pyrophosphate (IPP), which are often accumulated in cancer cells due to metabolic dysfunction. So γδ T cells can better detect cancer cells, including those that would normally escape αβ T cells.
●	Broad γδ T cells mediated immune response: The γδ T cells once activated displays broad functional plasticity such as; production of cytokines and chemokines, cytolysis of transformed target cells, and recruitment of epithelial cells, monocytes, dendritic cells, neutrophils, B cells and are capable of serving as professional antigen presenting cells.

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●	Potential for pan-population immunotherapy: Unlike traditional T cell therapies, γδ T do not require donor compatibility to recognize the target cancer antigen. That makes them a great candidate for the development of off-the-shelf CAR-T cells that are derived from donors instead of from the patient, significantly shortening time to treatment.
●	Streamlined manufacturing process and broader potential use: Clinical grade γδ T cells can be easily expanded in vitro within 3 weeks. Additionally, expanded cells can be stored frozen, thus making γδ T-cell based immunotherapy potentially much more affordable and capable for off-the-shelf use.

Currently, in vivo and in vitro preclinical studies, in addition to a preliminary clinical study have already been completed in China for γδ T cell treatment. We believe the most expedient strategy for commercialization, is to utilize existing preclinical data and clinical study data to support our IND application with the Japanese PDMA, as well as inform subsequent phase I and phase II clinical trials.

Japan has an expedited approval system for regenerative medical products (which includes γδ T cell treatment) whereby conditional/term-limited authorization can be granted to regenerative medical products at the completion of corresponding phase II clinical trials, where the potential safety of the treatment has been demonstrated and where results predict likely efficacy. This approach ensures the timely provision of the products to patients and can fast track γδ T cell treatment to market. As such, further γδ T cell treatment R&D and subsequent clinical trials will be primarily located in Japan.

Market

According to the World Health Organization, 18.1 million cancer cases were diagnosed in 2018, with 9.6 million deaths. Of these new incidences, Asia accounted for 48.4%, followed by Europe at 23.4% and America at 21%, while Asia’s mortality rate was 57.3%. By 2025, the estimated number of new cancer cases in the world will reach 24.49 million annually.

The global anti-cancer drug market has increased significantly from US $83.2 billion in 2015 to US $143.5 billion in 2019. Innovative therapies such as molecular targeted therapy and immunotherapy are recent additions to the anti-cancer drug market. From the period of 2015 to 2019, 57 new cancer drugs were approved by FDA of which 4 were immunotherapy.

According to WHO, the global incidence of new liver cancers in 2018 was 841,080 cases, and a 5-year survival rate of 18.5% whereas that of new lung cancers in 2018 was 2,093,876 cases and a 5-year survival rate of 19.4%. This indicates unmet medical needs or lack of effective treatments for both types of cancers.

We believe that γδ T cell immune therapy has the potential to be an effective treatment for liver and lung cancer, as demonstrated by pre-clinical studies, including animal models and a single human case study, as well as our clinical studies. We also believe γδ T cell based immune therapy as the potential to significantly improve patient outcomes or improve quality of life in patients with certain cancers that are resistant to prior treatment or with advanced cancers with predicted poor outcomes, if treated with conventional anti-cancer therapies.

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Pre-Clinical Studies

The pre-clinical and basic science development of γδ T cell was undertaken by Professor Yin at Jinan University (China), where he is the Dean of the Biomedical Translational Research Institute. Firstly, in order to facilitate the development of γδ T cell as a potential immunotherapy, he and his team have optimized the production and expansion methods required for γδ T cell therapy, developing a new formula for in vitro expansion of Vγ9Vδ2 T-cell, a subset of γδ T cell, which we believe has the most promising clinical value and potential as a tumor immunotherapy.

Secondly, we found that these γδ T cells might have strong anti-cancer activity, as the Vγ9Vδ2 T-cells generated were shown in preclinical studies to have significantly higher expression of costimulatory molecules, a substantially stronger cellular energy metabolism capability, and considerably higher levels of effector molecules (IFN-γ, TNF-α, and NKG2D) and enhanced cytotoxicity against various cancer cell lines in vitro.

NF cells Vγ9Vδ2 T cells showed greater growth, reduced cell death (apoptosis) and greater expression of costimulatory molecules in vitro

New formula (NF) significantly promoted the proliferation and differentiation and reduced the apoptosis of Vγ9Vδ2 T cells compared to old formula (OF).

(A) Absolute cell counts (calculated by flow cytometry) across time (days) demonstrates that the new formula resulted in greater number of Vγ9Vδ2 T cells.

(B) Cell apoptosis was significantly decreased with the new formula compared to the old formula. Cell apoptosis was assayed on day 14 (normal culture time) and day 21 (long term culture) (six individual donors).

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(C) The new formula enhanced the expression levels of costimulatory molecules on γδ T cells. The levels of costimulatory molecules (CD80, CD86, and HLA class-II) on Vγ9Vδ2 T cells were measured by flow cytometry, showing that NF cells expressed significantly higher levels of these costimulatory molecules than OF cells. Error bars represent the standard error of the mean (SEM). *p < 0.05; **p < 0.01; ***p < 0.001

NF cells Vγ9Vδ2 T cells expressed higher levels of effector molecules and greater anti-cancer capacity in vitro

The NF considerably upregulated the expression of molecules related to activation (NKG2D), effector functions (IFN-γ and TNF-α), and degranulation (CD107a). Then, we investigated the in vitro killing capacity against normal cells and different types of cancer cells (the lung cancer cell line A549, acute T-cell leukemia cell line Jurkat, breast cancer cell line MCF-7, human Burkitt lymphoma cell line BJAB, chronic myeloid leukemia cell line K562, and human Burkitt’s lymphoma cell lines Raji and Daudi). NF cells exerted significantly stronger in vitro antitumor cytotoxicity against cancer cell lines than the OF, exhibiting an ~1- to 3-fold increase.

New formula potentiates the in vitro cytotoxicity of Vγ9Vδ2 T cells.

The new formula could significantly enhance the in vitro antitumor cytotoxicity of Vγ9Vδ2 T cells, as shown by killing assay results obtained for A549, Jurkat, MCF-7, BJAB, K562, Raji, and Daudi target cells. Each linked line between OF and NF in all graphs represents an individual γδ T-cell line. **p < 0.01; ***p < 0.001

In vivo studies: γδ T cells displayed potent antitumor activity in humanized mice.

Using humanized mice inoculated with the human lung cancer cell line GFP-A549, γδ T cell treatment significantly reduced tumor volume and prolonged survival. In addition, live imaging studies suggested better homing ability of NF cells γδ T cells. Moreover, γδ T cell treatment demonstrated no side effects on organs, including the lungs, liver, kidneys, and heart, showing the potential safety of γδ T cells.

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NF-γδ T cells displayed potent antitumor activity in humanized mice.

(A). Survival curves of the three groups, suggesting that NF cells could significantly prolong survival time of tumor-bearing mice.

(B). Tumor volume comparisons among the untreated, OF-cell-treated, and NFcell-treated groups, showing that NF cells have optimal therapeutic effects on tumor development.

(C). Live imaging data indicated that only NF cells (red) visually colocalized with tumor cells (green) when monitored at 48 h post infusion, suggesting better homing of NF γδ T cells to cancer cells. Data are presented as the mean ± SEM. *p < 0.05; **p < 0.01; ***p < 0.001

Clinical study of Vγ9Vδ2 T cell immunotherapy in late-stage liver and lung cancer patients

To determine the efficacy of Vγ9Vδ2 T cell immunotherapy in the treatment of solid cancers, NF-expanded allogeneic Vγ9Vδ2 T cells from healthy donors were used to clinically treat 132 late-stage cancer patients, including those with lung, liver, pancreatic, breast or other types of tumors, with a total number of 414 allogeneic NF-cell infusions. According to clinical observations, allogeneic Vγ9Vδ2 T cells produced no significant adverse effects (e.g., immune rejection, cytokine storm, or GVHD effects).

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According to clinical records, only 8 liver cancer and 10 lung cancer patients received ≥5 NF-cell infusions; these 18 patients were then followed, and their clinical information and survival data are shown in Table 1 and figure below. Seven of the eight liver cancer patients and nine of the ten lung cancer patients survived ≥10 months. Representative CT images also illustrated the therapeutic efficacy of NF cells. In our latest follow-up in June 2020, the results showed that three liver cancer and two lung cancer patients were still alive between 30 and 35 months after adoptive γδ T-cell therapy (gray columns in figure below)

Overall survival of patients with advanced liver cancer or lung cancer infused with allogeneic Vγ9Vδ2 T cells expanded using the new formula.

(A),(B). Overall survival curves were plotted by comparing γδ T-cell-treated patients and patients not treated with γδ T cells. The survival time of the γδ T-cell-treated patients was calculated starting from the date of the first infusion until June 2020. For the liver cancer group, the median survival time of the untreated patients was 8.1 months; in contrast, the median survival time of the γδ T-cell-treated patients was 23.1 months. P = 0.0002. For the lung cancer group, the median survival time of the untreated patients was 9.1 months; however, the median survival time was 19.1 months for the γδ T-cell-treated patients. P = 0.0028

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Table 1. Summary of the clinical outcomes of patients with metastatic liver or lung cancer treated with allogeneic γδ T cells

	Patient number	Sex	Age (year)	(Diagnosis/phase)	Infusion time	Treatment	Times of γδ T cells treatment	Clinical response	PA date	Survival (month)
Liver cancer patients										
1	507882	M	47	Low differentiated hepatocellular carcinoma (T4N0M1 Ⅳ stage)	2017.6–2018.3	γδ + IRE	7	PA	2019.10	28
2	507524	F	56	Hepatic tubular cell carcinoma (cT3N1M0 IVA stage)	2017.8–2017.10	γδ + I^{125}	6	SD	Live	35
3	507590	M	66	Hepatocellular carcinoma (T3bN1M0 IV stage)	2017.7–2017.10	γδ	5	PA	2018.5	10
4	004701	M	66	Hepatocellular carcinoma of hepatobiliary duct (T2N0M0 Ⅱ stage)	2017.8–2018.4	γδ + IRE	7	PA	2019.10	26
5	507770	M	31	Hepatocellular carcinoma of hepatobiliary duct (TxN1M1 Ⅳ stage)	2017.8–2018.4	$γ^δ$ + I^{125}	13	CR	Live	35
6	508940	M	48	Hepatocellular carcinoma of hepatobiliary duct (T4N0M1 Ⅳ stage)	2017.9–2017.12	γδ + IRE + CYRO	6	PA	2018.1	4
7	375046	M	29	Hepatocellular carcinoma (TxNXM0 IV stage)	2017.11–2018.4	γδ	5	PD	Live	31
8	509410	F	40	Hepatocellular carcinoma (pT4NxMx III stage)	2018.2–2018.5	γδ + IRE	6	PA	2019.6	16
Lung cancer patients										
1	507937	M	68	Left lung adenocarcinoma (cT3NxM1 IV stage)	2017.5–2017.10	γδ + IRE + CYRO	6	PA	2018.12	19
2	507936	F	61	Left lung adenocarcinoma (pT3N2M1 IV stage)	2017.5–2018.4	γδ + CYRO	12	PA	2019.10	29
3	508259	F	65	Right lung cancer (cTxNxM1 IV stage)	2017.6–2017.12	γδ	6	PA	2018.9	15
4	508328	M	67	Right lung cancer (TXN2M1 IV stage)	2017.7–2017.12	γδ + I^{125}	6	PA	2018.6	11
5	508144	F	55	Left lung small cell lung cancer (IV stage)	2017.4–2017.9	γδ	8	PA	2018.2	10
6	507497y	F	58	Left lung squamous cell carcinoma (pT2N2M1 IV stage)	2017.9–2018.6	γδ + I^{125}	8	PD	Live	33
7	509166	F	64	Left upper lung adenocarcinoma post operation (T4N0M0 Ⅲ A stage)	2017.12–2018.2	γδ	6	PA	2019.9	21
8	509331	F	57	Right lung adenocarcinoma (T4N0M0)	2017.12–2018.5	γδ	6	SD	Live	30
9	509459	F	47	Lung cancer (TXN2M1 IV stage)	2018.2–2018.4	γδ	7	PA	2018.5	3
10	508354	M	52	Right lung squamous carcinoma (T4N1M1 IV stage)	2017.4–1017.12	γδ + I^{125}	6	PA	2018.12	20

Patients with advanced liver or lung cancer were intravenously infused with NF cells ($1–2 \times 10^8$ cells per treatment, purity >90%). Among the liver cancer patients, eight patients received ≥5 NF-cell infusions. These eight patients were followed until June 2020, and three of them were alive with current survival times of 30–35 months. The follow-up evaluation was performed according standards of the Response Evaluation Criteria in Solid Tumors (RECIST). Among the lung cancer patients, ten patients received ≥5 NF-cell infusions. These ten patients were followed until June 2020 as well. Nine of these ten patients survived ≥10 months, and two of them were still alive.

M male, *F* female, *PA* passed away, *PD* progressive disease, *CR* complete response, *SD* stable disease

Our clinical trials for the first time provided scientific evidence that allogeneic Vγ9Vδ2 T cells are, from a clinical standpoint, potentially safe, and preliminarily demonstrated therapeutic efficacy in solid tumor patients. The effect of γδT cell therapy on the immune function of some patients is very significant, and it can significantly increase the expression level of tumor necrosis factor and interferon.

Phase I Clinical Trials

The above dose escalation clinical study of allogenic Vγ9Vδ2 T cell infusions (cell density: 1 × 108/50 mL) in 132 patients with late-stage lung, liver, pancreatic and breast cancer was conducted at Fuda Cancer Hospital, Guangzhou, China (United States clinical trial resource https://www.clinicaltrials.gov/: ID: NCT03183206, NCT03183219, NCT03183232, and NCT03180437 respectively). No DLT or adverse safety signals (e.g., immune rejection, cytokine storm, or GVHD effects) was identified with increasing cell infusions (1 through to 4 rounds). With an expansion arm consisting of 18 patients receiving ≥5 cell infusions to preliminarily analyze the efficacy of allogeneic Vγ9Vδ2 T-cell therapy (n= 8 liver cancer, n = 10 lung cancer), where Vγ9Vδ2 T cell treatment prolonged survival in 7/8 liver cancer patients and 8/10 lung cancer patients.

Whilst, this data was collected in China, the most expedient strategy for commercialization is for application of IND with the PDMA in Japan, where an expedited approval system for regenerative medical products exists (diagram below). Their scheme for regenerative medical product can grant conditional/term-limited authorization after the completion of phase II clinical trials, as long as the safety of the treatment is confirmed and where results predict likely efficacy, this approach ensures the timely provision of the products to patients.

We aim to use the data generated by our clinical study in China, to support our IND application with the PDMA and inform subsequent phase I and phase II clinical trials. The basic development strategy for γδT cell therapy is outlined in the schematic below. We aim to follow the schematic below to obtain conditional/term-limited authorization for γδ T cell therapy and given we have already completed our clinical study in China, our next step will be to conduct clinical trials in Japan.

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As present, we are evaluating Japanese CROs for localization of Vγ9Vδ2 T cell immunotherapy with the PDMA in Japan. We hope to consult with the relevant PDMA regulatory authorities to meet the requirements of phase I clinical trials in Japan, whilst minimizing any duplication of data. We hope to use the above clinical study data, in consultation with the relevant PDMA regulatory authorities, to be exempt from or to minimize the clinical data required to satisfy the requirements of phase I clinical trials. Currently, gap analyses are being conducted with respect to the PDMA’s policies to determine if and what additional data is needed. We have intention for IND and phase I clinical studies for Vγ9Vδ2 T cell immunotherapy to begin in 2024 and estimate that additional harmonization processes, including CRO costs, Vγ9Vδ2 T cell production and ethnic sensitivity studies will require 1 year and 3 million USD.

Phase II Clinical Trials

The phase II clinical trial for γδ T-cell is planned to begin in the third quarter of 2025 in Japan, following an interim review of the data from the phase I clinical trial in the second quarter of 2025. We anticipate that Vγ9Vδ2 T cell immunotherapy has the potential to be successful in liver and lung cancer patients (as predicted by the expansion arm from the Fuda cancer hospital clinical study).

This trial is expected to be a 22-week protocol, including a 1- 4 week screening period, 18 weeks of treatment, including γδ T-cell infusion and post infusion immunological monitoring, with prognosis follow-up at 3 and 6 months (Trial schematic below). We preliminarily anticipate that the phase II clinical trial for Vγ9Vδ2 T cell will take 1.5 years and cost up to 12 million USD.

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As of now, the endpoints are expected to measure anti-tumor effects of γδ T-cell treatment using imaging surrogates including metabolic response (as measured by FDG-PET) and anti-proliferative effects (as measured by FLT-PET) and changes in the proportions of immune cells (CD4+, CD8+, NK, and γδ cells) and functional subsets.

Following the start of the phase II clinical trial, planned for the third quarter of 2025, we expect to receive results of the trial by the end of fourth quarter 2026. If such results are successful, as deemed by the PDMA, in terms of safety and predicted efficacy, we will seek to obtain conditional approval in 2027.

Commercialization

If a conditional authorization from the PDMA was granted, we would be able to market γδ T-cell treatment to patients in Japan, whilst also collecting safety and effectiveness data in anticipation of market authorization at the end of the 7-year period. At the same time, we would collect data to satisfy phase III clinical trials in the United States and China, followed by the marketing of γδ T-cell treatment in other regions.

Manufacturing

We intend to produce and manufacture clinical grade Vγ9Vδ2 T cell for phase I and phase II clinical trial purposes in Japan, through the establishment of the Beroni Immune Cell Anti-Tumor Research Center, which will build upon the existing facilities, equipment and technology of Dendrix Inc. to create an immune cell manufacturing and R&D platform. We estimate that the upgrades to existing Dendrix Inc facilities and equipment and new construction needed to build the Beroni Immune Cell Anti-Tumor Research Center, is 5 million USD.

Once we receive conditional authorization, we will work closely with CDMO enterprises such as Tella Inc. who are established enterprises with experience in manufacture of immune cell products for clinical trials, using the latest technologies such as robotic automation and the internet of things to lower production cost and increase output, which are key to creating a commercial manufacture and distribution facility for Vγ9Vδ2 T cell immune therapy.

3. Single-domain Antibody-based Medical Solution for Human Coronavirus

Background

In light of the recent outbreak of the novel coronavirus SARS-CoV-2 pandemic, which has infected over 250 million people and claimed more than 5 million lives worldwide. Beroni Group is developing a neutralizing antibody treatment for SARS-CoV-2 based on single domain antibody (also known as nanobody) technology (VHH). This treatment is being developed using Beroni Tianjin’s single-domain antibody screening platform to find candidate single-domain antibodies to optimize/redesign to increase specificity and affinity against our target SARS-CoV-2 core protein.

Nucleocapsid protein is one of the major structural proteins of SARS-CoV-2 and plays important roles in viral RNA packing, replication, assembly, and infection. Our pre-clinical study results show that C-Terminal Domain plays an important role in the dimerization of nucleocapsid proteins. By analyzing the surface charge distribution, we identified the potential residues involved in RNA-binding. Through screening a single-domain antibodies (sdAbs) library, we identified four sdAbs targeting different regions of nucleocapsid protein with high affinities, which show potential to be further developed for viral detection and therapeutic purposes.

In the past 20 years, coronaviruses have been a persistent threat to human health because they have high transmission efficiency, severe infection effects and irregular circulation time, such as SARS-CoV in 2003, MERS-CoV in 2012 and SARS-CoV-2 in 2020. There is currently no effective medical treatment for these virus epidemics and the coronavirus epidemic is not likely to disappear in near future. Therefore, developing safe and effective drugs against coronavirus infection is a crucial safeguard measure to cope with current and future related pandemics.

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The SARS-CoV-2 in 2020, SARS-CoV in 2003 and MERS-CoV in 2012 belong to β genus and their genomes have high-homology. The main structural proteins encoded by the genome include spike protein (or S protein), envelope protein, membrane protein, nucleoprotein (or N protein). The spike protein is most related to coronavirus infection and has two sub-units: S1 which has RBD and is responsible for identifying cells’ receptor and S2 which is responsible for fusion of the coronavirus and host cell membranes. That is to say, the spike protein looks for the cell-membrane receptors for combination and fusion of cell membranes of coronavirus and host cells. The RBD in SARS-CoV-2 interacts with ACE2 receptor to infect human’s respiratory epithelial cells, while MERS-CoV causes infection by interaction between RBD in MERS and DPP4 receptors of human cells.

As the key factor for virus infection, S protein is the main target of neutralizing antibody. The preliminary studies have proved the antibodies that combine with S protein can effectively reduce infectivity of SARS viruses and treat the infection. The nucleoprotein (N protein) which plays an important role in RNA assembly is another significant potential target which can be targeted by the neutralizing antibodies. Disturbing the nucleoprotein’s functions can directly hold back the virus assembly, thus achieving the treatment effect. In addition, due to the high abundance of N-protein, itself, or in combination with S-protein, could be used in the application of fast and precise diagnosis.

Structural Model of Coronavirus

Single-domain antibody is a kind of natural antibody that largely exists in serum of Camelidae animals and sharks’ bodies and is currently known as the minimum unit that could combine target antigens. Compared with normal monoclonal antibody, single-domain antibody naturally lacks light chain and the CDR is longer in VHH domain. The variable region in VHH can form more diverse antigen binding conformations, which can compensate for the reduced binding affinity caused by the lack of light chain to some extent, thus empowering antibody with higher antigen binding affinity. So far, single-domain antibody is the smallest known protein unit that can bind antigens.

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A: Basic structure of traditional antibody

B: Camel scFv

C: The minimum unit that could combine target antigens: VHH (single-domain antibody)

Single-domain antibody (VHH) have natural advantages over traditional antibodies, making them more suitable as a neutralizing antibody treatment.

Good structure stability, antigen binding activity and high solubility: The VHH has stable structure as it contains many disulfide bonds. It can also be easily designed into a polyvalent form which can withstand high temperature, strong acid, strong alkaline and other protein-denaturation conditions, and be highly expressed in prokaryotic or eukaryotic systems.

With high specificity, affinity and weak immunogenicity to human: Single-domain antibody is easy to be genetically engineered and form polyvalent antibody through short attachment sequences. Bivalent or polyvalent antibodies tend to have a higher affinity and better antigen recognition ability than monovalent antibody and can combine different targets or different binding domains on the same targets.

Small size: VHH can be easily absorbed by human body, however the disadvantage is that it can quickly be discharged from the body, resulting in high drug clearance rate. Therefore, several modifications can be made to VHH, such as Fc fusion, PEG modification, albumin fusion which can enhance antibody half-life.

Beroni Tianjin has established a single-domain antibody screening platform to optimize the whole process of single-domain antibody screening. We screened for single-domain antibodies to human coronavirus against the S and N protein domain. We have established a stable expression and purification process, and have completed the pseudo virus neutralization test of single-domain antibodies to determine specificity and affinity to S and N protein.

This same technological platform can be applied to other infectious diseases, however it can also be applied to cancer, where, the single-domain antibody’s high specificity, good tissue penetrability and rapid clearance ability. Furthermore, the combination of this technology with small molecule drugs and/or immune cell therapies can significantly improve potential efficiency and safety.

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Market Opportunity

Antibody molecules have been widely used in disease treatment. To date, the market of antibody drugs has exceeded 100 billion US dollars. Among the top ten drugs sold in the world, eight are antibody molecules. The modification of antibody molecules is a new hotspot in drug development.

In 2007, single-domain antibody was approved for clinical research for the first time. Since the first single-domain antibody drug Caplacizumab (product name is Cablivi®) developed by Ablynx was used to treat adult patients with a TTP and was approved as an orphan drug by European Medicines Agency (EMA) (August 31, 2018) and U.S. Food and Drug Administration (FDA) (February 6, 2019), single-domain antibody treatment has attracted more attention as an emerging antibody drug in the market. The medicine value of single-domain antibody technology has been confirmed and the drugs using single-domain antibody technology have been developing.

The small size of single-domain antibody makes it suitable for pulmonary inhalation and treating pulmonary infection caused by novel coronavirus. The single-domain antibody drug ALX-0171 against pneumonia developed by Abylnx is in clinical stage now. ALX-0171 can neutralize infectious respiratory syncytial virus (RSV) which can cause pneumonia and yield effects through inhalation biotherapy. Part pulmonary delivery can directly target infection sites, take effect faster and use lower dosage, which is considered as a good treatment for lung diseases. Single-domain antibody is a successful method to treat coronavirus-caused pneumonia because of its small size and stable structure which are suitable for pulmonary atomization therapy.

Progress

Beroni Tianjin has identified 24 specific single-domain antibodies with high affinity to the N-protein and S-protein antigens of the new coronavirus through high-throughput screening and further modified 24 candidate single-domain antibodies through structural biology and computational biology, to improve the affinity and specificity. We have also expressed and purified these single-domain antibodies (purity >98%) to characterize the affinity of single-domain antibodies. The details are as following:

a)	We screened 162 positive clones targeting S-protein after phage display and extracted 16 single-domain antibodies with unique sequences. The SDS-PAGE image and molecular sieve chromatogram of single-domain antibody purification are shown in Figure 1. By using ITC method to test the single-domain antibodies’ affinity to SARS-CoV-2 RBD, we found that 10 out of 16 showed positive binding, and the affinity is at the micromolar level. Some typical ITC results are shown in Figure 2.

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Figure 1

A,B,C - SDS-PAGE image of partial of single-domain antibody purification

D - Typical molecular sieve chromatogram of single-domain antibody purification

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DP (µcal/s)
Time (min)
ΔH (kcal/mol)
Molar Ratio
218.5UM S4 TITRATE 17.5UM HIS-RB
Model: One Set of Sites
[Cell] (M) = 17.5e-6
[Syr] (M) = 218e-6
N (sites) = 0.777 ± 2.5e-2
KD (M) = 1.57e-6 ± 389e-9
ΔH (kcal/mol) = -17.0 ± 1.08
Offset (kcal/mol) = -0.452 ± 0.309
ΔG (kcal/mol) = -7.92
-TΔS (kcal/mol) = 9.04

Figure 2 - Affinity determination of Single-domain antibody S4 and RBD

b)	Our R&D team screened 94 positive clones targeting N-protein and extracted 8 single-domain antibodies with unique sequences. 4 out of 8 showed positive binding, and the affinity is at the micromolar level. Some typical ITC results are shown in Figure 3.

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Figure 3 – A) Affinity determination of Single-domain antibody N4 and N protein

B) Affinity determination of Single-domain antibody N2 and N protein

c)	We have also analyzed the crystal structure of N protein CTD (Figure 4) and found that single-domain antibody N2 can bind with N protein CTD. Next, we analyzed the crystal structure of CTD and single-domain antibody N2 and conduct rational design based on the complex structure to improve its affinity.

Figure 4 - Crystal structure of N protein CTD

d)	Based on the complex structure of SARS-CoV-1 RBD and SARS VHH72, we screened some mutants (Figure 5) that can improve the binding affinity of VHH-72 to SARS-CoV-2 RBD (Figure 6)

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Figure 5 - RBD is shown in red; Single-domain antibody VHH-72 is shown in blue;

Mutations are shown in yellow

Figure 6 A - Affinity determination of VHH-72 and SARS-CoV-2 RBD

B - Affinity determination of VHH-72 mutant and SARS-CoV-2 RBD

Timeline

Currently, screening, purification and characterization of single-domain antibodies have been completed. We will engage Genscript Biotechnology Co., Ltd. to conduct pseudovirus neutralization test and perform humanized transformation and affinity maturity of coronavirus specific single-domain antibody. We are currently conducting pseudovirus neutralization test of candidate single-domain antibodies and found a single-domain antibody produced a 90% virus signal reduction, whilst three single-domain antibodies produced a 50% virus signal reduction.

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On this basis, Beroni Tianjin will optimize and humanize the single-domain antibodies by site directed mutagenesis based on structural design, and conduct affinity maturity test by establishing of PML (precise mutagenesis Library) database and FASEBA (Fast Screening for Expression, Biophysical-properties and Affinity) technology to further purify and verify and to obtain the leading single-domain antibodies. The humanization and affinity maturation of single-domain antibodies are expected to be completed in 2023.

Animal studies to determine safety, toxicity, efficacy is anticipated to be completed by the end of 2023, with review of data, IND application and phase I clinical trial to be initiated by second quarter of 2024. With the effective control of the epidemic situation in China, follow-up clinical trials are expected to be conducted overseas (such as the United States and Japan). We anticipate that preclinical animal studies, data review IND application process and Phase I clinical studies to take 1.5 years and cost 5 million USD.

4. DC Vaccine Therapy

Background

Dendritic cells (DC) are the most powerful professional antigen presenting cells (APCs) in the body. They can efficiently absorb, process and present antigens. Immature DC have strong migration ability. Mature DC can effectively activate initial T cells, and have the functions of initiating, regulating and maintaining immune response. They are the commanders of the immune system. DC have the ability of immune stimulation and are the only APC that can activate non sensitized T cells. Infusing a large number of DC loaded with tumor antigens by in vitro activation and culture back to patients can induce a strong anti-tumor immune response.

CIK cells are a group of heterogeneous cells derived from human peripheral blood mononuclear cells (PBMCs) cultured in vitro with various cytokines for a period of time. In this group of cells, CD3 + CD56 + cells have been proved to be the main effector cells in CIK cell group. This group of cells has both the strong anti-tumor activity of T lymphocytes and the non-MHC restricted antitumor characteristics of NK cells, which has a strong broad-spectrum anti-tumor activity in clinic.

DC-CIK cells, an anti-tumor immune cell, were induced in-vitro to co-culture the active autologous DC cells and the autologous CIK cells. Studies have shown that DC-CIK cells can greatly promote the secretion of inf - γ, enhance the cytotoxicity and the killing effect on tumor cells. DC-CIK immunotherapy is one of the most advanced anti-tumor cell immunotherapy methods.

DC-CIK immunotherapy has the following advantages in the treatment of tumor through clinical trials:

1)	Safety: the use of human own cells after induction and activation to kill tumor cells, non-toxic side effects, no excessive rejection.

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2)	Targeted: DC cells can extract and process tumor antigens and present them to CIK cells to produce specific anti-tumor effect.
3)	Persistence: DC cells perform their functions immediately after infusion, with a half-life of about 2 weeks to one month. At the same time, it can produce memory T lymphocytes in the body of patients, which can survive for several years to decades. After encountering corresponding stimulation, DC cells rapidly activate in vivo and kill tumor cells.
4)	Comprehensiveness: reconstruct and improve the immune function of patients, comprehensively identify, search and kill tumor cells, and successfully prevent tumor recurrence and metastasis;
5)	Wide indications: DC cells have killing effect on tumor cells of blood, digestion, respiration, urinary and reproductive system, and can eliminate drug-resistant tumor cells which are not sensitive to radiotherapy and chemotherapy, and inhibit tumor deterioration.

In addition, DC-CIK cells have numerous conditioning effects on the prognosis of tumor treatment. DC-CIK cells can remove residual cancer cells after surgery to prevent recurrence and metastasis of solid tumors, and to help prolong the survival period of tumor patients and improve their quality of life.

In the field of DC immune cell anti-tumor, Beroni Group aims to establish the Beroni Immune Cell Anti-Tumor Research Center to be supported by our Japanese affiliate, Dendrix. Inc and to be led by Professor Zhangyong Hong, a scientist of Beroni Tianjin and a professor at the School of Life Sciences of Nankai University. Professor Zhangyong Hong has carried out research on DC immune cell tumor vaccine for many years, and has delivered many excellent research results.

Based on vaccine therapy, Beroni Group has developed a cell modulation method to improve the immune activation ability of DC, and has subsequently filed a patent. This therapy can potentially improve the immune activation ability of DC to trigger anti-tumor immune response. Cells from patients themselves were used for culture and modulation. Through the coexistence of single nucleotide in antigen presenting cell (DC) modulation, the immune response of patients with DC can be improved, and the activation function of Th1 cells specifically recognized by absorbed antigen can be improved to relieve the disease condition. By using the properties of the DC modulated by the modulation method, pharmaceutical components for the treatment of cancer and infectious diseases can be produced, and these pharmaceutical compositions can activate Th1 cells in patients.

Compared with the prior art, the modulation method of antigen-presenting cells (DC) can activate antigen-specific CD4 + T cells. The properties of the antigen-presenting cells can be used to produce drugs for the treatment of cancer and infectious diseases. In addition, nucleotide can be used as antigen-presenting cell activator because of its nature of activating antigen-presenting cells; antigen-presenting cells can be modulated in vitro by using antigen-presenting cell activator; if it is applied to patients, the condition of patients can be improved by activating antigen-presenting cells.

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Breakthroughs in DC Vaccine Therapy

Protein modifier R8

Protein is an important biological macromolecules, which is the main undertaker of vital activities. The biological activity of protein is determined not only by its specific chemical structure, but also by its specific spatial structure. Chemical modification of protein refers to the change of protein molecular chemical structure by chemical and biochemical means. Chemical modification of protein is not only an important means to study the relationship between protein structure and function, but also a powerful tool to modify protein properties. The research of introducing proteins into cells artificially and adding functions to cells is in progress. However, many medical proteins or functional proteins cannot be used in human body due to various reasons (allogeneic protein, toxic reaction, short half life cycle). Chemical modification is a good way to solve such problems.

In the field of immunotherapy, antigen-presenting cells such as dendritic cells (DC) contain antigen proteins (such as cancer antigens). Proteins are processed in cells, and their epitopes form complexes with MHC I, which are presented on the surface of cell membranes and bound to antigen receptors (TCR). When antigen presenting cells are applied to patients, the lymphocytes in vivo recognize the epitopes presented on the surface of antigen presenting cell membrane, damage cells expressing the same antigen protein, and prevent tumor growth.

In the field of regenerative medicine, protein introduction is used to prepare iPS cells. At the beginning of development, iPS cells were prepared by forcing the expression of four genes. However, as the gene continues to be forced to express in cells, it is easy to carcinogenesis, so the studies about reducing the number of introduced genes have been carried out. In 2009, it was reported that iPS was successfully prepared by directly introducing the product protein of gene into cells. In the process of protein introduction, the efficiency of protein transformation depends on the efficiency of protein transduction, and it is non-toxic to cells. This requires the development of efficient technology to introduce protein into cells.

In order to introduce proteins into cells, proteins must be dissolved in physiological solutions. However, proteins expressed in E.coli have three-dimensional structures (such as inclusion bodies) that cannot be obtained in vivo and often become insoluble. In addition, even natural proteins with normal stereoscopic structure sometimes show hydrophobicity and insoluble in physiological solvents. In order to dissolve insoluble proteins such as recombinant proteins in physiological solutions, proteins are dissolved in reagents and reduced, and then inhibit the formation of any disulfide bonds. To this end, researchers usually add glutathione and dialysis the physiological solution. However, there are many cases in which the proteins cannot be dissolved by glutathione modification (GSH) alone.

Techniques for introducing dissolved proteins into cells include: techniques for introducing proteins into cells by using peptides containing HIV Tat sequences to form complexes with soluble proteins; by irreversibly combining octa arginine (hereafter referred to as R8) with protein chemicals and introducing them into cells; by introducing genes using liposomes with a solid phase of R8 on the surface; and by using liposomes to obtain proteins. In addition, TAPS-sulfate is a synthetic chemical. SH group of insoluble protein is combined with disulfide bond to improve the dissolution efficiency. It is known that the efficiency of introducing proteins into cells by this substance is increased, and the introduced proteins are refolded in cells. However, as TAPS-sulfate is a synthetic chemical, the safety of cytotoxicity has not been established yet. Therefore, it is necessary to develop technologies for dissolving insoluble proteins and introducing them into cells with high efficiency and safety.

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Based on this, Beroni Group has developed a technology for dissolving insoluble proteins and further improving the efficiency of protein introduction into cells, including cells introducing protein, a method for preparing the cell, a therapeutic method for using the cells.

Through the use of protein modifier R8, all kinds of proteins including insoluble proteins can be successfully introduced into cells, which can be used in the production of vaccines for cancer, virus infection and diseases caused by intracellular infection, the manufacture of dendritic cell vaccines, the induction of antigen-specific CTL, and the differentiation induction of iPS cells. In addition, it can be used in the manufacture of protein soluble reagents, protein soluble kits, protein intracellular introduction reagents and protein intracellular introduction kits.

Development of Antigen Presenting Cell Adjuvant

As a new treatment method for refractory diseases led by cancer, immunotherapy has attracted much attention in recent years. Immune cell therapy is to take out the patient’s own immune cells for activation, and to put the activated immune cells back into patients for artificial enhanced immune therapy. Because the immune cells only specifically damage the cells that causing of diseases, and the use of the patient’s own cells, it has the advantage of less side effects compared with the previous anticancer agents. Dendritic cell (DC) vaccine therapy is one of these immunotherapies.

In DC vaccine therapy, DC that absorb tumor antigens (peptides, proteins, lysates of tumor cells, etc.) decompose tumor antigens in cells, and some of them (epitopes) appear on the cell surface. DC vaccine therapy is a method to treat cancer by injecting DC into cancer patients, causing immune response to tumor antigen. In order to apply DC vaccine to cancer treatment, many methods have been tried to further enhance the effect. Among them, it is effective to induce individual effective anti-tumor immune response by using adjuvants improving the immune activity of DC.

It is known that nucleotides can be used as adjuvants to enhance the immune activation of DC. For example, DNA containing CPG stimulates antigen presenting cells through TLR9, double stranded RNA stimulates antigen presenting cells through TLR320, and single stranded RNA containing uracil stimulates antigen presenting cells through TLR7. However, these are reactions that recognize the structure of nucleic acids from bacteria or viruses rather than tumors. In addition, it is difficult to evaluate the safety because ligands are macromolecular substances.

Our technology is a method for preparing antigen-presenting cells using adjuvants, which can be used in immunotherapy including dendritic cell vaccine therapy, and can improve the immune activation ability of antigen-presenting cells. Through the coexistence of monomer nucleotides in the preparation of antigen-presenting cells, the immune response of patients with antigen-presenting cells can be improved.

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The technology can prepare antigen-presenting cells with the ability to activate T cells, and use the properties of antigen-presenting cells to prepare pharmaceutical compositions for effective treatment of cancer and infectious diseases. In addition, nucleotides can be used as activators of antigen-presenting cells because of their properties of activating antigen-presenting cells. Through the use of antigen-presenting cell activator, it can be used to prepare antigen-presenting cells in vitro; when used in vivo, through the activation of antigen-presenting cells, the patient’s condition can be improved.

CORPORATE HISTORY AND STRUCTURE

History and Development of the Company

Beroni Group Limited (“Beroni” or the “Company”), the holding company, was incorporated on June 17, 2016 in Australia. The Company owns 100% of Beroni Hong Kong Limited which owns 100% of Tianjin Beroni Biotechnology Co., Limited (“Beroni Tianjin”). Beroni Tianjin, a company based in Tianjin, China was the first company to be established in the Group in May 2014. Beroni Group was listed on the National Stock Exchange of Australia on May 12, 2017 and subsequently traded on the OTCQX in the U.S. on April 29, 2019.

On March 28, 2018, the Company signed a term sheet with NewSouth Innovations Pty Ltd (“NSI”), a subsidiary of the University of New South Wales and Cystemix Pty Limited (“Cystemix”), a company established in 2002 by NSI, to invest AUD10 million for a 40% stake (with an option to invest another AUD5.5 million to raise the stake to 51%) in the clinical development of the potentially innovative anti-cancer drug called PENAO. The drug development initiative was subsequently transferred to a new company, PENAO Pty Ltd in June 2019 with NSI owning 60% of the shares of the new company and Beroni owning the remaining 40%. Due to a subsequent restructuring in December 2020, Beroni’s shareholding in PENAO Pty Ltd was increased to 60%. Beroni has paid AUD2.35 million ($1.59 million) up to the end of June 2021 with the remainder of AUD7.5 million ($5.08 million) to be paid over the duration of the clinical trials. The drug development will soon progress into phase II clinical trial.

In April 2018, the Company acquired 51% of the share capital of Beroni Japan Inc., a company set up for the purpose of developing the Group’s business in Japan. The Company has paid a consideration of JPY2.55 million ($23,330) for this investment. The shareholding in Beroni Japan was subsequently disposed of for a nominal sum to an unrelated party on October 1, 2020.

Pursuant to a share subscription agreement signed with Dendrix Inc. on April 8, 2018, Beroni acquired 10,000 Ordinary Shares at an issue price of 20,000 Japanese Yen (JPY) per share, for a total investment of 200 million JPY (approximately $1.83 million), representing 17.92% of the total share capital of Dendrix Inc. (Beroni did not acquire another 10,000 Ordinary Shares in Dendrix Inc. as provided in the share subscription agreement due to the latter company not fulfilling the pre-conditions for the second subscription.) Dendrix Inc. is a company based in Tokyo, Japan and was established in December 2012 to provide immune cell culture for treatment against malignant tumors.

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In June 2018, Beroni entered into an agreement to acquire 100% of Medicine Plus Co., Ltd (“Medicine Plus”), a pharmaceutical company based in Osaka, Japan for JPY1.178 billion (about AUD14.37 million) via a combination of cash and shares. In October 2018, Beroni issued 2,067,900 shares at AUD1.75 to the owners of Medicine Plus as partial settlement for the acquisition of the company. The original settlement price of AUD14.37 million agreed in June 2018 was increased by 10% to approximately AUD15.81 million in October 2018 as a result of the owners of Medicine Plus agreeing to extend the settlement date to April 2019. However, the cash portion of the settlement has yet to be completed and Beroni’s management still intends to raise cash from the capital markets to complete this acquisition. Due to the long delay in the settlement, the cost of the shares issued to the owners of Medicine Plus have been recognised as an expense in the income statement in the 2019 financial year. In the event that the acquisition can be completed, the shares expense will be reversed accordingly. Beroni has no other financial commitments with respect to this acquisition.

On November 9, 2018, Beroni established a new 100%-owned company in the USA, Beroni USA Corp to develop the business of detecting and treatment of infectious diseases.

In April 2019, the Company signed a 20-year exclusive license agreement with the Columbia University to sell the diagnostic kit product on a worldwide basis. The Company has previously in March 2018 entered into an agreement with Columbia University, New York to provide $1 million funding to a 12-month research program in the field of ArboViroPlex rRT-PCR Test, a multiplex assay that can simultaneously test for Zika virus, all dengue virus serotypes, Chikungunya virus and West Nile virus, under the direction of Professor Walter Ian Lipkin. In return for the research funding support, Columbia University grants the Company an exclusive option to obtain an exclusive, compensation bearing license in the territory of China to the ArboViroPlex rRT-PCR Test patents and inventions and also a non-exclusive, compensation bearing license in the territory of China to the information and materials developed in the course of this research. Beroni is now in the process of commercializing and distributing the diagnostic kit to the global market.

In May 2020, Beroni established a 100%-owned company in Japan, BERONI BIOTECH INC. This company is used to distribute the COVID-19 antibody/antigen test kits and other new products in Japan.

In November 2021, Beroni established a new company, Beroni Pharmaceuticals (Guangdong) Co., Ltd in Zhuhai, Guangdong, China. It owns 80% of the equity shares of this subsidiary with the other 20% owned by an individual investor. The new company will be used for drug research and development in the future but currently has not carried out any actual R&D business.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act”, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not decided whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our Ordinary Shares less attractive as a result. The result may be a less active trading market for our Ordinary Shares and the price of our Ordinary Shares may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt in” to such extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed US$1.07 billion, (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

We are incorporated in Australia, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. As a foreign private issuer, we may take advantage of certain provisions in the NASDAQ listing rules that allow us to follow Australian law for certain corporate governance matters. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

A.	Organizational Structure.

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Our group share ownership structure is detailed below.

Company	Country of Incorporation	Ownership %	Products Sold

Beroni Group Limited	Australia	Holding Company	None

Beroni Hong Kong Limited	Hong Kong, China	100%	None

Tianjin Beroni Biotechnology Co., Ltd	China	100%	Nicobloc (anti-smoking), Fogibloc (air filter), water filter, health supplements, cosmetics

BERONI BIOTECH INC	Japan	100%	Test kit for coronavirus

Beroni USA Corporation	USA	100%	Diagnostic kit for infectious diseases

Dendrix Inc	Japan	17.92%	Immune cell therapies for cancer treatment and anti-ageing

Penao Pty Ltd	Australia	60%	Clinical trials for new cancer drug, PENAO

Beroni Pharmaceuticals (Guangdong) Co., Ltd	China	80%	Drug research and development

Beroni has agreed to acquire 100% of Medicine Plus, a company based in Osaka, Japan selling pharmaceutical and health products. The acquisition is subject to cash settlement of JPY 1.0013 billion.

Beroni subsequently disposed of its 51% shareholding in Beroni Japan Inc for a nominal sum to an unrelated party on October 1, 2020.

B.	Property, Plant and Equipment

The tangible fixed assets are mainly located in China. The Chinese company has the following assets with net book values at June 30, 2023:

Land & Building	AUD 865,243
Office furniture and fixtures	AUD 11,169
Company vehicles	AUD 8,596
GMP machinery and other equipment	AUD 252,897

GMP machinery is the production equipment used for manufacturing the Nicobloc product. It has the capacity to produce 20,000 units per day.

For leased properties, right-of-use assets amounted to a net value of AUD0.54 million and lease liabilities amounted to AUD0.67 million.

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We are expanding our research capacity by constructing a new international R&D center in a free trade zone in China. The cost for construction of the R&D center is approximately RMB5.5 million. We have signed an agreement with the local authorities in January 2022 to build the R&D center which provides Beroni access to the local financial and tax incentives. The construction of the R&D centre was completed at the end of 2022. To support the new R&D center, we are seeking funding from local sources to finance the new clinical trials. A new corporate entity, Beroni Pharmaceuticals (Guangdong) Co., Ltd, has been set up to facilitate funding by third party investors and business collaborators.

C.	Employees

As of June 30, 2023, we had 68 employees (including directors) working for the Company. The following table provides the breakdowns of our employees by function and by region:

Function	Number
Research & Development	8
Operations	3
Administration	25
Marketing	9
Business Development	5
Senior Managers	11
Directors	7
68

Region	Number
China	56
Japan	1
Australia	10
USA	1
68

MANAGEMENT

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position

Jacky Boqing Zhang	54	Chairman of the Board of Directors and Chief Executive Officer
Peter Yap Ting Wong	62	Executive Director, Chief Financial Officer
Hai Huang	56	Executive Director
Dr. Richard Buchta	66	Non-executive Director
Libing Guo	52	Non-executive Director
Nicholas Ong	45	Non-executive Director
Dr. John Chiplin	65	Non-executive director

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Mr. Jacky Boqing Zhang founded Beroni Tianjin in May of 2014. Mr. Zhang has been the Chairman and CEO of the Company and Beroni Tianjin since June of 2016. He has gained extensive marketing, operational and research experience in the biotechnology sector. He holds a bachelor’s degree in Biotechnology from Tianjin University of Commerce, an MBA from Nankai University, an EMBA from Tsinghua University and a MSC in International Management from the University of Sussex. He is currently pursuing an Executive PhD in Management at Tsinghua University and Polimi. Mr. Zhang has previously worked in different roles including Head of Human Resources, Project Manager of R&D, CEO Asia Pacific Region, and Executive Director for companies based in China and the UK. He has a special interest in collaborating with global research institutions on bioscience and medicinal R&D, as well as technology transfer and new product development. He has been instrumental in developing Beroni since its inception, and helped Beroni Tianjin win various title recognition programs from the Chinese government such as “Tianjin High and New Technology Enterprise” in 2015, “National High and New Technology Enterprise” in 2016, “Tianjin Patent Pilot Unit” in 2017, and “China Market Credit Enterprise” in 2018. Mr. Zhang is a resident of the PRC.

Mr. Hai Huang is one of the founding directors of Beroni Tianjin. Mr. Huang has served as the Vice President of Operations and Sales of Beijing Benehealth Biotechnology Co., Ltd. since January 2015. He has served as an Executive Director for Beroni Group Limited since November 2016 and as a Director for Beroni Guangdong since November 2021. He has a business management degree from the Capital University of Economics and Business. Mr. Huang worked for a world Top 500 company for approximately 15 years and was responsible for commodity import and export and domestic trade business. Mr. Huang has extensive international trade experience and more than 10 years of experience in business franchising, e-commerce business planning and implementation and team building. Mr. Huang is a resident of the PRC.

Mr. Libing Guo is one of the founding directors of Beroni Tianjin. Mr. Guo has served as the Vice President of Transportation and Warehouse Management of Beijing Benehealth Biotechnology Co., Ltd. since January 2015. He has served as a Director of Beroni Group Limited since November 2016. He has a financial management degree from Henan University. Mr. Guo has approximately 20 years’ experience in cold-chain logistics particularly in areas of infrastructure planning, construction, fund raising, allocation of resources and implementation. Mr. Guo is also experienced in professional team building, training and management. Mr. Guo is a resident of the PRC. He is the Chairman of the Nomination & Remuneration Committee.

Mr. Peter Yap Ting Wong is a Chartered Accountant by profession. He has served as Beroni Group Limited’s Chief Financial Officer and Executive Director since June 2016. Since September 2013, Mr. Wong has been the sole owner and director of Asia Invest Partners Pty Ltd, a Sydney based company, which provides tax, accounting and financial advisory services. He is a 30-year plus veteran in the financial services industry. He has gained extensive experience across a wide spectrum of business functions such as audit, taxation, finance, operations, technology, HR, risk management, compliance and control. Mr. Wong started his career in the accounting profession in 1984 and trained with two major international accounting firms; Deloitte England and Price Waterhouse Coopers Hong Kong. He subsequently joined several large corporations where he took up senior positions managing large portfolio of functions and people. The companies he has worked with include Citibank, Hong Leong Group (Malaysia), Hong Kong Stock Exchange and Hong Kong Telecom. Before moving to Australia, Peter was in Shanghai, China where he spent 3 years with Citibank China and another 2 years with Shanghai Pudong Development Bank, a strategic partner of Citibank. He travelled extensively within China conducting seminars and giving advice to the staff and management of the Chinese bank. Having worked in England, Hong Kong, Malaysia, China and Australia, Mr. Wong is familiar with the different financial and business practices across Asia. He is well equipped to advise clients on cross-border trade and investment. He focuses on providing financial, taxation and investment advice to Australian and Asian enterprises wanting to invest or do business in the Asia-Pacific region. Mr. Wong resides in Sydney, Australia.

Dr. Richard Buchta has been the Managing Director and R&D Director for Formulytica Pty Ltd, a product development organization based in Melbourne Australia, since December 2014. He has 30 years of experience in product development in pharmaceuticals and vaccines as well as in manufacturing and business development. He has developed and led project teams in the development of over 50 products, of which 25 have been launched in Australia and USA with 12 patents. He has worked at both local and multinational pharmaceutical companies including Websters, Wyeth, Astra Zeneca, Stiefel and GSK. He is also a director of Formulytica Pty Ltd, a company providing R&D CRO services in skincare and topical/injectable pharmaceuticals and biologics. Dr. Buchta is also a part time Senior Lecturer for the Masters of Biotechnology Course at the University of Melbourne.

Dr. Buchta obtained a BSc (HONS) from Monash University, a PhD from Weizmann Institute of Science and University of Trieste, an MBA (Technology) from Deakin University. He was also a post-doctoral Fellow at the Department of Immunology, John Curtin School of Medical Research, Australian National University. He is a resident of Australia. He is a member of the Nomination & Remuneration Committee and the Audit & Risk Committee.

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Mr. Nicholas Ong has served as the Company Secretary for Beroni Group Limited since November 2016, and as a Director since March 2021. Since April 2015, Nicholas has been the Managing Director of Minerva Corporate Pty Ltd, a Perth based company that provides corporate secretarial, compliance and accounting functions and corporate advisory services to Australian listed companies. He has served in the Australian Securities Exchange (ASX) for seven years as Principal Advisor, overseeing the admission of more than 100 listed companies. He has gained 16 years of experience in listing rules and corporate governance. He runs a boutique corporate advisory firm in Perth, Western Australia and is also a director or company secretary to a few listed companies in Australia.

Mr. Ong is a Fellow of the Governance Institute of Australia and Fellow of Institute of Chartered Secretaries and Administrators. He holds a Bachelor degree in Banking and Finance from Murdoch University and a MBA degree from the University of Western Australia. He is the Chairman of the Audit & Risk Committee.

Dr. John Chiplin, PhD is the Managing Director of Newstar Ventures Ltd. and Chairman of the Board of Biotherapy Services, N4 Pharma plc (LSE: N4P) and Scancell Holdings plc. (LSE: SCLP). Dr. Chiplin has significant operational, investment and international experience in the life science and technology industries. From 2014 to 2016, he served as executive director of Benitec Biopharma Inc. and helped executed the company’s US IPO. From 2012 to 2014, he was President and Chief Executive Officer of Polynoma, a Phase III cancer vaccine company, and from 2006 to 2009 he was Chief Executive Officer of Arana Therapeutics. Prior to this, Dr. Chiplin was head of the ITI Life Sciences investment fund in the UK, where he managed significant negotiations regarding funding with Government Ministers. He had been influential in various other transactions including Intrexon’s acquisition of Medistem, Cephalon’s acquisition of Arana Therapeutics, and GlaxoSmithKline’s acquisition of Domantis. He also serves on several boards including Kings Arms Yard VCT plc and US private company Batu Biologics. Dr. Chiplin received his bachelor and doctorate degrees in Pharmaceutical Science from The University of Nottingham, U.K.

Dr Chiplin is based in San Diego, California and London, UK. He is a member of the Nomination & Remuneration Committee.

There are no family relationships among our directors or executive officers.

Legal Proceedings:

There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, as described in Item 401(f) of Regulation S-K, that are material to the evaluation of the ability or integrity of any of our directors, director nominees, executive officers, or promoters.

Employment Agreements, Director Agreements and Indemnification Agreements

All Directors are subject to Appointment Letters. The Directors have entered into a service agreement under which the Director is appointed and an annual salary is agreed plus share incentives based on the performance of the Company. The Company has purchased D&O insurance cover insuring its Directors and Officers against a liability incurred as Director or Officer to the extent permitted by the Australian’s Corporations Act 2001.

Compensation of Directors and Executive Officers

The compensation paid, and benefits in kind granted, to our directors and members of our administrative, supervisory or management bodies for services in all capacities to the company and its subsidiaries by any person as of the end of the fiscal year ended December 31, 2022 and as of the half year ended June 30, 2023 as follows:

Name	Base salary HY2023 (5)	Base salary FY2022	Share based payment in HY2023 (shares+options)	Share based payment in FY2022 (options)
	AUD’000	AUD’000	AUD’000	AUD’000
Jacky Boqing Zhang	90	180	755	1,296
Hai Huang	30	80	189	324
Peter Yap Ting Wong	60	120	328	648
Libing Guo	15	40	143	204
Dr. Zhinan Yin (1)	10	40	(3)	121
Dr. Richard Buchta (2)	13.5	36	71	121
Nicholas Ong (3)	13.5	36	96	121
Dr. John Chiplin (4)	19	38.6	-	-

(1) Dr Yin resigned as a director on March 22, 2023.

(2) Dr Richard Buchta was appointed as a director on July 1, 2020.

(3) Nicholas Ong was appointed as a director on March 1, 2021.

(4) Dr John Chiplin was appointed on 1 April 2022 with a base salary of US$36,000 per annum.

(5) The base monthly salary for Hai Huang, Libing Guo, Nicholas Ong, Richard Buchta and John Chiplin were reduced by 50% from April 2023 onwards.

The Directors are paid on a fixed fee basis and may, from time to time, be offered incentive subject to shareholders approval at the Annual General Meetings. There are no bonus or profit-sharing plans in place.

The directors’ compensation amounts were reviewed and adjusted in June 2020 to realign to the market standards in Australia.

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Based on a pertinent authorization of the general meeting on July 16, 2021, the Company granted the following share options to the Board of Directors:

Name	Grant Date	Number of Ordinary Shares Underlying Share Options	Option Exercise Price	Option Expiry Date

Jacky Boqing Zhang	July 16, 2021	4,000,000	$2	June 30,2024
	July 16, 2021	1,000,000	$2.5	June 30,2024
	July 16, 2021	1,000,000	$3	June 30,2024

Hai Huang	July 16, 2021	1,000,000	$2	June 30,2024
	July 16, 2021	250,000	$2.5	June 30,2024
	July 16, 2021	250,000	$3	June 30,2024

Peter Yap Ting Wong	July 16, 2021	2,000,000	$2	June 30,2024
	July 16, 2021	500,000	$2.5	June 30,2024
	July 16, 2021	500,000	$3	June 30,2024

Libing Guo	July 16, 2021	650,000	$2	June 30,2024
	July 16, 2021	150,000	$2.5	June 30,2024
	July 16, 2021	150,000	$3	June 30,2024

Dr. Zhinan Yin	July 16, 2021	400,000	$2	June 30,2024
	July 16, 2021	100,000	$2.5	June 30,2024
	July 16, 2021	100,000	$3	June 30,2024

Dr. Richard Buchta	July 16, 2021	400,000	$2	June 30,2024
	July 16, 2021	100,000	$2.5	June 30,2024
	July 16, 2021	100,000	$3	June 30,2024

Nicholas Ong	July 16, 2021	400,000	$2	June 30,2024
	July 16, 2021	100,000	$2.5	June 30,2024
	July 16, 2021	100,000	$3	June 30,2024

Dr. John Chiplin	-	-	-	-

We agreed to grant our directors an option to purchase 13,250,000 of our Ordinary Shares, contingent on the achievement of several performance milestones and subject to continuous employment with us. The options are subject to the terms, conditions, definitions and provisions of our Remuneration Plan and the applicable option agreement thereunder.

Employee Share Options

We issued share options in September 2021 under which we granted selected employees (excluding the directors) the option to purchase 8,102,500 shares. The exercise of the option rights in accordance with the agreement gives the participants the right to obtain shares against payment of the exercise price. The options expire after three years and can only be exercised (i) upon successful initial public offering on Nasdaq at an exercise price of $2; (ii) upon achieving annual revenues of $3 million, $5 million and $7 million at an exercise price of $2, $2.5 and $3 respectively; or (iii) upon the advancement of a clinical trial to the next phase at an exercise price of $2. Once vested, that portion of the option can be exercised for a period of 90 days following the date of vesting. If not exercised during this period, any vested portion of the option will lapse without compensation. In lieu of exercising the vested portion of the option for cash, the employee may elect to receive the shares equal to the value of the exercised portion of the option.

Subsequent Changes to Share Options

Changes to Terms and Conditions

Subsequently, pursuant to a shareholder resolution passed at a general meeting on May 31, 2022, the Company varied the terms and conditions of the share options issued to directors and employees in 2021. The following variations were made:

●	The exercise price upon successful initial public offering on Nasdaq was reduced from $2 to $1.25;
●	The annual revenue targets of $3 million, $5 million and $7 million were reduced to $2 million, $3 million and $4 million respectively with the corresponding exercise prices reduced from $2, $2.5 and $3 to $1.25, $1.75 and $2.25 respectively;
●	The exercise price upon the advancement of a clinical trial to the next phase was reduced from $2 to $1.50; and
●	the duration of the share options was extended by one year to June 30, 2025.

The number of share options issued remained unchanged.

The share options issued to the directors are revised as shown in the table below.

Name	Grant Date	Number of Ordinary Shares Underlying Share Options	Option Exercise Price (varied on May 31, 2022)	Option Expiry Date (extended by one year)

Jacky Boqing Zhang	July 16, 2021	3,000,000	$1.25	June 30,2025
	July 16, 2021	1,000,000	$1.50	June 30,2025
	July 16, 2021	1,000,000	$1.75	June 30,2025
	July 16, 2021	1,000,000	$2.25	June 30,2025

Hai Huang	July 16, 2021	750,000	$1.25	June 30,2025
	July 16, 2021	250,000	$1.50	June 30,2025
	July 16, 2021	250,000	$1.75	June 30,2025
	July 16, 2021	250,000	$2.25	June 30,2025

Peter Yap Ting Wong	July 16, 2021	1,500,000	$1.25	June 30,2025
	July 16, 2021	500,000	$1.50	June 30,2025
	July 16, 2021	500,000	$1.75	June 30,2025
	July 16, 2021	500,000	$2.25	June 30,2025

Libing Guo	July 16, 2021	450,000	$1.25	June 30,2025
	July 16, 2021	200,000	$1.50	June 30,2025
	July 16, 2021	150,000	$1.75	June 30,2025
	July 16, 2021	150,000	$2.25	June 30,2025

Dr. Zhinan Yin	July 16, 2021	250,000	$1.25	June 30,2025
	July 16, 2021	150,000	$1.50	June 30,2025
	July 16, 2021	100,000	$1.75	June 30,2025
	July 16, 2021	100,000	$2.25	June 30,2025

Dr. Richard Buchta	July 16, 2021	250,000	$1.25	June 30,2025
	July 16, 2021	150,000	$1.50	June 30,2025
	July 16, 2021	100,000	$1.75	June 30,2025
	July 16, 2021	100,000	$2.25	June 30,2025

Nicholas Ong	July 16, 2021	250,000	$1.25	June 30,2025
	July 16, 2021	150,000	$1.50	June 30,2025
	July 16, 2021	100,000	$1.75	June 30,2025
	July 16, 2021	100,000	$2.25	June 30,2025

Dr. John Chiplin	-	-	-	-

The Company issued another 1,152,500 share options on the same revised terms and conditions to other employees in June and August 2022.

Reverse Stock Split

On 16 October 2023, pursuant to a shareholder resolution passed at a general meeting on May 22, 2023, the Company announced its decision to reverse stock split its share capital on a 4:1 basis. Prior to the reverse stock split, the Company has 80,053,372 shares on issue. Upon completion of the reverse stock split on 24 November 2023, it has 20,013,441 shares (after rounding up of fractions) on issue.

As of 30 June 2023, the Company’s employees held a total of 8,582,500 share options whilst the directors held a total of 13,250,000 share options. After completion of the reverse stock split, these options were reduced to 2,145,625 employee options and 3,312,500 director options. Whilst certain of these options will vest upon listing (being 572,500 employee options and 1,062,500 director options post reverse stock split), there is no certainty that those options will be exercised. The vesting conditions of the remaining options include various revenue milestones and clinical trial milestones. Subsequent to 30 June 2023, 134,375 options (post reverse stock split) have been cancelled due to employee turnover.

Subsequent Issue of New Ordinary Shares to Directors and Senior Employees

On 30 June 2023, the Company issued 3,305,000 new Ordinary Shares (pre reverse stock split) or 826,250 new Ordinary Shares (post reverse stock split) to its directors and senior employees as a reward for their performance in the past financial year. A total of 1,675,000 Ordinary Shares (pre reverse stock split) or 418,750 Ordinary Shares (post reverse stock split) were issued to the directors as follows:

Name	Number of New Ordinary Shares (pre reverse stock split)	Number of New Ordinary Shares (post reverse stock split)	Total Ordinary Shares Held on June 30, 2023 (pre reverse stock split)	Total Ordinary Shares Held on June 30, 2023 (post reverse stock split)

Jacky Boqing Zhang	800,000	200,000	25,838,482	6,459,621
Hai Huang	200,000	50,000	2,241,766	560,442
Peter Yap Ting Wong	350,000	87,500	870,000	217,500
Libing Guo	150,000	37,500	4,402,238	1,100,560
Dr. Richard Buchta	75,000	18,750	75,000	18,750
Nicholas Ong	100,000	25,000	164,854	41,214
Dr. John Chiplin	-	-	-	-

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Board of Directors and Committees

None of our non-executive Directors has a service contract with the Company that provides for benefits upon termination of service.

Our Board currently has two standing committees: Audit and Risk Committee and Nomination and Remuneration Committee, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board. The Board has adopted a written charter for each of the committees which are available on our website at www.beronigroup.com.

We intend to appoint a US-based independent non-executive director with a strong financial background and experience on working with listed companies to strengthen further our corporate governance compliance program.

Audit and Risk Committee

Our Audit and Risk Committee is currently composed of Nicholas Ong, Dr. John Chiplin and Dr. Richard Buchta. Nicholas Ong, Dr. John Chiplin, and Dr Richard Buchta are “independent” within the meaning of the NASDAQ Marketplace Rules. Mr. Nicholas Ong serves as Chair of the Audit Committee. This means the Audit and Risk Committee meets the independence criteria prescribed by applicable rules and regulations of the SEC for audit committee membership.

Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. It is responsible for, among other things:

●	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

●	reviewing with our independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions;

●	discussing the annual audited financial statements with management and our independent auditors;

●	reviewing the adequacy and effectiveness of our internal control over financial reporting;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	such other matters that are specifically delegated to our Audit Committee by our Board from time to time;

●	meeting separately and periodically with management and our internal and independent auditors; and

●	reporting regularly to the full Board.

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Our Board has determined that Nicholas Ong is the “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and also meets NASDAQ’s financial sophistication requirements.

Nomination and Remuneration Committee

Our Nomination and Remuneration Committee is currently composed of Libing Guo, Dr. John Chiplin and Dr. Richard Buchta. Libing Guo, Dr. John Chiplin and Dr. Richard Buchta are “independent” within the meaning of the NASDAQ Marketplace Rules. Libing Guo serves as Chair of the Nomination and Remuneration Committee. This means the Nomination and Remuneration Committee meets the independence criteria prescribed by applicable rules and regulations of the SEC for nomination and remuneration committee membership.

The Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees.

The Governance and Nomination and Remuneration Committee is responsible for, among other things:

●	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

●	reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to the Board directors to serve as members of the Board’s committees; and

●	monitoring compliance with our Corporate Governance Guidelines.

Family Relationships

There are no family relationships among our directors or executive officers.

There are no arrangements with any major shareholders, customers or suppliers, pursuant to which any person above was appointed.

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Duties of Directors

Under Australian law, our directors have a duty to exercise their powers and discharge their duties in good faith in the best interests of our company and for a proper purpose. Our directors also have a duty to exercise the degree of care and diligence that a reasonable person would exercise in comparable circumstances. In fulfilling their duty of care to our company, our directors must ensure compliance with our Constitution as amended and restated from time to time. A shareholder may in certain circumstances have rights to damages if a duty owed by the directors is breached. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our standard of corporate governance under Australian law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors and the shareholders voting by ordinary resolution. Our directors, subject to the Corporations Act and while the Company is listed on the NSX, the NSX Listing Rules, must not hold office (without re-election) past the third annual general meeting following their appointment or election or 3 years, whichever is the longer, after which they must retire from office. The Company may by resolution remove a director at any time. The office of a director will be automatically vacated if, among other things, the director becomes bankrupt under administration, is prohibited from being a director in accordance with any provisions of the NSX Listing Rules (as applicable), the Corporations Act or any order made under that Act, or becomes of unsound mind.

RELATED PARTY TRANSACTIONS

1.	Accounting services

The Company has engaged the services of Asia Invest Partners Pty. Ltd to manage its financial and tax affairs in Australia. Asia Invest Partners is owned by the Australian director, Peter Yap Ting Wong. The Company has paid AUD17,300 for such services rendered in the half year ended June 30, 2023 (HY2022: AUD19,584) and AUD39,168 per annum for such services rendered in the 2022 financial year (AUD30,000 and AUD25,000 in the 2021 and 2020 financial years respectively).

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2.	Amount due to senior management

The Group CEO, Jacky Boqing Zhang has provided an initial loan to Beroni Hong Kong for payment of general and administrative expenses before the company was able to open its bank account. The amount due to him as of December 31, 2021 was AUD26,730 and this amount was subsequently repaid in February 2022. In June 2023, Jacky Boqing Zhang provided another loan of AUD100,000 to Beroni Group Limited for working capital needs.

Except as set forth above, during our preceding three financial years up to the date of this prospectus, there have been no other transactions or loans between the company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence:

All related party transactions are in the normal course of business.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of June 30, 2023 (i) by each person who is known by us to beneficially own more than 5% of our Ordinary Shares; (ii) by each of our executive officers and directors; and (iii) by all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at Level 16, 175 Pitt Street, Sydney NSW 2000, Australia.

Our significant shareholders holding more than 5% of our Ordinary Shares do not possess different voting rights.

Name and Address of Beneficial Owner	Office, if any	Amount and Nature of Beneficial Ownership (pre reverse stock split)	Amount and Nature of Beneficial Ownership (post reverse stock split)	Percentage of Class (pre and post reverse stock split)
Directors
Jacky Boqing Zhang	Chairman and CEO	25,838,482	6,459,621	32.32%
Peter Yap Ting Wong	Director and CFO	870,000	217,500	1.09%
Nicholas Ong	Director	164,854	41,213	0.21%
Hai Huang	Director	2,241,766	560,441	2.80%
Libing Guo	Director	4,402,238	1,100,560	5.51%
Dr. Richard Buchta	Director	75,000	18,750	0.09%
Dr. John Chiplin	Director (appointed April 1, 2022)	-	-	0%
Total Directors		33,592,340	8,398,085	42.02%
Significant Shareholders (owning more than 5%)
Kai Shen	None	12,523,620	3,130,905	15.67%

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DESCRIPTION OF SHARE CAPITAL

General

The following description of our Ordinary Shares is only a summary. We encourage you to read our Constitution, which is included as an exhibit to the registration statement of which this prospectus forms a part. We do not have a limit on our authorized share capital and Australian law does not recognize the concept of par value.

Subject to restrictions on the issue of securities in our Constitution, the Corporations Act 2001 (Cth) (the “Corporations Act”) and while the Company is listed on the NSX, the Listing Rules of the NSX (the NSX Listing Rules”) and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the board of directors determine.

The rights and restrictions attaching to Ordinary Shares are derived through a combination of our Constitution, the common law applicable to Australia, while listed on the NSX, the Listing Rules of the NSX, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to Ordinary Shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.

Our share capital is currently registered with Computershare Australia. Our total share capital amounts to 20,013,441 (80,053,372 pre reverse stock split). Of this amount, 228,446 shares (913,760 shares pre reverse stock split) are maintained at Computershare USA. Our share capital was initially registered with Advanced Share Registry in Australia until the changeover on April 8, 2019.

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Changes to Our Share Capital

Changes to our share capital during the last three fiscal years were as follows:

Date	Details	No. of shares	Cumulative total

May 12, 2017	Shares issued at IPO on NSX (Australia)	54,381,086	54,381,086

December 18, 2017	Private placements	5,796,597	60,177,683

April 11, 2018	Private placements	2,360,565	62,538,248

May 31, 2018	Private placements	3,751,887	66,290,135

June 7, 2018	Private placements	784,313	67,074,448

June 18, 2018	Private placements	960,000	68,034,448

October 5, 2018	Shares issued to Medicine Plus	2,067,900	70,102,348

June 3, 2019	Shares issued to US investment bank as advisory fee	200,000	70,302,348

June 3, 2019	Private placements	170,000	70,472,348

June 27, 2019	Shares issued to directors and senior managers	1,760,000	72,232,348

August 19, 2019	Private placements	110,000	72,342,348

September 3, 2019	Private placements	200,000	72,542,348

December 2, 2019	Private placements	180,000	72,722,348

December 2, 2019	Shares issued to US corporate advisor as advisory fee	150,000	72,872,348

December 12, 2019	Private placements	100,000	72,972,348

January 30, 2020	Private placements	200,000	73,172,348

April 7, 2020	Private placements	110,000	73,282,348

May 29, 2020	Shares issued to Japan consultant as capital raising fee	50,000	73,332,348

June 22, 2020	Shares issued to directors, senior managers and scientists	2,390,000	75,722,348

August 25, 2021	Shares issued to US underwriters	150,000	75,872,348

December 20, 2021	Conversion shares issued to convertible noteholder	746,024	76,618,372

March 2, 2022	Shares issued to Chinese consultant as capital raising fee	20,000	76,638,372

June 30, 2023	Shares issued to directors, senior managers and scientists	3,305,000	79,943,372

July 10, 2023	Shares issued to US counsel as part of legal fee	110,000	80,053,372

	TOTAL SHARES	80,053,372	80,053,372

	TOTAL SHARES (POST REVERSE STOCK SPLIT, COMPLETED 24 NOVEMBER 2023)	20,013,441 (after rounding up of fractions)	20,013,441 (after rounding up of fractions)

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of the Company. Our Constitution is subject to the NSX Listing Rules while the Company is listed on the NSX, and the Corporations Act. It may be amended, repealed or replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

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Interested Directors

Subject to the Corporation Act and while the Company is listed on the NSX, the NSX Listing Rules, a director may not vote at any meeting of the board of directors in respect of any contract or arrangement in which the director has, directly or indirectly, any material personal interest, nor be present while the relevant matter is considered at the meeting. However, that director may execute or otherwise act in respect of that contract or arrangement.

Unless a relevant exception applies, the Corporations Act requires our directors at a board meeting to provide disclosure of any material personal interest in a matter that relates to the affairs of the company, and prohibits directors from voting on matters in which they have a material personal interest and being present while the matter is being considered. In addition, the Corporations Act and while the Company is listed on the NSX, the NSX Listing Rules require shareholder approval of certain benefits to or transactions with our directors, subject to exceptions.

Directors’ compensation

Our directors (other than executive directors) are paid fees as a fixed sum for their services as directors. The aggregate fixed sum for directors’ fees is determined by shareholders and is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The maximum aggregate fixed sum fees for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as employees as part of the executive’s employment contract.

Fees payable to our non-executive directors must be by way of a fixed sum and not by way of a commission on or a percentage of profits or operating revenue. Similarly, remuneration paid to our executive directors must not include a commission or percentage of operating revenue. Pursuant to our Constitution, any director who performs services that in the opinion of our board of directors, are outside the scope of the ordinary duties of a director may be paid extra remuneration, which is determined by our board of directors.

In addition to any remuneration provided in our Constitution, all of our directors are entitled to be paid for all travelling and other expenses incurred by the directors in attending general meetings, board meetings, board committee meetings or otherwise in connection with our business.

Powers exercisable by Directors

Pursuant to our Constitution, the management of our business affairs are vested in our board of directors. Subject to the Corporations Act and to our Constitution, our directors may exercise all powers of our Company that are not required to be exercised by the Company in general meeting.

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Significant transactions

For as long as the Company is listed on the NSX, the Company must not make a significant change (either directly or indirectly) to the nature or scale of our activities without shareholder approval if required by the NSX. The NSX can also require that the Company re-comply with the NSX Listing Rules as if it were applying for a listing as a result of a significant change.

Retirement of Directors

Each director, other than the managing director, must not hold office (without re-election) past the third annual general meeting following their appointment or election or 3 years, whichever is longer, after which they must retire. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution. Under our Constitution, we must hold an election of directors at each annual general meeting. Pursuant to our Constitution, one third of the Directors, or the whole number nearest one third, must retire from office at each annual general meeting. Subject to the Corporations Act, the director who has to retire and submit for re-election is the director longest in office since his or her election. If persons became directors on the same day, those to retire will, unless they otherwise agree among themselves, be determined by drawing lots.

Rights and restrictions

The rights attaching to our Ordinary Shares are detailed in our Constitution. Subject to our Constitution, the Corporations Act and the NSX Listing Rules while the Company is listed on the NSX, our directors may issue shares with preferred, deferred or other special rights, privileges or conditions or with any restrictions (whether in relation to dividend, voting, return of share capital or otherwise) as our board of directors determine. Subject to any approval which is required from our shareholders under the Corporations Act and the NSX Listing Rules, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend rights

Our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed.

Voting rights

Under our Constitution, and subject to any voting exclusions imposed under the NSX Listing Rules while the Company is listed on the NSX, (which typically exclude parties from voting on resolutions to approve a transaction in which they have an interest), the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fraction of a vote for each partly paid share, equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) for that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are generally not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

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Right to share in our profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders. However, no dividend is payable except in accordance with the provisions` set out in the Corporations Act.

Rights to share in the surplus in the event of liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No redemption provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to Ordinary Shares and our Ordinary Shares can only be bought back in accordance with the Corporations Act.

Under our Constitution, we may issue and allot preference shares, which are liable to be redeemed. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.

Variation or cancellation of share rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may be varied or cancelled by either:

●	a special resolution passed at a meeting of holders of the shares in that class; or

●	the written consent of the holders of at least 75% of the shares in that class.

The issue of preference shares may in certain circumstances, constitute a variation of class rights requiring approval by holders of Ordinary Shares in this manner.

Directors may make calls for any amounts on unpaid shares

Our Constitution provides that, subject to the terms on which the shares have been issued, directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Shareholders may requisition the holding of a general meeting in accordance with the Corporations Act and the Directors must convene a general meeting as soon as practicable after receiving that requisition. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act. A general meeting must be called not more than 21 days after the request is made. The meeting must be held not later than two months after the request is given.

We must hold an annual general meeting within five months of the end of each fiscal year. Our end of fiscal year is currently December 31 each year. At the annual general meeting, shareholders typically consider the annual financial report, directors’ report and auditor’s report and vote on matters, including the election of directors and the appointment of the auditor (if necessary). We may also hold other meetings of shareholders from time to time. The annual general meeting must be held in addition to any other meetings which we may hold.

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Unless applicable law or our Constitution requires a special resolution, a resolution of shareholders is passed if more than 50% of the votes at the meeting are cast in favor of the resolution by shareholders in person or proxy entitled to vote upon the relevant resolution. A special resolution is passed if the notice of meeting sets out the intention to propose the special resolution and it is passed if at least 75% of the votes at the meeting are cast by shareholders in person or proxy entitled to vote upon the relevant resolution.

A special resolution usually involves more important questions affecting us as a whole or the rights of some or all of our shareholders. Special resolutions are required in a variety of circumstances under our Constitution and/or the Corporations Act, including without limitation:

●	to change our name;

●	to amend or repeal and replace our Constitution;

●	to approve the terms of issue of preference shares;

●	to approve the variation of class rights of any class of shareholders;

●	to convert one class of shares into another class of shares;

●	to approve certain buy backs of shares;

●	to approve a selective capital reduction of our shares;

●	to approve financially assisting a person to acquire our shares;

●	to change our company type;

●	with the leave of an authorized Australian court, to approve our voluntary winding up;

●	to confer on a liquidator, with either general or specific authority in respect of compensation arrangements of such liquidator; and

●	to approve an arrangement entered into between a company about to be, or in the course of being, wound up.

Foreign Ownership Regulation

Our Constitution does not impose specific limitations on a non-resident’s right to hold or vote our securities.

Under Australian law, foreign persons acquiring shares in an Australian company may require approval from the Australian Treasurer prior to undertaking the acquisition. These requirements are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 and the Foreign Acquisitions and Takeovers Regulations 2015 (together, “Australia’s Foreign Investment Regime’).

Under Australia’s Foreign Investment Regime, as currently in effect, foreign persons must make a mandatory notification to the Australian Treasurer through the Foreign Investment Review Board (“FIRB”) and obtain receipt of a no objection notification from the Australian Treasurer in the following circumstances (among others):

●	foreign persons acquiring a ‘direct interest’ (generally an interest of 10% or more) of the shares in a company that is a ‘national security business’, regardless of value;

●	‘foreign government investors’ acquiring a direct interest in the share of any company, regardless of value; and

●	foreign persons that are not ‘foreign government investors’ acquiring a ‘substantial interest’ (generally 20% or more) of the shares in a company which has a total asset value of A$281 million or more (or A$1,216 million or more in the case of investors incorporated in the US).

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Please note that acquisitions thresholds take account of interests held by ‘associates’ and there are tracing rules that can apply.

At present, we do not have total assets of A$281 million and we are not a ‘national security business’.

An entity is a ‘foreign government investor if it is:

●	a foreign government or separate government entity; or

●	a corporation, trust or limited partnership in which foreign government entities/separate government entities from:

◌	a single country, together with associates, hold (directly or indirectly) an interest of 20% or more (including through actual or potential voting power); or

◌	multiple countries, together with associates, hold (directly or indirectly) interests of 40% or more in aggregate (including through actual or potential voting power) – provided the interest holders do not meet certain passive investor requirements.

“Associates” is a broadly defined term under Australia’s Foreign Investment Regime and includes:

●	spouses, lineal ancestors and descendants, and siblings;

●	partners, officers of companies, the company or its subsidiaries;

●	their shareholders related through substantial shareholdings or voting power;

●	corporations whose directors are controlled by the person, or who control a person;

●	associations between trustees and substantial beneficiaries of trust estates; and

●	for foreign government investors, any foreign government investor from the same country.

There are criminal and civil penalties for breaches of Australia’s Foreign Investment Regime. A breach includes failing to give notice to the Treasurer and obtaining approvals, where notification is mandatory. In addition, the Treasurer may make orders, including requiring the acquirer to dispose of the shares, assets or land it has acquired within a specified period of time, or imposing conditions if he considers the transaction to be contrary to Australia’s national interest or contrary to Australia’s national security if an application is not made.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the acquisition/shareholding. The Australian Treasurer then has 30 days to consider the application and a further 10 days to notify the applicant of that decision. The decision period commences upon receipt of payment of the correct application fee. However, FIRB can request an extension of time. If the applicant does not consent to the extension, FIRB can issue an interim order preventing the foreign person from carrying out the proposed transactions and allowing FIRB a further 90 days to consider the application.

If we become a ‘foreign person’ under Australia’s Foreign Investment Regime, we would be required to obtain the approval of the Australian Treasurer for us, together with our associates, to undertake certain acquisitions of Australian entities, businesses and land.

Due to broad tracing rules in Australia’s Foreign Investment Regime, the percentage of foreign ownership in us may influence the foreign person status of any Australian company or business in which we may choose to invest.

Ownership Threshold

There are no specific provisions in our Constitution concerning the disclosure of shareholder ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us and while the Company is listed on the NSX, the NSX once it, together with its associates, acquires a 5% interest in our Ordinary Shares, at which point the shareholder will be considered to be a “substantial” shareholder. Further, once a shareholder owns a 5% relevant interest in us, such shareholder must notify us and (while the Company is listed on NSX), the NSX of any increase or decrease of 1% or more in its holding of our Ordinary Shares and must also notify us and the NSX on its ceasing to be a “substantial” shareholder. As we are now a U.S. public company, our shareholders are also subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, the NSX Listing Rules (while the Company is listed on the NSX), and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights, privileges or conditions or with any restrictions and for the consideration and other terms that the directors determine.

Pursuant to the Listing Rules of the NSX (while the Company is listed on the NSX), our Board may in their discretion issue securities to persons who are not related parties of our Company, without the approval of shareholders, if such issue, when aggregated with securities issued by us (without either shareholder approval or pursuant to an exemption set out in the Listing Rules of the NSX) during the previous 12-month period would be an amount that would not exceed 15% of our issued share capital at the commencement of the 12-month period. Other allotments of securities require approval by an ordinary resolution of shareholders unless these other allotments of securities fall under a specified exception under the Listing Rules of the NSX.

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Subject to the requirements of our Constitution, the Corporations Act, the NSX Listing Rules (while the Company is listed on the NSX) and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our Ordinary Shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s “voting power” (being the person’s relevant interests plus those of its associates) in our issued shares increasing from 20% or below to more than 20%, or increasing from a starting point that is above 20% and below 90% (the “Takeovers Prohibition”), subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time:

●	a person has a relevant interest in issued securities; and

●	the person has:

●	entered or enters into an agreement with another person with respect to the securities;

●	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

●	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, then the other person is taken to already have a relevant interest in the securities.

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There are a number of exceptions to the Takeovers Prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a takeover bid;

●	when the acquisition is conducted on-market by or on behalf of the bidder during the bid period for a full takeover bid that is unconditional or conditional only on certain ‘prescribed’ matters set out in the Corporations Act;

●	when the acquisition has been previously approved by resolution passed at general meeting by shareholders;

●	an acquisition by a person who has maintained voting power of at least 19% throughout the six months before the acquisition, and as a result of the acquisition, none of the relevant persons would have voting power more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a pro rata rights issue;

●	when the acquisition results from the issue of securities under a dividend reinvestment plan or bonus share plan;

●	when the acquisition results from the issue of securities under underwriting arrangements;

●	when the acquisition results from the issue of securities through a will or through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another company which is listed on a prescribed financial market;

●	an acquisition arising from an auction of forfeited shares conducted on-market; or

●	an acquisition arising through a compromise, arrangement approved by the court under Pt 5.1 of the Corporations Act, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses and may also result in the Australian Securities and Investments Commission (the “ASIC”) or another third party making an application to the Australian Takeovers Panel. The Australian Takeovers Panel has a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders cancelling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Ordinary Shares in the public market in the United States or in Australia, including Ordinary Shares issued upon exercise of outstanding options, or the possibility of such sales, could negatively affect the market price in the United States and our ability to raise equity capital in the future.

All of the shares sold in the offering will be freely transferable in the United States by persons other than our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including Rule 144 under the Securities Act (as described below).

Lock-Up Agreements

Each of the Company, our directors and executive officers holding our Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of twelve (12) months after the date of this prospectus, without the prior written consent of the underwriters, and shareholders holding more than 1% our Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of two hundred and seventy (270) days after the date of this prospectus, without the prior written consent of the underwriters, not to directly or indirectly:

(i)	Issue offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend without transfer or dispose of any shares of our Ordinary Shares or other capital stock,
(ii)	File or cause the filing of any registration statement under the Securities Act, as amended, with respect to any Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Ordinary Shares or other capital stock, other than registration statements on Form S-8 with the SEC after the closing date of this offering, or
(iii)	Enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Ordinary Shares or other capital stock, whether any transaction described in any of the above scenarios is to be settled by deliver of our Ordinary Shares or other capital stock, other securities, in cash or otherwise, or to publicly announce the intention to do any of the foregoing.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock-up agreement does not apply to the issuance of shares upon the exercise of rights to acquire shares of pursuant to any existing stock option grant.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

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Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares on the [NYSE/Nasdaq Global Market], during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, any of our employees, directors, officers, consultants or advisors who received shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering are entitled to sell such shares 90 days after the effective date of this offering in reliance on Rule 144, in the case of our affiliates, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, holding period, volume limitation or notice filing requirements of Rule 144.

Registration Rights

Upon completion of this offering, certain holders of our Ordinary Shares or their transferees will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above. See “Description of Share Capital—Registration Rights.”

TAXATION

The following summary of material Australian, PRC and U.S. federal income tax consequences of an investment in Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in Ordinary Shares, such as the tax consequences under state, local and other tax laws.

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This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets for tax purposes. This discussion is based on the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and the income tax treaty between the United Kingdom and the United States, or the Treaty, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts, certain former citizens or long-term residents of the United States, persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons who are subject to the tax accounting rules of Section 451(b) of the Internal Revenue Code, persons that own directly, indirectly or through attribution 10% or more (by vote or value) of our equity, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend upon the status and activities of such entity and the particular partner. Any such entity and a partner in any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of our Ordinary Shares.

We have not sought, nor will we seek, a ruling from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Ordinary Shares or that any such position would not be sustained. Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

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Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition. They are based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax-exempt organizations). In addition, this summary does not discuss any foreign or state tax considerations, other than stamp duty and goods and services tax.

Prospective investors are urged to consult their tax advisors regarding the Australian and foreign income and other tax considerations of the acquisition, ownership and disposition of the shares. As used in this summary a “Non-Australian Shareholder” is a holder that is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits. Fully franked dividends are not subject to dividend withholding tax. An exemption for dividend withholding tax can also apply to unfranked dividends that are declared to be conduit foreign income, or CFI, and paid to Non-Australian Shareholders. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. Under the provisions of the current Treaty, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States which is beneficially entitled to that dividend is limited to 15% where that resident is a qualified person for the purposes of the Treaty.

If a Non-Australian Shareholder is a company and owns a 10% or more interest, the Australian tax withheld on dividends paid by us to which a resident of the United States is beneficially entitled is limited to 5%. In limited circumstances the rate of withholding can be reduced to zero.

Tax on Sales or other Dispositions of Shares—Capital gains tax

Non-Australian Shareholders will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares, unless they, together with associates, hold 10% or more of our issued capital, at the time of disposal or for 12 months of the last 2 years prior to disposal.

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Non-Australian Shareholders who own a 10% or more interest would be subject to Australian capital gains tax if more than 50% of our direct or indirect assets, determined by reference to market value, consists of Australian land, leasehold interests or Australian mining, quarrying or prospecting rights. The Treaty is unlikely to limit Australia’s right to tax any gain in these circumstances. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

Tax on Sales or other Dispositions of Shares—Shareholders Holding Shares on Revenue Account

Some Non-Australian Shareholders may hold shares on revenue rather than on capital account for example, share traders. These shareholders may have the gains made on the sale or other disposal of the shares included in their assessable income under the ordinary income taxing provisions of the income tax law, if the gains are sourced in Australia.

Non-Australian Shareholders assessable under these ordinary income provisions in respect of gains made on shares held on revenue account would be assessed for such gains at the Australian tax rates for non-Australian residents, which start at a marginal rate of 32.5%. This rate does not include the Temporary Budget Repair Levy of 2% that applies in certain circumstances. Some relief from Australian income tax may be available to Non-Australian Shareholders under the Treaty.

To the extent an amount would be included in a Non-Australian Shareholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount would generally be reduced, so that the shareholder would not be subject to double tax on any part of the income gain or capital gain.

Dual Residency

If a shareholder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is determined to be a U.S. resident for the purposes of the Treaty, the Australian tax would be subject to limitation by the Treaty. Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

No stamp duty is payable by Australian residents or non-Australian residents on the issue and trading of shares that are quoted on the NSX or NASDAQ at all relevant times and the shares do not represent 90% or more of all of our issued shares.

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Australian Death Duty

Australia does not have estate or death duties. As a general rule, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The issue or transfer of shares to a non-Australian resident investor will not incur Australian goods and services tax.

Passive Foreign Investment Company

The Code provides special, generally adverse, rules regarding certain distributions received by U.S. holders with respect to, and sales, exchanges and other dispositions, including pledges, of, shares of stock of a PFIC. A foreign corporation will be a PFIC for any taxable year if at least 75% of its gross income for the taxable year is passive income or at least 50% of its gross assets during the taxable year, based on a quarterly average and generally by value, produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions and gains from the disposition of assets that produce or are held for the production of passive income. In determining whether a foreign corporation is a PFIC, a pro-rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Based on our business results for the last fiscal year and the composition of our assets, we believe that we were not a PFIC for U.S. federal income tax purposes for the taxable years ended December 31, 2020 and December 31, 2021. However, the determination of PFIC status is a factual determination that must be made annually at the close of each taxable year and therefore, there can be no certainty as to our PFIC status for a taxable year until the close of that taxable year. Our PFIC status could change depending, among other things, upon a decrease in the trading price of our Ordinary Shares and how quickly we make use of the proceeds from the offering, as well as changes in the composition and relative values of our assets and the composition of our income. Moreover, the rules governing whether certain assets are active, or passive are complex and in some cases their application can be uncertain. If we were a PFIC in any year during a U.S. holder’s holding period for the Ordinary Shares we generally would continue to be treated as a PFIC for each subsequent year during which the U.S. holder owned the Ordinary Shares.

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If we are a PFIC for any taxable year during which a U.S. holder holds Ordinary Shares, any “excess distribution” that the holder receives and any gain recognized from a sale or other disposition (including a pledge) of such Ordinary Shares will be subject to special tax rules, unless the holder makes a mark-to-market election or qualified electing fund election, as discussed below. Any distribution in a taxable year that is greater than 125% of the average annual distribution received by a U.S. holder during the shorter of the three preceding taxable years or such holder’s holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules

●	The excess distribution or gain will be allocated ratably over the US holder’s holding period for the Ordinary Shares;

●	The amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PCIF in the U.S. Holder’s holding period, will be treated as an ordinary income arising in the current taxable year; and

●	The amount allocated to each other year will be subject to income tax at the highest rate in effect for that year and applicable to the U.S. Holder and the interest charge generally applicable to the underpayments of tax will be imposed on the resulting tax attributable to each such year.

If we are a PFIC, the tax liability for amounts allocated to years prior to the year of disposition or excess distribution cannot be offset by any net operating loss, and gains (but not losses) recognized on the transfer of the Ordinary Shares and cannot be treated as capital gains, even if the Ordinary Shares are held as capital assets. In addition, non-corporate U.S. holders will not be eligible for reduced rates of taxation on any dividends that we pay if we are a PFIC for either the taxable year in which the dividend is paid or the preceding year. Furthermore, unless otherwise provided by the U.S. Treasury Department, each U.S. holder of a PFIC is required to file an annual report containing such information as the U.S. Treasury Department may require.

If we are a PFIC for any taxable year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. holder of Ordinary Shares during such year would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. You should consult your tax advisors regarding the tax consequences if the PFIC rules apply to any of our subsidiaries.

While we would expect the National Stock Exchange (Australia), on which the Ordinary Shares are listed, to be considered a qualified exchange, no assurance can be given as to whether the National Stock Exchange (Australia) is a qualified exchange, or that the Ordinary Shares would be traded in sufficient frequency to be considered regularly traded for these purposes. Additionally, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. holder that makes a mark-to-mark election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If you make an effective mark-to-market election, you will include in each year that we are a PFIC as ordinary income the excess of the fair market value of your Ordinary Shares at the end of your taxable year over your adjusted tax basis in the Ordinary Shares. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted tax basis in the Ordinary Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your Ordinary Shares in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Any gain or loss you recognize upon the sale or other disposition of your Ordinary Shares in a year when we are not a PFIC will be a capital gain or loss. See “—Sale, Exchange or other Disposition of Ordinary Shares” above for the treatment of capital gains and losses.

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Your adjusted tax basis in the Ordinary Shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. You are urged to consult your tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances. In the case of a valid mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “—Taxation of Dividends,” except the reduced rates of taxation on any dividends received from us would not apply if we are a PFIC.

Alternatively, you can sometimes avoid the PFIC rules described above by electing to treat us as a “qualified electing fund” under Section 1295 of the Code. However, this option will not be available to you because we do not intend to comply with the requirements necessary to permit you to make this election

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Six of our seven directors, Jacky Zhang, Hai Huang, Libing Guo, Richard Buchta, Nicholas Ong and Peter Yap Ting Wong are non-residents of the United States. Jacky Zhang, Hai Huang, and Libing Guo Yin reside in China whilst Richard Buchta, Nicholas Ong and Peter Yap Ting Wong reside in Australia. Substantially all of their assets are located outside the United States. Beroni Tianjin and Beroni Guangdong are entities with local management located in China. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

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With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

Some of our operations are conducted in China, and three of our seven directors of the Company – Jacky Zhang, Hai Huang, and Libing Guo – reside in China. Beroni Tianjin and Beroni Guangdong are two entities in China with local management. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. There is uncertainty as to whether the courts of China would:

(1)	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(2)	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments in China are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in Australia. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against a company in the PRC for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of Australia and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

The disclosure in this section is not based on the opinion of counsel.

We have appointed The Crone Law Group, P.C., as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below have agreed to purchase, and we have agreed to sell, the number of Shares indicated below:

Name	Number of Shares
Joseph Stone Capital, LLC

The underwriters are offering the Shares subject to their acceptance of the Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Shares offered by this prospectus if any such Shares are taken. However, the underwriters are not required to take or pay for the Shares covered by the underwriters’ over-allotment option described below.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The underwriters initially propose to offer part of the Shares directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $________ per Share under the initial public offering price.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase additional Shares equal to fifteen percent (15%) of the total offering amount at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Shares offered by this prospectus.

The following table shows the per Share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to an additional [  ] Shares.

Total
	Per Share		No Exercise		Full Exercise
Public offering price	$	[ ]	$	[ ]	$	[ ]
Underwriting discounts and commissions to be paid by us:	$	[ ]	$	[ ]	$	[ ]
Proceeds, before expenses, to us	$	[ ]	$	[ ]	$	[ ]

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Subject to our pre-approval, we have agreed to pay the representative’s expenses relating to the offering, including the representative’s legal counsel, due diligence, travel expenses, road show travel expenses and other expenses incurred in connection with this offering, not to exceed $150,000.

As part of the aforementioned accountable expense, we paid a cash advance to the representative in the amount of $30,000. To the extent that the advance retainer is not incurred against the total accountable expenses, the remainder shall be reimbursed to the Company.

Representatives’ Warrants

In addition, we have agreed to issue warrants to the representatives of the underwriters to purchase a number of Ordinary Shares equal to an aggregate of 6% of the total number of Ordinary Shares sold in this offering. Such warrants shall have an exercise price equal to 115% of the offering price of the Ordinary Shares sold in this offering. The representatives’ warrants may be purchased in cash or via cashless exercise, will be non-exercisable for six months from the effective date of the registration statement of which this prospectus forms a part, will be exercisable for five years after such date and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus forms a part. The representatives’ warrants and the underlying Ordinary Shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the representatives’ warrants nor any of our Ordinary Shares issued upon exercise of the representatives’ warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part. In addition, although the warrants and the underlying Ordinary Shares will be registered in the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for one demand registration right with respect to underlying Ordinary Shares at the Company’s expense, an additional demand registration right at the warrant holders’ expense, and unlimited piggyback rights for a period of five years after the closing of the offering. The piggyback registration right provided will be in compliance with FINRA Rule 5110(g)(8)(D).

Subject to the above paragraph, we will bear all fees and expenses attendant to registering the Ordinary Shares issuable upon exercise of the warrants, other than underwriting commissions incurred and payable by the holders. The exercise price and number of Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances in compliance with FINRA Rule 5110(g)(8)(E), including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation

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Right of First Refusal

Upon the successful completion of the offering, for a period of twelve (12) months from the effective date of the registration statement of which this prospectus forms a part, we will grant to the underwriters a right of first refusal to act as a co-manager, for any and all public and private equity and debt (excluding commercial bank debt) offerings. The Company and the underwriters agree that the provisions of the preceding sentence shall not be applicable to financing provided by or solicited from any person or entity who is a current holder of the Company’s debt or equity.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, holding outstanding Ordinary Shares, have agreed, not to directly or indirectly, without the prior written consent of the representative, offer to sell, sell, pledge or otherwise transfer or dispose of any of our shares (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of our shares), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of ours, in the case of the Company complete any offering of debt securities of the Company, or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 12 months after the date of this prospectus. Shareholders holding more than 1% of our Ordinary Shares have agreed to the same for a period of two hundred seventy (270) days after the date of this prospectus.

The underwriters, in their sole discretion, may release the Ordinary Shares, and other securities subject to the Lock-Up Agreements described above in whole or in part at any time. Any determination to release any Ordinary Shares would be based upon a number of factors at the time of determination, which may include the market price of the Ordinary Shares, the liquidity of the trading market of the Ordinary Shares, general market conditions, the number of shares proposed to be sold or otherwise transferred at a time, purposes in terms of the proposed sale or other transfer. The underwriters do not have any present intention, agreement or understanding implicit or explicit, to release any of the shares of common stock or other securities except for Lock-up Agreements prior to the expiration of the Lock-up Period described above.

Price Stabilization and Short Positions

In order to facilitate the offering of the Ordinary Shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Ordinary Shares. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing Ordinary Shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell Ordinary Shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Ordinary Shares in the open market to stabilize the price of the Ordinary Shares. These activities may raise or maintain the market price of the Ordinary Shares above independent market levels or prevent or retard a decline in the market price of the Ordinary Shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

A prospectus in electronic format may be made available on websites maintained by the underwriters. The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

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The underwriters are expected to make offers and sales both inside and outside the United States through their selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. We intend to apply for the listing of our Shares on the Nasdaq Capital Market under the trading symbol “BRNI.”

The address of Joseph Stone Capital LLC is 200 Old Country Road, Suite 610, Mineola, New York 11501.

Pricing of the Offering

The offering price was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, and certain financial and operating information of companies engaged in activities similar to ours.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Ordinary Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

(b) you warrant and agree that you will not offer any of the Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

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Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

Dubai International Finance Center

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offer. Neither we nor the underwriter have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriter which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

139

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

140

Japan

The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The Ordinary Shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Ordinary Shares may not be resold to Korean residents unless the purchaser of the Shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Shares.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

141

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Mexico

None of the Ordinary Shares have been or will be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) of Mexico and, as a result, may not be offered or sold publicly in Mexico. The Ordinary Shares may only be sold to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores).

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the PRC, and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

142

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Shares may not be circulated or distributed, nor may our Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

143

Switzerland

The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to our company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Shares.

Taiwan

The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Arab Emirates

This prospectus is not intended to constitute an offer, sale or delivery of the Ordinary Shares or other securities under the laws of the United Arab Emirates, or the UAE. The Shares have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

The offering, the Ordinary Shares and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

In relation to its use in the UAE, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Ordinary Shares may not be offered or sold directly or indirectly to the public in the UAE.

144

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of Ordinary Shares being registered. All amounts are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the [NYSE/Nasdaq Global Market] listing fee.

SEC registration fee	US$	2,409.48
FINRA filing fee
Nasdaq Capital Market listing fee		75,000.00
Legal fees and expenses
Accounting fees and expenses
Miscellaneous expenses
Total	$

LEGAL MATTERS

We are being represented by The Crone Law Group, PC with respect to certain legal matters as to United States federal securities law. The underwriters are being represented by Dickinson Wright PLLC with respect to certain legal matters as to United States federal securities law. The validity of the Ordinary Shares offered in this offering will be passed upon for us by Lavan, 1 William Street, Perth, WA 6000, Australia. Certain legal matters as to PRC law will be passed upon for us by Dacheng Shanghai Office, 9th/24th/25th Floor, Shanghai World Financial Center, No. 100 Century Avenue, Pudong New Area, Shanghai 200120, China and Celue Law Firm, 25/F Raffles City Beijing Office Tower, No. 1 Dongzhimen South Street, Beijing, China and for the underwriters by DeHeng Law Offices, 12/F Tower B, Focus Place, 19 Finance Street, Beijing, P.R. China. Certain legal matters as to Australian law will be passed upon for us by Lavan, 1 William Street, Perth, WA 6000, Australia. The Crone Law Group, P.C. may rely upon Dacheng Shanghai Office, 9th/24th/25th Floor, Shanghai World Financial Center, No. 100 Century Avenue, Pudong New Area, Shanghai 200120, China or Celue Law Firm, 25/F Raffles City Beijing Office Tower, No. 1 Dongzhimen South Street, Beijing, China with respect to matters governed by PRC law and Lavan, 1 William Street, Perth, WA 6000, Australia with respect to matters governed by Australian law.

145

EXPERTS

The consolidated financial statements of Beroni Group Limited as of December 31, 2020, 2021 and 2022, and for each of the years then ended, have been included herein and in the registration statement in reliance on the report of UHY Haines Norton, an independent registered public accounting firm, as set forth in their reports thereon, which for the years ended December 31 2022 and 2021 and also the years ended December 31 2021 and 2020, contains an explanatory paragraph related to substantial doubt about the ability of Beroni Group Limited and its consolidated entities to continue as a going concern as described in Note 2 to the financial statements for those years, and an explanatory paragraph regarding the restatements as described in Note 2 to the financial statements for those years, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of UHY Haines Norton is Level 9, 1 York Street, Sydney NSW 2000 Australia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-1 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending December 31, 2023, will be filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (“Fair Disclosure”), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

While listed on the NSX, we will also be subject to the informational requirements of the NSX. Our public filings with the NSX are electronically available from the NSX website (www.nsx.com.au).

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

146

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

Beroni Group Limited and Its

Subsidiaries

Interim Condensed Consolidated Financial Statements

for the

Half Year Ended 30 June 2023

F-2

F-3

Beroni Group Ltd

Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

INTERIM CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

		Consolidated	Consolidated
	Note	Half-year Ended 30.06.2023	Half-year Ended 30.06.2022
		AUD	AUD
Revenue
Sales revenue	3	405,428	241,412
Cost of sales		(222,593)	(92,581)
Gross profit		182,835	148,831

Other income
Government subsidy		103,918	159,432
Finance income		19,372	4,161

Selling and distribution expenses	4	(213,910)	(155,510)
General and administration expenses	4	(5,118,821)	(3,641,693)
Finance expense		(54,710)	(24,817)
Unrealised foreign exchange loss		(36,202)	(166,548)
Realised foreign exchange gain		12,652	63,535

Loss before income tax		(5,104,866)	(3,612,609)

Income tax benefit / (expense)		-	-

Net loss for the period		(5,104,866)	(3,612,609)

Other comprehensive income

Items that may be reclassified subsequently to profit or loss
Foreign currency translation
Attributed to Beroni Group parent company		(89,095)	(87,924)
Attributed to non-controlling interest		484	(1,366)
		(88,611)	(89,290)
Total comprehensive loss for the period		(5,193,477)	(3,701,899)

Loss for the period is attributable to:
Owners of Beroni Group Limited		(5,010,881)	(3,512,916)
Non-controlling interest		(93,985)	(99,693)
Total loss for the period		(5,104,866)	(3,612,609)

Total comprehensive loss for the period attributable to:
Owners of Beroni Group Limited		(5,099,976)	(3,600,840)
Non-controlling interest		(93,501)	(101,059)
Total comprehensive loss for the period		(5,193,477)	(3,701,899)

Earnings per share for loss for the period [1]
Basic loss per share	19	(26.15)	(18.34)
Diluted loss per share	19	(26.15)	(18.34)

1 The earnings per share are based on the post-consolidation of shares as detailed in Note 19.

The above Interim Condensed Consolidated Statement of Profit or Loss and Other Comprehensive Income should be read in conjunction with the accompanying notes.

F-4

Beroni Group Ltd

Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		Consolidated	Consolidated
	Note	As at 30.06.2023	As at 31.12.2022
		AUD	AUD
Assets
Current Assets
Cash and cash equivalents		2,075,896	2,577,606
Trade receivables	5	642,906	1,399,048
Inventories		225,948	293,720
Prepayments and other current assets		731,562	600,089
Other receivables	5	362,805	373,867
Total current assets		4,039,117	5,244,330

Non-Current Assets
Property, plant and equipment	6	1,137,905	1,203,250
Right-of-use assets	7	539,653	694,466
Intangible assets	8	3,154,287	3,189,503
Investment in other entities	9	-	-
Current tax assets		98,969	42,582
Other assets		49,218	50,197
Total non-current assets		4,980,032	5,179,998

Total Assets		9,019,149	10,424,328

Liabilities
Current Liabilities
Trade and other payables		729,775	587,962
Lease liabilities	7	216,143	262,596
Convertible notes / loans – liability	12	1,195,233	725,795
Other current liabilities	13	862,566	750,111
Total current liabilities		3,003,717	2,326,464

Non-Current Liabilities
Borrowing from related parties	11	100,000	-
Lease liabilities	7	449,713	515,239
Total non-current liabilities		549,713	515,239

Total Liabilities		3,553,430	2,841,703

Net Assets		5,465,719	7,582,625

Equity
Issued capital	14	34,057,951	30,786,001
Convertible notes – equity	15	3,010,038	3,010,038
Reserves		4,485,555	4,770,029
Accumulated losses		(36,315,907)	(31,305,026)
Equity attributable to equity holders of the parent entity		5,237,637	7,261,042

Non-controlling interests		228,082	321,583

Total Equity		5,465,719	7,582,625

The above Interim Condensed Consolidated Statement of Financial Position should be read in conjunction with the accompanying notes.

F-5

Beroni Group Ltd

Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Issued Capital	Surplus reserve	Revaluation reserve	Share options reserve	Convertible Notes - Equity	Foreign currency translation reserve	Accumu-lated losses	Non- controlling interests	Total
	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD
Consolidated 2023

Balance as at 1 January 2023	30,786,001	16,885	(2,431,515)	6,088,393	3,010,038	1,096,266	(31,305,026)	321,583	7,582,625

Comprehensive income/(loss) for the period:

Net loss for the period							(5,010,881)	(93,985)	(5,104,866)

Other comprehensive gain / (loss) for the period						(89,095)		484	(88,611)

Total comprehensive loss for the period						(89,095)	(5,010,881)	(93,501)	(5,193,477)

Transactions with owners in their capacity as owners, net of transaction cost

Ordinary shares issued to directors and employees	3,271,950								3,271,950

Share-based compensation payments				(195,379)					(195,379)

Balance as at 30 June 2023	34,057,951	16,885	(2,431,515)	5,893,014	3,010,038	1,007,171	(36,315,907)	228,082	5,465,719

The above Interim Condensed Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes

F-6

Beroni Group Ltd

Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to Equity Holders of the Parent
	Issued Capital	Surplus reserve	Revaluation reserve	Share options reserve	Convertible Notes - Equity	Foreign currency translation reserve	Accumu-lated losses	Non- controlling interests	Total
	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD
Consolidated 2022

Balance as at 1 January 2022	30,766,002	16,885	(2,431,515)	1,362,735	-	1,326,774	(23,204,283)	470,351	8,306,949

Comprehensive income/(loss) for the period:

Net loss for the period							(3,512,916)	(99,693)	(3,612,609)

Other comprehensive gain / (loss) for the period						(87,924)		(1,366)	(89,290)

Total comprehensive loss for the period						(87,924)	(3,512,916)	(101,059)	(3,701,899)

Transactions with owners in their capacity as owners, net of transaction cost

Ordinary shares issued to directors and employees	20,000								20,000

Investment of new subsidiary								35,650	35,650

Reclassification of convertible notes					3,010,038				3,010,038

Share-based payments				1,485,920					1,485,920

Balance as at 30 June 2022	30,786,002	16,885	(2,431,515)	2,848,655	3,010,038	1,238,850	(26,717,199)	404,942	9,156,658

The above Interim Condensed Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes

F-7

Beroni Group Ltd

Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

		Consolidated	Consolidated
	Notes	Half-year Ended 30.06.2023	Half-year Ended 30.06.2022
		AUD	AUD
Cash flows from operating activities:
Receipts from customers		658,410	398,149
Amounts received from government		43,588	-
Payments to suppliers and employees		(1,428,002)	(1,751,984)
Interest paid		(26,035)	(15,516)
Income and other taxes paid		(105,866)	(102,050)
Net cash used in operating activities		(857,905)	(1,471,401)

Cash flows from financing activities:
Gross proceeds from issue of convertible notes of the Company		426,812	686,512
Amounts due to / (from) related parties		100,000	(34,443)
Principal elements of lease payments		(114,725)	(124,435)
Net cash generated from financing activities		412,087	527,634

Cash flows from investing activities:
Purchase of property, plant and equipment		(491)	(672,680)
Investments in other entities
Interest received		-	250
Payments for intangible assets		-	(8,674)
Net cash used in investing activities		(491)	(681,104)

Net increase / (decrease) in cash and cash equivalents		(446,309)	(1,624,871)
Cash and cash equivalents at beginning of the period		2,577,606	5,744,956
Exchange (loss) / gain on cash and cash equivalents		(55,401)	(46,941)
Cash and cash equivalents at end of the period		2,075,896	4,073,144

The above Interim Condensed Consolidated Statement of Cash Flows should be read in conjunction with the accompanying notes.

F-8

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Notes to the Interim Condensed Consolidated Financial Statements

Note 1. Corporate information

The financial statements cover Beroni Group Limited (“Parent entity” or the “Company”) as a consolidated entity consisting of Australia Beroni Group Limited and the entities it controlled (together referred to as the “Group”) at the end of, or during, the half-year ended 30 June 2023. The financial statements are presented in Australian dollars, which is the Company’s presentation currency, with all values rounded to the nearest dollar unless otherwise stated.

The Company is a for-profit listed public company limited by shares, incorporated and domiciled in Australia. The Company’s shares are publicly traded on the National Stock Exchange of Australia and on the OTC markets in the USA.

The Company’s registered office and principal place of business is Level 16, 175 Pitt Street, Sydney NSW 2000, Australia.

The principal activities of the Group during the financial period are the sales of smoking control products (NicoBloc), air purifiers, water filters, cosmetics, healthcare products, stem-cell therapies and viral diagnostic kits and investing in the research and development of oncology drugs and therapies. It currently has four core businesses – cell therapies, developing new anti-cancer drugs, e-commerce platform for pharmaceutical and healthcare products, and detection & diagnosis of infectious diseases.

The financial statements were authorised for issue, in accordance with a resolution of directors, on 24 January 2024.

Note 2. Basis of preparation

These general purpose financial statements for the interim half-year reporting period ended 30 June 2023 have been prepared in accordance with International Accounting Financial Reporting IAS   34 ‘Interim Financial Reporting’, as appropriate for for-profit oriented entities.

These general purpose financial statements have been prepared on a historical cost basis, except for the revaluation of certain non- current assets and financial instruments. Cost is based on the fair values of the consideration given in exchange for assets.

These general purpose financial statements do not include all the notes of the type normally included in annual financial statements. Accordingly, these financial statements are to be read in conjunction with the annual report for the year ended 31 December 2022 and any public announcements made by the Company during the interim reporting period.

The principal accounting policies adopted are consistent with those of the previous financial year and corresponding interim reporting period, unless otherwise stated.

New, revised or amended Accounting Standards and Interpretations adopted

The Group has adopted all the new, revised or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (IASB) that are mandatory for the current reporting period. The adoption of these standards did not have any impact on the amounts recognised in prior periods and are not expected to significantly affect the current or future periods. Any new, revised or amended Accounting Standards or Interpretations that are not yet mandatory have not been adopted early. These standards, amendments or interpretations are not expected to have a material impact on the Group in the current or future reporting periods and on foreseeable future transactions. However, management will continue to assess the potential impacts closer to the application dates.

Going concern

For the half year ended 30 June 2023, the Group made a loss after income tax expense of $5,104,866 (30 June 2022: loss after income tax expense of $3,612,609). The cash balances as at 30 June 2023 was $2,075,896 (31 December 2022: $2,577,606).

The convertible loan agreements entered into in April 2023, totaling approximately US$291,545 are to be repaid on 18 April 2024, however letters have been obtained from the noteholders to extend these to 18 October 2024, if the Nasdaq listing is further delayed.

In July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is repayable on 11 January 2025 unless converted earlier.

In September, October and November 2023, the Company entered into unsecured and interest free convertible loan agreements with investors for US$205,679, US$2,000,000 and US$410,397 respectively. These loans are repayable on 18 September 2024, 10 October 2024 and 8 November 2024 respectively unless converted earlier.

F-9

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 2. Basis of preparation (continued)

The above matters give rise to a material uncertainty that may cast significant doubt over the Group’s ability to continue as a going concern. Therefore, the Group may be unable to realise its assets and discharge its liabilities in the normal course of business at the amounts stated in the financial report.

The directors have prepared detailed cash flow projections for the period of 12 months from the signing of this interim financial report. The Group’s ability to fund its operations is dependent upon management’s plans and execution, which includes raising additional capital, either through the proposed public offering or private equity, meeting expected sales forecasts, and that if in the event of not raising sufficient funds to meet its current cash flow forecasts, the Group will be able to reduce expenditure accordingly and negotiate loan extensions beyond September 2024, October 2024, November 2024 and January 2025, to be able to pay its debts as and when they fall due.

The Group’s interim financial statements have been prepared on a going concern basis which contemplates the realisation of assets and satisfaction of liabilities and commitments in the normal course of business. The interim financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Group be unable to continue as a going concern.

Note 3. Segment reporting

Operating segments are presented using the ‘management approach’, where the information presented is on the same basis as the internal reports provided to the Chief Operating Decision Makers (‘CODM’). The CODM is responsible for the allocation of resources to operating segments and assessing their performance.

The Group has identified its operating segments based on the internal reports that are reviewed and used by the Board of Directors (Chief Operating Decision Makers) in assessing performance and determining the allocation of resources. The Group is managed primarily on the basis of the nature of the business activities. Operating segments are therefore determined on the same basis.

The following operating segments have been noted:

●	Nicobloc
●	Health supplements
●	Cosmetic products
●	Viral diagnostic kits
●	Technical advisory services

F-10

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 3. Segment reporting (continued)

Segment information

Segment information provided to the board of directors for the half year ended 30 June is as follows:

	Segment Revenue		Segment Gross Profit
Segment	HY2023	HY2022	HY2023	HY2022
	AUD	AUD	AUD	AUD

Nicobloc	131,201	51,716	59,511	21,839

Health supplements	67,007	25,893	44,057	16,913

Cosmetic products	43,910	604	25,659	240

Viral diagnostic kits	152,344	-	23,412	-

Technical advisory services	-	-	-	-

All others	10,966	163,199	30,196	109,839

Total for all segments	405,428	241,412	182,835	148,831

Other income			103,918	159,432
Unallocated selling and distribution expenses			(213,910)	(155,510)
Central general and administrative expenses			(5,118,821)	(3,641,693)
Net finance costs			(35,338)	(20,656)
Unrealised foreign exchange gain/(loss)			(36,202)	(166,548)
Realised foreign exchange gain/(loss)			12,652	63,535
Loss before income tax			(5,104,866)	3,612,609

Other segment information

Segment revenue reported above represents revenue generated from external customers. There were no inter-segment sales in the current half year (HY2022: nil). The executive management committee monitors segment performance based on gross profit. Segment gross profit represents the gross profit earned by each segment without allocation of selling and distribution expenses, central general and administration expenses, other income as well as net finance costs.

Geographical information

Segment revenue based on the geographical location of customers is as below:

	Sales Revenue by Geographical Market
	HY2023	HY2022
	AUD	AUD
China	405,428	241,412

F-11

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 3. Segment reporting (continued)

Major customers

Major customers accounting for more than 10% of the sales of the Group are as follows:

	HY2023	HY2022
	AUD	AUD
China Business Belloni (Tianjin) Technology Co., Ltd	244,224	227,447
Xuhua Medical (Tianjin) Technology Co., Ltd	108,932	-
Fu Liansheng (Tianjin) Technology Co., Ltd	52,441	-
Total [1]	405,597	227,447

1 The total sales of these 3 customers in HY2023 exceeded the total sales for the half year period due to some minor sales refunds to a few other customers.

Revenue by timing of revenue

The Group derives its revenue from contracts with customers for the transfer of goods and services over time and at a point in time as follows:

	HY2023	HY2022
	AUD	AUD
Goods transferred at a point in time	405,428	241,412
Services transferred over time	-	-
	405,428	241,412

Note 4. Expenses

Profit before income tax is derived at after taking the following expenses into account:

	Consolidated	Consolidated
	30 June 2023	30 June 2022
	AUD	AUD
Listing expenses	38,321	19,858
Consultancy fees	36,787	72,742
Wages and salaries	345,328	470,273
Rent expenses	28,014	34,304
R&D expenses	174,771	447,760
Legal fees	36,119	31,823
Share-based payment compensation 1	3,076,571	1,485,920
Depreciation and amortisation	232,094	229,598
Directors’ fees	336,335	279,822
Accounting and audit fees	123,286	103,281
Expected credit losses / (reversals) on trade and other receivables 2	560,471	272,769
All other expenses	344,634	349,053
	5,332,731	3,797,203

1 Share-based compensation relates to the cost of new shares of $3,271,950 granted to the directors and employees in June 2023 and a reversal of expense reserve of $195,379 for the share options issued in July 2021.

2 Being increase in expected credit losses based on trade receivables aging as at 30 June 2023. See Note 5.

F-12

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 5. Trade and other receivables

	Consolidated	Consolidated
	30 June 2023	31 December 2022
	AUD	AUD
Amounts due from customers	3,155,136	3,401,794
Less: Provision for expected credit loss 1	(2,512,230)	(2,002,746)
Trade receivables	642,906	1,399,048

Receivable from Youtokukai Fund 2	1,224,868	1,224,868
Less: Provision for expected credit loss	(1,224,868)	(1,224,868)
Net receivable from Youtokukai Fund	-	-

Other receivables	706,463	657,472
Less: Provision for expected credit loss	(343,658)	(283,605)
Other receivables	362,805	373,867

1 Being increase in expected credit losses based on trade receivables aging at 30 June 2023.

2 On 18 June 2018, the Company invested JPY100 million (A$1.22 million) into a capital fund, the Youtokukai Fund which was set up to fund the establishment and development of the Tokyo Ginza International Medical Clinic to be operated by Youtokukai, a medical group based in Japan specialising in regenerative medicine technology such as gene therapy, immune cell therapy, and stem cell therapy. The Medical Clinic is wholly owned by Youtokukai. For this investment, Beroni Group was to receive a monthly dividend from January 2019 onwards based on the operating surplus of the business and its share of the total investment in this joint venture. The investment can be fully redeemed after 30 June 2021. However, due to the investment terms not being met by Youtokukai Fund, Beroni has decided to withdraw from this investment and is now seeking a refund for the full payment. But in view of the uncertainty of recovery and market condition in Japan, Beroni has decided to make a 100% credit loss provision against the debt. Any subsequent repayments received from Youtokukai will be taken as a reversal of expected credit loss provision.

Note 6. Property, plant & equipment

	Consolidated	Consolidated
	30 June 2023	31 December 2022
	AUD	AUD
Land & Building	865,243	882,459
Machinery	1,371	5,639
Motor vehicles	8,596	30,658
Office equipment	11,169	15,129
Other equipment	251,526	296,365
Total	1,137,905	1,203,250

Note 7. Leases

This note provides information for leases where the Group is a lessee. The Group leases various offices and the rental contracts are typically made for fixed periods of one to five years but may have extension options. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Lease assets may not be used as security for borrowing purposes.

Assets and liabilities arising from a lease are initially measured on a present value basis. There are no new leases or lease modifications in the current period. Lease liabilities recognized as at 30 June 2023:

	Consolidated 30	Consolidated 31
	June 2023	December 2022
	AUD	AUD
Current lease liabilities	216,143	262,596
Non-current lease liabilities	449,713	515,239
	665,856	777,835

F-13

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 7. Leases (continued)

The recognised right-of-use assets relate to the following types of assets:

	Consolidated	Consolidated
	30 June 2023	31 December 2022
Properties	AUD	AUD
Cost	1,569,636	1,580,991
Accumulated depreciation	(1,029,983)	(886,525)
Carrying amount	539,653	694,466

The amounts recognised in profit and loss:

	Consolidated	Consolidated
	30 June 2023	30 June 2022
	AUD	AUD
Depreciation expense on right-of-use assets	157,879	128,785
Interest expense on lease liabilities	31,736	12,550
	189,615	141,335

The total cash outflow for leases in HY2023 was $145,877 (HY2022: $139,951).

Note 8. Intangible assets

	Consolidated	Consolidated
	30 June 2023	31 December 2022
	AUD	AUD
PENAO patent 1	1,993,226	1,993,226
Capitalised development cost 2	1,052,312	1,084,232
Patents	108,395	111,683
Software	354	362
	3,154,287	3,189,503

1 The PENAO patent asset arose from the acquisition of Penao as a subsidiary in 2020. The recoverable amount of the patents owned by the PENAO company was based on the fair value of the commercialisation of the cancer drug upon successful completion of the clinical trials, estimated using discounted cash flows. The fair value measurement was categorised as a Level 3 fair value based on the inputs in the valuation technique used. The Group has engaged an independent business valuation expert, Leadenhall, to determine the fair value of the PENAO patents in 2021. As this asset is not yet ready for use, no amortisation was noted as of 30 June 2023. No indication of impairment was noted in this financial period.

2 The Company has entered into an agreement with the Columbia University, New York to provide US$1 million funding to a 12-month research program in the field of ArboViroPlex rRT-PCR Test, a multiplex assay that can simultaneously test for Zika virus, all dengue virus serotypes, Chikungunya virus and West Nile virus, under the direction of Professor Walter Ian Lipkin. In return for the research funding support, Columbia University grants the Company an exclusive option to obtain an exclusive, compensation bearing license in the territory of China to the ArboViroPlex rRT-PCR Test patents and inventions and also a non-exclusive, compensation bearing license in the territory of China to the information and materials developed in the course of this research. In April 2019, the Company signed a 20-year exclusive license agreement with the Columbia University to sell the diagnostic kit product on a worldwide basis. The capitalized development cost will be amortised over the 20-year life of the license. No indicators of impairment existed as of 30 June 2023.

Note 9. Investment in other entities

	Consolidated	Consolidated
	30 June 2023	31 December 2022
	AUD	AUD
Investment in shares of Dendrix Inc.	-	-

Pursuant to a share subscription agreement signed with Dendrix Inc. on 9 April 2018, Beroni acquired 10,000 ordinary shares at an issue price of 20,000 Japanese Yen (JPY) per share, for a total investment of 200 million JPY (approximately A$2.43 million dollars), representing 17.92% of the total share capital of Dendrix Inc. Dendrix Inc. is a company based in Tokyo, Japan and was established in December 2012 to provide immune cell culture for treatment against malignant tumours.

F-14

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 9. Investment in other entities (continued)

Fair value measurement

In estimating the fair value of its investment, the Group considers the three levels of inputs to valuation techniques as follows:

a.	Level 1 inputs are quoted prices in active markets for identical assets that the Group can access at the measurement date

b.	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset, either directly or indirectly

c.	Level 3 inputs are unobservable inputs for the asset

For the investment in the equity of Dendrix Inc, the Group has previously used the intellectual properties and net tangible assets value of the entity (based on its financial statements) as the basis for the fair value measurement. In 2020, the management had engaged an independent asset valuer to determine the fair value of the intellectual properties. However in 2021, the Group having reviewed the latest financial statements of Dendrix Inc. noted that the company has shown a significant deterioration in its 2021 financial performance resulting in a negative shareholders’ equity. Given the negative equity and the worsening financial results,   management decided to fully impair the value of its investment in Dendrix Inc. In 2022, the directors also decided to maintain the full impairment value, and this has continued into 30 June 2023.

Financial assets/ financial liabilities	Fair value as at 30/06/2023	Fair value as at 31/12/22	Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship of unobservable inputs to fair value
Private equity investments	17.92% equity investment in Dendrix Inc, a Japanese company engaged in providing immune cell culture for cancer and anti-aging treatments	17.92% equity investment in Dendrix Inc, a Japanese company engaged in providing immune cell culture for cancer and anti-aging treatments	Level 3	Due to negative equity and deteriorating financial results, management has decided to fully impair the investment in Dendrix Inc.	Not applicable.	Not applicable.

			Fair value measurements at end of reporting period
	30 June 2023	31 December 2022	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total gain/(loss)
Recurring fair value measurements			AUD	AUD	AUD	AUD
Investment in equity of Dendrix Inc.	-	-	-	-	0	0

Note 10. Share-based compensation benefits

	HY2023	HY2022
	AUD	AUD
Share-based compensation benefits recognised during the financial period
Shares issued to directors and employees [1]	3,271,950	-
Options issued to directors and employees [2]	(195,379)	1,485,920
	3,076,571	1,485,920

F-15

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 10. Share-based compensation benefits (continued)

1 Shares issued to directors and employees

On 30 June 2023, the Company issued 3,305,000 shares at A$0.99 per share to its directors and senior employees as a reward for their performance in the past financial year. A total of 1,675,000 shares were issued to the directors as follows:

	Number of shares issued	Total number of shares held as of 30 June 2023
Jacky Boqing Zhang	800,000	25,838,482
Hai Huang	200,000	2,241,766
Peter Yap Ting Wong	350,000	870,000
Libing Guo	150,000	4,402,238
Dr. Richard Buchta	75,000	75,000
Nicholas Ong	100,000	164,854
Dr. John Chiplin	-	-
Total	1,675,000	33,592,340

The above shares were subsequently consolidated on a 4:1 basis on 24 November 2023. Refer to Note 14 for details.

2 Options issued to directors and employees

Beroni Group Limited has established a Remuneration Plan for its Directors and Employees. The Remuneration Plan provides flexibility to the Board to grant share options to Directors and Employees. The definition of employee under the Plan Rules includes any full time or permanent part time employee or officer or director of the Company or any related body corporate of the Company. In total, 13,250,000 options and 9,255,000 options have been issued to the directors and employees respectively in 2021 and 2022. These options were subsequently consolidated on a 4:1 basis on 24 November 2023. Refer to Note 14 for details.

The expense reduction of $195,379 relating to the cost apportionment of the share options in the current financial period is due to the significant changes in key assumptions (being expected vesting date and probability of vesting) as shown below.

Tranche	Vesting condition	Previous Probability of vesting	Revised Probability of vesting	Previous expected vesting date	Revised expected vesting date
Tranche 1	Nasdaq listing	95%	90%	30 June 2023	30 June 2024
Tranche 2	Annual revenue exceeds US$2 million	90%	75%	30 June 2024	30 June 2024
Tranche 3	Annual revenue exceeds US$3 million	75%	50%	30 June 2025	30 June 2025
Tranche 4	Annual revenue exceeds US$4 million	50%	25%	30 June 2025	30 June 2025
Tranche 5	One clinical trial advances to next phase	90%	70%	30 June 2024	30 June 2024

The number of stock options held by the directors and senior employees as at June 30, 2023 and December 31, 2022 are as follows:

Director	No. of Stock Options Held (pre consolidation)	No. of Stock Options Held (post consolidation)	No. of Stock Options Held (pre consolidation)	No. of Stock Options Held (post consolidation)
	30 June 2023	30 June 2023	31 December 2022	31 December 2022
Boqing ZHANG	6,000,000	1,500,000	6,000,000	1,500,000
Hai HUANG	1,500,000	375,000	1,500,000	375,000
Peter Yap Ting WONG	3,000,000	750,000	3,000,000	750,000
Libing GUO	950,000	237,500	950,000	237,500
Zhinan YIN (resigned on 22 March 2023)	600,000	150,000	600,000	150,000
Nicholas ONG	600,000	150,000	600,000	150,000
Richard BUCHTA	600,000	150,000	600,000	150,000
John CHIPLIN	-	-	-	-
Senior Employees	8,582,500	2,145,625	9,255,000	2,313,750

Subsequent to 30 June 2023, 134,375 options (post consolidation) have been cancelled due to employee turnover.

F-16

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 11. Related party transactions

Balances with related parties

	Consolidated 30 June 2023	Consolidated 31 December 2022
Amounts due to related parties	AUD	AUD
Mr. Boqing Zhang (CEO) [1]	100,000	-

1. This represents the loan to Beroni Group Limited from Mr. Boqing Zhang for working capital purposes. The loan carries an annual interest of 5% and is repayable on 13 June 2025.

The Company has engaged the services of Asia Invest Partners Pty Limited to manage its financial and tax affairs in Australia. Asia Invest Partners is owned by the Australian director, Peter Yap Ting Wong. The Company has incurred a total of $17,300 (HY2022: $19,584) for such services rendered in the current financial period.

Note 12. Convertible notes / loans - liability

	Consolidated	Consolidated
	30 June 2023	31 December 2022
	AUD	AUD
Balance at beginning of the period	725,795	2,857,835
Issue of new convertible loans [1]	433,236	711,450
Exchange (gain) / loss on translation of USD denominated convertible notes / loans	36,202	166,548
Recognition of equity component on variation of convertible notes 2	-	(3,010,038))
Balance at end of the period	1,195,233	725,795

1 In April 2023, the Company entered into unsecured and interest-free convertible loan agreements with two investors for an aggregate principal loan amount of US$291,545. The loans are mandatorily convertible at US$1.50 per share (post consolidation) upon listing of the Company’s shares on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 18 April 2024 unless converted earlier. However, letters have been obtained from the noteholders subsequent to the half year end to extend these to 18 October 2024, if the Nasdaq listing is further delayed.

2 See Note 15.

Note 13. Other current liabilities

	Consolidated	Consolidated
	30 June 2023	31 December 2022
	AUD	AUD
Payroll and employee benefits payables	173,329	83,844
Accruals [1]	131,708	112,417
Other liabilities [1]	557,529	553,850
	862,566	750,111

1 Included in accruals and other liabilities is $594,566 of accrued directors’ fees (2022 - $484,784).

Note 14. Share capital

	30 June 2023		31 December 2022
	Number of shares	AUD	Number of shares	AUD
Total ordinary shares fully paid
At the beginning of the period	76,638,372	30,786,001	76,618,372	30,766,001
Shares issued to directors and employees	3,305,000	3,271,950	-	-
Shares issued to service providers	-	-	20,000	20,000
Total ordinary shares fully paid	79,943,372	34,057,951	76,638,372	30,786,001

On 16 October 2023, the Company announced its decision to consolidate the share capital on a 4:1 basis. At the time of the announcement, the Company had 80,053,372 shares on issue. The Consolidation applied equally to all shareholders and individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the share consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The consolidation was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the consolidation. See also Notes 18 and 19.

F-17

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 15. Convertible notes – equity

	Consolidated	Consolidated
	30 June 2023	31 December 2022
	AUD	AUD
Balance at beginning of the period	3,010,038	-
Recognition of equity on change of redemption term of existing convertible notes [1]	-	3,010,038
Balance at end of the period	3,010,038	3,010,038

1 In May 2020, 20,736 0% USD denominated convertible notes were issued by the Company to an investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$1.728 per share (pre consolidation) or US$6.912 per share (post consolidation). Conversion may occur at any time between the date of issue and the maturity date. The maturity date was initially set at May 2021 but was later extended to May 2022. The net proceeds received from the issue of these convertible notes were initially recognised in liability in the previous financial period as the investor could redeem the convertible notes upon maturity.

However, on 16 May 2022, the investor agreed to extend the maturity date of the convertible notes to the official date of listing of the Company on the Nasdaq stock market and to convert all unconverted notes to ordinary shares upon maturity. As the convertible notes can no longer be redeemed for cash before or upon maturity, they are fully recognised as equity in this financial period.

This is in accordance with IAS 132 Financial Instruments whereby a convertible note can be classified as equity if the noteholder does not have the right to redeem in cash and must convert to a fixed number of shares upon maturity.

Note 16. Key management personnel

The directors and company secretary received the following remuneration in the current half year.

Director	Consolidated 30 June 2023	Consolidated 30 June 2022
	AUD	AUD
Boqing ZHANG	90,000	90,000
Hai HUANG	30,000	40,000
Peter Yap Ting WONG	60,000	60,000
Libing GUO	15,000	20,000
Zhinan YIN (resigned on 22 March 2023)	10,000	20,000
Richard BUCHTA	13,500	18,000
Nicholas ONG (Company Secretary)	13,500	18,000
John CHIPLIN	19,283	12,855

On 30 June 2023, the Company issued 1,675,000 shares at A$0.99 per share to its directors as a reward for their performance in the past financial year. See also Note 10. These shares were subsequently consolidated on a 4:1 basis on 24 November 2023. See Note 14 for details.

Note 17. Contingencies and commitments

The Group has no contingent liabilities or commitments as at 30 June 2023. (31 December 2022: $nil) except for the followings:

(a)	In June 2019, Beroni signed a shareholder agreement to acquire 40% of the total share capital of PENAO Pty Ltd with NewSouth Innovations Pty Limited (NSI) owning the other 60%. NSI is the subsidiary arm of the University of New South Wales. PENAO Pty Ltd is a company recently set up to take over from Cystemix Pty Ltd the development of the anti-cancer drug called PENAO for treatment of cancer tumours. PENAO Pty Ltd will take over the licensing rights to the new drug. In December 2020, Beroni and NSI agreed to vary the original shareholding agreement whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. Under the shareholding variation agreement, when new shares are issued to Beroni and NSI upon additional payments from the former, convertible notes will also be issued to NSI which will automatically be converted to shares upon the occurrence of key milestone events.

F-18

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 17. Contingencies and commitments (continued)

Beroni has so far paid $2.35 million to NSI for this investment and will pay a further $7.5 million over the next 2 years. In the event Beroni is not able to pay the additional $7.5 million, then PENAO Pty Ltd can issue on the same terms to NSI the shares which were to be issued to Beroni and Beroni will grant NSI an option to purchase all of the shares then held by Beroni for the lesser of the following and at NSI’s sole discretion:

-	the price per share paid by a genuine third-party investor for shares in PENAO Pty Ltd; or
-	at a 20% discount on the price paid by Beroni for the Beroni Shares

(b)	In June 2018, Beroni entered into a binding agreement to acquire 100% of Medicine Plus Co., Ltd (“Medicine Plus”), a pharmaceutical company based in Osaka, Japan for JPY1.178 billion (about A$14.37 million) via a combination of cash and shares. In October 2018, Beroni issued 2,067,900 shares at $1.75 to the owners of Medicine Plus as partial settlement for the acquisition of the latter company. The original settlement price of $14.37 million agreed in June 2018 was increased by 10% to approximately $15.81 million in October 2018 as a result of the owners of Medicine Plus agreeing to extend the settlement date to April 2019. However, the cash portion of the settlement has yet to be completed and Beroni management still intends to raise cash from the capital markets to complete this acquisition. Due to the long delay in the settlement, the cost of the shares issued to the owners of Medicine Plus has been recognised as an expense in the income statement in the 2019 financial year. In the event that the acquisition can be completed, the shares expense will be reversed accordingly. Beroni has no other financial commitments in respect of this acquisition.

(c)	In January 2022, Beroni signed a contract to build a new Research & Development (“R&D”) centre in the Zhuhai National High-Tech Industrial Development Zone in China. Beroni plans to build a state-of-the-art facility with new preclinical research labs, manufacturing process development labs, and a GMP pilot manufacturing plant. The Company signed a renovation contract for RMB5.2 million (A$1.13 million) with a local builder to renovate the whole R&D office. The renovation was completed by the end of 2022. As at 31 December 2023, the Company has paid 60% payment of RMB3.12 million to the builder, with another 20% payment of RMB1.04 million due upon completion of GMP facility certification and the remaining 20% of RMB1.04 million to be settled 3 months upon completion of the whole project.

(d)	A claim for RMB1.4 million (approximately A$280,000) compensation was lodged by the deceased estate of a shareholder in the later part of 2020 against the Chinese subsidiary, Beroni Biotechnology Co., Ltd. The claimant challenged that the share subscription agreement entered into between the Chinese subsidiary and the deceased shareholder in the pre-IPO period before Beroni Group Limited was listed on the National Stock Exchange of Australia was not valid and thereby sought a return of the share subscription money. Beroni Biotechnology Co., Ltd has strongly defended against the claim and provided evidence that the share subscription agreement was valid and effective. In December 2020, the Chinese court issued a judgement dismissing the validity of the claim. After the court ruling, the deceased estate lodged an appeal in February 2021. In August 2021, the appeal court having considered the case, dismissed the ruling of the first trial and requested a retrial. The retrial was held on 2 June 2022 and subsequently on 4 July 2022, the Chinese court issued a judgement rejecting the claim again and ruling in favour of the Chinese subsidiary. The claimant however lodged a further appeal and a court hearing was attended by Beroni on 18 November 2022. On 24 April 2023, the Chinese court dismissed the claim again and ruled in favour of Beroni.

Note 18. Events after the Balance Sheet date

(a)	On 10 July 2023, 110,000 new shares (pre consolidation) or 27,500 (post consolidation) new shares were issued to the Crone Law Group, PC as part payment of legal fees for assisting with the preparation, lodgement and amendment of the F-1 registration statement.

(b)	On 11 July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is convertible at US$2.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 11 January 2025 unless converted earlier.

(c)	In July 2023, the Company has obtained letters from the two investors to extend the unsecured and interest-free convertible loans of RMB2 million or US$291,545 to 18 October 2024 (which are contractually repayable on 18 April 2024 if not converted earlier), if the Nasdaq listing is further delayed. See Note 12.

(d)	On 18 September 2023, the Company entered into an unsecured and interest free convertible loan agreement with another investor for a principal loan amount of US$205,679. The loan is convertible at US$1.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 18 September 2024 unless converted earlier. The Company has paid introductory fees of US$11,312 to the advisors for raising thes convertible loan.

F-19

Beroni Group Ltd

Notes to the Interim Condensed Consolidated Financial Statements

Half-year Ended 30 June 2023

Note 18. Events after the Balance Sheet date (continued)

(e)	On 10 October 2023, the Company entered into two unsecured and interest free convertible loan agreements for aggregate principal loan amount of US$2 million. The loans are convertible at US$1.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 10 October 2024 unless converted earlier. The Company has paid US$110,000 in cash and will issue 150,000 shares at AUD3.96 per share (post consolidation) to the advisors as introductory fees for raising these two convertible loans.

(f)	On 16 October 2023, the Company announced its decision to consolidate the share capital on a 4:1 basis. The shareholders have granted approval for the 4:1 consolidation at a general meeting on 22 May 2023. The Company had 80,053,372 shares on issue before the consolidation. As the Consolidation applied equally to all shareholders, individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the Consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The consolidation was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the consolidation. The earnings per share for both periods disclosed in the Consolidated Statement of Profit or Loss and Other Comprehensive Income on page F-4 have been amended accordingly to show the post-consolidation figures. See also Note 19 on post-consolidation earnings per share.

(g)	In November 2023, the Company entered into an unsecured and interest free convertible loan agreement with a group of investors for a principal loan amount of US$410,397. The loan is convertible at US$1.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 8 November 2024 unless converted earlier. In addition to a cash payment of US$22,572, the Company will issue 50,000 shares at AUD3.96 per share (post consolidation) to the advisors as introductory fees for raising the convertible loan.

(h)	Some options to senior employees have been cancelled since 30 June 2023. Refer to Note 10.

There has not arisen, in the interval between the end of the financial period and the date of this report, any other item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect substantially:

-	the Group’s operations in future financial years, or
-	the results of those operations in future financial years, or
-	the Group’s state of affairs in future financial years.

Note 19. Earnings per share (post-consolidation)

	Consolidated	Consolidated	Consolidated	Consolidated
	HY2023	HY2023 – adjusted for share consolidation post half year end	HY2022	HY2022 – adjusted for share consolidation post half year end
	AUD	AUD	AUD	AUD
Basic loss per share (cents)	(6.54)	(26.15)	(4.58)	(18.34)
Diluted loss per share (cents)	(6.54)	(26.15)	(4.58)	(18.34)

Earnings
Earnings for the purpose of basic earnings per share being net loss attributable to owners of the Company	(5,010,881)	(5,010,881)	(3,512,916)	(3,512,916)
Earnings for the purpose of diluted earnings per share	(5,010,881)	(5,010,881)	(3,512,916)	(3,512,916)

Number of shares
Weighted average number of shares used in calculating basic earnings per share	76,656,632	19,164,158	76,631,742	19,157,936
Weighted average number of shares used in calculating diluted earnings per share	76,656,632	19,164,158	76,631,742	19,157,936

At 30 June 2023, 21,832,500 options (pre consolidation) or 5,458,125 (post consolidation), 25,736 of US$100 convertible notes (20,736 with a conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) and 5,000 with a conversion price of the lower of US$7 (pre consolidation) or US$28 (post consolidation) and the initial public offering price on Nasdaq or New York Stock Exchange) and US$291,545 of convertible loans with a conversion price of US$1.50 (post consolidation) were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive. At 30 June 2022, 21,566,000 options (pre consolidation) or 5,391,500 (post consolidation) and 20,736 convertible notes with a conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) were excluded. If the 20,736 notes were to be converted at US$1.728 (pre consolidation) or US$6.912 (post consolidation), the 5,000 notes converted at US$7 (pre consolidation) or US$28 (post consolidation) and US$291,545 convertible loans converted at US$1.50 (post consolidation), the number of shares issued would be 1,465,793 (pre-consolidation) or 512,221 (post-consolidation). (HY2022: 1,271,429 shares (pre-consolidation) or 317,857 shares (post-consolidation)). The options are variable and therefore the number of potential shares is indeterminate.

Subsequent to the half year end, the Company signed new convertible loans totalling US$2,643,854 with a conversion price between US$1 and US$2 (post consolidation). The loans are repayable one year from date of agreement unless converted earlier. If the loans were fully converted, a total of 2,629,965 shares (post-consolidation) would be issued to the investors. In addition, 110,000 shares (pre-consolidation) or 27,500 shares (post-consolidation) were issued to the Crone Law Group, PC as part payment of legal fees for assisting with the preparation, lodgement and amendment of the F-1 registration statement. As part of the introductory fees for raising the convertible loans, a total of 200,000 shares (post consolidation) is to be issued to the advisors. Subsequent to 30 June 2023, 134,375 options (post consolidation) have been cancelled due to employee turnover.

Note 20 Dividends

There was no dividend paid nor declared during the period.

F-20

Beroni Group Ltd

Directors’ Declaration

Half-year Ended 30 June 2023

Directors’ Declaration

In the directors’ opinion:

(a)	the financial statements and notes set out in this document are in accordance with requirements of the International Financial Reporting Standards, including:

	(i)	complying with Accounting Standards, as issued by the International Accounting Standards Board, and

	(ii)	present fairly in all material respects the consolidated entity’s financial position as at 30 June 2023 and 31 December 2022, and the results of its operations and its cash flows for each of the half years ended on 30 June 2023 and 2022, and

(b)	there are reasonable grounds to believe that the consolidated entity will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the directors.

On behalf of the directors

Boqing Zhang
Chairman
24 January 2024

F-21

Beroni Group Limited and

Its Subsidiaries

ABN 20 613 077 526

Consolidated Financial Statements

For the Year Ended 31 December 2022

F-22

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Beroni Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Beroni Group Limited and its subsidiaries (The “Group”) as of December 31, 2022 and 2021, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity, and cash flows for each of the years in the two year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2022 and 2021, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2022, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Substantial Doubt about the Group’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in Note 2 to the financial statements, the Group has suffered recurring losses from operations. This along with other conditions in Note 2 raise substantial doubt about the Group’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statements

As discussed in Note 2 to the financial statements, the Group has restated its financial statements for the years ended December 31, 2022 and December 31, 2021 as a result of the share consolidation completed on 24 November 2023.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

UHY Haines Norton

We have served as the Group’s auditor since 2019.

Sydney, New South Wales

24 January 2024

F-23

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2022

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

		Consolidated	Consolidated
	Notes	Year Ended 31.12.2022 (as restated)	Year Ended 31.12.2021 (as restated)
		AUD	AUD

Revenue	6	862,107	2,196,766
Cost of sales		(310,921)	(400,309)
Gross profit		551,186	1,796,457

Other income
Government subsidy	7	298,528	463,358

Selling and distribution expenses	8	(478,614)	(359,495)
General and administration expenses	8	(8,307,486)	(5,094,734)
Impairment loss reversals / (losses) on trade and other receivables	8,10	(158,979)	507,753
Impairment losses on prepayments	8,11	(58,525)	-
Finance expense		(64,014)	(39,783)
Finance income		12,595	7,255
Unrealised foreign exchange loss		(166,548)	(166,302)
Realised foreign exchange gain / (loss)		89,328	45,360
Loss before income tax		(8,282,529)	(2,840,131)

Income tax expense	19	(769)	(42,820)

Net loss for the year		(8,283,298)	(2,882,951)

Other comprehensive income / (loss)
Items that may be reclassified subsequently to profit or loss
Foreign currency translation gain / (loss)		(230,682)	938,977
Items that will not be reclassified subsequently to profit or loss
Fair value impairment in investment in Dendrix Inc	18	-	(1,303,007)

Total comprehensive loss for the year		(8,513,980)	(3,246,981)

Loss for the year is attributable to:
Owners of Beroni Group Limited		(8,100,743)	(2,663,302)
Non-controlling interest		(182,555)	(219,649)
Total loss for the year		(8,283,298)	(2,882,951)

Total comprehensive loss for the year attributable to:
Owners of Beroni Group Limited		(8,331,250)	(3,027,332)
Non-controlling interest		(182,730)	(219,649)
Total comprehensive loss for the year		(8,513,980)	(3,246,981)

Earnings per share		Cents	Cents

Basic loss per share (Restated) *	21	(42.28)	(14.05)
Diluted loss per share (Restated) *	21	(42.28)	(14.05)

* See Note 21 for details of a restatement as a result of share consolidation.

The above Consolidated Statement of Profit or Loss And Other Comprehensive Income should be read in conjunction with the accompanying notes.

F-24

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2022

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		Consolidated	Consolidated
	Notes	As at 31.12.2022	As at 31.12.2021
		AUD	AUD
Current Assets
Cash and cash equivalents	9	2,577,606	5,744,957
Trade receivables	10	1,399,048	1,291,086
Other receivables	10	373,867	391,813
Prepayments and other current assets	11	600,089	477,844
Inventories	12	293,720	316,072
Total current assets		5,244,330	8,221,772

Non-Current Assets
Intangible assets	13,14	3,189,503	3,252,777
Property, plant and equipment	15	1,203,250	164,849
Right-of-use assets	16	694,466	218,821
Investment in other entities	18	-	-
Other assets		50,197	51,165
Total non-current assets		5,137,416	3,687,612

Total Assets		10,381,746	11,909,384

Current Liabilities
Trade and other payables	20	587,962	21,598
Borrowings from related parties		-	26,730
Lease liabilities	16	262,596	229,373
Other current tax liabilities		(42,582)	86,657
Convertible notes payable	20	725,795	2,857,835
Other liabilities	20	750,111	345,982
Total current liabilities		2,283,882	3,568,175

Non-Current Liabilities
Lease liabilities	16	515,239	34,260
Total non-current liabilities		515,239	34,260

Total Liabilities		2,799,121	3,602,435

Net Assets		7,582,625	8,306,949

Equity
Issued capital	27	30,786,001	30,766,002
Convertible notes – equity	28	3,010,038	-
Reserves	29	4,770,029	274,879
Accumulated losses		(31,305,026)	(23,204,283)
Equity attributable to equity holders of the parent entity		7,261,042	7,836,598

Non-controlling interests	30	321,583	470,351

Total Equity		7,582,625	8,306,949

The above Consolidated Statement of Financial Position should be read in conjunction with the accompanying notes.

F-25

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2022

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to Equity Holders of the Parent
	Issued Capital	Surplus reserve	Revaluation reserve	Share options reserve	Convertible notes - equity	Foreign currency translation reserve	Accumulated losses	Non-controlling interests	Total
	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD
Consolidated 2022

Balance at 1 January 2022	30,766,002	16,885	(2,431,515)	1,362,735	-	1,326,774	(23,204,283)	470,351	8,306,949

Comprehensive income/(loss) for the year:

Net loss for the period	-	-	-		-	-	(8,100,743)	(182,555)	(8,283,298)

Other comprehensive gain / (loss) for the year	-	-	-		-	(230,507)	-	(175)	(230,682)

Total comprehensive loss for the year	-	-	-		-	(230,507)	(8,100,743)	(182,730)	(8,513,980)

Capital contribution from share placements	-	-	-	-	-	-	-	-	-

Ordinary shares issued to directors and employees	20,000	-	-	-	-	-	-	-	20,000

Shares-based payments	-	-	-	4,725,658	-	-	-	-	4,725,658

Acquisition of subsidiary	-	-	-	-	-	-	-	33,962	33,962

Elimination of disposal of subsidiary									-

Reclassification of convertible note	-	-	-	-	3,010,038	-	-	-	3,010,038

Balance at 31 December 2022	30,786,001	16,885	(2,431,515)	6,088,393	3,010,038	1,096,266	(31,305,026)	321,583	7,582,625

F-26

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2022

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

		Attributable to Equity Holders of the Parent
	Issued Capital	Surplus reserve	Revaluation reserve	Share options reserve	Convertible notes - equity	Foreign currency translation reserve	Accumulated losses	Non-controlling interests	Total
	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD
Consolidated 2021

Balance at 1 January 2021	26,973,167	16,885	(1,128,508)	-	3,879,258	387,797	(20,758,755)	690,000	10,059,844

Prior year adjustments	-	-	-	-	(2,706,423)	-	217,774	-	(2,488,649)

Restated balance at 1 January 2021	26,973,167	16,885	(1,128,508)	-	1,172,835	387,797	(20,540,981)	690,000	7,571,195

Comprehensive income/(loss) for the year:

Net loss for the period	-	-	-	-	-	-	(2,663,302)	(219,649)	(2,882,951)

Other comprehensive gain / (loss) for the year	-	-	(1,303,007)	-	-	938,977	-	-	(364,030)

Total comprehensive loss for the year	-	-	(1,303,007)	-	-	938,977	(2,663,302)	(219,649)	(3,246,981)

Capital contribution from share placements	-	-	-	-	-	-	-	-	-

Ordinary shares issued to service providers	150,000	-	-	-	-	-	-	-	150,000

Shares-based payments	-	-	-	1,362,735	-	-	-	-	1,362,735

Convertible bond – option premium	-	-	-	-	2,470,000	-	-	-	2,470,000

Convertible bond – converted to shares	3,642,835	-	-	-	(3,642,835)	-	-	-	-

Balance at 31 December 2021	30,766,002	16,885	(2,431,515)	1,362,735	-	1,326,774	(23,204,283)	470,351	8,306,949

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

F-27

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2022

CONSOLIDATED STATEMENT OF CASH FLOWS

		Consolidated	Consolidated
	Notes	Year Ended 31.12.2022	Year Ended 31.12.2021
		AUD	AUD
Cash flows from operating activities:
Receipts from customers		625,073	2,683,208
Receipts from government		375,820	249,854
Payments to suppliers and employees		(3,469,860)	(4,033,593)
Interest paid		(31,637)	(33,011)
Taxes paid		(178,274)	(217,557)
Net cash used in operating activities	33	(2,678,878)	(1,351,099)

Cash flows from financing activities:
Gross proceeds from issue of equity instruments of the Company, net of transaction costs		-	-
Net proceeds from issue of convertible notes		685,168	2,345,662
(Repayment of) / gross proceeds from borrowings		(15,246)	(6,995)
Principal component of lease payments		(228,404)	(217,545)
Net cash generated from financing activities		441,518	2,121,122

Cash flows from investing activities:
Proceeds from disposal of property, plant and equipment		-	2,465
Purchase of property, plant and equipment		(857,828)	(5,650)
Interest received		4,780	292
Payments for intangible assets		(8,676)	(12,345)
Net cash used in investing activities		(861,724)	(15,238)

Net increase / (decrease) in cash and cash equivalents		(3,099,084)	754,785
Cash and cash equivalents at beginning of the period		5,744,957	4,768,763
Exchange (loss) / gain on cash and cash equivalents		(68,267)	221,410
Cash and cash equivalents at end of the period	9	2,577,606	5,744,957

The above Consolidated Statement of Cash Flow should be read in conjunction with the accompanying notes.

F-28

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 1. Corporate information

The financial statements cover Beroni Group Limited (“Parent entity” or the “Company”) as a consolidated entity consisting of Beroni Group Limited and the entities it controlled (together referred to as the “Group”) at the end of, or during, the years ended 31 December 2022 and 2021. The financial statements are presented in Australian dollars, which is the Company’s presentation currency, with all values rounded to the nearest dollar unless otherwise stated.

The Company is a for-profit listed public company limited by shares, incorporated and domiciled in Australia. The Company’s shares are publicly traded on the National Stock Exchange of Australia and on the OTC markets in the USA.

The Company’s registered office and principal place of business is Level 16, 175 Pitt Street, Sydney NSW 2000, Australia.

The principal activities of the Group during the financial year are the sales of smoking control products (NicoBloc), air purifiers, water filters, cosmetics, healthcare products, stem-cell therapies and viral diagnostic kits and also investing in the research and development of oncology drugs and therapies. It currently has four core businesses – cell therapies, developing new anti-cancer drugs, e-commerce platform for pharmaceutical and healthcare products, and detection & diagnosis of infectious diseases.

The financial statements were authorised for issue, in accordance with a resolution of directors, on January 24, 2024.

Note 2. Basis of preparation

This general purpose financial statement for the annual reporting period ended 31 December 2022 has been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The accounting policies set out below were consistently applied to all periods presented.

The financial statements have been prepared on the historical cost basis, except for the revaluation of certain properties and financial instruments that are measured at revalued amounts or fair values at the end of each reporting period, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2, leasing transactions that are within the scope of IFRS 16 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets.

Going Concern

For the year ended 31 December 2022, the Group made a loss after income tax expense of AUD8,283,298 (31 December 2021: loss after income tax expense of AUD2,882,951). The cash balances as at 31 December 2022 was AUD2,577,606 (31 December 2021 was AUD5,744,957).

The convertible loan agreements entered into in April 2023, totaling approximately US$291,545 are to be repaid on 18 April 2024, however letters have been obtained from the noteholders to extend these to 18 October 2024, if the Nasdaq listing is further delayed.

In July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is repayable on 11 January 2025 unless converted earlier.

In September, October and November 2023, the Company entered into unsecured and interest free convertible loan agreements with investors for US$205,679, US$2,000,000 and US$410,397 respectively. These loans are repayable on 18 September 2024, 10 October 2024 and 8 November 2024 respectively unless converted earlier.

The above matters give rise to a material uncertainty that may cast significant doubt over the Group’s ability to continue as a going concern. Therefore, the Group may be unable to realize its assets and discharge its liabilities in the normal course of business at the amounts stated in the financial report.

The directors have prepared detailed cash flow projections for the period of 12 months from the signing of this financial report. The Group’s ability to fund its operations is dependent upon management’s plans and execution, which includes raising additional capital, either through the proposed public offering or private equity, meeting expected sales forecasts, and that if in the event of not raising sufficient funds to meet its current cash flow forecasts, that the Group will be able to reduce its expenditure accordingly and negotiate loan extensions beyond September 2024, October 2024, November 2024 and January 2025, to be able to pay its debts as and when they fall due.

The Group’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Group be unable to continue as a going concern.

Restatement of Previously Issued Consolidated Financial Statements

The Company has restated the accompanying consolidated financial statements for the years ended December 31, 2022 and December 31, 2021, along with certain notes to such restated consolidated financial statements. The adjustments were related to the share consolidation completed on 24 November 2023. Refer to Note 21 for further information regarding the restatement.

There have been no changes to the total assets, total liabilities and total equity at December 31, 2022 or December 31, 2021, and the total net loss or total comprehensive loss for either year in the two year period ended December 31, 2022, as a result of the share consolidation and associated restatements.

F-29

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

2.1 Basis of consolidation

The consolidated financial statements comprise the financial statements of Beroni Group Limited and its subsidiaries as at 31 December 2022 and 2021.

Subsidiaries

In accordance with IFRS 10 principles, a parent controls its entity if, and only if, the parent has:

●	power over the entity (i.e. the parent has existing rights that give it the current ability to direct the relevant activities of the subsidiary);
●	exposure, or rights, to variable returns from its involvement with the entity; and
●	the ability to use its power over the entity to affect the amount of its return.

The Company does not have any contractual agreements in place with any of its partially or wholly owned subsidiaries that establishes control over said subsidiaries. The Company controls its subsidiaries by virtue of holding all or the majority of voting interest in each subsidiary.

Non-controlling interest in the results and equity of subsidiaries are shown separately in the statement of profit or loss and other comprehensive income, statement of financial position and statement of changes in equity of the Group. Losses incurred by the Group are attributed to the non-controlling interest in full, even if that results in a deficit balance.

Where the Group loses control over a subsidiary, it derecognises the assets including goodwill, liabilities and non-controlling interest in the subsidiary together with any cumulative translation differences recognised in equity. The Group recognises the fair value of the consideration received and the fair value of any investment retained together with any gain or loss in profit or loss.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. Potential voting rights that are currently exercisable or convertible are considered when assessing control.

Consolidated financial statements include all the subsidiaries other than those acquired in business combinations involving entities under common control from the date that control commences until the date that control ceases. The financial statements of subsidiaries are prepared for the same reporting period as the parent, using consistent accounting policies.

All intercompany balances and transactions, including unrealised profits arising from intragroup transactions have been eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred.

2.2	Foreign currency translation

The functional currency of Beroni Group Limited is Australian dollars. The functional currency of the Company’s subsidiary, Beroni Hongkong Limited, is Hong Kong dollars and its subsidiary, Tianjin Beroni Biotechnology Co., Limited in mainland China is Chinese Yuan (Renminbi). The functional currency of the Company’s subsidiary in China, Beroni Pharmaceuticals (Guangdong) Co., Ltd is Chinese Yuan (Renminbi). The functional currency of the Company’s subsidiaries in Japan - BERONI BIOTECH INC. - is Japanese Yen whilst that of Beroni USA Corporation is United States dollar. The presentation currency is Australian dollars (AUD).

Foreign currency transactions are translated into the functional currency using the exchange rates ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the end of the reporting period.

Foreign exchange gains and losses resulting from settling foreign currency transactions, as well as from restating foreign currency denominated monetary assets and liabilities, are recognised in profit or loss, except when they are deferred in other comprehensive income as qualifying cash flow hedges or where they relate to differences on foreign currency borrowings that provide a hedge against a net investment in a foreign entity.

Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when fair value was determined.

At the end of the reporting period, the assets and liabilities of the Group are translated into the presentation currency at the closing rate at the end of the reporting period and income and expenses are translated at the weighted average exchange rates for the period. All resulting exchange difference is recognised in other comprehensive income or loss as a separate component of equity (foreign currency translation reserve). On disposal of a foreign entity, the cumulative exchange differences recognised in foreign currency translation reserves relating to that particular foreign operation is recognised in profit or loss.

F-30

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

2.3 Critical accounting judgements and estimates

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal to the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)	Impairment of investments

The Group will determine whether it is necessary to recognise any impairment loss with respect to its investments. When necessary, the entire carrying amount of an investment (including goodwill) is tested for impairment as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs of disposal) with its carrying amount. Any impairment loss, including goodwill that forms part of the carrying amount of the investment, is recognised through profit or loss or other comprehensive income. Any reversal of that impairment loss is recognised to the extent that the recoverable amount of the investment subsequently increases.

(b)	Fair value measurement

Some of the Group’s assets and liabilities are measured at fair value for financial reporting purposes. The board of directors determines the appropriate valuation techniques and inputs for fair value measurements. The Group has established a fair value hierarchy that categorises into three levels of inputs to valuation techniques used to measure fair value. In estimating the fair value of an asset or a liability, the Group uses market-observable data to the extent it is available. Where Level 1 inputs are not available, the Group considers other observable data (Level 2 inputs) for the asset or liability, either directly or indirectly. If observable data are not available, other valuation techniques (Level 3 inputs) such as an income approach, market approach or net assets value approach are considered.

(c)	Estimated provision for credit loss of receivables

The Group recognises a loss allowance for expected credit losses (ECL) on trade and other receivables. The Group recognises lifetime ECL for receivables. The ECL on these financial assets are estimated based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date. Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial asset.

(d)	Depreciation and amortisation

Leasehold land and land use rights, property, plant and equipment (excluding land and construction in progress) and intangible assets (excluding goodwill and intangible assets with indefinite useful life) are depreciated and amortised using the straight-line method during the estimated useful lives of these assets to allocate the cost of the assets to their estimated net residual values. The Company reviews the estimated useful lives and estimated residual values periodically, to ensure that method and rate of depreciation/amortisation are consistent with the pattern how such assets’ economic benefits are expected to be realised.

The Company makes estimates of the useful lives and residual values of such assets, based on historical experience and with reference to estimated technical improvement. In case of significant changes in estimated useful lives and residual values, depreciation and amortisation expenses will be adjusted accordingly.

(e)	Provision for decline in the value of inventories

The Company measures inventories according to the lower of cost and net realisable value at the balance sheet date, and the calculation of net realisable value requires assumptions and estimates. If the management revises the estimated selling price and cost and expenses to be incurred till completion, the estimates of net realisable value will be impacted, and the difference from the original estimates will affect the provision for decline in the value of inventories.

(f)	Revenue from contracts with customers involving sale of goods

When recognising revenue in relation to the sale of goods to customers, the key performance obligation of the Group is considered to be the point of delivery of the goods to the customer, as this is deemed to be the time that the customer obtains control of the promised goods and therefore the benefits of unimpeded access.

F-31

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

2.3 Critical accounting judgements and estimates (continued)

(g)	Income tax

The Group is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group recognises liabilities for anticipated tax audit issues based on the Group’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

(h)	Recovery of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences only if the Group considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

(i)	Lease term

The lease term is a significant component in the measurement of both the right-of-use asset and lease liability. Judgement is exercised in determining whether there is reasonable certainty that an option to extend the lease or purchase the underlying asset will be exercised, or an option to terminate the lease will not be exercised, when ascertaining the periods to be included in the lease term. In determining the lease term, all facts and circumstances that create an economical incentive to exercise an extension option, or not to exercise a termination option, are considered at the lease commencement date. Factors considered may include the importance of the asset to the consolidated entity’s operations; comparison of terms and conditions to prevailing market rates; incurrence of significant penalties; existence of significant leasehold improvements; and the costs and disruption to replace the asset. The Group reassesses whether it is reasonably certain to exercise an extension option, or not exercise a termination option, if there is a significant event or significant change in circumstances.

(j)	Incremental borrowing rate

Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what the Group estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.

(k)	Share-based payment transactions

The Group measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted or modified. The fair value is determined by using the Black-Scholes model and takes into account the terms and conditions upon which the instruments were granted. The accounting estimates and assumptions relating to equity-settled share-based payments would have no impact on the carrying amounts of assets and liabilities within the next annual reporting period but may impact profit or loss and equity.

2.4 New, revised or amended Accounting Standards and Interpretations adopted

New, revised or amended Accounting Standards and Interpretations adopted

The Group has adopted all the new, revised or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (IASB) that are mandatory for the current reporting period. The adoption of these standards did not have any impact on the amounts recognised in prior periods and are not expected to significantly affect the current or future periods.

Any new, revised or amended Accounting Standards or Interpretations that are not yet mandatory have not been adopted early. These standards, amendments or interpretations are not expected to have a material impact on the Group in the current or future reporting periods and on foreseeable future transactions, however management will continue to assess the potential impacts closer to the application dates.

Note 3. Significant accounting policies

3.1 Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interest issued by the Group in exchange for control of the acquiree. Acquisition-related costs are recognised in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognised at their fair value at the acquisition date, except that:

●	deferred tax assets or liabilities and assets or liabilities related to employee benefit arrangements are recognised and measured in accordance with IFRS 12 and IAS 119 respectively:
●	liabilities or equity instruments related to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2 at the acquisition date; and
●	assets that are classified as held for sale in accordance with IFRS 5 are measured in accordance with that standard

F-32

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.1 Business combinations (continued)

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. If, after reassessment, the net of the acquisition-date amount of the identifiable assets and liabilities assumed exceeds the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer’s previously held interest in the acquiree (if any), the excess is recognised immediately in profit or loss as a bargain purchase gain.

Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the contingent consideration are recognised in profit or loss.

When a business combination is achieved in stages, the Group’s previously held interests in the acquired entity are remeasured to its acquisition-date fair value and the resulting gain or loss, if any, is recognised in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognised in other comprehensive income are reclassified to profit or loss, where such treatment would be appropriate if that interest were disposed of.

3.2 Goodwill

Goodwill is initially recognised and measured as set out above.

Goodwill is not amortised but is reviewed for impairment as least annually. For the purpose of impairment testing, goodwill is allocated to each of the Group’s cash generating units (or groups of cash-generating units) expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period.

On the disposal of a cash-generating unit, the attributable amount of goodwill is included in the determination of profit or loss on disposal.

3.3 Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances. The company currently generates revenue only from sale of goods and services in China and Japan.

The Company recognises revenue based on the following five steps:

●	identify the contract(s) with a customer.
●	identify the performance obligations in the contract. Performance obligations are promises in a contract to transfer to a customer goods or services that are distinct.
●	determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. If the consideration promised in a contract includes a variable amount, an entity must estimate the amount of consideration to which it expects to be entitled in exchange for transferring the promised goods or services to a customer.
●	allocate the transaction price to each performance obligation on the basis of the relative stand-alone selling prices of each distinct good or service promised in the contract.
●	recognise revenue when a performance obligation is satisfied by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer services to a customer). For a performance obligation satisfied over time, an entity would select an appropriate measure of progress to determine how much revenue should be recognised as the performance obligation is satisfied.

Sales of goods and services

In China, the Company sells smoking control products, air purifiers, health supplements, and cosmetics both to the wholesale market and directly to customers through the e-commerce channels.

F-33

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.3 Revenue recognition (continued)

For sales of goods to the wholesale market, revenue is recognised when control of the goods has transferred, being when the goods have been shipped to the wholesaler’s specific location (delivery). Following delivery, the wholesaler has full discretion over the manner of distribution and price to sell the goods, has the primary responsibility when on-selling the goods and bears the risks of obsolescence and loss in relation to the goods. A receivable is recognised by the Group when the goods are delivered to the wholesaler as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due. For sales of goods to retail customers, revenue is recognised when control of the goods has transferred, being at the point the customer purchases the goods on the e-commerce outlet. Payment of the transaction price is due immediately at the point the customer purchases the goods.

Sales of goods on consignment

Revenue from sale of goods on consignment is recognised upon the sale of the goods by the consignee. Control of the goods remains with the Company until such time as the goods are sold by the consignee.

Technical advisory service

The Company provides technical advisory services to other healthcare companies. The services are recognised as a performance obligation satisfied over time and the revenue from providing services is recognised in the accounting period in which the services are rendered. The directors have assessed that the stage of completion determined as the proportion of the total time expected to provide the service that has elapsed at the end of the reporting period is an appropriate measure of progress towards complete satisfaction of these performance obligations. If the services involve performance by another party, then it is accounted for as a separate performance obligation. Payment for these services is not due from the customer until the services are completed by the other party and delivered to the customer.

Discounts, promotional and other rebates

The amount of revenue recognised for a transaction is net of any discounts, promotional and other rebates.

Warranties

Sales-related warranties associated with electrical goods are provided by the product manufacturers and the Company does not bear the related warranty costs.

Interest

Interest revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

Other revenue

Other revenue is recognised when it is received or when the right to receive payment is established.

3.4 Government subsidy

Government subsidy is not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government subsidy is recognized in profit or loss on a systematic basis over the periods in which the Group recognises as expenses the related costs for which the grants are intended to compensate. Specifically, government subsidy is applied for by the Group to Chinese local government authorities based on various entitlements the Group is eligible to. Applications for various government subsidies are raised, checked, and approved on an annual basis.

Government subsidy that is receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable.

3.5 Cash and cash equivalents

For the purposes of the Statement of Cash Flows, cash and cash equivalents includes cash on hand and at bank, deposits held at call with financial institutions, other short term, highly liquid investments with maturities of three months or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value and bank overdrafts.

Term deposits with maturity over three months include bank deposits with fixed terms over three months’ period. For the purpose of the Consolidated Statement of Cash Flows, term deposits with maturity over three months are shown as cash flows from investing activities.

F-34

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.6 Trade and other receivables

Trade receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method.

The Group recognises a loss allowance for expected credit losses (ECL) on trade and other receivables. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the financial assets.

The Group recognises lifetime ECL for trade and other receivables. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date. Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial asset. The aging profile of trade and other receivables is disclosed in Note 10.

3.7 Inventories

Inventories are stated at the lower of cost and net realisable value. Costs of inventories are determined on a first-in-first-out basis. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale. Cost comprises of direct materials and delivery costs, direct labour, import duties and other taxes, and appropriate proportion of variable and fixed overhead expenditure.

3.8 Property, plant and equipment

Land and buildings are leased for use in the production or supply of goods or services, or for administrative purposes. Fixtures and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets (other than freehold land and properties under construction) less their residual values over their useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

Assets are depreciated over their useful lives as follows:

Machinery	10 years
Motor vehicles	4 years
Office Equipment	3 years
Other Equipment	5-10 years

3.9 Right-of-use assets

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Group expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

The Group has elected not to recognise a right-of-use asset and corresponding lease liability for short-term leases with terms of 12 months or less and leases of low-value assets. Lease payments on these assets are expensed to profit or loss as incurred.

F-35

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.10 Lease liabilities

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the consolidated entity’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred.

Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.

3.11 Intangibles

Patents

Patents acquired separately or in a business combination is initially measured at cost, which is its fair value at the date of acquisition. Following initial recognition, it is carried at cost less any amortisation and impairment. The useful life of patents generally ranges from 5 to 20 years.

Software

Costs incurred in developing or acquiring software, licenses or systems that will contribute future financial benefits are capitalised. These include external direct costs of materials and service and direct payroll and payroll related costs of employees’ time spent on the project. Amortisation is calculated on a straight-line basis over periods generally ranging from 3 to 10 years. IT development costs include only those costs directly attributable to the development phase and are only recognised following completion of technical feasibility, where the Group has the intention and ability to use the asset.

Research and Development

The Group conducts research and development activities to support future development of products, to enhance our existing products and to develop new therapies. All costs associated with these activities are expensed as incurred as uncertainty exists up until the point of regulatory approval as to whether a research and development project will be successful.

Research or development expenditure that relates to a development project acquired separately or in a business combination shall be recognised as an intangible asset when it is probable that the project will be a success considering its commercial and technical feasibility, the Company is able to use or sell the asset, the Company has sufficient resources, and intent to complete the development and its costs can be measured reliably. Capitalised development costs are amortised on a straight-line basis over the period of their expected benefits.

Recognition and measurement

The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are amortised over the useful life of the asset. Significant software intangible assets are amortised over a 3 to 10-year useful life. The amortisation period and method is reviewed at each financial year end at a minimum. Intangible assets with indefinite useful lives are not amortised. The useful life of these intangibles is reviewed each reporting period to determine whether indefinite life assessment continues to be supportable.

Impairment of intangible assets

Assets with finite lives are subject to amortisation and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If there is any indication that these assets have suffered an impairment loss, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Intangible assets that have an indefinite useful life (such as goodwill) are not subject to amortisation and are tested annually for impairment or more frequently if events or changes in circumstances indicate that they may be impaired.

F-36

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.12 Investment in associate

An associate is an entity over which the Group has significant influence and that is neither a subsidiary nor an interest in a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. The results and assets and liabilities of associates or joint ventures are incorporated in these financial statements using the equity method of accounting, except when the investment is classified as held for sale, in which case it is accounted for in accordance with IFRS 5.

Under the equity method, an investment in an associate is recognised initially in the consolidated statement of financial position at cost and adjusted thereafter to recognise the Group’s share of the profit or loss and other comprehensive income of the associate. An investment in an associate is accounted for using the equity method from the date on which the investee becomes an associate or a joint venture. On acquisition of the investment in an associate, any excess of the cost of the investment over the Group’s share of the net fair value of the identifiable assets and liabilities of the investee is recognised as goodwill, which is included within the carrying amount of the investment. Any excess of the Group’s share of the net fair value of the identifiable assets and liabilities over the cost of the investment, after reassessment, is recognised immediately in profit or loss in the period in which the investment is acquired.

The requirements of IAS 36 are applied to determine whether it is necessary to recognise any impairment loss with respect to the Group’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs of disposal) with its carrying amount. Any impairment loss recognised is not allocated to any asset, including goodwill that forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognised in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

3.13 Investment in equity instruments

Investments in equity instruments and joint ventures that are not held for trading are designated as at FVTOCI (Fair Value Through Other Comprehensive Income) in accordance with IFRS 9 and are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognised in other comprehensive income and accumulated in the investments’ revaluation reserve. The cumulative gain or loss will not be reclassified to profit or loss on disposal of the equity investments, instead, they will be transferred to retained earnings.

Dividends on these investments in equity instruments are recognised in profit or loss when the Group’s right to receive the dividends is established, unless the dividends clearly represent a recovery of part of the cost of the investment. Dividends are included as investment income in the income statement.

3.14 Taxation

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the consolidated statement of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill.

Deferred tax liabilities are recognised for taxable temporary differences associated with investments in subsidiaries and associates. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

F-37

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.14 Taxation (continued)

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred tax for the year

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively.

3.15 Goods and Services Tax (‘GST’) and other similar taxes

Revenues, expenses and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the tax authority. In this case it is recognised as part of the cost of the acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the tax authority is included in other receivables or other payables in the statement of financial position.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the tax authority, are presented as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the tax authority.

3.16 Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the business prior to the end of the financial year which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 months from the reporting date. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

3.17 Borrowings

Loans and borrowings are initially recognised at the fair value of the consideration received, net of transaction costs. They are subsequently measured at amortised cost using the effective interest method.

3.18 Employee benefits

Share-based compensation benefits

Equity-settled and cash-settled share-based compensation benefits are provided to employees.

Equity-settled transactions are awards of shares, or options over shares, that are provided to employees in exchange for the rendering of services. Cash-settled transactions are awards of cash for the exchange of services, where the amount of cash is determined by reference to the share price.

Share-based compensation benefits are provided to directors and employees via the Beroni Group Limited’s Remuneration Plan. The fair value of share options granted to directors and senior employees in 2021 are recognised as an employee benefit expense with a corresponding increase in equity (share options reserve). The fair value is measured at grant date and recognised over the period during which the employees become unconditionally entitled to the options. Fair value is determined by an independent valuator using a Black-Scholes option pricing model. In determining fair value, the performance conditions are taken into account (“non-market performance conditions”) other than those related to the share price of Beroni Group Limited (“market conditions”). The cumulative expense recognised between grant date and vesting date is adjusted to reflect the directors best estimate of the number of options that will ultimately vest because of internal conditions of the options, such as the employees having to remain with the company until vesting date, or such that employees are required to meet performance conditions such as sales targets and clinical trial advancement. No expense is recognised for options that do not ultimately vest because internal conditions were not met. An expense is still recognised for options that do not ultimately vest because a market condition was not met.

F-38

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.18 Employee benefits (continued)

Where the terms of options are modified, the expense continues to be recognised from grant date to vesting date as if the terms had never been changed. In addition, at the date of the modification, a further expense is recognised for any increase in fair value of the transaction as a result of the change.

Where options are cancelled, they are treated as if vesting occurred on cancellation and any unrecognised expenses are taken immediately to profit or loss. However, if new options are substituted for the cancelled options and designated as a replacement on grant date, the combined impact of the cancellation and replacement options are treated as if they were a modification.

3.19 Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realised or intended to be sold or consumed in the Group’s normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realised within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in the Group’s normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

3.20 Financial instruments

Financial assets

Recognition and de-recognition

Regular purchases and sales of financial assets are recognised on the trade date - the date on which the Group commits to purchase or sell the asset. Investments are initially recognised at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss is initially recognised at fair value and transaction costs are expensed in the profit or loss. Financial assets are derecognised when rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

Classification

Financial assets in the scope of IFRS 9 Financial Instruments: Recognition and Measurement are classified as either financial assets at fair value through profit or loss, loans and receivables, held-to maturity investments, or available-for-sale investments, as appropriate.

The Group determines the classification of its financial assets after initial recognition and, when allowed and appropriate, re-evaluates this designation at each financial year-end.

Financial assets of the Group are classified in two categories as following:

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are measured at fair value through profit or loss. Gains and losses are recognised in profit or loss when the loans and receivables are derecognised or impaired. These are included in current assets, except for those with maturities greater than 12 months after reporting date, which are classified as non-current.

Recognition of expected credit losses

The Group measures the loss allowance at an amount equal to lifetime expected credit losses for loans and receivables. The expected credit losses are measured in a way that reflects an unbiased and probability-weighted amount that is determined by evaluating a range of possible outcomes; the time value of money; and reasonable and supportable information that is available without undue cost or effort at the reporting date about past events, current conditions and forecasts of future economic conditions.

F-39

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.20 Financial instruments (continued)

Financial liabilities

Non-derivative financial liabilities are recognised at amortised cost, comprising original debt less principal payments and amortisation.

3.21 Fair value

Fair values may be used for financial asset and liability measurement and well as for sundry disclosures.

The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

3.22 Issued capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

3.23 Convertible notes

The component parts of the convertible notes issued by the Group are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. A conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company’s own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortised cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date.

The conversion option classified as equity is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognised and included in equity, net of income tax effects, and is not subsequently remeasured. In addition, the conversion option classified as equity will remain in equity until the conversion option is exercised, in which case, the balance recognised in equity will be transferred to share capital. Where the conversion option remains unexercised at the maturity date of the convertible note, the balance recognised in equity will be transferred to retained earnings. No gain or loss upon conversion or expiration of the conversion option.

Transaction costs that relate to the issue of the convertible notes are allocated to the liability and equity components in proportion to the allocation of the gross proceeds. Transaction costs relating to the equity component are recognised directly in equity. Transaction costs relating to the liability component are included in carrying amount of the liability component and amortised over the lives of the convertible notes using the effective interest method.

3.24 Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the owners of Beroni Group Limited, excluding any costs of servicing equity other than ordinary shares, by the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential ordinary shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential ordinary shares.

F-40

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

3.25 Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a group entity are recognised at the proceeds received, net of direct issue costs.

Repurchase of the Company’s own equity instruments is recognised and deducted directly in equity. No gain or loss is recognised in profit or loss on the purchase, sale, issue or cancellation of the Company’s own equity instruments.

Note 4. Group restructure

Beroni Group Ltd was incorporated on 17 June 2016, owning 100% shares of Beroni HongKong Limited (“Beroni Hong Kong”) which owns 100% shares of Tianjin Beroni Biotechnology Co., Limited (“Tianjin Beroni”), the company of principal business.

On 21 May 2014, Tianjin Beroni was incorporated as a wholly owned subsidiary of Beijing Benehealth Biotechnology Co. Ltd in Tianjin, the People’s Republic of China (the “PRC”). On 8 September 2016, Tianjin Beroni placed 0.99% shares to Eagle IG Limited for a cash consideration of RMB 100,000.

On 9 September 2016, pursuant to a share sale agreement, Beijing Benehealth Biotechnology Co. Ltd and Eagle IG Limited sold the entire share capital of Tianjin Beroni to Beroni Hong Kong for a consideration of RMB 10,010,000. On 24 October 2016, Mr. Boqing Zhang, the sole shareholder of Beroni Hong Kong transferred all of his shares in Beroni HongKong to Beroni Group Limited for HKD10,000, which completed the final step of the restructuring process.

When combined with the transactions above, Beroni Hong Kong become the intermediate holding company for the Group. Through this transaction, effective control of Tianjin Beroni passed to the shareholders of the Company. The transaction is not within the scope of AASB 3 Business Combinations and has been treated as a capital restructure, where following the corporate restructure of the Group, the Company took control of Tianjin Beroni with no change in underlying control.

In April 2018, the Company acquired 51% of the share capital of Beroni Japan Inc., a company set up for the purpose of developing the Group’s business in Japan. The Company has paid a consideration of JPY2.55 million (A$31,114) for this investment. Beroni Japan was subsequently disposed of on 1 October 2020.

In November 2018, Beroni established a new 100%-owned company in the USA, Beroni USA Corporation to develop the business of detecting and treatment of infectious diseases.

In May 2020, Beroni acquired 100% of the share capital of a new company in Japan, BERONI BIOTECH INC. for the purpose of developing the diagnostic test kit business in Japan.

In December 2020, Beroni acquired control of PENAO Pty Ltd when its shareholding was increased from 40% to 60% after a shareholders’ restructuring of the Australian company.

In November 2021, Beroni established a new company, Beroni Pharmaceutical (Guangdong) Co., Ltd for the purpose of conducting clinical trials at its new R&D centre in the Zhuhai National High-Tech Industrial Development Zone in China. Beroni owns 80% of the Chinese company with the other 20% owned by a local investor.

Note 5. Segment reporting

Operating segments are presented using the ‘management approach’, where the information presented is on the same basis as the internal reports provided to the Chief Operating Decision Makers (‘CODM’). The CODM is responsible for the allocation of resources to operating segments and assessing their performance.

The Group has identified its operating segments based on the internal reports that are reviewed and used by the Board of Directors (Chief Operating Decision Makers) in assessing performance and determining the allocation of resources. The Group is managed primarily on the basis of the nature of the business activities. Operating segments are therefore determined on the same basis.

F-41

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 5. Segment reporting (continued)

The following operating segments have been noted:

●	Nicobloc
●	Fogibloc air purifier
●	Olansi water filter
●	Health supplements
●	Cosmetic products
●	Viral diagnostic kits
●	Technical advisory service

Segment information

Segment information provided to the board of directors for the year ended 31 December is as follows:

	Segment Revenue		Segment Gross Profit
Segment	2022	2021	2022	2021
	AUD	AUD	AUD	AUD
Nicobloc	265,610	151,039	96,130	65,928
Olansi water filter	-	1,869	-	910
Health supplements	96,217	459,623	62,240	381,103
Cosmetic products	30,541	382,998	18,441	336,328
COVID-19 test kit	46,234	954,628	14,969	849,907
Technical advisory service	203,408	-	88,192	-
All other	220,097	246,608	271,214	162,281
Total for all segments	862,107	2,196,766	551,186	1,796,457

Other income			298,528	463,358
Unallocated selling and distribution expenses			(478,614)	(359,495)
Central general and administrative expenses			(8,602,211)	(4,707,923)
Net finance costs			(51,419)	(32,528)

Loss before income tax			(8,282,529)	(2,840,131)

Other segment information

Segment revenue reported above represents revenue generated from external customers. There were no inter-segment sales in the current year (2021: Nil).

The executive management committee monitors segment performance based on gross profit. Segment gross profit represents the gross profit earned by each segment without allocation of selling and distribution expenses, central general and administration expenses, other income as well as net finance costs.

Geographical information

Segment revenue based on the geographical location of customers is as below:

	Sales Revenue by Geographical Market
	2022	2021
	AUD	AUD
China	862,107	2,196,766
	862,107	2,196,766

F-42

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 5. Segment reporting (continued)

Major customers

Major customers accounting for more than 10% of the sales of the Group are as follows:

	2022	2021
	AUD	AUD
China Business Belloni (Tianjin) Technology Co., Ltd	572,290	967,351
Clayton Dynamics Co. Ltd.	-	954,266
Zhongxin Keju Biotechnology Co. Ltd	203,408	-
	775,698	1,921,617

Note 6. Revenue

The Group derives its revenue from contracts with customers for the transfer of goods and services over time and at a point in time.

	Consolidated	Consolidated
Revenue by timing of revenue	2022	2021
	AUD	AUD
Goods transferred at a point in time	658,699	2,196,766
Services transferred over time	203,408	-
	862,107	2,196,766

Note 7. Government subsidy

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Government subsidy	298,528	463,358

The government subsidy in 2022 mainly represents the $290,741 R&D tax rebate received or receivable from the Australian government to support the PENAO drug research in Australia.

Note 8. Expenses

Loss before income tax is derived at after taking the following significant expense items into account:

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Wages and salaries	1,032,819	724,356
Rent expenses	112,484	26,754
R&D expenses	633,581	554,621
Legal fees	86,680	96,605
Listing expenses	154,032	516,120
Depreciation and amortisation	449,576	620,361
Share-based compensation benefits [1]	4,725,658	1,362,735
Expected credit losses / (reversals) on trade and other receivables [2]	158,979	(507,753)
Expected credit losses on prepayments [3]	58,525	-
All other expenses	1,591,270	1,552,677
	9,003,604	4,946,476

1 Share-based compensation benefits in 2022 and 2021 are the allocated cost of the stock options granted to directors and employees in July 2021 and modified in May 2022.

2 See Note 10.

3 See Note 11.

Note 9. Cash and cash equivalents

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Cash on hand	793	646
Cash at bank	2,576,813	5,744,311
Total cash and cash equivalents	2,577,606	5,744,957

F-43

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 10. Trade and other receivables

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Amounts due from customers	3,401,794	3,164,760
Less: Provision for expected credit losses [1]	(2,002,746)	(1,873,674)
Trade receivables	1,399,048	1,291,086

Receivable from Youtokukai Fund [2]	1,224,868	1,224,868
Less: Provision for expected credit loss	(1,224,868)	(1,224,868)
Net receivable from Youtokukai Fund	-	-

Others	657,472	679,786
Less: Provision for expected credit loss	(283,605)	(287,973)
Other receivables	373,867	391,813

1 Being increase in expected credit losses based on trade receivables aging at 31 December 2022.

2 On 18 June 2018, the Company invested JPY100 million (A$1.22 million) into a capital fund, the Youtokukai Fund which was set up to fund the establishment and development of the Tokyo Ginza International Medical Clinic to be operated by Youtokukai, a medical group based in Japan specialising in regenerative medicine technology such as gene therapy, immune cell therapy, and stem cell therapy. The Medical Clinic is wholly owned by Youtokukai. For this investment, Beroni Group was to receive a monthly dividend from January 2019 onwards based on the operating surplus of the business and its share of the total investment in this joint venture. The investment can be fully redeemed after 30 June 2021. However, due to the investment terms not being met by Youtokukai Fund, Beroni has decided to withdraw from this investment and is now seeking a refund for the full payment. But in view of the uncertainty of recovery and market condition in Japan, Beroni has decided to make a 100% credit loss provision against the debt. Any subsequent repayments received from Youtokukai will be taken as a reversal of expected credit loss provision.

Movements on the provision for the impairment of trade and other receivables are as follows:

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
At 1 January	3,386,515	3,738,484
(Decease) / Increase in provision for expected credit losses	158,979	(507,753)
Exchange differences	(34,275)	155,784
At 31 December	3,511,219	3,386,515

The detailed aging analysis of trade and other receivables is provided in Note 23.

F-44

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 11. Prepayments and other current assets

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Shares issued to Medicine Plus [1]	3,618,825	3,618,825
Provision for expected credit loss	(3,618,825)	(3,618,825)
	-	-
Other prepayments and current assets	658,614	477,844
Provision for expected credit losses	(58,525)	-
	600,089	477,844

1 On 8 October 2018, Beroni issued 2,067,900 shares at $1.75 to the owners of Medicine Plus as partial settlement for the acquisition of the latter company. The original settlement price of $14.3 million agreed in June 2018 was increased by 10% to approximately $15.8 million in October 2018 as a result of the owners of Medicine Plus agreeing to extend the settlement date. However, due to the long delay in the settlement, management has decided to recognise the cost of the shares as an expense in the income statement. In the event that the acquisition can be completed, the shares expense will be reversed accordingly.

Note 12. Inventories

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Raw materials	2,714	4,102
Finished goods	291,006	311,970
Total Inventories	293,720	316,072

Note 13. Intangible assets

	Consolidated	Consolidated
	2022	2021
	AUD	AUD

PENAO patents (see Note 14)	1,993,226	1,993,226
Capitalised development cost [1]	1,084,232	1,148,602
Other patents [2]	111,683	110,581
Software	361	368
	3,189,503	3,252,777

1 The Company has entered into an agreement with the Columbia University, New York to provide US$1 million funding to a 12-month research program in the field of ArboViroPlex rRT-PCR Test, a multiplex assay that can simultaneously test for Zika virus, all dengue virus serotypes, Chikungunya virus and West Nile virus, under the direction of Professor Walter Ian Lipkin. In return for the research funding support, Columbia University grants the Company an exclusive option to obtain an exclusive, compensation bearing license in the territory of China to the ArboViroPlex rRT-PCR Test patents and inventions and also a non-exclusive, compensation bearing license in the territory of China to the information and materials developed in the course of this research. In April 2019, the Company signed a 20-year exclusive license agreement with the Columbia University to sell the diagnostic kit product on a worldwide basis. The capitalized development cost will be amortised over the 20-year life of the license.

2 Columbia University has secured the ArboViroPlex rRT-PCR Test patent in three countries namely USA, India, and China. The patents were paid for by Beroni and the carrying amount of the patents which represents the registration costs of the patent in these countries will be amortised over the 20-year life of the license.

Note 14. Intangible asset - PENAO patents

	Consolidated	Consolidated
	2022	2021
	AUD	AUD

PENAO patents	1,993,226	1,993,226

F-45

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 14. Intangible asset - PENAO patents (continued)

The Group tests intangible assets not yet ready for use annually for impairment, or more frequently if there are indications that intangible assets not yet ready for use might be impaired. For the purpose of the impairment testing, the intangible assets not yet ready for use are the patents owned by the Cash Generating Unit (“CGU”) – PENAO Pty Ltd, an Australian company set up to develop the new cancer drug, PENAO.

The recoverable amount of the patents owned by the PENAO company was based on the fair value of the commercialisation of the cancer drug upon successful completion of the clinical trials, estimated using discounted cash flows. The fair value measurement was categorised as a Level 3 fair value based on the inputs in the valuation technique used (see Note 18). The Group engaged an independent business valuation expert, Leadenhall, to determine the fair value of the PENAO patents in 2021.

The key assumptions used in the estimation of the fair value are set out below.

Cash flow projections

The cash flow projections included estimates for 15 years until the PENAO drug patents expire in 2036 and another 10 years thereafter as generics enter the market with PENAO’s market share falling to one third of the protected market while under patent.

Forecast sales

●	Estimated global oncology sales expected to reach $595 billion by 2036, the year in which PENAO is forecast to reach peak sales with annual growth rate of 8% (source reference: “IQVIA Institute Global Oncology Trends 2019”).
●	Forecast peak revenue for PENAO of US$4.1 billion based on a market share of 0.5% of total global oncology sales.
●	Estimated peak market share of 0.5% of target cancer patients.
●	Estimated average selling price of $75,000 per patient as at 2022, with forecast price growth of 5% per annum.

Forecast development costs

Development costs are forecast to be overall US$40 million over the period 2023 to 2027, for phase two and three clinical trials.

Forecast EBITDA

The forecast EBITDA is based on industry cost structure of generic origin pharmaceutical companies in 2014. The average EBITA is 32% of sales.

Probability of success

PENAO is a research phase anti-cancer drug which has completed phase one clinical trials and expects to commence phase two clinical trials in the second half of 2023. The probability of success is 10% based on the Biotechnology Innovation Organisation report which estimates average success rates for oncology treatments to be 10.8% from phase two to approval.

Discount rate

The discount rate of 16% was used which is a post-tax measure estimated based on the industry cost of equity as research stage biotechnology companies typically have difficulty accessing and servicing debt funding.

In 2022, the Group conducted its own review of the valuation of the PENAO patents and although the phase two clinical trials have been delayed, the directors considered that the key assumptions used to determine the fair value of the patents remained intact. As the estimated recoverable amount still exceeds its carrying amount, no impairment is required.

F-46

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 15. Property, plant and equipment

2022	Land & Building	Machinery	Motor Vehicle	Office Equipment	Other Equipment	Total
	AUD	AUD	AUD	AUD	AUD	AUD

Opening net book value	-	14,392	106,304	18,268	25,885	164,849
Depreciation Adjustment	-	-	-	-	-	-
Additions	882,459	-	-	6,136	251,905	1,140,500
Disposals	-	-	-	-	-	-
Depreciation charge	-	(8,482)	(73,638)	(8,927)	(7,886)	(98,933)
Foreign exchange translation	-	(271)	(2,008)	(348)	(539)	(3,166)
Closing net book value	882,459	5,639	30,658	15,129	269,365	1,203,250

2021	Land & Building	Machinery	Motor Vehicle	Office Equipment	Other Equipment	Total
	AUD	AUD	AUD	AUD	AUD	AUD

Opening net book value	-	6,590	174,704	19,095	43,332	243,721
Depreciation Adjustment	-	15,870	-	-	(15,870)	-
Additions	-	-	-	5,921	-	5,921
Disposals	-	-	(15,893)	(3,351)	-	(19,244)
Depreciation charge	-	(8,645)	(67,798)	(5,067)	(5,091)	(86,601)
Foreign exchange translation	-	577	15,291	1,669	3,515	21,051
Closing net book value	-	14,392	106,304	18,268	25,885	164,849

Note 16. Leases

This note provides information for leases where the Group is a lessee. The Group leases various offices and the rental contracts are typically made for fixed periods of one to five years but may have extension options. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Lease assets may not be used as security for borrowing purposes.

Assets and liabilities arising from a lease are initially measured on a present value basis.

Right-of-use assets are measured at cost comprising the following:

●	the amount of the initial measurement of lease liability
●	any lease payments made at or before the commencement date less any lease incentives received
●	any initial direct costs, and
●	restoration costs.

The right-of-use assets are depreciated on a straight line over the shorter of the assets’ useful life and the unexpired period of the lease term which ranges from one to five years

Lease liabilities include the net present value of the following lease payments:

●	fixed payments less any lease incentive receiavables
●	variable lease payments that are based on an index or a rate, initially measured using the index or rate as at the commencement date
●	amounts expected to be payable by the Group under residual value guarantees
●	the exercise price of a purchase option if the Group is reasonably certain to exercise that option, and
●	payments of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

Lease payments to be made under reasonably certain extension options are also included in the measurement of the liability.

Lease payments are allocated between principal and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

The interest rate implicit in the lease is not readily determinable. The Group’s incremental borrowing rate is defined as the rate of interest that it would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. When the lease is denominated in a foreign currency, the Group’s incremental borrowing rate should be the rate at which the lessee could obtain funding for the asset in the foreign currency.

Lease liabilities recognized as at 31 December 2022:

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Current lease liabilities	262,596	229,373
Non-current lease liabilities	515,239	34,260
	777,835	263,633

F-47

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 16. Leases

The recognised right-of-use assets relate to the following types of assets:

	Consolidated	Consolidated
Properties	2022	2021
	AUD	AUD
Cost	1,580,991	808,556
Accumulated depreciation	(886,525)	(589,735)
Carrying amount	694,466	218,821

Additions to the right-of-use assets during 2022 were $719,321 (2021: $NIL).

	Consolidated	Consolidated
Amounts recognised in profit and loss	2022	2021
	AUD	AUD
Depreciation expense on right-of-use assets	266,662	222,883
Interest expense on lease liabilities	31,643	33,011
	298,305	255,894

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Expense relating to short-term leases (included in administrative expenses)	45,683	43,046
Expense relating to leases of low-value assets that are not shown above as short-term leases (included in administrative expenses)	4,433	4,970

The total cash outflow for leases in 2022 was $260,047 (2021: $250,556).

Note 17. Acquisition of subsidiary

BERONI PHARMACEUTICALS (GUANGDONG) CO., LTD.

In January 2022, Beroni signed a contract to build a new Research & Development (“R&D”) centre in the Zhuhai National High-Tech Industrial Development Zone in China. Beroni aspires to build a state-of-the-art facility with new preclinical research labs, manufacturing process development labs, and a GMP pilot manufacturing plant. The new R&D centre will help the Company develop new drugs and medicines to cater for the vast needs of the Chinese market.

A new company, Beroni Pharmaceuticals (Guangdong) Co., Ltd (Beroni Guangdong), was incorporated in November 2022 for this new venture. In February 2022, the Group acquired 80% of the new entity’s shares and a local investor acquired the other 20% shares. The Company will bring professional staff, scientists, technicians, and support teams together into a state-of-the-art hub for innovation and development of the company’s future products and services.

The issued share capital of the Chinese company at 31 December 2022 is RMB791,513 or $169,808. The assets and liabilities recognized as a result of the acquisition are as follows:

AUD
Cash	135,847
Receivables	33,961
Total net assets	169,808
Non-controlling interest in 20% of Beroni Guangdong	(33,961)
Net assets acquired	135,847

AUD
Purchase consideration:
Cash paid by Beroni Group	135,847
Total purchase consideration	135,847

Beroni Guangdong contributed $111,033 loss to the Group’s profit or loss for the year between the date of acquisition and the reporting date. The loss is due to administrative and set-up expenses incurred by the new subsidiary company.

Note 18. Investment in other entities

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Investment in shares of Dendrix Inc.[1]	-	-

1 Pursuant to a share subscription agreement signed with Dendrix Inc. on 9 April 2018, Beroni acquired 10,000 ordinary shares at an issue price of 20,000 Japanese Yen (JPY) per share, for a total investment of 200 million JPY (approximately A$2.43 million dollars), representing 17.92% of the total share capital of Dendrix Inc. Dendrix Inc. is a company based in Tokyo, Japan and was established in December 2012 to provide immune cell culture for treatment against malignant tumours.

F-48

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 18. Investment in other entities (continued)

Fair value measurement

At 31 December 2022, the directors and management performed an assessment of reasonably possible changes in key assumptions and had made a fair value assessment of the investments. The fair value gains and losses are recognised in other comprehensive income and accumulated in the investments revaluation reserve.

In estimating the fair value of its investment, the Group considers the three levels of inputs to valuation techniques as follows:

a.	Level 1 inputs are quoted prices in active markets for identical assets that the Group can access at the measurement date

b.	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset, either directly or indirectly

c.	Level 3 inputs are unobservable inputs for the asset

For the investment in the equity of Dendrix Inc, the Group has previously used the intellectual properties and net tangible assets value of the entity (based on its financial statements) as the basis for the fair value measurement. In 2020, the management had engaged an independent asset valuer to determine the fair value of the intellectual properties. However in 2021, the Group having reviewed the latest financial statements of Dendrix Inc. noted that the company has shown a significant deterioration in its 2021 financial performance resulting in a negative shareholders’ equity. Given the negative equity and the worsening financial results, the management decided in to fully impair the value of its investment in Dendrix Inc. In 2022, the directors also decided to maintain the full impairment of the value of its investment in Dendrix Inc..

Financial assets/ financial liabilities	Fair value as at 31/12/22	Fair value as at 31/12/21	Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship of unobservable inputs to fair value
Private equity investments	17.92% equity investment in Dendrix Inc, a Japanese company engaged in providing immune cell culture for cancer and anti-aging treatments	17.92% equity investment in Dendrix Inc, a Japanese company engaged in providing immune cell culture for cancer and anti-aging treatments	Level 3	Due to negative equity and deteriorating financial results, management has decided to fully impair the investment in Dendrix Inc.	Not applicable.	Not applicable.

			Fair value measurements at end of reporting period
	31 December 2022	31 December 2021	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total gain/(loss)
Recurring fair value measurements
			AUD	AUD	AUD	AUD
Investment in equity of Dendrix Inc.	-	-	-	-	0	-

F-49

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 19. Income tax

	2022	2021
(a) Income tax expense	AUD	AUD

Current tax expense	-	-
Deferred tax expense/(income) relating to temporary differences	-	-
Deferred tax expense resulting from reduction in tax rate	-	-
Income tax expense relating to IPO costs directly in equity	-	-
Prior year adjustment	769	42,820
Total income tax expense	769	42,820

	2022	2021
(b) Numerical reconciliation of income tax benefit to prima facie tax payable	AUD	AUD

Loss from continuing operations before income tax expense	(8,282,529)	(2,840,131)
Tax at the Australian tax rate of 25.0% (2021 - 25%)	(2,070,632)	(710,033)
Tax effect of amounts which are not deductible (taxable) in calculating taxable income:
Change in Australian tax rate
Amortisation of intangibles
Capital raising costs/legal expenses not deductible
Non-deductible expenses	1,242,265	357,029
R&D	140,740	218,518
Entertainment		-
Unrealised FOREX
Non assessable income	(96,581)	(114,466)
Other permanent differences
Under/over on intangibles of prior year
Adjustments for tax of prior periods	769	42,820
Movement in tax losses not recognised	703,684	381,941
Movement in temporary differences not recognised	73,877	(139,034)
Difference in overseas tax rates	6,648	6,044
Income tax expense / (benefit)	769	42,820

The applicable tax rate used reconciling income tax expense on continuing operations is the Australian enacted corporate tax rate of 25.0% (2021: 25%). This rate was selected due to the significant management presence and intellectual property located in Australia. The actual rate of tax applicable in particular jurisdictions may be higher or lower than 25.0%.

The enacted corporate tax rates across all jurisdictions are as follows:

●	Australia	25%
●	Japan	15%
●	USA	21%
●	China	25%
●	Hong Kong	16.5%

	2022	2021
	AUD	AUD
(c) Tax losses

Breakdown of unused tax losses not recognised by jurisdiction

Unused Australian tax losses for which no deferred tax asset has been recognised	8,570,681	7,749,602
Potential tax benefit at 25% (2021:25%)	2,142,670	1,937,400

Unused Chinese tax losses for which no deferred tax asset has been recognised	4,706,746	2,794,565
Potential tax benefit at 25% (2021:25%)	1,176,686	698,641

Unused US tax losses for which no deferred tax asset has been recognised	261,437	191,888
Potential tax benefit at 21% (2021:21%)	54,902	40,296

Unused Japanese tax losses for which no deferred tax asset has been recognised	65,942	30,783
Potential tax benefit at 15% (2021:15%)	9,891	4,617

Unused Hong Kong tax losses for which no deferred tax asset has been recognised	13,857	10,891
Potential tax benefit at 16.5% (2021:16.5%)	2,286	1,797

Unused gross tax losses for which no deferred tax asset has been recognised	13,618,662	10,777,728
Total at local tax rates	3,386,436	2,682,752

	2022	2021
	AUD	AUD
(d) Unrecognised temporary differences

Accrued expenses	28,104	27,654
Net impact of leases	20,842	11,203
Provisions for doubtful debts	586,219	540,412
Impairment of investments	914,096	914,096
Amortisation of intangibles	186,423	168,443
	1,735,685	1,661,808

F-50

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 20. Trade and other payables

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Trade and other payables	587,962	21,598
Other liabilities [1]	750,111	345,982
Convertible notes - liabilities	725,795	2,857,835
Payables to related parties	-	26,730
	2,063,868	3,252,145

1 Included in other liabilities is $484,784 of accrued directors’ fees (2021 - $199,334).

The movements in the convertible notes - liabilities are shown below.

	Consolidated	Consolidated
Convertible notes – liabilities	2022	2021
	AUD	AUD
At 1 January	2,857,835	2,488,649
Convertible bonds issued [1]	711,450	-
Unwinding of amortised transaction costs relating to issue of convertible notes	-	202,884
Exchange (gain) / loss on translation of USD denominated convertible notes	166,548	-
Recognition of equity component on variation of convertible notes [2]	(3,010,038)	166,302
At 31 December	725,795	2,857,835

1 On 28 January 2022, 5,000 0% USD denominated convertible notes were issued by the Company to a Chinese investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$7 per share (pre consolidation) or US$28 per share (post consolidation). Conversion may occur at any time between the date of issue and the maturity date. The maturity date is one year and upon maturity, the Company must convert all convertible notes which are not yet converted to shares. The conversion price for the convertible notes has a price protection that if, upon the listing of the Company on the Nasdaq Stock Market or the New York Stock Exchange, the initial public offering price is lower than the US$7 (pre consolidation) or US$28 (post consolidation) conversion price, then the Company must issue such number of additional shares to the investor that would have been issued if the convertible notes were issued at the initial public offering price instead of the conversion price.

Subsequently in March 2023, the convertible noteholder extended the maturity date to the date of listing of the Company on Nasdaq.

2 See Note 28

Note 21. Earnings per share (As Restated)

On 16 October 2023, the Company announced its decision to consolidate its share capital on a 4:1 basis. The shareholders have granted approval for the 4:1 share consolidation at a general meeting on 22 May 2023. At the date of the share consolidation, the Company had 80,053,372 shares on issue. As the share consolidation applied equally to all shareholders, individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the share consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The share consolidation was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the consolidation.

The loss per share for both periods disclosed in the Consolidated Statement of Profit or Loss and Other Comprehensive Income on page F-24 have been restated accordingly to show the post-consolidation figures.

	Consolidated	Consolidated	Consolidated	Consolidated
	Original 2022	Restated 2022	Original 2021	Restated 2021
	AUD	AUD	AUD	AUD
Basic loss per share (cents)	(10.57)	(42.28)	(3.51)	(14.05)
Diluted loss per share (cents)	(10.57)	(42.28)	(3.51)	(14.05)

Earnings
Earnings for the purpose of basic earnings per share being net loss attributable to owners of the Company	(8,100,743)	(8,100,743)	(2,663,302)	(2,663,302)
Earnings for the purpose of diluted earnings per share	(8,100,743)	(8,100,743)	(2,663,302)	(2,663,302)

Number of shares
Weighted average number of shares used in calculating basic earnings per share	76,635,084	19,158,771	75,797,434	18,949,359
Weighted average number of shares used in calculating diluted earnings per share	76,635,084	19,158,771	75,797,434	18,949,359

As a result of the completion of the share consolidation, the total number of options disclosed in Note 24 of these financial statements are also consolidated 4:1.

Name	Number of options – Original at 31 December 2022	Number of options – Restated after the completion of share consolidation – 31 December 2022	Number of options – Original at 31 December 2021	Number of options – Restated after the completion of share consolidation – 31 December 2021
Jacky Boqing Zhang	6,000,000	1,500,000	6,000,000	1,500,000
Peter Yap Ting Wong	3,000,000	750,000	3,000,000	750,000
Hai Huang	1,500,000	375,000	1,500,000	375,000
Libing Guo	950,000	237,500	950,000	237,500
Dr Zhinan Yin	600,000	150,000	600,000	150,000
Dr Richard Buchta	600,000	150,000	600,000	150,000
Nicholas Ong	600,000	150,000	600,000	150,000
Other senior employees	9,255,000	2,313,750	8,102,500	2,025,625

Refer to Note 24 for further information.

At 31 December 2022, 22,505,000 (pre consolidation) or 5,626,250 (post consolidation) options and 25,736 of US$100 convertible notes (20,736 with a conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) and 5,000 with a conversion price of the lower of US$7 (pre consolidation) or US$28 (post consolidation) and the initial public offering price on Nasdaq or New York Stock Exchange) were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive. At 31 December 2021, 21,352,500 (pre consolidation) or 5,338,125 (post consolidation) options and 20,736 convertible notes with a conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) were excluded. If the 20,736 notes were to be converted at US$1.728 (pre consolidation) or US$6.912 (post consolidation) and the 5,000 notes converted at US$7 (pre consolidation) or US$28 (post consolidation), the number of shares issued would be 1,271,429 (pre-consolidation) or 317,857 (post-consolidation) (2021: 1,200,000 (pre consolidation) or 300,000 (post consolidation)). The options are variable and therefore the number of potential shares is indeterminate.

Subsequently in 2023, the Company signed new convertible loans totalling $2,935,399 with a conversion price between US$1 and US$2 (post consolidation). The loans are repayable one year from date of agreement unless converted earlier. If the loans were fully converted, a total of 2,824,329 shares (post-consolidation) would be issued to the investors. On 30 June 2023, the Company issued 3,305,000 shares (pre-consolidation) or 826,250 shares (post-consolidation) to its directors and senior employees as a reward for their performance in the past financial year. In addition, another 110,000 shares (pre-consolidation) or 27,500 shares (post-consolidation) were issued on 10 July 2023 to the Crone Law Group, PC as part payment of legal fees for assisting with the preparation, lodgement and amendment of the F-1 registration statement. The number of options outstanding as at 30 June 2023 was 21,832,500 (pre consolidation) or 5,458,125 (post consolidation). Subsequent to 30 June 2023, 134,375 options (post consolidation) have been cancelled due to employee turnover. As part of the introductory fees for raising the convertible loans, a total of 200,000 shares (post consolidation) is to be issued to the advisors.

F-51

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 22. Auditors’ remuneration

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
UHY Haines Norton Sydney	105,800	98,200

Note 23. Financial risk management

Accounting classifications and fair values

The Group has financial assets of cash and cash equivalents, and trade and other receivables. The financial assets are measured at amortised cost, and the carrying amount is a reasonable approximation of fair value at 31 December 2022.

The Group has financial liabilities of trade and other payables and payables to related parties. Non-derivative financial liabilities are measured at amortised cost, and the carrying amount is a reasonable approximation of fair value at 31 December 2022.

General objectives, policies and processes

Activities undertaken by the Group may expose the Group to market risk (including currency risk and interest rate risk), credit risk and liquidity risk. The Board has overall responsibility for the determination of the Group’s risk management objectives and policies and, whilst retaining ultimate responsibility for them, it has delegated the authority to its finance team, for designing and operating processes that ensure the effective implementation of the objectives and policies of the Group. The Group’s risk management policies and objectives are therefore designed to minimise the potential impacts of these risks on the results of the Group where such impacts may be material. The Board receives regular reports from the Group Financial Controller through which it reviews the effectiveness of the processes put in place and the appropriateness of the objectives and policies it sets.

The overall objective of the Board is to set polices that seek to reduce risk as far as possible without unduly affecting the Group’s competitiveness and flexibility.

At 31 December 2022 and 31 December 2021, the Group held the following financial instruments:

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Financial Assets
Current
Cash and cash equivalents	2,577,606	5,744,957
Trade receivables	1,399,048	1,291,086
Other receivables	373,867	391,813
	4,350,521	7,427,856
Financial Liabilities
Current
Trade and other payables	587,962	21,598
Payables to related parties	-	26,730
Convertible notes payables	725,795	2,857,835
Other liabilities	750,111	345,982
	2,063,868	3,252,145

The fair value of these financial instruments is assumed to approximate their carrying value.

(a) Credit risk

Credit risk is the risk that the other party to a financial instrument will fail to discharge their obligation resulting in the Group incurring a financial loss. This usually occurs when debtors or counterparties to derivative contracts fail to settle their obligations owing to the Group.

F-52

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 23. Financial risk management (continued)

Receivable balances are monitored on an ongoing basis. To mitigate the credit risk associated with cash and cash equivalents, contracts are taken out only with reputable financial institutions.

The maximum exposure to credit risk at the end of the reporting period in relation to each class of financial asset is the carrying amount of those assets, which is net of impairment losses. Refer to the summary of financial instruments table above for the total carrying amounts of financial assets.

The main source of credit risk to the Group is considered to relate to the class of assets described as trade and other receivables. Trade and other receivables that are neither past due or impaired are considered to be of high credit quality. Aggregates of such amounts are detailed in Note 10. No collateral is held over other receivables.

Trade and other receivables

The Group measures expected credit losses using a lifetime expected loss allowance for trade and other receivables. To measure the expected credit losses, trade and other receivables have been grouped based on shared credit risk characteristics and the days past due. The expected loss rates are based on the payment profiles of sales over a period of 24 months and the corresponding historical credit losses experienced within this period. The historical loss rates are adjusted to reflect current and forward-looking information on macroeconomic factors such as GDP and unemployment rate of the countries concerned affecting the ability of the customers to settle the receivables.

Trade and other receivables are written off where there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of the a debtor to engage in a repayment plan with the Group, and a failure to make contractual payments for a period greater than 360 days past due.

Impairment losses on trade and other receivables are presented as net impairment losses within operating profit. Subsequent recoveries of amounts previously written off are credited against the same line item.

Impairment

The balance of trade and other receivables that were aged over 360 days and impaired at 31 December 2022 is $3,511,219 (2021: $3,386,515).

31 December 2022	Not past due	Less than 6 months	6-12 months	More than 1 year	Total
	AUD	AUD	AUD	AUD	AUD
Expected credit loss %	-	-	-	79.31%	66.45%
Gross carrying amount	-	581,771	275,111	4,427,252	5,284,134
Expected credit loss provision	-	-	-	3,511,219	3,511,219

31 December 2021	Not past due	Less than 6 months	6-12 months	More than 1 year	Total
	AUD	AUD	AUD	AUD	AUD
Expected credit loss %	-	-	-	95.35%	66.80%
Gross carrying amount	229,313	692,003	596,384	3,551,714	5,069,414
Expected credit loss provision	-	-	-	3,386,515	3,386,515

The aging of the trade and other receivables that were not impaired as at 31 December 2022 are set out in the following table.

	2022	2021
	AUD	AUD
Neither past due nor impaired	-	229,313
0 to 180 days past due but not impaired	581,771	692,003
180 to 360 days past due but not impaired	275,111	596,384
Over 360 days past due but not impaired	916,033	165,199
	1,772,915	1,682,899

Cash and cash equivalents

The Group held cash and cash equivalents of $2,577,606 at 31 December 2022. The cash and cash equivalents are held with bank and financial institution counterparties, which are rated AA- to AA+, based on rating agency Standard and Poor’s ratings.

(b) Liquidity risk

Liquidity risk is the risk that the Group may encounter difficulties raising funds to meet commitments associated with financial instruments, e.g. borrowing repayments.

Prudent liquidity risk management implies maintaining sufficient cash to meet its financial commitments. The Group manages liquidity risk by continuously monitoring forecasted and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Maturity analysis

Contractual maturities of financial liabilities	Less than 6 months	6-12 months	More than 1 year	Total contractual cash flows	Carrying amount
	AUD	AUD	AUD	AUD	AUD
At 31 December 2022
Trade and other payables	577,739		10,223	587,962	587,962
Payables to related parties	-	-	-	-	-
Other liabilities	460,972	183,079	106,060	750,111	750,111
Lease liabilities	128,224	129,011	651,600	908,835	777,835
	1,166,935	312,090	767,883	2,246,908	2,115,908
At 31 December 2021
Trade and other payables	-	-	21,598	21,598	21,598
Convertible notes payables	-	2,857,835		2,857,835	2,857,835
Payables to related parties	-	26,730	-	26,730	26,730
Other liabilities	345,982	-	-	345,982	345,982
Lease liabilities	141,048	121,551	61,760	324,359	263,633
	487,030	3,006,116	83,358	3,576,504	3,515,778

F-53

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

(c) Market risk

Market risk arises from the use of interest bearing, and foreign currency financial instruments. It is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in interest rates (interest rate risk) or foreign exchange rates (currency risk).

Interest rate risk

Some cash balances held by the Group are subject to interest, however the movement of interest rates have an immaterial impact on the Group’s results.

Foreign exchange risk

The operational foreign exchange risk is managed as follows:

Each controlled entity manages the volatility arising from changes in foreign exchange rates by matching liabilities with assets of the same currency, as far as is practicable, thus ensuring that any exposures to foreign currencies are minimised. The Group’s aim is to mitigate, where possible, its operational foreign currency exposures at a controlled entity level.

The Australian entity is subject to the following foreign currency exposures at each year end. The analysis below demonstrates the impact on profit or loss after income tax of a 10% strengthening or weakening of the foreign exchange rates based on items on balance sheet at the end of the year.

	31 December 2022			31 December 2021
	Balance in AUD	Sensitivity	Profit and Loss Change	Balance in AUD	Sensitivity	Profit and Loss Change
USD - Cash	149,783	10%	(10,148)	757,662.00	10%	(54,976)
USD - Convertible Notes	(725,795)	10%	49,173	(2,857,835)	10%	207,365

The Group is exposed to currency risk in relation to the translation of the ultimate parent entity’s net investments in foreign operations to its functional currency of Australian dollars. This translation is recognised directly in equity.

The analysis below demonstrates the impact on equity of a 10% strengthening or weakening against the AUD dollar of the major currencies to which the Group is exposed through its net investments in foreign operations. The basis for the sensitivity calculation is the Group’s actual residual exposure at the balance date.

	31 December 2022			31 December 2021
Exposure Currency	Balance in AUD	Sensitivity	Equity Change	Balance in AUD	Sensitivity	Equity Change
Chinese Yuan	(2,953,126)	10%	268,466	(1,053,229)	10%	95,748
Japanese Yen	31,799	10%	(2,891)	74,486	10%	(6,771)
US Dollar	(205,502)	10%	18,682	(125,292)	10%	11,390
Hong Kong Dollar	(39,800)	10%	3,618	(34,308)	10%	3,119

F-54

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 24: Share-based compensation benefits

	2022	2021
	AUD	AUD
Share-based compensation benefits recognised during the financial year

Options issued to directors and employees (see note below)	4,725,658	1,362,735

Employee share options

Beroni Group Limited has established a Remuneration Plan for its Directors and Employees. The Remuneration Plan provides flexibility to the Board to grant share options to Directors and Employees. The definition of employee under the Plan Rules includes any full time or permanent part time employee or officer or director of the Company or any related body corporate of the Company.

The executive and non-executive directors received a proportion of their remuneration in the form of shares or options for shares issued by the Company. In July 2021, they were granted the following number of options:

Name	Number of options
Jacky Boqing Zhang	6,000,000
Peter Yap Ting Wong	3,000,000
Hai Huang	1,500,000
Libing Guo	950,000
Dr Zhinan Yin	600,000
Dr Richard Buchta	600,000
Nicholas Ong	600,000
Total	13,250,000

In addition, a total of 9,255,000 options were granted to senior employees of the Company in 2021 and 2022 based on the same terms and conditions as those of the directors.

The number of options outstanding at 31 December 2022 was reduced to 3,312,500 for directors and 2,313,750 for senior employees after completion of the share consolidation on 24 November 2023. Refer to Note 21 for further information.The number of options outstanding at 30 June 2023 was 3,312,500 (post consolidation) for directors and 2,145,625 (post consolidation) for senior employees. Subsequent to 30 June 2023, 134,375 options (post consolidation) have been cancelled due to employee turnover.

According to the terms of the options issued, the options vest and become capable of exercise in 5 tranches over a 3-year period ending on 30 June 2024, as long as the participants have remained as a director or employee up until and including the vesting date.

F-55

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 24: Share-based compensation benefits (continued)

The original terms of the share options issued in 2021 were amended and approved at a shareholders meeting held on 31 May 2022. In addition to extending the vesting period by another year to 30 June 2025, the following changes were made:

Tranche	New vesting condition	Previous vesting condition	New exercise price	Previous exercise price
Tranche 1	Nasdaq listing	Nasdaq listing	US$1.25	US$2
Tranche 2	Annual revenue exceeds US$2 million	Annual revenue exceeds US$3 million	US$1.25	US$2
Tranche 3	Annual revenue exceeds US$3 million	Annual revenue exceeds US$5 million	US$1.75	US$2.5
Tranche 4	Annual revenue exceeds US$4 million	Annual revenue exceeds US$7 million	US$2.25	US$3
Tranche 5	One clinical trial advances to next phase	One clinical trial advances to next phase	US$1.50	US$2

Participants must have remained as an executive or no-executive director up until and including the vesting date. Option holders are not entitled to assign, transfer, sell, encumber, hedge or otherwise deal with options, except in accordance with the Share Options Rules and the Securities Trading Policy.

For the directors, options that have vested expire after 90 days from vesting date. Unvested options expire on the earlier to occur of resignation, removal from office, death or permanent disablement, or three years after they were issued, unless the Board determines otherwise.

Each option that has vested may be exercised at any time from the vesting date to any time prior to the vesting expiry date by delivery to the company of a notice of exercise, accompanied by payment of the exercise price.

When vesting occurs, each option can be exercised to purchase one ordinary share in Beroni Group Limited at the exercise price set at grant date. Cashless exercise is also permitted.

Options granted carry no dividend or voting rights.

Details of share options outstanding during the financial year are as follows:

Category	Grant date	Modified date	Modified exercise price	Balance at beginning of year	Granted during the year	Exercised during the year	Expired during the year	Balance at end of year (pre share consolidation)	Balance at end of year (post share consolidation)

Directors	1 July 2021	31 May 2022	US$1.25 to US$2.25	13,250,000		-	-	13,250,000	3,312,500
Employees	1 July 2021	31 May 2022	US$1.25 to US$2.25	8,102,500	1,152,500	-	-	9,255,000	2,313,750

None of the directors and employees’ options were exercisable at the end of the financial year.

F-56

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 24: Share-based compensation benefits (continued)

Fair value of options granted

The modified fair values of options granted to both directors and staff are as follows:

Tranche 1	Modified fair value per option = US$0.4327 or A$0.6281
Tranche 2	Modified fair value per option = US$0.4327 or A$0.6281
Tranche 3	Modified fair value per option = US$0.3623 or A$0.5259
Tranche 4	Modified fair value per option = US$0.3111 or A$0.4514
Tranche 5	Modified fair value per option = US$0.3944 or A$0.5725

The fair value at grant date was determined by management using a Black-Scholes option pricing model that takes into account the share price at grant date, exercise price, expected volatility, option life, expected dividends, the risk free rate, vesting and performance criteria, the impact of dilution, the fact that the options are not tradeable. The inputs used for the Black-Scholes option pricing model for options granted were as follows:

●	options are granted for no consideration, have an original 3-year life on grant date in July 2021, are exercisable in 5 tranches over the 3-year period and was extended by another year in May 2022
●	grant date: 1 July 2021; modified date: 31 May 2022
●	share price at grant date: A$1.25 or US$0.90
●	exercise price: US$1,25 to $US$2.25 or A$1.81 to A$3.27
●	expected volatility: 83.96%
●	expected dividend yield: 0%
●	risk free rate: 2.75%

Expected volatility was determined based on the average historic volatility of a group of similar sized listed biopharmaceutical companies, adjusted for any expected changes to future volatility based on publicly available information.

Note 25. Related party transactions

a)	Related parties

The Group’s major related parties are as follows:

1)Key management personnel	Boqing Zhang
Peter Yap Ting Wong
Hai Huang
Libing Guo
Zhinan Yin (resigned on 22 March 2023) Dr Richard Buchta Nicholas Ong Dr John Chiplin (appointed on 1 April 2022)

2)Substantial shareholders	Boqing Zhang
Kai Shen
Libing Guo

3)Other related entities	Beijing Yisheng Huikang (previous holding company)
Tianjin Beroni Biotechnology Co., Ltd (subsidiary of Beroni Hongkong Limited) Beroni Hongkong Limited (subsidiary of Beroni Group Limited)
Beroni Pharmaceuticals (Guangdong) Co., Ltd (subsidiary of Beroni Group Limited)
Beroni USA Corporation (subsidiary of Beroni Group Limited)
BERONI BIOTECH INC. (subsidiary of Beroni Group Limited) Medicine Plus Co., Ltd NewSouth Innovations Pty Ltd (subsidiary of University of New South Wales and joint shareholder of PENAO Pty Ltd)

F-57

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 25. Related party transactions (continued)

b)	Key Management Personnel (KMP)

	2022	2021
	AUD	AUD
Total KMP Compensation
Short-term employee benefits	574,419	532,000
Post-employment benefits	-	-
Share-based payments	2,834,712	855,257
	3,409,131	1,387,257

Other transactions

In the year ended 31 December 2022, the Company has engaged the services of Asia Invest Partners Limited to manage its financial and tax affairs in Australia. Asia Invest Partners is owned by the Australian director, Peter Yap Ting Wong. The Company has paid a total of $39,168 for such services rendered in the 2022 financial year.

c)	Balances with related parties

	2022	2021
Amounts due to related parties	AUD	AUD
Mr. Boqing Zhang [1]	-	26,730
Total amounts due to related parties	-	26,730

1 This represents the loan to Beroni HK by Mr. Boqing Zhang, a director of Beroni HK for payment of general & administration expenses before Beroni HongKong Limited was able to open its bank accounts.

In June 2023, Jacky Boqing Zhang provided another loan of AUD100,000 to Beroni Group Limited for working capital needs.

Note 26. Dividends

There was no dividend paid nor declared during the period.

Note 27. Share capital

	2022		2021
	Number of shares	AUD	Number of shares	AUD
Ordinary shares fully paid
At the beginning of the period	76,618,372	30,766,002	75,722,348	26,973,167
Conversion of convertible notes	-	-	746,024	3,642,835
Shares issued to directors and employees	20,000	20,000	-	-
Shares issued to service providers	-	-	150,000	150,000
Total ordinary shares fully paid	76,638,372	30,786,001	76,618,372	30,766,002

On 16 October 2023, the Company announced its decision to consolidate the share capital on a 4:1 basis. At the time of the announcement, the Company had 80,053,372 shares on issue. As the consolidation applied equally to all shareholders, individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the share consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The consolidation was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the consolidation. Refer to Note 21 for restatement of earnings per share as a result of this share consolidation.

Note 28. Convertible notes – equity

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Balance at beginning of the period	-	1,172,835
Recognition of equity component on issue of convertible notes [1]	-	2,470,000
Recognition of conversion of convertible notes [2]	-	(3,642,835)
Recognition of equity on change of redemption term of existing convertible notes [3]	3,010,038	-
Balance at end of the period	3,010,038	-

1 In May 2021, 20,000 0% USD denominated convertible notes were issued by the Company to the same investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$10 per share. Conversion may occur at any time between the date of issue and the maturity date.

F-58

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 28. Convertible notes – equity (continued)

2 In December 2021, the investor holding a total of 28,986 convertible notes issued conversion notices to the Company to convert all the convertible notes to shares which were completed on 20 December 2021.

3 In May 2020, 20,736 0% USD denominated convertible notes were issued by the Company to an investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) per share. Conversion may occur at any time between the date of issue and the maturity date. The maturity date was initially set at May 2021 but was later extended to May 2022. The net proceeds received from the issue of these convertible notes were initially recognised in liability in the previous financial period as the investor could redeem the convertible notes upon maturity.

However, on 16 May 2022, the investor agreed to extend the maturity date of the convertible notes to the official date of listing of the Company on the Nasdaq stock market and to convert all unconverted notes to ordinary shares upon maturity. As the convertible notes can no longer be redeemed for cash before or upon maturity, they are fully recognised as equity in this financial period.

This is in accordance with IAS 32 Financial Instruments whereby a convertible note can be classified as equity if the noteholder does not have the right to redeem in cash and must convert to a fixed number of shares upon maturity. The financial liability in this case has been extinguished as the substantial modification to the contractual obligation i.e. the obligation to repay in cash by the Company, has been cancelled. It is reclassified as equity on the basis that the redemption obligation has been extinguished and Company will deliver a fixed number of ordinary shares upon conversion.

Note 29. Reserves

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Surplus reserve	16,885	16,885
Investment revaluation reserve *	(2,431,515)	(2,431,515)
Foreign currency translation reserve	1,096,266	1,326,773
Shares options reserve	6,088,393	1,362,735
Total Reserves	4,770,029	274,879

* The investments revaluation reserve represents the cumulative gains and losses arising on the revaluation of investments in equity instruments designated as at FVOCI, net of cumulative gain/loss transferred to retained earnings upon disposal.

Note 30. Non-controlling interests

	Consolidated	Consolidated
	2022	2021
	AUD	AUD
Non-controlling interests	321,583	470,351

The non-controlling interests represent the other 40% ownership interest in PENAO Pty Ltd and the other 20% in Beroni Pharmaceuticals (Guangdong) Co., Ltd which were recognised upon acquisition of control and incorporation of the company respectively.

F-59

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 31. Parent entity

The following information relates to the parent entity Beroni Group Limited. The information presented has been prepared using accounting policies that are consistent with those presented in Note 3.

	2022	2021
	AUD	AUD
Current assets	839,106	1,081,635
Non-current assets	13,149,862	12,805,257
Total assets	13,988,968	13,886,892

Current liabilities	865,379	2,966,718
Non-current liabilities	-	-
Total liabilities	865,379	2,966,718

Contributed equity	30,875,747	30,855,747
Convertible notes	3,010,038	-
Accumulated losses	(24,419,073)	(18,866,793)
Reserves	3,656,878	(1,068,780)
Total equity	13,123,590	10,920,174

Loss for the year	(5,552,280)	(2,841,782)
Other comprehensive loss for the year	-	(1,303,007)
Total comprehensive loss for the year	(5,552,280)	(4,144,789)

Note 32. Subsidiaries

The consolidated financial statements incorporate the assets, liabilities and results to the following subsidiaries in accordance with the accounting policy described in Note 2.

Name of Entity	Country of Incorporation	Equity Holding		Principle Activities
		31.12.2022	31.12.2021
		%	%
Beroni HongKong Limited	Hong Kong	100	100	Investment holdings
Tianjin Beroni Biotechnology Co., Limited	China	100	100	Retail of health products
BERONI BIOTECH INC.	Japan	100	100	Retail of diagnostic kits
Beroni USA Corporation	United States	100	100	Retail of diagnostic kits
Penao Pty Ltd	Australia	60	60	Anti-cancer drug development
Beroni Pharmaceuticals (Guangdong) Co., Ltd	China	80%	-	R&D centre

F-60

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 33. Reconciliation of Profit after income tax to Net Cash from operating activities

	2022	2021
	AUD	AUD
Operating loss after tax	(8,283,298)	(2,882,951)

Depreciation & Amortisation	449,576	620,361
Fair value gain on revaluation of investment in associate	-	-
Shares / options issued to directors and senior managers	4,725,658	1,362,735
Consulting fee, directors’ fee and employee benefit related to share issued	20,000
Shares issued to services provider	-	150,000
Unrealised foreign exchange loss / (gain)	166,548	(161,829)
Decrease / (increase) in receivables	(440,198)	(1,019,106)
Increase in prepayments	(180,770)	(346,515)
Decrease / (increase) in inventory	22,352	(203,358)
(Decrease) / increase in payables	566,364	2,696
Increase in other liabilities	274,890	1,126,958

Net cash flow from operating activities	(2,678,878)	(1,351,009)

Note 34. Contingencies

The Group has no contingent liabilities or commitments as at 31 December 2022 except for the followings:

(a)	In June 2019, Beroni signed a shareholder agreement to acquire 40% of the total share capital of PENAO Pty Ltd with NewSouth Innovations Pty Limited (NSI) owning the other 60%. NSI is the subsidiary arm of the University of New South Wales. PENAO Pty Ltd is a company recently set up to take over from Cystemix Pty Ltd the development of the anti-cancer drug called PENAO for treatment of cancer tumours. PENAO Pty Ltd will take over the licensing rights to the new drug. In December 2020, Beroni and NSI agreed to vary the original shareholding agreement whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. Under the shareholding variation agreement, when new shares are issued to Beroni and NSI upon additional payments from the former, convertible notes will also be issued to NSI which will automatically be converted to shares upon the occurrence of key milestone events.

Beroni has so far paid $2.35 million to NSI for this investment and will pay a further $7.5 million over the next 2 years. In the event Beroni is not able to pay the additional $7.5 million, then PENAO Pty Ltd can issue on the same terms to NSI the shares which were to be issued to Beroni and Beroni will grant NSI an option to purchase all of the shares then held by Beroni for the lesser of the following and at NSI’s sole discretion:

●	the price per share paid by a genuine third-party investor for shares in PENAO Pty Ltd; or
●	at a 20% discount on the price paid by Beroni for the Beroni Shares

(b)	A claim for RMB1.4 million (approximately A$280,000) compensation was lodged by the deceased estate of a shareholder in the later part of 2020 against the Chinese subsidiary, Beroni Biotechnology Co., Ltd. The claimant challenged that the share subscription agreement entered into between the Chinese subsidiary and the deceased shareholder in the pre-IPO period before Beroni Group Limited was listed on the National Stock Exchange of Australia was not valid and thereby sought a return of the share subscription money. Beroni Biotechnology Co., Ltd has strongly defended against the claim and provided evidence that the share subscription agreement was valid and effective.

In December 2020, the Chinese court issued a judgement dismissing the validity of the claim. After the court ruling, the deceased estate lodged an appeal in February 2021.ing. Subsequently in August 2021, the appeal court having considered the case, dismissed the ruling of the first trial and requested a retrial. The retrial was held on 2 June 2022 and later on 4 July 2022, the Chinese court issued a judgement rejecting the claim again and ruling in favour of the Chinese subsidiary. The claimant has however lodged a further appeal and a court hearing was attended by Beroni on 18 November 2022. On 24 April 2023, the Chinese court dismissed the claim again and ruled in favour of Beroni.

F-61

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Note 34. Contingencies (continued)

(c)	In June 2018, Beroni entered into a binding agreement to acquire 100% of Medicine Plus Co., Ltd (“Medicine Plus”), a pharmaceutical company based in Osaka, Japan for JPY1.178 billion (about A$14.37 million) via a combination of cash and shares.

In October 2018, Beroni issued 2,067,900 shares at $1.75 to the owners of Medicine Plus as partial settlement for the acquisition of the latter company. The original settlement price of $14.37 million agreed in June 2018 was increased by 10% to approximately $15.81 million in October 2018 as a result of the owners of Medicine Plus agreeing to extend the settlement date to April 2019. However, the cash portion of the settlement has yet to be completed and Beroni management still intends to raise cash from the capital markets to complete this acquisition. Due to the long delay in the settlement, the cost of the shares issued to the owners of Medicine Plus has been recognised as an expense in the income statement in the 2019 financial year. In the event that the acquisition can be completed, the shares expense will be reversed accordingly. Beroni has no other financial commitments in respect of this acquisition.

(d)	In January 2022, Beroni signed a contract to build a new Research & Development (“R&D”) centre in the Zhuhai National High-Tech Industrial Development Zone in China. Beroni plans to build a state-of-the-art facility with new preclinical research labs, manufacturing process development labs, and a GMP pilot manufacturing plant. The Company signed a renovation contract for RMB5.2 million (A$1.13 million) with a local builder to renovate the whole R&D office. The renovation was completed by the end of 2022. As at 31 December 2023, the Company has paid 60% payment of RMB3.12 million to the builder, with another 20% payment of RMB1.04 million due upon completion of GMP facility certification and the remaining 20% of RMB1.04 million to be settled 3 months upon completion of the whole project.

Note 35. Events after the Balance Sheet date

a)	The 5,000 convertible notes issued to the Chinese investor on 28 January 2022 matured on 28 January 2023. Upon maturity, the Company must convert all convertible notes which are not yet converted to shares. However, in March 2023, the investor agreed to extend the maturity date of the convertible notes to the official date of listing of the Company on the Nasdaq stock market.

b)	In April 2023, the Company entered into unsecured and interest-free convertible loan agreements with two investors for an aggregate principal loan amount of US$291,545. The loans are convertible at US$1.50 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 18 April 2024 unless converted earlier. However, on 3 July 2023, the Company has obtained letters from the two investors to extend these loans to 18 October 2024, if the Nasdaq listing is further delayed. The Company has paid introductory fees of US$16,035 to the advisors for raising these two convertible loans.

c)	On 30 June 2023, the Company issued 3,305,000 (pre consolidation) or 826,250 (post consolidation) new Ordinary Shares to its directors and senior employees as a reward for their performance in the past financial year. In addition, another 110,000 (pre consolidation) or 27,500 (post consolidation) shares were issued on 10 July 2023 to the Crone Law Group, PC as part payment of legal fees for assisting with the preparation, lodgement and amendment of the F-1 registration statement

(d)	On 11 July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is convertible at US$2.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 11 January 2025 unless converted earlier.

(e)	On 18 September 2023, the Company entered into an unsecured and interest free convertible loan agreement with another investor for a principal loan amount of US$205,679. The loan is convertible at US$1.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 18 September 2024 unless converted earlier. The Company has paid introductory fees of US$11,312 to the advisors for raising the convertible loan.

(f)	On 10 October 2023, the Company entered into two unsecured and interest free convertible loan agreements for aggregate principal loan amount of US$2 million. The loans are convertible at US$1.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 10 October 2024 unless converted earlier. The Company has paid US$110,000 in cash and will issue 150,000 shares at AUD3.96 (post consolidation) to the advisors as introductory fees for raising these two convertible loans.

(g)	On 16 October 2023, the Company announced its decision to consolidate the share capital on a 4:1 basis. The shareholders have granted approval for the 4:1 consolidation at a general meeting on 22 May 2023. The Company had 80,053,372 shares on issue before the consolidation. As the consolidation applied equally to all shareholders, individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the Consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The consolidation was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the consolidation. The loss per share for both periods disclosed in the Consolidated Statement of Profit or Loss and Other Comprehensive Income on page F-24 have been amended accordingly to show the post-consolidation figures. See also Note 21 on post-consolidation earnings per share.

(h)	In November 2023, the Company entered into an unsecured and interest free convertible loan agreement with a group of investors for a principal loan amount of US$410,397. The loan is convertible at US$1.00 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 8 November 2024 unless converted earlier. In addition to a cash payment of US$22,572, the Company will issue 50,000 shares at AUD3.96 (post consolidation) to the advisors as introductory fees for raising the convertible loan.

(i)	Some options to senior employees have been cancelled since 31 December 2022. Refer to Note 24.

There has not arisen, in the interval between the end of the financial period and the date of this report, any other item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect substantially:

-	the Group’s operations in future financial years, or
-	the results of those operations in future financial years, or
-	the Group’s state of affairs in future financial years.

F-62

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2022

Directors’ Declaration

In the directors’ opinion:

(a)	the financial statements and notes set out in this document are in accordance with requirements of the International Financial Reporting Standards, including:

(i) complying with Accounting Standards, as issued by the International Accounting Standards Board, and
(ii)

present fairly in all material respects the consolidated entity’s financial position as at 31 December, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two year period ended 31 December 2022, and

(b)	there are reasonable grounds to believe that the consolidated entity will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the directors.

On behalf of the directors

Boqing Zhang
Chairman and Chief Executive Officer
January 24, 2024

F-63

Beroni Group Limited and

Its Subsidiaries

Consolidated Financial Statements

For the Year Ended 31 December 2021

F-64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Beroni Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Beroni Group Limited and its subsidiaries (The “Group”) as of December 31, 2021 and 2020, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity, and cash flows for each of the years in the two year period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2021, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Substantial Doubt about the Group’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in Note 2 to the financial statements, the Group has suffered recurring losses from operations. This along with other conditions in Note 2 raise substantial doubt about the Group’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statements

As discussed in Note 2 to the financial statements, the Group has restated its financial statements for the years ended December 31, 2021 and December 31, 2020 as a result of the share consolidation completed on 24 November 2023.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

UHY Haines Norton

We have served as the Group’s auditor since 2019.

Sydney, New South Wales

24 January 2024

F-65

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2021

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE` INCOME

		Consolidated	Consolidated
	Notes	Year Ended 31.12.2021 (as restated)	Year Ended 31.12.2020 (as restated)
		AUD	AUD

Sales revenue	5	2,196,766	1,793,565
Cost of sales		(400,309)	(1,085,364)
Gross profit		1,796,457	708,201

Other income
Government subsidy	7	463,358	129,566
Other revenue		-	9,420
Finance income		7,255	5,596

Selling and distribution expenses	8	(359,495)	(321,075)
General and administration expenses	8	(5,094,734)	(5,914,667)
Impairment loss reversals on trade and other receivables	8, 11	507,753	12,342
Finance expense		(39,783)	(60,332)
Share of loss of associate	18	-	(80,185)
Unrealised foreign exchange gain / (loss)		(166,302)	501,811
Realised foreign exchange gain / (loss)		45,360	(441,446)
Fair value gain on revaluation of investment in associate	18	-	240,185
Loss before income tax		(2,840,131)	(5,210,584)

Income tax expense	20	(42,820)	(633)

Loss after income tax for the year from continuing operations		(2,882,951)	(5,211,217)

Discontinued operations
Net loss from discontinued operations	9	-	(197,446)

Other comprehensive income
Items that may be reclassified subsequently to profit or loss
Foreign currency translation gain / (loss)		938,977	159,347
Items that will not be reclassified subsequently to profit or loss
Fair value decrement in investment in Dendrix Inc	19, 30	(1,303,007)	-
Total comprehensive loss for the year		(3,246,981)	(5,249,316)

Loss for the year is attributable to:
Owners of Beroni Group Limited		(2,663,302)	(5,308,301)
Non-controlling interest		(219,649)	(100,362)
Total loss for the year		(2,882,951)	(5,408,663)

Total comprehensive loss for the year attributable to:
Owners of Beroni Group Limited		(3,027,332)	(5,148,954)
Non-controlling interest		(219,649)	(100,362)
Total comprehensive loss for the year		(3,246,981)	(5,249,316)
			Cents
Earnings per share
Basic loss per share (Restated) *	22	(14.05)	(28.49)
Diluted loss per share (Restated) *	22	(14.05)	(28.49)

* See Note 22 for details of a restatement as a result of share consolidation.

The above Consolidated Statement of Profit or Loss And Other Comprehensive Income should be read in conjunction with the accompanying notes.

F-66

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2021

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		Consolidated	Consolidated
	Notes	As at 31.12.2021	As at 31.12.2020
		AUD	AUD
Assets
Current Assets
Cash and cash equivalents	10	5,744,957	4,768,763
Trade receivables	11	1,291,086	911,418
Other receivables	11	391,813	260,128
Inventories	13	316,072	112,714
Prepayments and other current assets	12	477,844	131,329
Total current assets		8,221,772	6,184,352

Non-Current Assets
Intangible assets	14,15	3,252,777	3,342,430
Property, plant and equipment	16	164,849	243,721
Right-of-use assets	17	218,821	452,417
Investment in other entities	19	-	1,303,007
Other assets		51,165	47,047
Total non-current assets		3,687,612	5,388,622

Total Assets		11,909,384	11,572,974

Liabilities
Current Liabilities
Trade and other payables	21	21,598	18,902
Payables to related parties	21,26	26,730	327,436
Lease liabilities	17	229,373	209,652
Current tax liabilities		86,657	35,089
Convertible notes payable	21	2,857,835	2,488,649
Other liabilities	21	345,982	633,327
Total current liabilities		3,568,175	3,713,055

Non-Current Liabilities
Lease liabilities	17	34,260	281,983
Other liabilities		-	6,741
Total non-current liabilities		34,260	288,724

Total Liabilities		3,602,435	4,001,779

Net Assets		8,306,949	7,571,195

Equity
Issued capital	28	30,766,002	26,973,167
Convertible notes - equity	29	-	1,172,835
Reserves	30	(274,879)	(723,826)
Retained earnings		(23,204,283)	(20,540,981)
Equity attributable to equity holders of the parent entity		7,836,598	6,881,195

Non-controlling interests	31	(470,351)	690,000

Total Equity		8,306,949	7,571,195

The above Consolidated Statement of Financial Position should be read in conjunction with the accompanying notes.

F-67

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2021

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to Equity Holders of the Parent
	Issued Capital	Surplus reserve	Revaluation reserve	Share options reserve	Convertible notes - equity	Foreign currency translation reserve	Retained earnings	Non-controlling interests	Total
	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD
Consolidated 2021

Balance at 1 January 2021	26,973,167	16,885	(1,128,508)	-	1,172,835	387,797	(20,540,981)	690,000	7,571,195

Comprehensive income/(loss) for the year:

Net loss for the period	-	-	-	-	-	-	(2,663,302)	(219,649)	(2,882,951)

Other comprehensive gain / (loss) for the year	-	-	(1,303,007)	-	-	938,977	-	-	(364,030)

Total comprehensive loss for the year	-	-	(1,303,007)	-	-	938,977	(2,663,302)	(219,649)	(3,246,981)

Capital contribution from share placements	-	-	-	-	-	-	-	-	-

Ordinary Shares issued to service providers	150,000	-	-	-	-	-	-	-	150,000

Shares-based payments	-	-	-	1,362,735	-	-	-	-	1,362,735

Convertible bond – option premium	-	-	-	-	2,470,000	-	-	-	2,470,000

Convertible bond – converted to shares	3,642,835	-	-	-	(3,642,835)	-	-	-	-

Balance at 31 December 2021	30,766,002	16,885	(2,431,515)	1,362,735	-	1,326,774	(23,204,283)	470,351	8,306,949

F-68

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2021

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to Equity Holders of the Parent
	Issued Capital	Surplus reserve	Revaluation reserve	Convertible notes - equity	Foreign currency translation reserve	Retained earnings	Non-controlling interests	Total
	AUD	AUD	AUD	AUD	AUD	AUD	AUD	AUD
Consolidated 2020

Balance at 1 January 2020	24,223,167	16,885	(1,128,508)	-	228,450	(15,213,919)	(190,176)	7,935,899

Effect of changes in accounting policy	-	-	-	-	-	(18,761)	-	(18,761)

Restated balance at 1 January 2020	24,223,167	16,885	(1,128,508)	-	228,450	(15,232,680)	(190,176)	7,917,138

Comprehensive income/(loss) for the period:

Net loss for the period	-	-	-	-	-	(5,308,301)	(100,362)	(5,408,663)

Other comprehensive income/(loss) for the period	-	-	-	-	159,347	-	-	159,347

Total comprehensive income/(loss) for the period	-	-	-	-	159,347	(5,308,301)	(100,362)	(5,249,316)

Capital contribution from share placements	310,000	-	-	-	-	-	-	310,000

Ordinary Shares issued to directors and employees	2,390,000	-	-	-	-	-	-	2,390,000

Ordinary Shares issued to financial advisor	50,000	-	-	-	-	-	-	50,000

Convertible bond – option premium	-	-	-	1,172,835	-	-	-	1,172,835

Acquisition of subsidiary	-	-	-	-	-	-	690,000	690,000

Elimination of disposal of subsidiary	-	-	-	-	-	-	290,538	290,538

Balance at 31 December 2020	26,973,167	16,885	(1,128,508)	1,172,835	387,797	(20,540,981)	690,000	7,571,195

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

F-69

Beroni Group Ltd

Consolidated Financial Statements

Year Ended 31 December 2021

CONSOLIDATED STATEMENT OF CASH FLOWS

		Consolidated	Consolidated
	Notes	Year Ended 31.12.2021	Year Ended 31.12.2020
		AUD	AUD
Cash flows from operating activities:
Receipts from customers		2,933,062	2,486,493
Payments to suppliers and employees		(4,033,593)	(3,673,957)
Interest paid		(33,011)	(53,013)
Income tax paid		(217,557)	(107,385)
Net cash used in operating activities	34	(1,351,099)	(1,347,862)

Cash flows from financing activities:
Gross proceeds from issue of equity instruments of the Company, net of transaction costs		-	290,000
Net proceeds from issue of convertible notes		2,345,662	3,879,258
(Repayment of) / gross proceeds from borrowings		(6,995)	(42,734)
Principal component of lease payments		(217,545)	(236,884)
Net cash generated from financing activities		2,121,122	3,889,640

Cash flows from investing activities:
Proceeds from disposal of property, plant and equipment		2,465	-
Purchase of property, plant and equipment		(5,650)	(6,182)
Interest received		292	-
Payments for intangible assets		(12,345)	(60,112)
Investment in other entities		-	(648,883)
Payment for other investing activities		-	(5,734)
Net cash generated used in investing activities		(15,238)	(720,911)

Net increase / (decrease) in cash and cash equivalents		754,785	1,820,867
Cash and cash equivalents at beginning of the period		4,768,763	3,010,530
Exchange (loss) / gain on cash and cash equivalents		221,409	(62,634)
Cash and cash equivalents at end of the period	10	5,744,957	4,768,763

The above Consolidated Statement of Cash Flow should be read in conjunction with the accompanying notes.

F-70

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 1. Corporate information

The financial statements cover Beroni Group Limited (“Parent entity” or the “Company”) as a consolidated entity consisting of Beroni Group Limited and the entities it controlled (together referred to as the “Group”) at the end of, or during, the year ended 31 December 2021. The financial statements are presented in Australian dollars, which is the Company’s presentation currency, with all values rounded to the nearest dollar unless otherwise stated.

The Company is a for-profit listed public company limited by shares, incorporated and domiciled in Australia. The Company’s shares are publicly traded on the National Stock Exchange of Australia and on the OTC markets in the USA.

The Company’s registered office and principal place of business is Level 16, 175 Pitt Street, Sydney NSW 2000, Australia.

The Company’s previous registered office was at Suite 401, 447 Kent Street, Sydney NSW 2000, Australia until 21 November 2021.

The principal activities of the Group during the financial year are the sales of smoking control products (NicoBloc), air purifiers, water filters, cosmetics, health supplements, stem-cell therapies and viral diagnostic kits and also investing in the research and development of oncology drugs and therapies. It currently has four core businesses – cell therapies, developing new anti-cancer drugs, e-commerce platform for pharmaceutical and healthcare products, and detection & diagnosis of infectious diseases.

The financial statements were authorised for issue, in accordance with a resolution of directors, on 24 January 2024.

Note 2. Basis of preparation

This general purpose financial statement for the annual reporting period ended 31 December 2021 has been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The accounting policies set out below were consistently applied to all periods presented.

The financial statements have been prepared on the historical cost basis, except for the revaluation of certain properties and financial instruments that are measured at revalued amounts or fair values at the end of each reporting period, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2, leasing transactions that are within the scope of IAS 17 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets.

Going Concern

For the year ended 31 December 2021, the Group made a loss after income tax expense of AUD2,882,951 (31 December 2020: loss after income tax expense of AUD5,408,663). The cash balances as at 31 December 2021 was AUD5,744,957 (31 December 2020 was AUD4,768,763).

The convertible loan agreements entered into in April 2023, totalling approximately US$291,545 are to be repaid on 18 April 2024, however letters have been obtained from the noteholders to extend these to 18 October 2024, if the Nasdaq listing is further delayed.

In July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is repayable on 11 January 2025 unless converted earlier.

In September, October and November 2023, the Company entered into unsecured and interest free convertible loan agreements with investors for US$205,679, US$2,000,000 and US$410,397 respectively. These loans are repayable on 18 September 2024, 10 October 2024 and 8 November 2024 respectively unless converted earlier.

The above matters give rise to a material uncertainty that may cast significant doubt over the Group’s ability to continue as a going concern. Therefore, the Group may be unable to realize its assets and discharge its liabilities in the normal course of business at the amounts stated in the financial report.

The directors have prepared detailed cash flow projections for the period of 12 months from the signing of this financial report. The Group’s ability to fund its operations is dependent upon management’s plans and execution, which includes raising additional capital, either through the proposed public offering or private equity, meeting expected sales forecasts, and that if in the event of not raising sufficient funds to meet its current cash flow forecasts, that the Group will be able to reduce its expenditure accordingly and negotiate loan extensions beyond September 2024, October 2024, November 2024 and January 2025, to be able to pay its debts as and when they fall due.

The Group’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Group be unable to continue as a going concern.

Restatement of Previously Issued Consolidated Financial Statements

The Company has restated the accompanying consolidated financial statements for the years ended December 31, 2021 and December 31, 2020, along with certain notes to such restated consolidated financial statements. The adjustments were related to the share consolidation completed on 24 November 2023. Refer to Note 22 for further information regarding the restatement.

There have been no changes to the total assets, total liabilities and total equity at December 31, 2021 or December 31, 2020, and the total net loss or total comprehensive loss for either year in the two year period ended December 31, 2021, as a result of the share consolidation and associated restatements.

2.1 Basis of consolidation

The consolidated financial statements comprise the financial statements of Beroni Group Limited and its subsidiaries as at 31 December 2021 and 2020.

Subsidiaries

In accordance with IFRS 10 principles, a parent controls its entity if, and only if, the parent has:

●	power over the entity (i.e. the parent has existing rights that give it the current ability to direct the relevant activities of the subsidiary);
●	exposure, or rights, to variable returns from its involvement with the entity; and
●	the ability to use its power over the entity to affect the amount of its return.

F-71

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

2.1 Basis of consolidation (continued)

The Company does not have any contractual agreements in place with any of its partially or wholly owned subsidiaries that establishes control over said subsidiaries. The Company controls its subsidiaries by virtue of holding all or the majority of voting interest in each subsidiary.

Non-controlling interest in the results and equity of subsidiaries are shown separately in the statement of profit or loss and other comprehensive income, statement of financial position and statement of changes in equity of the Group. Losses incurred by the Group are attributed to the non-controlling interest in full, even if that results in a deficit balance.

Where the Group loses control over a subsidiary, it derecognises the assets including goodwill, liabilities and non-controlling interest in the subsidiary together with any cumulative translation differences recognised in equity. The Group recognises the fair value of the consideration received and the fair value of any investment retained together with any gain or loss in profit or loss.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. Potential voting rights that are currently exercisable or convertible are considered when assessing control.

Consolidated financial statements include all the subsidiaries other than those acquired in business combinations involving entities under common control from the date that control commences until the date that control ceases. The financial statements of subsidiaries are prepared for the same reporting period as the parent, using consistent accounting policies.

All intercompany balances and transactions, including unrealised profits arising from intragroup transactions have been eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred.

2.2 Foreign currency translation

The functional currency of Beroni Group Limited is Australian dollars. The functional currency of the Company’s subsidiary, Beroni Hongkong Limited, is Hong Kong dollars and its subsidiary, Tianjin Beroni Biotechnology Co., Limited in mainland China is Chinese Yuan (Renminbi). The functional currency of the Company’s subsidiaries in Japan - Beroni Japan Inc. (subsidiary until 1 October 2020) and BERONI BIOTECH INC. - is Japanese Yen whilst that of Beroni USA Corporation is United States dollar. The presentation currency is Australian dollars (AUD).

Foreign currency transactions are translated into the functional currency using the exchange rates ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the end of the reporting period.

Foreign exchange gains and losses resulting from settling foreign currency transactions, as well as from restating foreign currency denominated monetary assets and liabilities, are recognised in profit or loss, except when they are deferred in other comprehensive income as qualifying cash flow hedges or where they relate to differences on foreign currency borrowings that provide a hedge against a net investment in a foreign entity.

Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when fair value was determined.

At the end of the reporting period, the assets and liabilities of the Group are translated into the presentation currency at the closing rate at the end of the reporting period and income and expenses are translated at the weighted average exchange rates for the period. All resulting exchange difference is recognised in other comprehensive income as a separate component of equity (foreign currency translation reserve). On disposal of a foreign entity, the cumulative exchange differences recognised in foreign currency translation reserves relating to that particular foreign operation is recognised in profit or loss.

2.3 Critical accounting judgements and estimates

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal to the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

F-72

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

2.3 Critical accounting judgements and estimates (continued)

(a) Impairment of investments

The Group will determine whether it is necessary to recognise any impairment loss with respect to its investments. When necessary, the entire carrying amount of an investment (including goodwill) is tested for impairment as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs of disposal) with its carrying amount. Any impairment loss, including goodwill that forms part of the carrying amount of the investment, is recognised through profit or loss or other comprehensive income. Any reversal of that impairment loss is recognised to the extent that the recoverable amount of the investment subsequently increases.

(b) Fair value measurement

Some of the Group’s assets and liabilities are measured at fair value for financial reporting purposes. The board of directors determines the appropriate valuation techniques and inputs for fair value measurements. The Group has established a fair value hierarchy that categorises into three levels of inputs to valuation techniques used to measure fair value. In estimating the fair value of an asset or a liability, the Group uses market-observable data to the extent it is available. Where Level 1 inputs are not available, the Group considers other observable data (Level 2 inputs) for the asset or liability, either directly or indirectly. If observable data are not available, other valuation techniques (Level 3 inputs) such as an income approach, market approach or net assets value approach are considered.

(c) Estimated provision for credit loss of receivables

The Group recognises a loss allowance for expected credit losses (ECL) on trade and other receivables. The Group always recognises lifetime ECL for receivables. The ECL on these financial assets are estimated based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date. Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial asset.

(d) Depreciation and amortisation

Leasehold land and land use rights, property, plant and equipment (excluding land and construction in progress) and intangible assets (excluding goodwill and intangible assets with indefinite useful life) are depreciated and amortised using the straight-line method during the estimated useful lives of these assets to allocate the cost of the assets to their estimated net residual values. The Company reviews the estimated useful lives and estimated residual values periodically, to ensure that method and rate of depreciation/amortisation are consistent with the pattern how such assets’ economic benefits are expected to be realised.

The Company makes estimates of the useful lives and residual values of such assets, based on historical experience and with reference to estimated technical improvement. In case of significant changes in estimated useful lives and residual values, depreciation and amortisation expenses will be adjusted accordingly.

(e) Provision for decline in the value of inventories

The Company measures inventories according to the lower of cost and net realisable value at the balance sheet date, and the calculation of net realisable value requires assumptions and estimates. If the management revises the estimated selling price and cost and expenses to be incurred till completion, the estimates of net realisable value will be impacted, and the difference from the original estimates will affect the provision for decline in the value of inventories.

(f) Revenue from contracts with customers involving sale of goods

When recognising revenue in relation to the sale of goods to customers, the key performance obligation of the Group is considered to be the point of delivery of the goods to the customer, as this is deemed to be the time that the customer obtains control of the promised goods and therefore the benefits of unimpeded access.

(g) Income tax

The Group is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group recognises liabilities for anticipated tax audit issues based on the Group’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

F-73

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

2.3 Critical accounting judgements and estimates (continued)

(h) Recovery of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences only if the Group considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

(i) Lease term

The lease term is a significant component in the measurement of both the right-of-use asset and lease liability. Judgement is exercised in determining whether there is reasonable certainty that an option to extend the lease or purchase the underlying asset will be exercised, or an option to terminate the lease will not be exercised, when ascertaining the periods to be included in the lease term. In determining the lease term, all facts and circumstances that create an economical incentive to exercise an extension option, or not to exercise a termination option, are considered at the lease commencement date. Factors considered may include the importance of the asset to the consolidated entity’s operations; comparison of terms and conditions to prevailing market rates; incurrence of significant penalties; existence of significant leasehold improvements; and the costs and disruption to replace the asset. The Group reassesses whether it is reasonably certain to exercise an extension option, or not exercise a termination option, if there is a significant event or significant change in circumstances.

(j) Incremental borrowing rate

Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what the Group estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.

2.4 New, revised or amended Accounting Standards and Interpretations adopted

New, revised or amended Accounting Standards and Interpretations adopted

The Group has adopted all the new, revised or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (IASB) that are mandatory for the current reporting period.

Any new, revised or amended Accounting Standards or Interpretations that are not yet mandatory have not been adopted early.

Note 3. Significant accounting policies

3.1 Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interest issued by the Group in exchange for control of the acquiree. Acquisition-related costs are recognised in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognised at their fair value at the acquisition date, except that:

●	deferred tax assets or liabilities and assets or liabilities related to employee benefit arrangements are recognised and measured in accordance with IFRS 12 and IAS 119 respectively:
●	liabilities or equity instruments related to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2 at the acquisition date; and
●	assets that are classified as held for sale in accordance with IFRS 5 are measured in accordance with that standard

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. If, after reassessment, the net of the acquisition-date amount of the identifiable assets and liabilities assumed exceeds the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer’s previously held interest in the acquiree (if any), the excess is recognised immediately in profit or loss as a bargain purchase gain.

F-74

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.1 Business combinations (continued)

Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the contingent consideration are recognised in profit or loss.

When a business combination is achieved in stages, the Group’s previously held interests in the acquired entity are remeasured to its acquisition-date fair value and the resulting gain or loss, if any, is recognised in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognised in other comprehensive income are reclassified to profit or loss, where such treatment would be appropriate if that interest were disposed of.

3.2 Goodwill

Goodwill is initially recognised and measured as set out above.

Goodwill is not amortised but is reviewed for impairment as least annually. For the purpose of impairment testing, goodwill is allocated to each of the Group’s cash generating units (or groups of cash-generating units) expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period.

On the disposal of a cash-generating unit, the attributable amount of goodwill is included in the determination of profit or loss on disposal.

3.3 Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances. The company currently generates revenue only from sale of goods and services in China and Japan.

The Company recognises revenue based on the following five steps:

●	identify the contract(s) with a customer.
●	identify the performance obligations in the contract. Performance obligations are promises in a contract to transfer to a customer goods or services that are distinct.
●	determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. If the consideration promised in a contract includes a variable amount, an entity must estimate the amount of consideration to which it expects to be entitled in exchange for transferring the promised goods or services to a customer.
●	allocate the transaction price to each performance obligation on the basis of the relative stand-alone selling prices of each distinct good or service promised in the contract.
●	recognise revenue when a performance obligation is satisfied by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer services to a customer). For a performance obligation satisfied over time, an entity would select an appropriate measure of progress to determine how much revenue should be recognised as the performance obligation is satisfied.

Sales of goods and services

In China, the Company sells smoking control products, air purifiers, health supplements, viral diagnostic kits and cosmetics both to the wholesale market and directly to customers through the e-commerce channels.

For sales of goods to the wholesale market, revenue is recognised when control of the goods has transferred, being when the goods have been shipped to the wholesaler’s specific location (delivery). Following delivery, the wholesaler has full discretion over the manner of distribution and price to sell the goods, has the primary responsibility when on-selling the goods and bears the risks of obsolescence and loss in relation to the goods. A receivable is recognised by the Group when the goods are delivered to the wholesaler as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due. For sales of goods to retail customers, revenue is recognised when control of the goods has transferred, being at the point the customer purchases the goods on the e-commerce outlet. Payment of the transaction price is due immediately at the point the customer purchases the goods.

F-75

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.3 Revenue recognition (continued)

In Japan, the Company sells cosmetic products and cell therapies. Revenue from the sale of cosmetic products is recognised when the goods are delivered and titles have passed at the point of delivery. Revenue on sales of cell therapies is recognised upon the stage of completion of the services.

Sales of goods on consignment

Revenue from sale of goods on consignment is recognised upon the sale of the goods by the consignee. Control of the goods remains with the Company until such time as the goods are sold by the consignee.

Discounts, promotional and other rebates

The amount of revenue recognised for a transaction is net of any discounts, promotional and other rebates.

Warranties

Sales-related warranties associated with electrical goods are provided by the product manufacturers and the Company does not bear the related warranty costs.

Interest

Interest revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

Other revenue

Other revenue is recognised when it is received or when the right to receive payment is established.

3.4 Government subsidy

Government subsidy is not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government subsidy is recognized in profit or loss on a systematic basis over the periods in which the Group recognises as expenses the related costs for which the grants are intended to compensate. Specifically, government subsidy is applied for by the Group to Chinese local government authorities based on various entitlements the Group is eligible to. Applications for various government subsidies are raised, checked, and approved on an annual basis.

Government subsidy that is receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable.

3.5 Cash and cash equivalents

For the purposes of the Statement of Cash Flows, cash and cash equivalents includes cash on hand and at bank, deposits held at call with financial institutions, other short term, highly liquid investments with maturities of three months or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value and bank overdrafts.

Term deposits with maturity over three months include bank deposits with fixed terms over three months’ period. For the purpose of the Consolidated Statement of Cash Flows, term deposits with maturity over three months are shown as cash flows from investing activities.

3.6 Trade and other receivables

Trade receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less any allowance for expected credit losses. Trade receivables are generally due for settlement within 30 days.

F-76

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.6 Trade and other receivables (continued)

The Group recognises a loss allowance for expected credit losses (ECL) on trade and other receivables. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the financial assets.

The Group always recognises lifetime ECL for trade and other receivables. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date. Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial asset. The aging profile of trade and other receivables is disclosed in Note 11.

3.7 Inventories

Inventories are stated at the lower of cost and net realisable value. Costs of inventories are determined on a first-in-first-out basis. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale. Cost comprises of direct materials and delivery costs, direct labour, import duties and other taxes, and appropriate proportion of variable and fixed overhead expenditure.

3.8 Property, plant and equipment

Land and buildings are leased for use in the production or supply of goods or services, or for administrative purposes. Fixtures and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets (other than freehold land and properties under construction) less their residual values over their useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

Assets are depreciated over their useful lives as follows:

Machinery	10 years
Motor vehicles	4 years
Office Equipment	3 years
Other Equipment	5 years

3.9 Right-of-use assets

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Group expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of-use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

The Group has elected not to recognise a right-of-use asset and corresponding lease liability for short-term leases with terms of 12 months or less and leases of low-value assets. Lease payments on these assets are expensed to profit or loss as incurred.

3.10 Lease liabilities

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the consolidated entity’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred.

F-77

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.10 Lease liabilities (continued)

Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.

3.11 Intangibles

Patents

Patents acquired separately or in a business combination is initially measured at cost, which is its fair value at the date of acquisition. Following initial recognition, it is carried at cost less any amortisation and impairment. The useful life of patents generally ranges from 5 to 20 years.

Software

Costs incurred in developing or acquiring software, licences or systems that will contribute future financial benefits are capitalised. These include external direct costs of materials and service and direct payroll and payroll related costs of employees’ time spent on the project. Amortisation is calculated on a straight-line basis over periods generally ranging from 3 to 10 years. IT development costs include only those costs directly attributable to the development phase and are only recognised following completion of technical feasibility, where the Group has the intention and ability to use the asset.

Research and Development

The Group conducts research and development activities to support future development of products, to enhance our existing products and to develop new therapies. All costs associated with these activities are expensed as incurred as uncertainty exists up until the point of regulatory approval as to whether a research and development project will be successful.

Research or development expenditure that relates to a development project acquired separately or in a business combination shall be recognised as an intangible asset when it is probable that the project will be a success considering its commercial and technical feasibility, the Company is able to use or sell the asset, the Company has sufficient resources, and intent to complete the development and its costs can be measured reliably. Capitalised development costs are amortised on a straight-line basis over the period of their expected benefits.

Recognition and measurement

The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are amortised over the useful life of the asset. Significant software intangible assets are amortised over a 3 to 10-year useful life. The amortisation period and method is reviewed at each financial year end at a minimum. Intangible assets with indefinite useful lives are not amortised. The useful life of these intangibles is reviewed each reporting period to determine whether indefinite life assessment continues to be supportable.

Impairment of intangible assets

Assets with finite lives are subject to amortisation and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If there is any indication that these assets have suffered an impairment loss, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Intangible assets that have an indefinite useful life (such as goodwill) are not subject to amortisation and are tested annually for impairment or more frequently if events or changes in circumstances indicate that they may be impaired.

3.12 Investment in associate

An associate is an entity over which the Group has significant influence and that is neither a subsidiary nor an interest in a joint venture.

F-78

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.12 Investment in associate (continued)

Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. The results and assets and liabilities of associates or joint ventures are incorporated in these financial statements using the equity method of accounting, except when the investment is classified as held for sale, in which case it is accounted for in accordance with IFRS 5.

Under the equity method, an investment in an associate is recognised initially in the consolidated statement of financial position at cost and adjusted thereafter to recognise the Group’s share of the profit or loss and other comprehensive income of the associate. An investment in an associate is accounted for using the equity method from the date on which the investee becomes an associate or a joint venture. On acquisition of the investment in an associate, any excess of the cost of the investment over the Group’s share of the net fair value of the identifiable assets and liabilities of the investee is recognised as goodwill, which is included within the carrying amount of the investment. Any excess of the Group’s share of the net fair value of the identifiable assets and liabilities over the cost of the investment, after reassessment, is recognised immediately in profit or loss in the period in which the investment is acquired.

The requirements of IAS 36 are applied to determine whether it is necessary to recognise any impairment loss with respect to the Group’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs of disposal) with its carrying amount. Any impairment loss recognised is not allocated to any asset, including goodwill that forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognised in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

3.13 Investment in equity instruments

Investments in equity instruments and joint ventures that are not held for trading are designated as at FVTOCI (Fair Value Through Other Comprehensive Income) in accordance with IFRS 9 and are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognised in other comprehensive income and accumulated in the investments’ revaluation reserve. The cumulative gain or loss will not be reclassified to profit or loss on disposal of the equity investments, instead, they will be transferred to retained earnings.

Dividends on these investments in equity instruments are recognised in profit or loss when the Group’s right to receive the dividends is established, unless the dividends clearly represent a recovery of part of the cost of the investment. Dividends are included as investment income in the income statement.

3.14 Taxation

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the consolidated statement of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill.

Deferred tax liabilities are recognised for taxable temporary differences associated with investments in subsidiaries and associates. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

F-79

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.14 Taxation (continued)

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred tax for the year

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively.

3.15 Goods and Services Tax (‘GST’) and other similar taxes

Revenues, expenses and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the tax authority. In this case it is recognised as part of the cost of the acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the tax authority is included in other receivables or other payables in the statement of financial position.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the tax authority, are presented as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the tax authority.

3.16 Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the business prior to the end of the financial year which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 months from the reporting date. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

3.17 Borrowings

Loans and borrowings are initially recognised at the fair value of the consideration received, net of transaction costs. They are subsequently measured at amortised cost using the effective interest method.

3.18 Employee benefits

Share-based compensation benefits

Equity-settled and cash-settled share-based compensation benefits are provided to employees.

Equity-settled transactions are awards of shares, or options over shares, that are provided to employees in exchange for the rendering of services. Cash-settled transactions are awards of cash for the exchange of services, where the amount of cash is determined by reference to the share price.

Share-based compensation benefits are provided to directors and employees via the Beroni Group Limited’s Employee Share Options Plan. The fair value of options granted under the Beroni Group Limited’s Employee Share Options Plan are recognised as an employee benefit expense with a corresponding increase in equity (share options reserve). The fair value is measured at grant date and recognised over the period during which the employees become unconditionally entitled to the options. Fair value is determined by an independent valuator using a Black-Scholes option pricing model. In determining fair value, the performance conditions are taken into account (“non-market performance conditions”) other than those related to the share price of Beroni Group Limited (“market conditions”). The cumulative expense recognised between grant date and vesting date is adjusted to reflect the directors best estimate of the number of options that will ultimately vest because of internal conditions of the options, such as the employees having to remain with the company until vesting date, or such that employees are required to meet performance conditions such as sales targets and clinical trial advancement. No expense is recognised for options that do not ultimately vest because internal conditions were not met. An expense is still recognised for options that do not ultimately vest because a market condition was not met.

F-80

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.18 Employee benefits (continued)

Where the terms of options are modified, the expense continues to be recognised from grant date to vesting date as if the terms had never been changed. In addition, at the date of the modification, a further expense is recognised for any increase in fair value of the transaction as a result of the change.

Where options are cancelled, they are treated as if vesting occurred on cancellation and any unrecognised expenses are taken immediately to profit or loss. However, if new options are substituted for the cancelled options and designated as a replacement on grant date, the combined impact of the cancellation and replacement options are treated as if they were a modification.

3.19 Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realised or intended to be sold or consumed in the Group’s normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realised within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in the Group’s normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

3.20 Financial instruments

Financial assets

Recognition and de-recognition

Regular purchases and sales of financial assets are recognised on the trade date - the date on which the Group commits to purchase or sell the asset. Investments are initially recognised at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss is initially recognised at fair value and transaction costs are expensed in the profit or loss. Financial assets are derecognised when rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

Classification

Financial assets in the scope of IFRS 9 Financial Instruments: Recognition and Measurement are classified as either financial assets at fair value through profit or loss, loans and receivables, held-to maturity investments, or available-for-sale investments, as appropriate.

The Group determines the classification of its financial assets after initial recognition and, when allowed and appropriate, re-evaluates this designation at each financial year-end.

Financial assets of the Group are classified in two categories as following:

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are measured at fair value through profit or loss. Gains and losses are recognised in profit or loss when the loans and receivables are derecognised or impaired. These are included in current assets, except for those with maturities greater than 12 months after reporting date, which are classified as non-current.

Recognition of expected credit losses

The Group always measures the loss allowance at an amount equal to lifetime expected credit losses for loans and receivables. The expected credit losses are measured in a way that reflects an unbiased and probability-weighted amount that is determined by evaluating a range of possible outcomes; the time value of money; and reasonable and supportable information that is available without undue cost or effort at the reporting date about past events, current conditions and forecasts of future economic conditions.

F-81

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.20 Financial instruments (continued)

Financial liabilities

Non-derivative financial liabilities are recognised at amortised cost, comprising original debt less principal payments and amortisation.

3.21 Fair value

Fair values may be used for financial asset and liability measurement and well as for sundry disclosures.

The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

3.22 Issued capital

Ordinary Shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

3.23 Convertible notes

The component parts of the convertible notes issued by the Group are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. A conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company’s own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortised cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date.

The conversion option classified as equity is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognised and included in equity, net of income tax effects, and is not subsequently remeasured. In addition, the conversion option classified as equity will remain in equity until the conversion option is exercised, in which case, the balance recognised in equity will be transferred to share capital. Where the conversion option remains unexercised at the maturity date of the convertible note, the balance recognised in equity will be transferred to retained earnings. No gain or loss upon conversion or expiration of the conversion option.

Transaction costs that relate to the issue of the convertible notes are allocated to the liability and equity components in proportion to the allocation of the gross proceeds. Transaction costs relating to the equity component are recognised directly in equity. Transaction costs relating to the liability component are included in carrying amount of the liability component and amortised over the lives of the convertible notes using the effective interest method.

3.24 Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the owners of Beroni Group Limited, excluding any costs of servicing equity other than Ordinary Shares, by the weighted average number of Ordinary Shares outstanding during the financial year, adjusted for bonus elements in Ordinary Shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential Ordinary Shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential Ordinary Shares.

3.25 Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a group entity are recognised at the proceeds received, net of direct issue costs.

F-82

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

3.25 Equity instruments (continued)

Repurchase of the Company’s own equity instruments is recognised and deducted directly in equity. No gain or loss is recognised in profit or loss on the purchase, sale, issue or cancellation of the Company’s own equity instruments.

Note 4. Group restructure

Beroni Group Ltd was incorporated on 17 June 2016, owning 100% shares of Beroni HongKong Limited (“Beroni Hong Kong”) which owns 100% shares of Tianjin Beroni Biotechnology Co., Limited (“Tianjin Beroni”), the company of principal business.

On 21 May 2014, Tianjin Beroni was incorporated as a wholly owned subsidiary of Beijing Benehealth Biotechnology Co. Ltd in Tianjin, the People’s Republic of China (the “PRC”). On 8 September 2016, Tianjin Beroni placed 0.99% shares to Eagle IG Limited for a cash consideration of RMB 100,000.

On 9 September 2016, pursuant to a share sale agreement, Beijing Benehealth Biotechnology Co. Ltd and Eagle IG Limited sold the entire share capital of Tianjin Beroni to Beroni Hong Kong for a consideration of RMB 10,100,000. On 24 October 2016, Mr. Boqing Zhang, the sole shareholder of Beroni Hong Kong transferred all of his shares in Beroni HongKong to Beroni Group Limited for HKD10,000, which completed the final step of the restructuring process.

When combined with the transactions above, Beroni Hong Kong become the intermediate holding company for the Group. Through this transaction, effective control of Tianjin Beroni passed to the shareholders of the Company. The transaction is not within the scope of IFRS 3 Business Combinations and has been treated as a capital restructure, where following the corporate restructure of the Group, the Company took control of Tianjin Beroni with no change in underlying control.

In April 2018, the Company acquired 51% of the share capital of Beroni Japan Inc., a company set up for the purpose of developing the Group’s business in Japan. The Company has paid a consideration of JPY2.55 million (A$31,114) for this investment. Beroni Japan was subsequently disposed of on 1 October 2020.

In November 2018, Beroni established a new 100%-owned company in the USA, Beroni USA Corporation to develop the business of detecting and treatment of infectious diseases.

In May 2020, Beroni acquired 100% of the share capital of a new company in Japan, BERONI BIOTECH INC. for the purpose of developing the diagnostic test kit business in Japan.

In December 2020, Beroni acquired control of PENAO Pty Ltd when its shareholding was increased from 40% to 60% after a shareholders’ restructuring of the Australian company.

In November 2021, Beroni established a new company in China, Beroni Pharmaceuticals (Guangdong) Co., Ltd for the purpose of conducting clinical trials. Beroni owns 80% of the share capital with the other 20% owned by a third-party individual. The new company has not started business as of 31 December 2021.

Note 5. Revenue

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Sales	2,196,766	1,793,565

The Group derives its revenue from contracts with customers for the transfer of goods and services at a point in time. See further revenue information disclosed for each reportable segment under IFRS 8 Operating Segments (see Note 6).

Note 6. Segment reporting

Operating segments are presented using the ‘management approach’, where the information presented is on the same basis as the internal reports provided to the Chief Operating Decision Makers (‘CODM’). The CODM is responsible for the allocation of resources to operating segments and assessing their performance.

The Group has identified its operating segments based on the internal reports that are reviewed and used by the Board of Directors (Chief Operating Decision Makers) in assessing performance and determining the allocation of resources. The Group is managed primarily on the basis of the nature of the business activities. Operating segments are therefore determined on the same basis.

F-83

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 6. Segment reporting (continued)

The following operating segments have been noted:

●	Nicobloc
●	Fogibloc air purifier
●	Olansi water filter
●	Health supplements
●	Cosmetic products
●	Viral diagnostic kits

Segment information

Segment information provided to the board of directors for the year ended 31 December is as follows:

	Segment Revenue		Segment Gross Profit
Segment	2021	2020	2021	2020
	AUD	AUD	AUD	AUD
Nicobloc	151,039	476,055	65,928	330,402
Fogibloc air purifier	-	-	-	-
Olansi water filter	1,870	2,119	910	1,770
Health supplements	459,623	287,747	381,103	239,546
Cosmetic products	382,998	817,217	336,328	(6,153)
Viral diagnostic kits	954,628	150,700	849,907	116,628
All other	246,608	59,727	162,281	26,008
Total for all segments	2,196,766	1,793,565	1,796,457	708,201

Other income			463,358	138,986
Unallocated selling and distribution expenses			(359,495)	(321,075)
Central general and administrative expenses			(4,707,923)	(5,681,960)
Net finance costs			(32,528)	(54,736)

Loss before income tax			(2,840,131)	(5,210,584)

Other segment information

Segment revenue reported above represents revenue generated from external customers. There were no inter-segment sales in the current year (2020: Nil).

The executive management committee monitors segment performance based on gross profit. Segment gross profit represents the gross profit earned by each segment without allocation of selling and distribution expenses, central general and administration expenses, other income as well as net finance costs.

Geographical information

Segment revenue based on the geographical location of customers is as below:

	Sales Revenue by Geographical Market
	2021	2020
	AUD	AUD
China	2,196,766	1,785,929
Japan*	-	7,636
	2,196,766	1,793,565

* Japan sales in 2020 were related to viral diagnostic kits.

F-84

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 6. Segment reporting (continued)

Major customers

Major customers accounting for more than 10% of the sales of the Group are as follows:

	2021	2020
	AUD	AUD
China Business Belloni (Tianjin) Technology Co., Ltd	967,351	906,806
Clayton Dynamics Co. Ltd.	954,266	-
Guangzhou TRM Cosmetics	-	539,091
Tianjin Zhongke Beicheng Technology Co., Ltd	-	22,150
	1,921,617	1,468,047

Note 7. Government subsidy

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Government subsidy	463,358	129,566

The government subsidy in 2021 mainly represents the $457,863 R&D tax rebate received or receivable from the Australian government to support the PENAO drug research in Australia whereas the amount in 2020 relates to the various subsidies received by Beroni China from the local government as financial assistances granted to local high-tech enterprises during the COVID-19 pandemic.

Note 8. Expenses

Loss before income tax is derived at after taking the following significant expense items into account:

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Wages and salaries	724,356	644,319
Rent expenses	26,754	-
R&D expenses	554,621	420,580
Legal fees	96,605	49,751
Listing expenses	516,120	404,229
Depreciation and amortisation	620,361	768,746
Share-based payment compensation [1]	1,362,735	2,390,000
Expected credit losses / (reversals) on trade and other receivables [2]	(507,753)	(12,342)
All other expenses	1,552,677	1,558,117
	4,946,476	6,223,400

1 Share-based compensation benefits in 2021 are the cost of the stock options granted to directors and employees whereas those in 2020 were the cost of the 2,390,000 outright shares allocated to these groups.

2 See Note 11.

Note 9. Discontinued operations

The Group disposed of Beroni Japan Inc. in October 2020. The results of the discontinued operations, which have been included in the profit for the 2020 financial year, were as follows:

F-85

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 9. Discontinued operations (continued)

Period ended 1 October 2020
AUD

Revenue	-
Expenses	(200,713)
Loss before tax	(200,713)
Attributable tax expense	-
Net loss	(200,713)

Gain on disposal of discontinued operations [1]	302,396
Share capital investment in Beroni Japan	(31,113)
Amount receivable from Beroni Japan	(268,016)
Net gain on disposal of discontinued operations	3,267
Attributable tax expense	-
Net gain on disposal of discontinued operations	3,267

Net loss from discontinued operations	(197,446)

1 See Note 31

Note 10. Cash and cash equivalents

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Cash on hand	646	834
Cash at bank	5,744,311	4,767,929
Total cash and cash equivalents	5,744,957	4,768,763

Note 11. Trade and other receivables

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Amounts due from customers	3,164,760	3,127,827
Less: Provision for expected credit losses [1]	(1,873,674)	(2,216,409)
Trade receivables	1,291,086	911,418

Receivable from Youtokukai Fund [2]	1,224,868	1,224,868
Less: Provision for expected credit loss	(1,224,868)	(1,224,868)
Net receivable from Youtokukai Fund	-	-

Others	679,786	557,335
Less: Provision for expected credit loss	(287,973)	(297,207)
Other receivables	391,813	260,128

1 Being decrease in expected credit losses based on trade receivables aging at 31 December 2021.

2 On 18 June 2018, the Company invested JPY100 million (A$1.22 million) into a capital fund, the Youtokukai Fund which was set up to fund the establishment and development of the Tokyo Ginza International Medical Clinic to be operated by Youtokukai, a medical group based in Japan specialising in regenerative medicine technology such as gene therapy, immune cell therapy, and stem cell therapy. The Medical Clinic is wholly owned by Youtokukai. For this investment, Beroni Group was to receive a monthly dividend from January 2019 onwards based on the operating surplus of the business and its share of the total investment in this joint venture. The investment can be fully redeemed after 30 June 2021. However, due to the investment terms not being met by Youtokukai Fund, Beroni has decided to withdraw from this investment and is now seeking a refund for the full payment. But in view of the uncertainty of recovery and market condition in Japan, Beroni has decided to make a 100% credit loss provision against the debt. Any subsequent repayments received from Youtokukai will be taken as a reversal of expected credit loss provision.

F-86

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 11. Trade and other receivables (continued)

Movements on the provision for the impairment of trade and other receivables are as follows:

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
At 1 January	3,738,484	3,811,996
(Decrease) / Increase in provision for expected credit losses	(507,753)	(12,342)
Exchange differences	155,784	(61,170)
At 31 December	3,386,515	3,738,484

31 December 2021

	Not past due	Less than 6 months	6-12 months	More than 1 year	Total
	AUD	AUD	AUD	AUD	AUD
Expected credit loss %	-	-	-	95.35%	66.80%
Gross carrying amount	229,313	692,003	596,384	3,551,714	5,069,414
Expected credit loss provision	-	-	-	3,386,515	3,386,515

31 December 2020

	Not past due	Less than 6 months	6-12 months	More than 1 year	Total
	AUD	AUD	AUD	AUD	AUD
Expected credit loss %	-	-	-	97.83%	76.14%
Gross carrying amount	260,129	565,104	263,241	3,821,556	4,910,030
Expected credit loss provision	-	-	-	3,738,484	3,738,484

Note 12. Prepayments and other current assets

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
	3,618,825	3,618,825
Shares issued to Medicine Plus[1]	(3,618,825)	(3,618,825)
Provision for impairment losses	-	-
	477,844	131,329
Other prepayments and current assets	477,844	131,329

1 On 8 October 2018, Beroni issued 2,067,900 shares at $1.75 to the owners of Medicine Plus as partial settlement for the acquisition of the latter company. The original settlement price of $14.3 million agreed in June 2018 was increased by 10% to approximately $15.8 million in October 2018 as a result of the owners of Medicine Plus agreeing to extend the settlement date. However, due to the long delay in the settlement, management has decided to recognise the cost of the shares as an expense in the income statement. In the event that the acquisition can be completed, the shares expense will be reversed accordingly.

F-87

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 13. Inventories

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Raw materials	4,102	4,711
Finished goods	311,970	108,003
Total Inventories	316,072	112,714

Note 14. Intangible assets

	Consolidated	Consolidated
	2021	2020
	AUD	AUD

PENAO patents (see Note 15)	1,993,226	1,993,226	*
Capitalised development cost [1]	1,148,602	1,212,972
Other patents [2]	110,581	135,893
Software	368	339
	3,252,777	3,342,430

* Previously classified as goodwill in 2020.

1 The Company has entered into an agreement with the Columbia University, New York to provide US$1 million funding to a 12-month research program in the field of ArboViroPlex rRT-PCR Test, a multiplex assay that can simultaneously test for Zika virus, all dengue virus serotypes, Chikungunya virus and West Nile virus, under the direction of Professor Walter Ian Lipkin. In return for the research funding support, Columbia University grants the Company an exclusive option to obtain an exclusive, compensation bearing license in the territory of China to the ArboViroPlex rRT-PCR Test patents and inventions and also a non-exclusive, compensation bearing license in the territory of China to the information and materials developed in the course of this research. In April 2019, the Company signed a 20-year exclusive license agreement with the Columbia University to sell the diagnostic kit product on a worldwide basis. The capitalized development cost will be amortised over the 20-year life of the license.

2 Columbia University has secured the ArboViroPlex rRT-PCR Test patent in three countries namely USA, India, and China. The patents were paid for by Beroni and the carrying amount of the patents which represents the registration costs of the patent in these countries will be amortised over the 20-year life of the license.

Note 15. Intangible asset - PENAO patents

	Consolidated	Consolidated
	2021	2020
	AUD	AUD

PENAO patents	1,993,226	1,993,226

As stated in the prior year financial report, the accounting for the acquisition of PENAO was incomplete as of 31 December 2020. During 2021, the Group finalised its measurement period adjustments allowed under IFRS 3. The net result of these adjustments was to transfer the recognised goodwill in full to other intangible assets. As this asset is not yet ready for use, no impairment was noted as of 31 December 2020 and there is no impact on profit and loss in 2020 from this adjustment

The Group tests intangible assets not yet ready for use annually for impairment, or more frequently if there are indications that intangible assets not yet ready for use might be impaired. For the purpose of the impairment testing, the intangible assets not yet ready for use are the patents owned by the Cash Generating Unit (“CGU”) – PENAO Pty Ltd, an Australian company set up to develop the new cancer drug, PENAO.

The recoverable amount of the patents owned by the PENAO company was based on the fair value of the commercialisation of the cancer drug upon successful completion of the clinical trials, estimated using discounted cash flows. The fair value measurement was categorised as a Level 3 fair value based on the inputs in the valuation technique used (see Note 19). The Group has engaged an independent business valuation expert, Leadenhall, to determine the fair value of the PENAO patents.

The key assumptions used in the estimation of the fair value are set out below.

F-88

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 15. Intangible asset - PENAO patents (continued)

Cash flow projections

The cash flow projections included estimates for 15 years until the PENAO drug patents expire in 2036 and another 10 years thereafter as generics enter the market with PENAO’s market share falling to one third of the protected market while under patent.

Forecast sales

●	Estimated global oncology sales expected to reach $595 billion by 2036, the year in which PENAO is forecast to reach peak sales with annual growth rate of 8% (source reference: “IQVIA Institute Global Oncology Trends 2019”).
●	Forecast peak revenue for PENAO of US$4.1 billion based on a market share of 0.5% of total global oncology sales.
●	Estimated peak market share of 0.5% of target cancer patients.
●	Estimated average selling price of $75,000 per patient as at 2022, with forecast price growth of 5% per annum.

Forecast development costs

Development costs are forecast to be overall US$40 million over the period 2022 to 2026, for phase two and three clinical trials.

Forecast EBITDA

The forecast EBITDA is based on industry cost structure of generic origin pharmaceutical companies in 2014. The average EBITA is 32% of sales.

Probability of success

PENAO is a research phase anti-cancer drug which has completed phase one clinical trials and expects to commence phase two clinical trials in the second half of 2022. The probability of success is 10% based on the Biotechnology Innovation Organisation report which estimates average success rates for oncology treatments to be 10.8% from phase two to approval.

Discount rate

The discount rate of 16% was used which is a post-tax measure estimated based on the industry cost of equity as research stage biotechnology companies typically have difficulty accessing and servicing debt funding.

As the estimated recoverable amount of the CGU has exceeded its carrying amount, no impairment is required.

The Group has conducted an analysis of the sensitivity of the impairment test to changes in the key assumptions used to determine the recoverable amount for the patents to which goodwill was allocated. The directors believe that any reasonably possible change in the key assumptions on which the recoverable amount of PENAO would not cause the carrying amount to exceed the recoverable amount of the patents.

Note 16. Property, plant and equipment

2021	Land & Building	Machinery	Motor Vehicle	Office Equipment	Other Equipment	Total
	AUD	AUD	AUD	AUD	AUD	AUD

Opening net book value	-	6,590	174,704	19,095	43,332	243,721
Depreciation Adjustment	-	15,870	-	-	(15,870)	-
Additions	-	-	-	5,921	-	5,921
Disposals	-	-	(15,893)	(3,351)	-	(19,244)
Depreciation charge	-	(8,645)	(67,798)	(5,067)	(5,091)	(86,601)
Foreign exchange translation	-	577	15,291	1,669	3,515	21,051
Closing net book value	-	14,392	106,304	18,268	25,885	164,849

F-89

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 16. Property, plant and equipment (continued)

2020	Land & Building	Machinery	Motor Vehicle	Office Equipment	Other Equipment	Total
	AUD	AUD	AUD	AUD	AUD	AUD

Opening net book value	5,383	14,963	275,030	16,588	46,392	358,356
Additions	-	-	-	15,276	2,041	17,317
Disposals	(5,160)	-	-	(4,073)	-	(9,233)
Depreciation charge	-	(7,949)	(92,550)	(8,172)	(3,789)	(112,460)
Foreign exchange translation	(223)	(424)	(7,776)	(524)	(1,312)	(10,259)
Closing net book value	-	6,590	174,704	19,095	43,332	243,721

Note 17. Leases

The group has adopted IFRS 16 retrospectively from 1 January 2019 but has not restated comparatives for the 2018 reporting period, as permitted under the specific transitional provisions in the standard. The reclassifications and the adjustments arising from the new leasing rules are therefore recognised in the opening balance sheet on 1 January 2019.

On adoption of IFRS 16, the group recognised lease liabilities in relation to leases which had previously been classified as ‘operating leases’ under the principles of IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of 1 January 2020. The lessee’s incremental borrowing rate applied to the lease liabilities on 1 January 2020 was 8% for China, 6% for Japan and 9% for USA.

The interest rate implicit in the lease is not readily determinable. The Company’s incremental borrowing rate is defined as the rate of interest that it would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. When the lease is denominated in a foreign currency, the Company’s incremental borrowing rate should be the rate at which the lessee could obtain funding for the asset in the foreign currency.

Lease liabilities recognised as at 31 December 2021:

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Current lease liabilities	229,373	209,652
Non-current lease liabilities	34,260	281,983
	263,633	491,635

The associated right-of-use assets for property leases were measured on a retrospective basis as if the new rules had always been applied. Other right-of use assets were measured at the amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognised in the balance sheet as at 31 December 2018. The right-of-use assets are depreciated over the shorter of the assets’ useful life and the lease term on a straight-line basis.

The recognised right-of-use assets relate to the following types of assets:

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Properties	808,556	808,556
Accumulated depreciation	(589,735)	(356,139)
	218,821	452,417

	Consolidated	Consolidated
Amounts recognised in profit and loss	2021	2020
	AUD	AUD
Depreciation expense on right-of-use assets	222,883	301,310
Interest expense on lease liabilities	33,011	53,754
	255,894	355,064

F-90

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 18. Investment in associate

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Investment in associate [1]
Opening balance	-	240,000
Additions at cost	-	-
Share of associate’s loss for the period	-	(80,185)
Deemed disposal on acquisition of control	-	(159,815)
Closing balance	-	-

Gain recognised on fair value remeasurement of investment in associate upon acquisition of control [2]	Consolidated 2021	Consolidated 2020
	AUD	AUD
Fair value of investment in associate on date of acquisition of control	-	400,000
Less: carrying amount of investment in associate on date of acquisition of control	-	159,815
Gain recognised in profit or loss	-	240,185

1 On 28 March 2018, the Company signed a term sheet with NewSouth Innovations Pty Ltd (“NSI”), a subsidiary of the University of New South Wales and Cystemix Pty Limited (“Cystemix”), a company established in 2002 by NSI to advance the clinical development of the potentially groundbreaking anti-cancer drug called PENAO. Beroni has paid a total of A$550,000 for this investment. The drug development was later transferred to a new company, PENAO Pty Ltd in June 2019 with NSI owning 60% of the shares of the new company and Beroni owing the remaining 40%. The investment in PENAO Pty Ltd has been treated as an equity-accounted investment under non-current assets in 2019 and until Beroni acquired control on 23 December 2020 as detailed in the note below.

2 On 23 December 2020, Beroni and NewSouth Innovations Pty Limited (NSI) agreed to vary the original shareholding agreement entered into in July 2019 whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. For future issues of shares to Beroni and NSI, convertible notes will also be issued to NSI which will automatically be converted to shares to restore its share ownership to 60% (unless Beroni exercises its call option to increase its shareholding to 51%) upon the occurrence of the following events:

●	acceptance of a PENAO New Drug Application in China
●	TGA’s approval of PENAO’s product for commercial sale in Australia
●	90 days prior to the completion of an initial public offering (IPO) and listing of PENAO shares in Australia or overseas stock exchange
●	90 days prior to the sale of all issued Shares in PENAO
●	sale of all or substantively all of PENAO’s assets

The financial statements of PENAO Pty Ltd up to the date of acquisition of control (23 December 2020) are summarised below:

2020
AUD
Current Assets	72,236
Non-current assets	-
Current Liabilities	325,462
Non-current liabilities	-
Net assets	(253,226)
Issued capital	400,000
Retained earnings	(653,226)
Total equity	(253,226)
Equity attributable to owners of Beroni	(151,936)
Non-controlling interest	(101,290)
Revenue	-
Loss for the year	(200,461)
Other comprehensive income	-
Total comprehensive loss	(200,461)

F-91

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 19. Investment in other entities

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Investment in shares of Dendrix Inc.[1]	-	1,303,007

1 Pursuant to a share subscription agreement signed with Dendrix Inc. on 8 April 2018, Beroni acquired 10,000 Ordinary Shares at an issue price of 20,000 Japanese Yen (JPY) per share, for a total investment of 200 million JPY (approximately A$2.43 million dollars), representing 17.92% of the total share capital of Dendrix Inc. Dendrix Inc. is a company based in Tokyo, Japan and was established in December 2012 to provide immune cell culture for treatment against malignant tumours.

Fair value measurement

At 31 December 2021, the directors and management performed an assessment of reasonably possible changes in key assumptions and had made a fair value assessment of the investments. The fair value gains and losses are recognised in other comprehensive income and accumulated in the investments revaluation reserve.

In estimating the fair value of its investment, the Group considers the three levels of inputs to valuation techniques as follows:

a.	Level 1 inputs are quoted prices in active markets for identical assets that the Group can access at the measurement date
b.	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset, either directly or indirectly
c.	Level 3 inputs are unobservable inputs for the asset

For the investment in the equity of Dendrix Inc, the Group has previously used the intellectual properties and net tangible assets value of the entity (based on its financial statements) as the basis for the fair value measurement. In 2020, the management had engaged an independent asset valuer to determine the fair value of the intellectual properties. However in 2021, the Group having reviewed the latest financial statements of Dendrix Inc. noted that the company has shown a significant deterioration in its 2021 financial performance resulting in a negative shareholders’ equity. Given the negative equity and the worsening financial results, the management has decided to fully impair the value of its investment in Dendrix Inc.

F-92

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 19. Investment in other entities (continued)

Financial assets/ financial liabilities	Fair value as at 31/12/21	Fair value as at 31/12/20	Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship of unobservable inputs to fair value
Private equity investments	17.92% equity investment in Dendrix Inc, a Japanese company engaged in providing immune cell culture for cancer and anti-aging treatments	17.92% equity investment in Dendrix Inc, a Japanese company engaged in providing immune cell culture for cancer and anti-aging treatments	Level 3	Due to negative equity and deteriorating financial results, management has decided to fully impair the investment in Dendrix Inc.	Not applicable.	Not applicable.

	Fair value measurements at end of reporting period
	31 December 2021	31 December 2020	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total gain/(loss)
Recurring fair value measurements			AUD	AUD	AUD	AUD
Investment in equity of Dendrix Inc.	-	1,303,007	-	-	0	(1,303,007)

Note 20. Income tax

	Consolidated	Consolidated
	31 December 2021	31 December 2020
	AUD	AUD
Loss before income tax	(2,840,131)	(5,210,584)
Adjusted for loss in parent company	2,841,782	7,452,597
Adjusted for loss in other group members	428,875	298,424
Adjusted for adjustment at group level	-	(4,476,587)
Loss before tax derived from operations in China	430,525	(1,936,150)
25% Income tax on profit in China	-	-

Decrease / (increase) in deferred tax asset	-	-
Adjusted for foreign currency exchange impact	-	-
Tax expenses incurred by BERONI BIOTECH	633	633
Prior year adjustment on income tax incurred by Beroni China	41,971	-
Income tax expense	42,820	633

* The Group has an estimated $10 million (parent company $7.3 million; Chinese company $2.2 million; Japanese company $0.5 million) of accumulated tax losses. As it is uncertain whether taxable profits will be available against which those tax losses can be utilised, no deferred tax asset has been recognised in the accounts.

** Deferred tax assets have been de-recognised in respect of the deductible temporary differences related to its operations in China because it is not probable that future taxable profits will be available against which the Chinese entity can use the benefits therefrom.

F-93

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 20. Income tax (continued)

Unrecognised deferred tax assets	2021		2020
	Gross amount	Tax effect	Gross amount	Tax effect
	AUD		AUD
Deductible temporary differences related to its operations in China	1,877,880	469,470	629,304	157,326

Note 21. Trade and other payables

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Trade and other payables	21,598	18,902
Other liabilities	345,982	633,327
Convertible notes payable [1]	2,857,835	2,488,649
Payables to related parties	26,730	327,436
	3,252,145	3,468,314

1 In May 2020, 20,736 0% USD denominated convertible notes were issued by the Company to an investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) per share. Conversion may occur at any time between the date of issue and the maturity date. The maturity date was initially set at May 2021 but was later extended to May 2022. As the investor can redeem the convertible notes upon maturity, the net proceeds received from the issue of these convertible notes are recognised in liability. The transaction costs of $486,921 are amortised over the duration of the convertible notes.

Subsequently on 16 May 2022, the investor agreed to further extend the maturity date of the convertible notes to the official date of listing of the Company on the Nasdaq stock market and to convert all the convertible notes to Ordinary Shares upon maturity. As a result, these convertible notes were accounted for as equity thereafter.

The movements in the convertible notes payable are shown below.

Convertible notes payable

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
At 1 January	2,488,649	-
Convertible bonds issued	-	3,193,344
Amortised / (Unamortised) transaction cost related to convertible bonds issued	202,884	(202,884)
Unrealised foreign exchange gain/loss on convertible bonds issued	166,302	(501,811)
At 31 December	2,857,835	2,488,649

F-94

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 22. Earnings per share (As Restated)

On 16 October 2023, the Company announced its decision to consolidate its share capital on a 4:1 basis. The shareholders have granted approval for the 4:1 share consolidation at a general meeting on 22 May 2023. At the date of the share consolidation the Company had 80,053,372 shares on issue. As the share consolidation applied equally to all shareholders, individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the share consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The share consolidation was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the consolidation.

The loss per share for both periods disclosed in the Consolidated Statement of Profit or Loss and Other Comprehensive Income on page F-66 have been restated accordingly to show the post-consolidation figures.

	Consolidated	Consolidated	Consolidated	Consolidated
	Original 2021	Restated 2021	Original 2020	Restated 2020
	AUD	AUD	AUD	AUD
Basic loss per share (cents)	(3.51)	(14.05)	(7.12)	(28.49)
Diluted loss per share (cents)	(3.51)	(14.05)	(7.12)	(28.49)

Earnings
Earnings for the purpose of basic earnings per share being net loss attributable to owners of the Company	(2,663,302)	(2,663,302)	(5,308,301)	(5,308,301)
Earnings for the purpose of diluted earnings per share	(2,663,302)	(2,663,302)	(5,308,301)	(5,308,301)

Number of shares
Weighted average number of shares used in calculating basic earnings per share	75,797,434	18,949,359	74,526,337	18,631,584
Weighted average number of shares used in calculating diluted earnings per share	75,797,434	18,949,359	74,526,337	18,631,584

As a result of the completion of the share consolidation, the total number of options disclosed in Note 25 of these financial statements are also consolidated 4:1.

Name	Number of options – Original at 31 December 2021	Number of options – Restated after completion of share consolidation – 31 December 2021	Number of options – Original at 31 December 2020	Number of options – Restated after completion of share consolidation – 31 December 2020
Jacky Boqing Zhang	6,000,000	1,500,000	0	0
Peter Yap Ting Wong	3,000,000	750,000	0	0
Hai Huang	1,500,000	375,000	0	0
Libing Guo	950,000	237,500	0	0
Dr Zhinan Yin	600,000	150,000	0	0
Dr Richard Buchta	600,000	150,000	0	0
Nicholas Ong	600,000	150,000	0	0
Senior employees	8,102,500	2,025,625	0	0

Refer to Note 25 for further information.

At 31 December 2021, 21,352,500 (pre consolidation) or 5,338,125 (post consolidation) options and 20,736 of US$100 convertible notes with a conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive. At 31 December 2020, 29,722 convertible notes with a conversion price of US$1.728 (pre consolidation) or US$6.912 (post consolidation) were excluded. If the 20,736 notes were to be converted at US$1.728 (pre consolidation) or US$6.912 (post consolidation), the number of shares issued would be 1,200,000 (pre-consolidation) and 300,000 (post-consolidation). (31 December 2020: 1,720,023 shares (pre-consolidation) and 430,006 shares (post-consolidation)). The options are variable and therefore the number of potential shares is indeterminate.

Subsequently in early 2022, the Company issued 5,000 convertible notes of US$100 each totalling US$500,000 with a conversion price of the lower of US$7 (pre consolidation) or US$28 (post consolidation) and the initial public offering price on Nasdaq or New York Stock Exchange. If the 5,000 notes were to be converted at US$7 (pre consolidation) or US$28 (post consolidation), the number of shares issued would be 71,429 (pre-consolidation) and 17,858 (post-consolidation). In March 2022, the Company issued 20,000 shares (pre consolidation) or 5,000 shares (post consolidation) to an employee as introductory fee for raising new funds.

And later in 2023, the Company signed new convertible loans totalling $2,935,399 with a conversion price between US$1 and US$2 (post consolidation). The loans are repayable one year from date of agreement unless converted earlier. If the loans were fully converted, a total of 2,824,329 shares (post-consolidation) would be issued to the investors. On 30 June 2023, the Company issued 3,305,000 shares (pre-consolidation) or 826,250 shares (post-consolidation) to its directors and senior employees as a reward for their performance in the past financial year. In addition, another 110,000 shares (pre-consolidation) or 27,500 shares (post-consolidation) were issued on 10 July 2023 to the Crone Law Group, PC as part payment of legal fees for assisting with the preparation, lodgement and amendment of the F-1 registration statement. The number of options outstanding as at 30 June 2023 was 21,832,500 (pre consolidation) or 5,458,125 (post consolidation). Subsequent to 30 June 2023, 134,375 options (post consolidation) have been cancelled due to employee turnover. A total of 200,000 shares (post consolidation) will be issued to the advisors as part of the introductory fees for raising the convertible loans.

Note 23. Auditors’ remuneration

	Consolidated	Consolidated
	31 December 2021	31 December 2020
	AUD	AUD
UHY Haines Norton Sydney	98,200	95,100

Note 24. Financial risk management

Accounting classifications and fair values

The Group has financial assets of cash and cash equivalents, and trade and other receivables. The financial assets are measured at amortised cost, and the carrying amount is a reasonable approximation of fair value at 31 December 2021.

The Group has financial liabilities of trade and other payables and payables to related parties. Non-derivative financial liabilities are measured at amortised cost, and the carrying amount is a reasonable approximation of fair value at 31 December 2021.

General objectives, policies and processes

Activities undertaken by the Group may expose the Group to market risk (including currency risk and interest rate risk), credit risk and liquidity risk. The Board has overall responsibility for the determination of the Group’s risk management objectives and policies and, whilst retaining ultimate responsibility for them, it has delegated the authority to its finance team, for designing and operating processes that ensure the effective implementation of the objectives and policies of the Group. The Group’s risk management policies and objectives are therefore designed to minimise the potential impacts of these risks on the results of the Group where such impacts may be material. The Board receives regular reports from the Group Financial Controller through which it reviews the effectiveness of the processes put in place and the appropriateness of the objectives and policies it sets.

The overall objective of the Board is to set polices that seek to reduce risk as far as possible without unduly affecting the Group’s competitiveness and flexibility.

F-95

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 24. Financial risk management (continued)

At 31 December 2021 and 31 December 2020, the Group held the following financial instruments:

	Consolidated	Consolidated
	31 December 2021	31 December 2020
	AUD	AUD
Financial Assets
Current
Cash and cash equivalents	5,744,957	4,768,763
Trade receivables	1,291,086	911,418
Other receivables	391,813	260,128
	7,427,856	5,940,309
Financial Liabilities
Current
Trade and other payables	21,598	18,902
Payables to related parties	26,730	327,436
Convertible notes payables	2,857,835	2,488,649
Other liabilities	345,982	633,327
	3,252,145	3,468,314

The fair value of these financial instruments is assumed to approximate their carrying value.

(a) Credit risk

Credit risk is the risk that the other party to a financial instrument will fail to discharge their obligation resulting in the Group incurring a financial loss. This usually occurs when debtors or counterparties to derivative contracts fail to settle their obligations owing to the Group.

Receivable balances are monitored on an ongoing basis. To mitigate the credit risk associated with cash and cash equivalents, contracts are taken out only with reputable financial institutions.

The maximum exposure to credit risk at the end of the reporting period in relation to each class of financial asset is the carrying amount of those assets, which is net of impairment losses. Refer to the summary of financial instruments table above for the total carrying amounts of financial assets.

Trade and other receivables

Impairment

The balance of trade and other receivables that were aged over 360 days and impaired at 31 December 2021 is $3,386,515 (2020: $3,738,484).

The aging of the trade and other receivables that were not impaired as at 31 December 2021 are set out in the following table.

	Consolidated	Consolidated
	31 December 2021	31 December 2020
	AUD	AUD
Neither past due nor impaired	229,313	260,129
0 to 180 days past due but not impaired	692,003	565,104
180 to 360 days past due but not impaired	596,384	263,241
Over 360 days past due but not impaired	165,199	83,072
	1,682,899	1,171,546

The main source of credit risk to the Group is considered to relate to the class of assets described as trade and other receivables. Trade and other receivables that are neither past due or impaired are considered to be of high credit quality. Aggregates of such amounts are detailed in Note 11.

F-96

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 24. Financial risk management (continued)

No collateral is held over other receivables.

Cash and cash equivalents

The Group held cash and cash equivalents of $5,744,957 at 31 December 2021. The cash and cash equivalents are held with bank and financial institution counterparties, which are rated AA- to AA+, based on rating agency Standard and Poor’s ratings.

(b) Liquidity risk

Liquidity risk is the risk that the Group may encounter difficulties raising funds to meet commitments associated with financial instruments, e.g. borrowing repayments.

Prudent liquidity risk management implies maintaining sufficient cash to meet its financial commitments. The Group manages liquidity risk by continuously monitoring forecasted and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Maturity analysis

Contractual maturities of financial liabilities	Less than 6 months	6-12 months	Between 1 and 2 years	Total contractual cash flows	Carrying amount
	AUD	AUD	AUD	AUD	AUD
At 31 December 2021
Trade and other payables	-	-	21,598	21,598	21,598
Convertible notes payable	-	2,857,835	-	2,857,835	2,857,835
Payables to related parties	-	26,730	-	26,730	26,730
Other liabilities	345,982	-	-	345,982	345,982
	345,982	2,884,565	21,598	3,252,145	3,252,145

At 31 December 2020
Trade and other payables	-	18,902	-	18,902	18,902
Convertible notes payables	-	2,488,649	-	2,488,649	2,488,649
Payables to related parties	-	327,436	-	327,436	327,436
Other liabilities	-	633,327	-	633,327	633,327
	-	3,468,314	-	3,468,314	3,468,314

(c) Market risk

Market risk arises from the use of interest bearing, and foreign currency financial instruments. It is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in interest rates (interest rate risk) or foreign exchange rates (currency risk).

F-97

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 25: Share-based compensation benefits

	2021	2020
	AUD	AUD
Share-based compensation benefits recognised during the financial year
Outright shares granted to directors and employees *	-	2,390,000
Options issued to directors and employees (see note below)	1,362,735	-
	1,362,735	2,390,000

* Share-based compensation benefits in 2020 relates to the 2,390,000 shares granted to the directors and employees in the last financial year.

Employee share options

Beroni Group Limited has established a Remuneration Plan for its Directors and Employees. The Plan provides flexibility to the Board to grant options to Directors and Employees. The definition of employee under the Plan Rules includes any full time or permanent part time employee or officer or director of the Company or any related body corporate of the Company.

The executive and non-executive directors received a proportion of their remuneration in the form of options for shares in the Company in the current financial year. In July 2021, they were granted the following number of options (In the last financial year, they were issued with outright shares.):

Name	Number of options

Jacky Boqing Zhang	6,000,000
Peter Yap Ting Wong	3,000,000
Hai Huang	1,500,000
Libing Guo	950,000
Dr Zhinan Yin	600,000
Dr Richard Buchta	600,000
Nicholas Ong	600,000
Dr John Chiplin (appointed 1 April 2022)	-
Total	13,250,000

According to the terms of the options issued, the options vest and become capable of exercise in 5 tranches over a 3-year period as follows, as long as the participants have remained as an executive or non-executive director up until and including the vesting date:

Directors	Vesting condition	Exercise price	Exercise date
Tranche 1	Nasdaq listing	US$2	Within 3 months after vesting
Tranche 2	Annual revenue exceeds US$3 million	US$2	Within 3 months after vesting
Tranche 3	Annual revenue exceeds US$5 million	US$2.5	Within 3 months after vesting
Tranche 4	Annual revenue exceeds US$7 million	US$3	Within 3 months after vesting
Tranche 5	One clinical trial advances to next phase	US$2	Within 3 months after vesting

The original terms of the share options issued in 2021 were amended and approved at a shareholders meeting held on 31 May 2022. In addition to extending the vesting period by another year to 30 June 2025, the following changes were made:

Tranche	New vesting condition	Previous vesting condition	New exercise price	Previous exercise price
Tranche 1	Nasdaq listing	Nasdaq listing	US$1.25	US$2
Tranche 2	Annual revenue exceeds US$2 million	Annual revenue exceeds US$3 million	US$1.25	US$2
Tranche 3	Annual revenue exceeds US$3 million	Annual revenue exceeds US$5 million	US$1.75	US$2.5
Tranche 4	Annual revenue exceeds US$4 million	Annual revenue exceeds US$7 million	US$2.25	US$3
Tranche 5	One clinical trial advances to next phase	One clinical trial advances to next phase	US$1.50	US$2

Participants must have remained as an executive or non-executive director up until and including the vesting date. Option holders are not entitled to assign, transfer, sell, encumber, hedge or otherwise deal with options, except in accordance with the Employee Share Options Rules and the Securities Trading Policy.

For the directors, options that have vested expire after 90 days from vesting date. Unvested options expire on the earlier to occur of resignation, removal from office, death or permanent disablement, or three years after they were issued, unless the Board determines otherwise.

Each option that has vested may be exercised at any time from the vesting date to any time prior to the vesting expiry date by delivery to the company of a notice of exercise, accompanied by payment of the exercise price.

When vesting occurs, each option can be exercised to purchase one ordinary share in Beroni Group Limited at the exercise price set at grant date. Cashless exercise is also permitted. Options granted carry no dividend or voting rights.

F-98

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 25: Share-based compensation benefits (continued)

In addition, a total of 8,102,500 options were granted to 30 senior employees of the Company based on the same terms and conditions as those of the directors.

The number of options outstanding was reduced to 3,312,500 for directors and 2,025,625 for senior employees after completion of the share consolidation on 24 November 2023. Refer to Note 22 for further information. The number of options outstanding at 31 December 2022 were 13,250,000 (pre consolidation) or 3,312,500 (post consolidation) for directors and 9,255,000 (pre consolidation) or 2,313,750 (post consolidation) for senior employees. The number of options outstanding at 30 June 2023 were 13,250,000 (pre consolidation) or 3,312,500 (post consolidation) for directors and 8,582,500 (pre consolidation) or 2,145,625 (post consolidation) for senior employees. Subsequent to 30 June 2023, 134,375 options (post consolidation) have been cancelled due to employee turnover.

Details of options outstanding during the financial year are as follows:

Category	Grant date	Exercise price	Balance at beginning of year	Granted during the year	Exercised during the year	Expired during the year	Balance at end of year (pre consolidation)	Balance at end of year (post consolidation)

Directors	1 July 2021	US$2 to US$3	-	13,250,000	-	-	13,250,000	3,312,500
Employees	1 July 2021	US$2 to US$3	-	8,102,500	-	-	8,102,500	2,025,625

None of the directors and employees’ options were exercisable at the end of the financial year.

Fair value of options granted

The fair values of options granted during the year for both directors and staff are as follows:

Tranche 1	Fair value per option = US$0.3349 or A$0.4475
Tranche 3	Fair value per option = US$0.3349 or A$0.4475
Tranche 3	Fair value per option = US$0.2886 or A$0.3856
Tranche 4	Fair value per option = US$0.2528 or A$0.3378
Tranche 5	Fair value per option = US$0.3349 or A$0.4475

The fair value at grant date was determined by management using a Black-Scholes option pricing model that takes into account the share price at grant date, exercise price, expected volatility, option life, expected dividends, the risk free rate, vesting and performance criteria, the impact of dilution, the fact that the options are not tradeable. The inputs used for the Black-Scholes option pricing model for options granted during the year ended 31 December 2021 were as follows:

●	options are granted for no consideration, have a 3-year life and are exercisable in 5 tranches over the 3-year period
●	grant date: 1 July 2021
●	share price at grant date: A$1.25 or US$0.94
●	exercise price: US$2 to $US$3 or A$2.67 to A$4.01
●	expected volatility: 83.96%
●	expected dividend yield: 0%
●	risk free rate: 0.25%

Expected volatility was determined based on the average historic volatility of a group of similar sized listed biopharmaceutical companies, adjusted for any expected changes to future volatility based on publicly available information.

Fair value of options modified

As the original terms of the share options were modified in May 2022, the fair values of the options granted to both directors and staff were modified for accounting as at this modification date as follows:

Tranche 1	Modified fair value per option = US$0.4327 or A$0.6281
Tranche 2	Modified fair value per option = US$0.4327 or A$0.6281
Tranche 3	Modified fair value per option = US$0.3623 or A$0.5259
Tranche 4	Modified fair value per option = US$0.3111 or A$0.4514
Tranche 5	Modified fair value per option = US$0.3944 or A$0.5725

The fair value at modified date was determined by management using a Black-Scholes option pricing model that takes into account the share price at grant date, exercise price, expected volatility, option life, expected dividends, the risk free rate, vesting and performance criteria, the impact of dilution, the fact that the options are not tradeable. The inputs used for the Black-Scholes option pricing model for options granted were as follows:

●	options are granted for no consideration, have an original 3-year life on grant date in July 2021, are exercisable in 5 tranches over the 3-year period and was extended by another year in May 2022
●	grant date: 1 July 2021; modified date: 31 May 2022
●	share price at grant date: A$1.25 or US$0.90
●	exercise price: US$1,25 to $US$2.25 or A$1.81 to A$3.27
●	expected volatility: 83.96%
●	expected dividend yield: 0%
●	risk free rate: 2.75%

F-99

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 26. Related party transactions

a) Related parties

The Group’s major related parties are as follows:

1)	Key management personnel	Boqing Zhang
Peter Yap Ting Wong
Hai Huang
Libing Guo
Zhinan Yin Tameyuki Kawaguchi (resigned on 1 August 2021) Dr Richard Buchta (appointed 1 July 2020) Dr John Chiplin (appointed 1 April 2022)

2)	Substantial shareholders	Boqing Zhang
Kai Shen

3)	Other related entities	Beijing Yisheng Huikang (previous holding company)
Tianjin Beroni Biotechnology Co., Ltd (subsidiary of Beroni Hongkong Limited) Beroni Hongkong Limited (subsidiary of Beroni Group Limited)
Beroni Japan Inc (subsidiary of Beroni Group Limited)
Beroni USA Corporation (subsidiary of Beroni Group Limited)

BERONI BIOTECH INC. (subsidiary of Beroni Group Limited)

Medicine Plus Co., Ltd

NewSouth Innovations Pty Ltd (subsidiary of University of New South Wales and joint shareholder of PENAO Pty Ltd)

Beroni Pharmaceuticals (Guangdong) Co., Ltd (subsidiary of Beroni Group Limited)

b) Key Management Personnel (KMP)

	2021	2020
	AUD	AUD
Total KMP Compensation
Short-term employee benefits	532,000	333,000
Post-employment benefits	-	-
Share-based payments	855,257	1,190,000
	1,387,257	1,523,000

Other transactions

In the year ended 31 December 2021, the Company has engaged the services of Asia Invest Partners Limited to manage its financial and tax affairs in Australia. Asia Invest Partners is owned by the Australian director, Peter Yap Ting Wong. The Company has paid a total of $30,000 for such services rendered in the 2021 financial year (2020: $25,000).

c) Balances with related parties

	2021	2020
Amounts due to related parties	AUD	AUD
Mr. Boqing Zhang [1]	26,730	34,327
NewSouth Innovations [2]	-	293,109
Total amounts due to related parties	26,730	327,436

1 This represents the loan to Beroni HK by Mr. Boqing Zhang, a director of Beroni HK for payment of general & administration expenses before Beroni HongKong Limited was able to open its bank accounts.

2 This represents the amount of expenses paid on behalf of PENAO Pty Ltd by NewSouth Innovations Pty Ltd

F-100

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 27. Dividends

There was no dividend paid nor declared during the period.

Note 28. Share capital

	2021		2020
	Number of shares	AUD	Number of shares	AUD
Ordinary Shares fully paid
At the beginning of the period	75,722,348	26,973,167	72,972,348	24,223,167
Conversion of convertible notes	746,024	3,642,835	-	-
Share placements	-	-	310,000	310,000
Shares issued to directors and employees	-	-	2,390,000	2,390,000
Shares issued to service providers	150,000	150,000	-	-
Shares issued to financial advisor	-	-	50,000	50,000
Total Ordinary Shares fully paid	76,618,372	30,766,002	75,722,348	26,973,167

On 16 October 2023, the Company announced its decision to consolidate the share capital on a 4:1 basis. At the time of the announcement, the Company had 80,053,372 shares on issue. As the Consolidation applied equally to all shareholders, individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the share consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The consolidation was subsequently completed on 24 November 2023 and the Company has 20,013,441 shares (after rounding up of fractions) on issue after the consolidation. Refer to Note 22 for restatement of earnings per share as a result of this share consolidation.

Note 29. Convertible notes – Equity

	Consolidated		Consolidated
	2021		2020
	AUD		AUD

Balance at beginning of the period	1,172,835		-
Recognition of equity component on issue of convertible notes	2,470,000	[2]	1,172,835	[1]
Recognition of conversion of convertible notes	(3,642,835)	[3]	-
Balance at end of the period	-		1,172,835

1 In May 2020, 8,986 0% USD denominated convertible notes were issued by the Company to an investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$1.728 per share. Conversion may occur at any time between the date of issue and the maturity date.

2 In May 2021, 20,000 0% USD denominated convertible notes were issued by the Company to the same investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$10 per share. Conversion may occur at any time between the date of issue and the maturity date.

3 In December 2021, the investor holding a total of 28,986 convertible notes issued conversion notices to the Company to convert all the convertible notes to shares which were completed on 20 December 2021.

The net proceeds raised from the issue of the convertible notes are as follows:

	2021	2020
	AUD	AUD
Equity component of convertible notes	2,600,000	1,383,844
Transaction costs relating to equity component of convertible notes	(130,000)	(211,009)
Amount classified as equity	2,470,000	1,172,835

Note 30. Reserves

	Consolidated	Consolidated
	31 December 2021	31 December 2020
	AUD	AUD
Surplus reserve	16,885	16,885
Investment revaluation reserve	(2,431,515)	(1,128,508)
Foreign currency translation reserve	1,310,417	387,797
Total Reserves	(1,104,213)	(723,826)

Investment revaluation reserve

The investments revaluation reserve represents the cumulative gains and losses arising on the revaluation of investments in equity instruments designated as at FVOCI, net of cumulative gain/loss transferred to retained earnings upon disposal.

F-101

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 30. Reserves (continued)

The movement in the investment revaluation reserve is presented below:

	Investment in equity instruments designated as at FVTOCI	Investments revaluation reserve
	AUD	AUD
Balance at 1 January 2021	1,303,007	1,128,508
Fair value loss on investment in Dendrix Inc.[1]	(1,303,007)	1,303,007
Balance at 31 December 2021	-	2,431,515

1 Please see Note 19.

Note 31. Disposal of subsidiary

As referred to in Note 9, the Group disposed of its interest in Beroni Japan Inc. in 2020. The net assets of Beroni Japan Inc. at the date of disposal were as follows:

1 October 2020
AUD
Property, plant and equipment	9,922
Intangibles	51,153
Inventories	304,301
Trade and other receivables	765
Bank balances and cash	5,735
Right-of-use assets	8,280
Current tax liability	(1,902)
Trade and other payables	(962,490)
Lease liability	(8,699)
Net liabilities disposed of	(592,935)

Beroni’s share of net liabilities disposed of	(302,397)
Gain on disposal	302,396
Total consideration	1

Satisfied by:
Cash and cash equivalents	1

Net cash inflow arising on disposal:
Consideration received in cash and cash equivalents	1
Less: cash and cash equivalents disposed of	5,735
5,734

There were no disposals of subsidiaries made in 2021. The impact of Beroni Japan Inc. on the Group’s results in the prior year is disclosed in Note 9.

Note 32. Non-controlling interests

	Consolidated	Consolidated
	2021	2020
	AUD	AUD
Non-controlling interests	470,351	690,000

The non-controlling interest represents the other 40% ownership interest in PENAO Pty Ltd which was recognised upon acquisition of control of the company.

F-102

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 33. Parent entity

The following information relates to the parent entity Beroni Group Limited. The information presented has been prepared using accounting policies that are consistent with those presented in Note 2.

	31 December 2021	31 December 2020
	AUD	AUD
Current assets	1,081,635	1,613,980
Non-current assets	12,805,257	12,063,174
Total assets	13,886,892	13,677,154

Current liabilities	2,966,718	2,594,926
Non-current liabilities	-	-
Total liabilities	2,966,718	2,594,926

Contributed equity	30,855,747	27,062,913
Convertible notes	-	1,172,835
Accumulated losses	(18,866,793)	(16,025,012)
Reserves	(1,068,780)	(1,128,508)
Total equity	10,920,174	11,082,227

Loss for the year	(2,841,782)	(3,833,772)
Other comprehensive loss for the year	(1,303,007)	-
Total comprehensive loss for the year	(4,144,789)	(3,833,772)

Note 34. Subsidiaries

The consolidated financial statements incorporate the assets, liabilities and results to the following subsidiaries in accordance with the accounting policy described in Note 2.

Name of Entity	Country of Incorporation	Equity Holding		Principle Activities
		31.12.2021	31.12.2020
		%	%
Beroni HongKong Limited	Hong Kong	100	100	Beroni HongKong Limited
Tianjin Beroni Biotechnology Co., Ltd	China	100	100	Tianjin Beroni Biotechnology Co., Limited
BERONI BIOTECH INC.	Japan	100	100	BERONI BIOTECH INC.
Beroni USA Corporation	United States	100	100	Beroni USA Corporation
Penao Pty Ltd	Australia	60	60	Penao Pty Ltd
Beroni Pharmaceuticals (Guangdong) Co., Ltd (inactive as of 31.12.2021)	China	80	-	Research & Development

F-103

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 35. Reconciliation of Profit after income tax to Net Cash from operating activities

	Consolidated	Consolidated
	31 December 2021	31 December 2020
	AUD	AUD
Operating loss after tax	(2,882,951)	(5,211,217)

Depreciation & Amortisation	620,361	768,746
Fair value gain on revaluation of investment in associate	-	(240,185)
Shares / options issued to directors and senior manager	1,362,735	2,440,000
Shares issued to services provider	150,000	-
Unrealised foreign exchange gain	(161,919)	(366,125)
Share of loss of associate	-	80,185

Decrease in receivables	(1,019,106)	312,290
Decrease in prepayments	(346,515)	4,485
Decrease / (increase) in inventory	(203,358)	714,825
(Decrease) / Increase in payables	2,696	(134,895)
Increase in other liabilities	1,126,958	284,029

Net cash flow from operating activities	(1,351,099)	(1,347,862)

Note 36. Contingencies

The Group has no contingent liabilities or commitments as at 31 December 2021 except for the followings:

(a)	In June 2019, Beroni signed a shareholder agreement to acquire 40% of the total share capital of PENAO Pty Ltd with NewSouth Innovations Pty Limited (NSI) owning the other 60%. NSI is the subsidiary arm of the University of New South Wales. PENAO Pty Ltd is a company recently set up to take over from Cystemix Pty Ltd the development of the anti-cancer drug called PENAO for treatment of cancer tumours. PENAO Pty Ltd will take over the licensing rights to the new drug. In December 2020, Beroni and NSI agreed to vary the original shareholding agreement whereby through the issuance of shares and convertible notes, Beroni and NSI owns 60% and 40% respectively of the share capital of PENAO Pty Ltd. Under the shareholding variation agreement, when new shares are issued to Beroni and NSI upon additional payments from the former, convertible notes will also be issued to NSI which will automatically be converted to shares upon the occurrence of key milestone events.

Beroni has so far paid $2.35 million to NSI for this investment and will pay a further $7.5 million over the next 2 years. In the event Beroni is not able to pay the additional $7.5 million, then PENAO Pty Ltd can issue on the same terms to NSI the shares which were to be issued to Beroni and Beroni will grant NSI an option to purchase all of the shares then held by Beroni for the lesser of the following and at NSI’s sole discretion:

●	the price per share paid by a genuine third-party investor for shares in PENAO Pty Ltd; or
●	at a 20% discount on the price paid by Beroni for the Beroni Shares

(b)	A claim for RMB1.4 million (approximately A$280,000) compensation was lodged by the deceased estate of a shareholder in the later part of 2020 against the Chinese subsidiary, Beroni Biotechnology Co., Ltd. The claimant challenged that the share subscription agreement entered into between the Chinese subsidiary and the deceased shareholder in the pre-IPO period before Beroni Group Limited was listed on the National Stock Exchange of Australia was not valid and thereby sought a return of the share subscription money. Beroni Biotechnology Co., Ltd has strongly defended against the claim and provided evidence that the share subscription agreement was valid and effective.

In December 2020, the Chinese court issued a judgement dismissing the validity of the claim. After the court ruling, the deceased estate lodged an appeal in February 2021. And subsequently in August 2021, the appeal court having considered the case, dismissed the ruling of the first trial and requested a retrial. The retrial was held on 2 June 2022 and later on 4 July 2022, the Chinese court issued a judgement rejecting the claim again and ruling in favour of the Chinese subsidiary. The claimant however lodged a further appeal and a court hearing was attended by Beroni on 18 November 2022. On 24 April 2023, the Chinese court dismissed the claim again and ruled in favour of Beroni.

F-104

Beroni Group Ltd

Notes to the Financial Statements

Year Ended 31 December 2021

Note 36. Contingencies (continued)

(c)	In June 2018, Beroni entered into a binding agreement to acquire 100% of Medicine Plus Co., Ltd (“Medicine Plus”), a pharmaceutical company based in Osaka, Japan for JPY1.178 billion (about A$14.37 million) via a combination of cash and shares. In October 2018, Beroni issued 2,067,900 shares at $1.75 to the owners of Medicine Plus as partial settlement for the acquisition of the latter company. The original settlement price of $14.37 million agreed in June 2018 was increased by 10% to approximately $15.81 million in October 2018 as a result of the owners of Medicine Plus agreeing to extend the settlement date to April 2019. However, the cash portion of the settlement has yet to be completed and Beroni management still intends to raise cash from the capital markets to complete this acquisition. Due to the long delay in the settlement, the cost of the shares issued to the owners of Medicine Plus has been recognised as an expense in the income statement in the 2019 financial year. In the event that the acquisition can be completed, the shares expense will be reversed accordingly. Beroni has no other financial commitments in respect of this acquisition.

Note 37. Events after the Balance Sheet date

a)	In January 2022, Beroni signed a contract to build a new Research & Development (“R&D”) centre in the Zhuhai National High-Tech Industrial Development Zone in China. Beroni aspires to build a state-of-the-art facility with new preclinical research labs, manufacturing process development labs, and a GMP pilot manufacturing plant. The Company signed a renovation contract for RMB5.2 million (A$1.13 million) with a local builder to renovate the whole R&D office. The renovation was completed by the end of 2022. As at 31 December 2023, the Company has paid 60% payment of RMB3.12 million to the builder, with another 20% payment of RMB1.04 million due upon completion of GMP facility certification and the remaining 20% of RMB1.04 million to be settled 3 months upon completion of the whole project.

The new R&D centre — the first R&D site for Beroni — will help the Company develop new drugs and medicines to cater for the vast needs of the Chinese market. To start with, the Company will occupy about 4,000 square metres (44,000 square feet) of office space for setting up the GMP plant and laboratories. Beroni intends to commit US$10 million to support the clinical trials in the new R&D facility. A new company, Beroni Pharmaceuticals (Guangdong) Co., Ltd, has been established for this new venture with Beroni owning 80% of the entity’s shares and a local investor owning the other 20% shares. The Company will bring professional staff, scientists, technicians, and support teams together into a state-of-the-art hub for innovation and development of the company’s future products and services.

b)	On 28 January 2022, 5,000 0% USD denominated convertible notes were issued by the Company to a Chinese investor at an issue price of $100 per note. Each note entitles the holder to convert to a fixed number of shares by dividing the face value of the note by the conversion price of US$7 per share (pre consolidation) or US$28 per share (post consolidation). Conversion may occur at any time between the date of issue and the maturity date. The maturity date is one year and upon maturity, the Company must convert all convertible notes which are not yet converted to shares. The conversion price for the convertible notes has a price protection that if, upon the listing of the Company on the Nasdaq Stock Market or the New York Stock Exchange, the initial public offering price is lower than the US$7 (pre consolidation) or US$28 (post consolidation) conversion price, then the Company must issue such number of additional shares to the investor that would have been issued if the convertible notes were issued at the initial public offering price instead of the conversion price. However, in March 2023, the investor agreed to extend the maturity date of the convertible notes to the official date of listing of the Company on the Nasdaq stock market.

c)	On 16 May 2022, the investor holding 20,736 US$100 convertible notes agreed to extend the maturity date of the convertible notes (which are due on 26 May 2022) to the official date of listing of the Company on the Nasdaq stock market and to convert all the convertible notes to Ordinary Shares upon maturity.

d)	The original terms of the share options issued in 2021 to the directors and senior employees were amended and approved at a shareholders meeting held on 31 May 2022. See Note 25.

e)	In April 2023, the Company entered into unsecured and interest-free convertible loan agreements with two investors for an aggregate principal loan amount of US$291,545. The loans are convertible at US$1.50 per share (post consolidation) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchanger prior to the repayment date. The loans are repayable on 18 April 2024 unless converted earlier. However on 3 July 2023, the Company has obtained letters from the two investors to extend the loans to 18 October 2024, if the Nasdaq listing is further delayed. The Company has paid introductory fees of US$16,035 to the advisors for raising these two convertible loans.

f)	On 30 June 2023, the Company issued 3,305,000 (pre consolidation) or 826,250 (post consolidation) new Ordinary Shares to its directors and senior employees as a reward for their performance in the past financial year. In addition, another 110,000 shares (pre consolidation) or 27,500 shares (post consolidation) were issued on 10 July 2023 to the Crone Law Group, PC as part payment of legal fees for assisting with the preparation, lodgement and amendment of the F-1 registration statement

g)	On 11 July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is convertible at US$2.00 (post consolidation) per share upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 11 January 2025 unless converted earlier.

h)	On 18 September 2023, the Company entered into an unsecured and interest free convertible loan agreement with another investor for a principal loan amount of US$205,679. The loan is convertible at US$1.00 (post consolidation) per share upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 18 September 2024 unless converted earlier. The Company has paid introductory fees of US$11,312 to the advisors for raising the convertible loan.

i)	On 10 October 2023, the Company entered into two unsecured and interest free convertible loan agreements for aggregate principal loan amount of US$2 million. The loans are convertible at US$1.00 (post consolidation) per share upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 10 October 2024 unless converted earlier. The Company has paid US$110,000 in cash and will issue 150,000 shares at AUD3.96 per share (post consolidation) to the advisors as introductory fees for raising these two convertible loans.

j)	On 16 October 2023, the Company announced its decision to consolidate the share capital on a 4:1 basis. The shareholders have granted approval for the 4:1 consolidation at a general meeting on 22 May 2023. The Company had 80,053,372 shares on issue before the consolidation. The Consolidation applied equally to all shareholders and individual shareholdings were reduced in the same ratio as the total number of shares. Accordingly, the Consolidation has no material effect on the percentage interest of each individual shareholder. All other equity securities of the Company were adjusted accordingly. The consolidation was completed on 24 November 2023. After the consolidation, the Company has 20,013,441 shares on issue (after rounding up of fractions). The loss per share for both periods disclosed in the Consolidated Statement of Profit or Loss and Other Comprehensive Income on page F-66 have been amended accordingly to show the post-consolidation figures. See also Note 22 on post-consolidation earnings per share.

k)	In November 2023, the Company entered into an unsecured and interest free convertible loan agreement with a group of investors for a principal loan amount of US$410,397. The loan is convertible at US$1.00 (post consolidation) per share upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 8 November 2024 unless converted earlier. In addition to a cash payment of US$22,572, the Company will issue 50,000 shares at AUD3.96 per share (post consolidation) to the advisors as introductory fees for raising the convertible loan.

l)	Some options to senior employees have been granted and cancelled since 31 December 2021. Refer to Note 25.

There has not arisen, in the interval between the end of the financial period and the date of this report, any other item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect substantially:

-	the Group’s operations in future financial years, or
-	the results of those operations in future financial years, or
-	the Group’s state of affairs in future financial years.

F-105

Beroni Group Ltd
Directors’ Declaration

Year Ended 31 December 2021

Directors’ Declaration

In the directors’ opinion:

(a)	the financial statements and notes set out in this document are in accordance with requirements of the International Financial Reporting Standards, including:
	(i)	complying with Accounting Standards, as issued by the International Accounting Standards Board, and
	(ii)	present fairly in all material respects the consolidated entity’s financial position as at 31 December, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two year period ended 31 December 2021, and
(b)	there are reasonable grounds to believe that the consolidated entity will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the directors.

On behalf of the directors

Boqing Zhang
Chairman 24 January 2024

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Subject to Completion — Dated June 9, 2022

PROSPECTUS

Ordinary Shares

Joseph Stone Capital LLC

Lead Underwriting Manager

Dealer Prospectus Delivery Obligation

Until ________, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Officers and Directors

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

●	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

●	in defending or resisting criminal proceedings in which the officer or director is found guilty;

●	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

●	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

We may:

●	enter into, or agree to enter into; and

●	pay, or agree to pay, a premium in respect of,

a contract insuring a person who is or has been an officer of ours or an officer of a company related to us, against a liability incurred by the person as such an officer, except in circumstances involving a willful breach of duty or otherwise prohibited by the Corporations Act.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the underwriting agreement for this offering, the underwriters will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by the underwriters.

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Recent Sales of Unregistered Securities

During the past three years, we have issued the following Ordinary Shares in connection with the incorporation of the Company without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. These share issuances were not underwritten.

Purchaser	Date of Sale or Issuance	Number of Ordinary Shares	Consideration
			AUD
NSX IPO (various investors)	May 12, 2017	54,381,086	8,241,909
Kai Shen	Dec 18, 2017	5,796,597	3,130,162
Kai Shen	Apr 11, 2018	1,247,689	810,998
Bo Ma	Apr 11, 2018	500,940	325,611
Jianguo Wen	Apr 11, 2018	611,936	397,759
Kai Shen	May 31, 2018	1,983,080	1,289,002
Bo Ma	May 31, 2018	796,194	517,526
Jianguo Wen	May 31, 2018	972,613	632,199
Kai Shen	Jun 7, 2018	784,313	941,176
Directors & Managers	Jun 18, 2018	960,000	1,008,000
Tameyuki Kawaguchi	Oct 5, 2018	2,067,900	3,618,825
Maxim Group LLC	June 3, 2019	200,000	200,000
Bo Ma	June 3, 2019	170,000	170,000
Directors & Managers	June 27, 2019	1,760,000	2,200,000
Bo Ma	Aug 19, 2019	110,000	110,000
Haiming Yuan	Sep 3, 2019	138,889	138,889
Wei Su	Sep 3, 2019	10,000	10,000
Yingchen Cgao	Sep 3, 2019	20,556	20,556
Jianguo Wen	Sep 3, 2019	30,555	30,555
Bo Ma	Dec 2, 2019	180,000	180,000
Ascendants Global Advisors	Dec 2, 2019	150,000	150,000
Jianxia Gao	Dec 12, 2019	50,000	50,000
Zucheng Jian	Dec 12, 2019	50,000	50,000
Xiangxin Li	Jan 31, 2020	200,000	200,000
Xiangxin Li	Apr 7, 2020	110,000	110,000
Dejun Kim	May 29, 2020	50,000	50,000
Directors & Managers	Jun 22, 2020	2,390,000	2,390,000
Newbridge Securities	Aug 25, 2021	150,000	150,000
Yukio Hatoyama	Dec 20, 2021	746,024	3,772,835
Ying Hua	March 2, 2022	20,000	20,000
Directors & Managers	June 30, 2023	3,305,000	3,271,950
Intelligent Investments I LLC	July 10, 2023	110,000	108,900
Totals (pre reverse stock split)		80,053,372	34,296,852
Totals (post reverse stock split, completed 24 November 2023)		20,013,441 (after rounding up of fractions)	34,296,852

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Additionally, in January 2022, we raised another USD0.5 million from the issuance of 5,000 convertible notes to a Chinese investor. Each note entitles the holder to convert to a fixed number of shares by dividing the face value USD100 of the note by the conversion price of US$7 per share (pre reverse stock split) or US$28 per share (post reverse stock split). Conversion may occur at any time between the date of issue and the maturity date. The maturity date is one year and upon maturity, the Company must convert all convertible notes which are not yet converted to shares. The conversion price for the convertible notes has a price protection that if, upon the listing of the Company on the Nasdaq Stock Market or the New York Stock Exchange, the initial public offering price is lower than the US$7 (pre reverse stock split) or US$28 (post reverse stock split) conversion price, then the Company must issue such number of additional shares to the investor that would have been issued if the convertible notes were issued at the initial public offering price instead of the conversion price. The conversion of these notes would result in further dilution to our existing shareholders. However, in March 2023 the investor agreed to extend the maturity date of the convertible notes to the date of effectiveness of the Company’s listing of its Ordinary Shares on the Nasdaq Capital Market.

In April 2023, the Company entered into unsecured and interest-free convertible loan agreements with two investors for an aggregate principal loan amount of US$291,545. The loans are convertible at US$1.50 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchanger prior to the repayment date. The loans are repayable on 18 April 2024 unless converted earlier. The conversion of these loans would result in further dilution to our existing shareholders as 194,364 shares (post-reverse stock split) would be issued to these investors. The convertible loans are due to be repaid on 18 April 2024, however letters have been obtained from the noteholders to extend these to 18 October 2024, if the Nasdaq listing is further delayed.

In July 2023, the Company entered into an unsecured interest-free convertible loan agreement with an investor for a principal loan amount of US$27,778. The loan is convertible at US$2.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 11 January 2025 unless converted earlier. The conversion of this loan would result in further dilution to our existing shareholders as 13,889 shares (post-reverse stock split) would be issued to this investor.

In September 2023, the Company entered into an unsecured and interest free convertible loan agreement with another investor for a principal loan amount of US$205,679. The loan is convertible at US$1.00 per share (post reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 18 September 2024 unless converted earlier. The conversion of this loan would result in further dilution to our existing shareholders as 205,679 shares (post-reverse stock split) would be issued to this investor.

In October 2023, the Company entered into two unsecured and interest free convertible loan agreements for aggregate principal loan amount of US$2 million. The loans are convertible at US$1.00 per share (post-reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loans are repayable on 10 October 2024 unless converted earlier. The conversion of these loans would result in further dilution to our existing shareholders as 2,000,000 shares (post reverse stock split) would be issued to these investors.

In November 2023, the Company entered into another unsecured and interest free convertible loan agreement with a group of investors for a principal loan amount of US$410,397. The loan is convertible at US$1.00 per share (post-reverse stock split) upon listing of the Company’s securities on the Nasdaq Stock Exchange or another US national securities exchange prior to the repayment date. The loan is repayable on 8 November 2024 unless converted earlier. The conversion of this loan would result in further dilution to our existing shareholders as 410,397 shares (post reverse stock split) would be issued to these investors.

Table of Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1	Constitution of Beroni Group Ltd and Corporate Governance Plan(1)

4.1	Form of PENAO Share Register evidencing Beroni Group Limited as Holder and Owner of Ordinary Shares(1)

5.1*	Opinion of Lavan, Australian Counsel regarding the validity of the Ordinary Shares being registered

10.1	Exclusive License Agreement by and between Beroni Group and The Trustees of Columbia University In The City of New York, dated March 15, 2019(1)

10.2	Share Subscription Agreement by and between Beroni Group, Dendrix Inc., and Shigeru Hirabayashi April 8, 2018(1)

10.3	Memorandum of Understanding by and between Tianjin Beroni Biotechnology Co., Limited and College of Life Science, Nankai University dated December 6, 2017(1)

10.4	Shareholders’ Agreement by and between Beroni Group Limited and PENAO Pty Ltd dated July 5, 2019(1)

10.5	Shareholders’ Variation 1 Agreement by and between Beroni Group Limited and PENAO Pty Ltd dated December 23, 2020(1)

10.6	Exclusive Commercial License Agreement by and between NewSouth Innovations Pty Limited and PEANO Pty Ltd dated January 1, 2021(1)

10.7	Binding Term Sheet by and between Beroni Group Limited, NewSouth Innovations Pty Ltd and Cystemix Pty Limited dated March 28, 2018(1)

10.8	Share Transfer Agreement by and between Medicine Plus Co., Ltd. and Beroni Group Ltd. dated June 20, 2018.(1)

10.9	Second Extension Agreement with MP (Nov 2018)(1)

10.10	Signed Amendment to the Term Sheet by and between Beroni Group Limited, NewSouth Innovations Pty Ltd and Cystemix Pty Limited dated July 30, 2018(1)

10.11	Capital Operation Financial Consultant and Strategic Cooperation Agreement by And between Tianjin Beroni Biotechnology Col, Ltd. And Zhejiang Hongwei Investment Co., Ltd., dated May 20, 2019(1)

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10.12	English translation of Summary of Purchase Agreement by and between Tianjin Beroni and Beroni Japan dated February 14, 2019(1)

10.13	Cooperation Agreement by and between Beroni Group Co., Ltd. and Fang Jian dated July 18, 2019(1)

10.14	Deed of Variation Convertible Note Subscription Agreement by and between Beroni Group Limited and Takahara Shinkou Co., LTD dated May 6, 2021(1)

10.15	Deed of Variation Convertible Note Subscription Agreement by and between Beroni Group Limited and Yukio Hatoyama dated May 11, 2021(1)

10.16	PENAO Resolution Mile Stone Payments by and between Beroni Group Limited and PENAO Pty Ltd dated April 27, 2021(1)

10.17	Genetic Testing Service Agreement by and between Tianjin Beroni Biotechnology Co., Ltd and ThorGene (Beijing) Medical Technology Co., Ltd., dated August 11, 2020(1)

10.18	Deed of Variation of Convertible Note Subscription Agreement by and between Beroni Group and Takahara Shinkou Co., LTD dated May 16, 2022(2)

10.19	Convertible Note Subscription Agreement by and between Beroni Group and Shujian Liang dated January 28, 2022(2)

10.20	Beroni Group Limited 2021 Share Option Plan(2)

10.21	Convertible Loan Agreement with Wei Zheng dated September 18, 2023 (3)

10.22	Convertible Loan Agreement with Zheng Jian dated October 10, 2023 (3)

10.23	Convertible Loan Agreement with Greenpar International Co., Ltd dated October 10, 2023 (3)

10.24	Convertible Loan Agreement with Kun Zhang et al. dated November 8, 2023 (4)

21.1	Significant subsidiaries and consolidated affiliated entities of the Registrant(1)

23.1	Consent of UHY Haines Norton, an independent registered public accounting firm (5)

23.2	Consent of Celue Law Firm, PRC counsel (3)

99.1	Patent application list of Tianjin Beroni Biotechnology Co., Ltd.(1)

99.2	Waiver Request (5)

* to be filed by amendment

(1) Incorporated by reference to Registration Statement on Form F-1/A filed February 4, 2022.

(2) Incorporated by reference to Registration Statement on Form F-1/A filed December 23, 2022.

(3) Incorporated by reference to Registration Statement on Form F-1/A filed November 6, 2023.

(4) Incorporated by reference to Registration Statement on Form F-1/A filed December 14, 2023

(5) Filed herewith.

Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on January 24, 2024.

Beroni Group Limited

By:
Name:	Jacky Boqing Zhang
Title:	Chief Executive Officer

By:
Name:	Peter Yap Ting Wong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Jacky Boqing ZHANG
Executive Director and Chairman

Hai HUANG
Executive Director

Peter Yap Ting WONG
Executive Director and CFO

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Libing GUO
Director

Dr John Chiplin
Director

Dr Richard BUCHTA
Director

Nicholas Ong
Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Beroni Group Limited, has signed this registration statement or amendment thereto in New York, New York on January 24, 2024.

Authorized U.S. Representative

The Crone Law Group, P.C.

By:	/s/ Mark Crone, Esq.
Name:	Mark Crone, Esq.
Title:	Managing Partner

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